As filed with the Securities and Exchange Commission on June 6, 2005

                                                 SEC Registration No. 333-123848
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               AMENDMENT NO. 1 TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


            DELAWARE                  NEOMEDIA TECHNOLOGIES, INC.            36-3680347
(State or other jurisdiction of     (Name of issuer in its charter)       (I.R.S. Employer
 incorporation or organization)                                           Identification No.)

 2201 SECOND STREET, SUITE 402                   7373                        CHARLES T. JENSEN
   FORT MYERS, FLORIDA 33901        (Primary Standard Industrial      2201 SECOND STREET, SUITE 402
      (239)  337-3434                Classification  Code Number)    FORT MYERS,  FLORIDA 33901-3083
   (Address and telephone number of            (239) 337-3434
Registrant's principal executive offices)                             TELECOPIER NO.: (239) 337-3668
                                                                   (Name, address, and telephone number
                                                                            of agent for service)
                                            With copies to:
          Clayton E. Parker, Esq.                                      Christopher J. DeLise, Esq.
        Kirkpatrick & Lockhart LLP                                      Kirkpatrick & Lockhart LLP
     201 S. Biscayne Blvd., Suite 2000                              201 S. Biscayne Blvd., Suite 2000
              Miami, FL 33131                                                  Miami, FL 33131
       Telephone No.: (305) 539-3305                                   Telephone No.: (305) 539-3319
      Telecopier No.:  (305) 358-7095                                 Telecopier No.: (305) 358-7095

Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described herein.
If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


                                         CALCULATION OF REGISTRATION FEE
                                                                                   PROPOSED
                                                                PLUS ESTIMATED      MAXIMUM
                              AMOUNT TO BE   PROPOSED MAXIMUM        CASH          AGGREGATE       AMOUNT OF
   TITLE OF EACH CLASS OF      REGISTERED     OFFERING PRICE     CONSIDERATION     OFFERING      REGISTRATION
SECURITIES TO BE REGISTERED        (1)         PER SHARE (2)          (2)          PRICE (2)          FEE
----------------------------------------------------------------------------------------------------------------
  Common Stock, par value      20,000,000         $0.546             $5.00        $10,920,005      $1,285.28
      $0.01 per share
----------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of NeoMedia shares issuable in the merger, assuming no adjustment to the exchange ratio of 1.00 share of BSD common stock exchanged for NeoMedia common stock equivalent to .07 divided by the volume-weighted average price of NeoMedia stock for the five business days preceding the effective date of the merger.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1), based on 20,000,000 shares of NeoMedia common stock being exchanged for 100% of BSD's common shares, using the average of the closing bid and ask prices of NeoMedia's common stock of $0.535 per share as reported in the Over-the-Counter Bulletin Board on June 1, 2005, which is a date within five business days of the date of this filing. Cash consideration is estimated at $0.05 per shareholder, times an estimated 100 shareholders.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                       SUBJECT TO COMPLETION OR AMENDMENT.
                             DATED __________, 2005


                                20,000,000 SHARES


                           NEOMEDIA TECHNOLOGIES, INC.

                            EXCHANGE OF COMMON STOCK
================================================================================


        20,000,000 SHARES OF COMMON STOCK OF NEOMEDIA TECHNOLOGIES, INC.
         ARE BEING EXCHANGED FOR ALL OF THE OUTSTANDING COMMON STOCK OF
                               BSD SOFTWARE, INC.

================================================================================

The common stock of NeoMedia Technologies, Inc. ("NeoMedia") is traded on the Over-the-Counter Bulletin Board under the symbol "NEOM". The common stock of BSD Software, Inc. ("BSD") is quoted on the Over-the-Counter Bulletin Board under the symbol "BSDS". After consummation of the merger described in this information statement/prospectus, shares of NeoMedia will continue to be traded on the Over-the-Counter Bulletin Board; however, shares of BSD's common stock will no longer be traded or listed on any exchange.


AS OF JUNE 1, 2005, BASED ON 31,810,897 SHARES OF BSD COMMON STOCK OUTSTANDING, A VOLUME-WEIGHTED 5-DAY AVERAGE CLOSING PRICE OF NEOMEDIA STOCK OF $0.563, AND THE SHARE EXCHANGE RATE OUTLINED IN THE MERGER AGREEMENT, BSD SHAREHOLDERS WOULD RECEIVE 0.1243 SHARES OF NEOMEDIA STOCK FOR EACH SHARE OF BSD COMMON STOCK THAT THEY CURRENTLY HOLD. THIS CALCULATION IS GIVEN FOR REFERENCE ONLY. IT IS IMPORTANT TO NOTE THAT BSD SHAREHOLDERS WILL NOT KNOW THE ACTUAL NUMBER OF SHARES THEY WILL RECEIVE UNTIL THE EFFECTIVE DATE OF THE MERGER. BSD SHAREHOLDERS WHO WISH TO INQUIRE ABOUT THE NUMBER OF SHARES THEY WILL RECEIVE IN THE MERGER CAN CALL TOLL-FREE (877) 813-2419.

BSD SHAREHOLDERS WISHING TO EXERCISE THEIR DISSENTERS' RIGHTS MUST DELIVER TO BSD WITHIN 20 DAYS AFTER RECEIVING NOTICE FROM BSD THAT SUCH APPRAISAL RIGHTS ARE AVAILABLE, A WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT. A DISSENTING SHAREHOLDER THEN CANNOT VOTE IN FAVOR OF THE PROPOSED ACTION.

PLEASE PAY CAREFUL ATTENTION TO ALL OF THE INFORMATION IN THIS INFORMATION STATEMENT/PROSPECTUS. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS INFORMATION STATEMENT/PROSPECTUS.


================================================================================

NEITHER THE UNITED  STATES  SECURITIES  AND  EXCHANGE  COMMISSION  NOR ANY STATE
SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE DISTRIBUTED UNDER THIS INFORMATION STATEMENT /PROSPECTUS OR DETERMINED IF THIS INFORMATION STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================

This prospectus is dated ________, 2005, and is first being mailed to stockholders of NeoMedia and BSD on or about _____, 2005.

The information in this information statement/prospectus is not complete and may be changed. NeoMedia may not distribute these securities until the registration statement filed with the United States Securities and Exchange Commission is declared effective. The information statement/prospectus is not and shall not constitute an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This information statement/prospectus incorporates important business information about NeoMedia and BSD that is not included in or delivered with the information statement/prospectus. NeoMedia will provide you with copies of this information statement/prospectus, as well as exhibits filed with the information statement/prospectus, upon written or oral request to:

--------------------------------------------------------------------------------
    IF A NEOMEDIA STOCKHOLDER:                     IF A BSD SHAREHOLDER:
--------------------------------------------------------------------------------
    NeoMedia Technologies, Inc.                      BSD Software, Inc.
   2201 Second Street, Suite 402              5824 Second Street SW, Suite 300
     Ft. Myers, Florida 33901                Calgary, Alberta, Canada, T2H-0H2
          (239) 337-3434                               (403) 257-7090
--------------------------------------------------------------------------------

IF YOU WOULD LIKE TO REQUEST ANY DOCUMENTS FROM NEOMEDIA, PLEASE DO SO BY _______, 2005.

                           NEOMEDIA TECHNOLOGIES, INC.
                          2201 SECOND STREET, SUITE 402
                            FORT MYERS, FLORIDA 33901

_____________, 2005


Dear BSD Shareholders:

As you may be aware, BSD Software, Inc. has entered into an agreement and plan of merger with NeoMedia Technologies, Inc. which provides for NeoMedia to acquire from you and the other BSD shareholders 100% of BSD's common stock. When the merger is completed, BSD will become a wholly-owned subsidiary of NeoMedia.


Upon completion of the merger, BSD's shareholders will receive, for each share of BSD stock owned, NeoMedia stock equivalent to .07 divided by the volume-weighted average price of NeoMedia stock for the five days prior to the effective time of the merger. NeoMedia common stock is publicly traded on the Over-the-Counter Bulletin Board exchange under the symbol "NEOM". On June 1, 2005, the closing price of NeoMedia common stock was $0.549. In 2004, NeoMedia's common stock traded between a low of $0.05 and a high of $0.299. Since April 5, 2005, the approximate date that NeoMedia filed its initial information statement/prospectus relative to its acquisition of and merger with BSD, NeoMedia's stock has been subject to dramatic price volatility. Between April 5, 2005 and June 1, 2005, NeoMedia's stock has traded as low as $0.21 per share and as high as $0.72 per share. BSD shareholders who wish to inquire about the number of shares they will receive in the merger can call toll-free (877) 813-2419.

Following the merger, based on 31,810,897 outstanding shares of BSD common stock and 451,120,889 outstanding shares of NeoMedia common stock as of June 1, 2005, and assuming a NeoMedia stock price of $0.563 (the volume-weighted average stock price for the five days preceding June 1, 2005), BSD shareholders would hold approximately 1% of the outstanding shares of NeoMedia and existing NeoMedia shareholders would hold the remaining 99% of NeoMedia's outstanding shares. The actual exchange ratio will vary due to changes in NeoMedia's stock price and any additional issuances of common stock by BSD prior to the effective time of the merger, and will not be known until such effective time of the merger.


Shareholders holding approximately 62.7% of the outstanding shares of BSD common stock have each entered into an agreement with NeoMedia to vote to approve and adopt the Merger Agreement and the merger. BSD's Board of Directors has also approved the Merger Agreement.

On behalf of the BSD Board of Directors, I thank you for your support.

Sincerely,

/s/ Guy Fietz
President
BSD SOFTWARE, INC.

                                TABLE OF CONTENTS

SUMMARY OF INFORMATION STATEMENT/PROSPECTUS.................................   3
  The Companies.............................................................   3
  The Merger................................................................   4
  What You Will Receive In The Merger; Merger Consideration; Fractional
    Shares..................................................................   4
  NeoMedia's Board of Directors after the Merger............................   5
  BSD Approval Of The Merger................................................   5
  BSD's Reasons for the Merger; Recommendation of BSD's Board of Directors.. 5 NeoMedia's Reasons for the Merger; Recommendation of NeoMedia's
    Board of Directors......................................................   5
  Conditions to the Merger..................................................   5
  Restrictions on Solicitation..............................................   5
  Termination...............................................................   6
  Fees......................................................................   6
MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................................   6
  Comparison of Rights of NeoMedia Shareholders and BSD Shareholders........   6
  Comparative Market Price Information......................................   6
  Listing and Trading of NeoMedia Common Stock..............................   7
  Interest of Directors and Officers of BSD in the Merger...................   7
  Interest of Directors and Officers of NeoMedia in the Merger..............   7
  Risks Related to the Merger...............................................   7
  Dissenters' Rights........................................................   7
RISK FACTORS................................................................   8
  Risks Related to the Merger...............................................   8
  Risks Related to NeoMedia's Business......................................  10
  Risks Relating To NeoMedia's Industry.....................................  15
  Risks Specific To This Offering                                             18
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS..................  21
SELECTED HISTORICAL FINANCIAL DATA OF NEOMEDIA..............................  22
SELECTED HISTORICAL FINANCIAL DATA OF BSD...................................  23
COMPARATIVE PER SHARE DATA..................................................  24
COMPARATIVE STOCK PRICE DATA................................................  25
THE MERGER..................................................................  26
  BSD's Reasons for the Merger..............................................  26
  NeoMedia's Reasons for the Merger.........................................  27
  Interests of Certain Persons in the Merger; Conflicts of Interest.........  27
  Anticipated Accounting Treatment..........................................  27
  Material United States and Canadian Federal Income Tax Consequences
    of the Merger...........................................................  27
  Material Canadian Federal Income Tax Consequences of the Merger...........  28
  Dissenters' Rights........................................................  29
  Federal or State Regulatory Requirements and Approvals....................  31
  Description of NeoMedia's and BSD's Securities............................  31
  Material Differences Between Rights of Holders of NeoMedia Common
    Stock Compared to BSD Common Stock......................................  31
THE MERGER AGREEMENT........................................................  32
  General; Structure of Transaction; Distribution of Common Stock...........  32
  Representations and Warranties............................................  33
  Conduct of Business Prior to the Effective Time of the Merger.............  34
  No Solicitation...........................................................  35
  Additional Covenants......................................................  35
  Conditions to Completion of the Merger....................................  36
  Termination of the Merger Agreement.......................................  38
  Expenses and Termination Fees.............................................  39
  Amendment; Extension and Waiver of the Merger Agreement...................  39
COMPARATIVE RIGHTS OF NEOMEDIA AND BSD SHAREHOLDERS.........................  40
NEOMEDIA'S BUSINESS.........................................................  45
  Company History...........................................................  45
  Recent Developments.......................................................  45
  Industry Overview.........................................................  49

  Strategy..................................................................  50
  Products/Services.........................................................  50
  Strategic Relationships...................................................  53
  Sales and Marketing.......................................................  54
  Customers.................................................................  55
  Research and Development..................................................  55
  Intellectual Property Rights..............................................  56
  Competition...............................................................  56
  Employees.................................................................  56
  Properties................................................................  57
  Dividend Policy...........................................................  57
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
    RESULTS OF OPERATIONS...................................................  58
  Overview..................................................................  58
  Critical Accounting Policies..............................................  61
  Results of Operations for the Year Ended December 31, 2004 as Compared
    to the Year Ended December 31, 2003.....................................  63
  Liquidity and Capital Resources...........................................  66
NEOMEDIA'S MANAGEMENT.......................................................  68
  Directors and Executive Officers..........................................  68
  Election Of Directors And Officers........................................  69
  Meetings Of The Board Of Directors........................................  69
  Committees Of The Board Of Directors......................................  69
  Director Compensation.....................................................  70
  Section 16(a) Beneficial Ownership Reporting Compliance...................  70
  NeoMedia's Executive Compensation.........................................  70
  Employment Agreements.....................................................  71
  Incentive Plan for Management.............................................  71
  NeoMedia's Stock Option Plans.............................................  71
  NeoMedia's Stock Incentive Plan...........................................  72
  401(k) Plan...............................................................  72
  Options And Warrants Granted In NeoMedia's Last Fiscal Year...............  72
  Option And Warrant Exercises In Last Fiscal Year And Fiscal
    Year-End Values.........................................................  72
  Security Ownership of Certain Beneficial Owners and Management of NeoMedia  74
  Certain Relationships and Related Transactions of NeoMedia................  75
  Section 16(a) Beneficial Ownership Reporting Compliance...................  76
  Code of Ethics............................................................  76
  Limitations on Director's Liability and Indemnification...................  76
DESCRIPTION OF NEOMEDIA'S CAPITAL STOCK.....................................  77
  Common Stock..............................................................  77
  Preferred Stock...........................................................  77
  Warrants And Options of NeoMedia..........................................  79
  Registration Rights.......................................................  80
  Anti-Takeover Provisions Under bylaws and Laws............................  80
  Transfer Agent............................................................  81
DESCRIPTION OF BSD'S BUSINESS...............................................  82
  Business Development......................................................  82
  BSD's/Triton's Business...................................................  82
  Triton Recent Developments................................................  82
  Triton's Products & Services..............................................  83
  Triton's Strategic Technology Alliances...................................  83
  Sales and Marketing Approach..............................................  84
  Competitive Analysis......................................................  85
  Triton/BSD Legal Matters..................................................  86
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
    RESULTS OF OPERATIONS...................................................  87
  Overview..................................................................  87
  Background Of Triton......................................................  88
  Products and Services.....................................................  88
  Results of Operations For The Three Months Ended January 31, 2005.........  90

  Results of Operations For The Six Months Ended January 31, 2005...........  91
  Results of Operations for the Year Ended July 31, 2004 as Compared
    to the Period Ended July 31, 2003.......................................  92
  Critical Accounting Policies..............................................  93
  BSD's Liquidity and Capital Resources.....................................  94
BSD'S MANAGEMENT............................................................  96
  Directors and Executive Officers..........................................  96
  Summary Compensation Table................................................  98
  Employment Agreements.....................................................  98
  Stock Option Plan.........................................................  98
  Options And Warrants Granted In BSD's Last Fiscal Year....................  98
  Option And Warrant Exercises In Last Fiscal Year And Fiscal
    Year end Values.........................................................  99
  Security Ownership of Certain Beneficial Owners and Management of BSD.....  99
  Certain Relationships and Related Transactions............................ 100
  Section 16(a) Beneficial Ownership Reporting Compliance................... 100
  Code of Ethics............................................................ 100
  Limitations on Director's Liability and Indemnification................... 100
DESCRIPTION OF BSD'S CAPITAL STOCK.......................................... 102
  Common Stock.............................................................. 102
  Preferred Stock........................................................... 102
  Warrants And Options...................................................... 102
  Registration Rights....................................................... 102
  Anti-Takeover Provisions Under bylaws and Laws............................ 102
  Transfer Agent............................................................ 103
LEGAL MATTERS............................................................... 104
EXPERTS..................................................................... 104
WHERE YOU CAN FIND MORE INFORMATION......................................... 105

INDEX TO FINANCIAL STATEMENTS............................................... F-1

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS............................II-1
  Item 20. Indemnification of Directors and Officers........................II-1
  Item 21. Exhibits and Financial Statement Schedules.......................II-1
  Item 22. Undertakings.....................................................II-9

SIGNATURES.................................................................II-10

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


THE FOLLOWING ARE SOME QUESTIONS THAT YOU, AS A STOCKHOLDER OF BSD OR NEOMEDIA, MAY HAVE REGARDING THE MERGER. BSD AND NEOMEDIA URGE YOU TO READ CAREFULLY THE REMAINDER OF THIS INFORMATION STATEMENT/PROSPECTUS BECAUSE THE INFORMATION IN THIS SECTION DOES NOT PROVIDE ALL OF THE INFORMATION THAT MIGHT BE IMPORTANT TO YOU WITH RESPECT TO THE MERGER. ADDITIONALLY, IMPORTANT INFORMATION IS ALSO CONTAINED IN THE ANNEXES TO, AND THE DOCUMENTS INCORPORATED BY REFERENCE INTO, THIS INFORMATION STATEMENT/PROSPECTUS.

Q:    WHAT IS THE PROPOSED TRANSACTION?
A: The Board of Directors of BSD, as well as a majority of BSD shareholders, have voted to adopt an agreement and plan of merger among NeoMedia
      Technologies, Inc., NeoMedia Telecom Services, Inc., and BSD Software, Inc., and the merger contemplated thereby. In this information statement/prospectus, we refer to the agreement and plan of merger as the "Merger Agreement." In the merger, BSD will be merged into NeoMedia
      Telecom Services, Inc., a newly formed, wholly-owned subsidiary of NeoMedia Technologies. After the merger, NeoMedia Telecom Services will be the "Surviving Corporation" and will remain a wholly-owned subsidiary of NeoMedia Technologies.

Q:    WHY ARE NEOMEDIA AND BSD PROPOSING TO MERGE?
A: NeoMedia and BSD are merging because they believe the resulting combination will create a stronger, more competitive company capable of achieving greater financial strength, administrative efficiencies, growth potential, and shareholder value than either company would have on its own.

Q:    WHAT WILL I RECEIVE IN EXCHANGE FOR MY BSD STOCK IN THE MERGER?
A: In the merger, each share of your BSD common stock will be exchanged for NeoMedia stock equivalent to .07 divided by the volume-weighted average price of NeoMedia stock for the five days prior to the effective time of the merger. In this prospectus, we refer to the ratio of NeoMedia common stock to be issued for each share of BSD common stock as the "exchange ratio." The ratio of .07 divided by the volume-weighted average price of NeoMedia stock for the five days prior to the effective time of the merger that you will receive for each BSD share will not change. However, the number of NeoMedia shares you will receive at closing will change depending on NeoMedia's stock price at the time of closing. NeoMedia's shares will be valued using a 5-day volume-weighted average closing price for the five days prior to closing. You will not receive any fractional shares of NeoMedia common stock. Instead of any fractional shares, you will be paid cash for such fraction at a rate of $0.07 per share. The following table illustrates how many shares of NeoMedia you would receive at different price levels of NeoMedia stock at the time of closing:

------------------------------------------------------------------------------
Shares of BSD owned                        1,000     1,000    1,000     1,000
------------------------------------------------------------------------------
NeoMedia volume-weighted average prices    $0.07     $0.20    $0.30     $0.50
------------------------------------------------------------------------------
NEOMEDIA SHARES ISSUED IN MERGER           1,000       350      233       140
------------------------------------------------------------------------------
ADDITIONAL CASH CONSIDERATION RECEIVED
IN LIEU OF RECEIPT OF FRACTIONAL SHARES    $0.00     $0.00    $0.02     $0.00
------------------------------------------------------------------------------


It is important to note that BSD shareholders will not know the actual number of shares they will receive until the effective date of the merger. BSD SHAREHOLDERS WHO WISH TO INQUIRE ABOUT THE NUMBER OF SHARES THEY WILL RECEIVE IN THE MERGER CAN CALL TOLL-FREE (877) 813-2419.

Q:    WHAT WILL BE THE EFFECT OF THE MERGER ON THE  STOCKHOLDERS OF NEOMEDIA AND
      BSD?
A: Based on the number of NeoMedia and BSD shares outstanding as of June 1, 2005, and the closing stock price of NeoMedia stock of $0.549 on June 1, 2005, upon completion of the merger the current stockholders of NeoMedia would own approximately 99% of NeoMedia and the former stockholders of BSD would own approximately 1% of NeoMedia. Actual ownership percentages could change between the date of this information statements/prospectus and closing due to any additional issuances of shares by NeoMedia and/or BSD, or fluctuations in the price of NeoMedia stock. NeoMedia and BSD currently estimate that they each will incur costs of approximately $50,000 ($100,000 in total) related to the merger.

Q:    WHAT  ARE  THE  FEDERAL  INCOME  TAX  CONSEQUENCES  OF THE  MERGER  TO BSD
      SHAREHOLDERS?
A: Assuming that the merger is completed as currently contemplated, (i) you will not recognize any gain or loss for United States federal income tax purposes except to the extent you receive cash in exchange for your BSD common stock (including any cash received in lieu of a fractional share of Neomedia common stock) and (ii) you will not recognize and gain or loss for Canadian federal income tax purposes. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.


Q:    AM I ENTITLED TO DISSENTERS' RIGHTS?
A: Under Florida law, holders of BSD common stock outstanding immediately prior to the effective time of the merger who have not voted in favor of the merger have the right to exercise their dissenters' rights and obtain payment in cash for the fair value of their shares of common stock, rather than receive shares of NeoMedia common stock as described in this information statement/prospectus and the attached Merger Agreement. To exercise dissenters' rights, BSD stockholders must strictly follow the procedures described under Section 607.1301 et seq. of the Florida
      Business  Corporation  Act.  These  procedures  are  summarized  under the section of this information statement/prospectus entitled "The Merger-Dissenters' Rights" beginning on page 29. In addition, the text of the applicable provisions of Florida Business Corporation Act, together with BSD's initial notice to potential dissenters, and a Dissenters'
      Demand Notice Form is attached as Annex A to this information statement/prospectus.

Q:    WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?
A: We expect to complete the merger promptly after we receive all necessary regulatory approvals. We currently expect this to occur during the first-half of 2005. Satisfying some of the conditions to closing the merger, such as receiving certain governmental clearances or approvals, is not entirely within our control. If all the conditions to completion of the merger are not satisfied during the first-half of 2005, we expect to complete the merger as soon as practicable once the conditions are satisfied.

Q: WILL I BE ABLE TO SELL THE SHARES OF NEOMEDIA COMMON STOCK I RECEIVE IN THE MERGER?
A: Yes. All of the shares of NeoMedia common stock received by BSD stockholders in connection with the merger will be freely transferable unless the holder is considered an affiliate of either BSD or NeoMedia under the Securities Act of 1933, as amended. Shares of NeoMedia acquired in the merger by BSD affiliates may only be sold pursuant to a registration statement or an exemption from the registration requirements of the Securities Act. The price at which the NeoMedia common stock will trade after the merger is unknown.

Q:    WHAT DO I NEED TO DO NOW?
A: After the merger is completed, you will receive written instructions for exchanging your stock certificates.

Q:    WILL BSD CONTINUE AS A PUBLIC COMPANY?
A:    No. If the merger occurs, BSD will no longer be publicly owned.


Q:    WHO CAN HELP ANSWER MY QUESTIONS?
A: If you have any questions about the merger, or need additional copies of this prospectus, you should contact BSD Software, Inc. at (403) 257-7090, if you are a stockholder of BSD; or NeoMedia at (239) 337-3434 if you are stockholder of NeoMedia. BSD shareholders who wish to inquire about the number of shares they will receive in the merger can call toll-free (877) 813-2419.

                   SUMMARY OF INFORMATION STATEMENT/PROSPECTUS


The following is a summary that highlights certain information contained in this information statement/prospectus. This summary may not contain all of the information that may be important to you. For a more complete description of the MERGER AGREEMENT and the merger contemplated by the MERGER AGREEMENT, we encourage you to read carefully this entire information statement/prospectus, including the attached exhibits and annexes hereto. In addition, we encourage you to ready the information incorporated by reference into this information statement/prospectus, which includes important business and financial information about BSD and NeoMedia that has been filed with the United States Securities and Exchange Commission. You may obtain the information incorporated by reference into this information statement/prospectus by following the instructions in the section of this information statement/prospectus entitled "Additional Information Where You Can Find More Information" beginning on page 105.
--------------------------------------------------------------------------------


The Companies

                           NEOMEDIA TECHNOLOGIES, INC.
                          2201 Second Street, Suite 402
                               Ft. Myers, FL 33901
                                 (239) 337-3434

      NeoMedia develops proprietary technologies that link physical information and objects to the Internet marketed under its PaperClickTM brand name.

      NeoMedia is structured as three business units: NeoMedia Internet Software Service ("NISS"), NeoMedia Consulting and Integration Services ("NCIS"), and NeoMedia Micro Paint Repair ("NMPR").

      NISS is the core business and is based in the United States, with development and operating facilities in Fort Myers, Florida. NISS develops and supports our physical world to Internet core technology, including our linking "switch" and NeoMedia's application platforms. NISS also manages our intellectual property portfolio, including the identification and execution of licensing opportunities surrounding the patents.

      NCIS is the original business line upon which NeoMedia was organized. This unit resells client-server equipment and related software, and general and specialized consulting services. Systems integration services also identifies prospects for custom applications based on our products and services. These operations are based in Lisle, Illinois.

      NMPR is the business unit encompassing the recently-acquired CSI International chemical line. NMPR is attempting to commercialize its micro-paint repair offerings and solutions.
================================================================================

                         NEOMEDIA TELECOM SERVICES, INC.
                          2201 Second Street, Suite 402
                               Ft. Myers, FL 33901
                                 (239) 337-3434

      NeoMedia Telecom Services, Inc. is a Nevada corporation and a wholly-owned subsidiary of NeoMedia Technologies. NeoMedia Telecom Services was incorporated during October 2004 solely for the purposes of effecting the merger with BSD. It has not carried on any activities other than in connection with the Merger Agreement. Following the merger, NeoMedia Telecom Services, Inc. will continue the business of BSD.

================================================================================

                               BSD SOFTWARE, INC.
                        5824 Second Street SW, Suite 300
                        Calgary, Alberta, Canada, T2H-0H2
                                 (403) 257-7090

      BSD was incorporated in Florida on February 7, 1989 under the name "Park Avenue Marketing, Inc." On February 2, 1998, as a result of its acquisition of 100% of the common stock of two commonly controlled entities, Respiratory Care Services, Inc. ("RCS") and RCS Subacute, Inc. ("RCSS"), that were engaged in the healthcare industry, the name was changed from "Park Avenue Marketing, Inc." to "BSD Healthcare Industries, Inc." Prior to these acquisitions, BSD did not conduct any operations.

      BSD acquired RCS and RCSS because BSD perceived increasing demand for respiratory care services in long-term healthcare facilities. On July 1, 1999, principally as a result of a change in Medicare reimbursement rates for respiratory services, BSD sold RCS and RCSS. On December 17, 2001 BSD changed its name to "BSD Software, Inc."

      As a result of the sale of RCS and RCSS, BSD had no operations until its acquisition of 90% of Triton Global Business Services Inc. ("TGBSI") on November 4, 2002. TGBSI is the 100% owner of Triton Global Communications Inc. ("Triton") through which it conducts its business operations. The details of the acquisition are contained in Note 4 to the attached Financial Statements.

      Triton was incorporated in April 1998 as a next generation Internet protocol ("IP") enabled provider of live and automated operator calling services, e-business support, billing and clearinghouse functions and information management services to telecommunications, Internet and e-business service providers.

      t 6 0 Triton focuses on helping its clients improve profitability by enabling them to quickly deploy new services, streamline operations and make quicker, more informed business decisions. Triton is a customer service oriented organization providing service to direct customers and service providers, both within North America and internationally.

      Triton was the first fully implemented alternate billing agent within the Local Exchange Carriers ("LECs") billing system in Canada. Triton's vision is to continue expanding its live and automated operator service capability focusing on making emerging web-based information and transaction services easier to access and pay for.

      BSD's  management and staff are trained to assist and provide clients with
solutions  for  their  business.   Triton  is  currently  operating  with  eight
employees.

THE MERGER

      The Board of Directors of BSD, as well as a majority of BSD shareholders, have voted to adopt an agreement and plan of merger among NeoMedia Technologies, Inc., NeoMedia Telecom Services, Inc., and BSD Software, Inc., and the merger contemplated thereby. In the merger, BSD will be merged into NeoMedia Telecom Services, Inc., a newly formed, wholly-owned subsidiary of NeoMedia Technologies. After the merger, NeoMedia Telecom Services will be the "Surviving Corporation" and will remain a wholly-owned subsidiary of NeoMedia Technologies.


      NeoMedia and BSD are merging because they believe the resulting combination will create a stronger, more competitive company capable of achieving greater financial strength, administrative efficiencies, growth potential, and shareholder value than either company would have on its own.


WHAT YOU WILL RECEIVE IN THE MERGER; MERGER CONSIDERATION; FRACTIONAL SHARES


In the merger, each share of BSD common stock will be exchanged for NeoMedia stock equivalent to .07 divided by the volume-weighted average price of NeoMedia stock for the five days prior to the effective time of the merger. You will not receive any fractional shares of NeoMedia common stock. Instead of any fractional shares, you will be paid cash for such fraction at a rate of $0.07 per share. It is important to note that BSD shareholders will not know the actual number of shares they will receive until the effective date of the merger. BSD SHAREHOLDERS WHO WISH TO INQUIRE ABOUT THE NUMBER OF SHARES THEY WILL RECEIVE IN THE MERGER CAN CALL TOLL-FREE (877) 813-2419.

NEOMEDIA'S BOARD OF DIRECTORS AFTER THE MERGER


      NeoMedia's Board of Directors will not change due to the acquisition of BSD.


BSD Approval Of The Merger

      BSD's Board of Directors approved the merger by written consent on November 29, 2004. In addition, holders of 62.7% of BSD's outstanding shares approved the merger by signing a Voting Rights Agreement on or before signing the Merger Agreement.

BSD's Reasons for the Merger; Recommendation of BSD's Board of Directors

      BSD's Board of Directors, as well as holders of 62.7% of BSD's outstanding shares, has approved the Merger Agreement. BSD's board and the approving majority shareholders believe that the Merger Agreement is advisable, fair to and in the best interest of BSD and its shareholders. In reaching its decision, the BSD board and majority shareholders considered a number of factors, which are described in more detail in the section of this information/registration statement entitled "BSD's Reasons for the Merger." The BSD Board of Directors and majority shareholders did not assign relative weights to the factors described in that section or the other factors considered by it. In addition, the BSD board and majority shareholders did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. BSD's board and majority shareholders may have given different weight to different factors.

NeoMedia's  Reasons  for the  Merger;  Recommendation  of  NeoMedia's  Board  of
Directors

      The Board of Directors of NeoMedia approved the merger on August 18, 2004, after NeoMedia's senior management discussed with them the business, assets, liabilities, actual and projected results of operations and financial performance of BSD, the complementary nature of certain of BSD's products and capabilities and the products of NeoMedia, the expectation that BSD could be readily integrated with NeoMedia, and the potential benefits that could be realized as a result of such integration.

Conditions to the Merger

      The obligations of NeoMedia and BSD to complete the merger are conditioned upon the other party's representations and warranties being true and correct, except as has not had or would not reasonably be expected to have a material adverse effect, and the other party having complied in all material respects with such party's covenants. In addition, NeoMedia's and BSD's obligations are further conditioned on:

o the absence of any statute, rule, order, decree, regulation or injunction of any United States or Canadian court, United States or Canadian governmental authority or any governmental authority pursuant to foreign antitrust laws that precludes, prohibits, restrains or enjoins the consummation of the merger or makes the consummation of the merger illegal;

o the termination or expiration of the waiting periods or receipt of approvals pursuant to the Hart-Scott-Rodino Antitrust Improvements Act; and

o the continuing effectiveness of the registration statement of which this information statement/prospectus forms a part, and the material compliance with all other applicable material state securities laws.

Restrictions on Solicitation

      Subject to certain exceptions, the Merger Agreement precludes BSD, its subsidiaries, officers, directors, employees, investment bankers, attorneys, accountants and other representatives from directly or indirectly soliciting, knowingly encouraging, participating in any discussions regarding, furnishing any non-public information with respect to, or assisting or facilitating any proposal for any third party to acquire more than 20% ownership of BSD, its subsidiaries, or its assets.

Termination

      The Merger Agreement may be terminated by the mutual consent of NeoMedia and BSD. Additionally, either NeoMedia or BSD may terminate the Merger Agreement if:

o     both companies' boards of directors mutually agree to terminate;

o the party seeking termination is not in material breach of the Merger Agreement and the other party has materially breached a representation, warranty, covenant or agreement of that party contained in the Merger Agreement and such breach is either not capable of being cured or, with respect to a covenant or agreement that is capable of being cured, has not been cured or satisfied within 30 days of notice of the breach; and

o the merger has not closed by July 31, 2005, which date may be extended by mutual consent of NeoMedia and BSD.

      The Merger Agreement may be terminated by NeoMedia if, at the time of closing, BSD has:

o     less than $850,000 in assets;

o     more than $5,000,000 in liabilities, or


o more than 35,000,000 shares of common stock outstanding (increased to 38,000,000 in June 6, 2005).


      The merger may be terminated by BSD if the holders of more than 5% of BSD's outstanding shares dissent to the merger.

Fees

      Each side will bear its own fees in connection with the proposed merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES


IF THE MERGER IS  COMPLETED  AS  CURRENTLY  CONTEMPLATED,  THEN,  IN GENERAL,  A
SHAREHOLDER WHO EXCHANGES SHARES OF BSD COMMON STOCK FOR SHARES OF NEOMEDIA COMMON STOCK WILL NOT RECOGNIZE ANY GAIN OR LOSS EXCEPT WITH TO THE EXTENT CASH IS RECEIVED (INCLUDING ANY CASH RECEIVED IN LIEU OF A FRACTIONAL SHARE OF NEOMEDIA COMMON STOCK.)


      Certain exceptions and/or other considerations may apply to the foregoing statement. See the section of this information statement/prospectus entitled "The Merger--Material Federal Income Tax Consequences."

Comparison of Rights of NeoMedia Shareholders and BSD Shareholders

      After the merger, BSD shareholders who receive NeoMedia common stock in the merger will become NeoMedia shareholders and their rights as shareholders will be governed by the Certificate of Incorporation and bylaws of NeoMedia and Delaware General Corporation Law ("DGCL"). There are a number of differences between the Certificate of Incorporation and bylaws of NeoMedia and the DGCL, and the Articles of Incorporation and bylaws of BSD and the Florida Business Corporations Act (the "FBCA") by which BSD is governed. These differences are summarized under the section of this information statement/prospectus entitled "Comparative Rights of NeoMedia and BSD Shareholders."

Comparative Market Price Information

      Shares of NeoMedia common stock are listed under the Symbol "NEOM" on the Over-the-Counter Bulletin Board, and shares of BSD common stock are listed under the trading symbol "BSDS" on the Over-the-Counter Bulletin Board. On December

20, 2004, the last full trading day prior to the public announcement of the Merger Agreement, the last sales price of BSD common stock was $0.15 per share and the last sales price of NeoMedia common stock was $0.18 per share. On June 1, 2005, the most recent practicable date prior to the printing of this information statement/prospectus, the last sales price of BSD common stock was $0.07 per share and the last sales price of NeoMedia common stock was $0.549 per share. Since April 5, 2005, the approximate date that NeoMedia filed its initial information statement/prospectus relative to its acquisition of and merger with BSD, NeoMedia's stock has been subject to dramatic price volatility. Between April 5, 2005 and June 1, 2005, NeoMedia's stock has traded as low as $0.21 per share and as high as $0.72 per share. You are urged to obtain current market quotations.


Listing and Trading of NeoMedia Common Stock

      Shares of NeoMedia common stock received by BSD shareholders in the merger will be listed on the Over-the-Counter Bulletin Board. After completion of the merger, shares of NeoMedia common stock will continue to be traded on the Over-the-Counter Bulletin Board, but shares of BSD common stock will no longer be listed or traded.

INTEREST OF DIRECTORS AND OFFICERS OF BSD IN THE MERGER


      As of May 9, 2005, the directors and officers of BSD, in the aggregate, own approximately 28.9% of the outstanding common stock of BSD.


INTEREST OF DIRECTORS AND OFFICERS OF NEOMEDIA IN THE MERGER


      As of May 9, 2005, the directors and officers of NeoMedia, in the aggregate, own approximately 21.4% of the outstanding common stock of NeoMedia.


RISKS RELATED TO THE MERGER


      You should refer to the section of this information statement/prospectus entitled "Risk Factors" beginning on page 8 for a detailed discussions of the risks associated with the merger, the offering described hereunder, and the businesses of NeoMedia and BSD.


DISSENTERS' RIGHTS


      In  order to  exercise  appraisal  rights,  dissenting  shareholders  must
strictly  comply  with  the  statutory   procedures  of  the  Florida   Business
Corporation Act (the "FBCA"). If a proposed corporation action requiring appraisal rights under the FCBA is submitted to a vote at a shareholders' meeting, or is submitted to a shareholder pursuant to a consent to vote, a dissenting shareholder who wishes to exercise appraisal rights, must deliver to the corporation before the vote is taken, or within 20 days after receiving notice from the corporation that such appraisal rights are available, a written notice of intent to demand payment. A dissenting shareholder then cannot vote in favor of the proposed action. If the proposed action becomes effective, the corporation must deliver a written appraisal notice and form to all dissenting shareholders who provided a notice of intent to demand payment within the statutorily prescribed time limits. The corporation must send the appraisal notice and form within 10 days after the corporate action became effective. The corporation may offer to a dissenting shareholder a payment based on the corporation's estimate of the fair value of the shareholder's shares. The fair value of the shares is determined immediately before the effectuation of the corporate action to which the shareholder objects and using customary and current valuation concepts and techniques generally employed for similar business in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action, unless such exclusion would be inequitable. A dissenting shareholder who is dissatisfied with the corporation's offer, must notify the corporation on the form provided to the dissenting shareholder by the corporation of that dissenting shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest. If a dissenting shareholder fails to notify the corporation in writing of the demand to be paid the shareholder's stated estimate of the fair value plus interest within the timeframe requested be the corporation, which shall be no less than 40 or more than 60 days after the appraisal notice and form are sent, the shareholder is entitled only to the payment offered by the corporation.. Due to the fact that the actual exchange rate of BSD shares for NeoMedia shares will not be known until the effective time of the merger, a dissenting shareholder may not know the actual exchange rate at the time the notice of dissent is submitted.

                                  RISK FACTORS

In addition to the other information included in this information statement/prospectus, including the matters addressed in "Cautionary Statement Concerning Forward-Looking Statements," you should carefully consider the following risks before deciding whether to assert your right to dissent to the proposed merger. In the case of BSD stockholders, if you do not exercise your dissenters' rights as discussed on page 29, you will become a stockholder of NeoMedia. In addition, you should read and consider the risks associated with the business of NeoMedia because these will affect the combined entity.

                           RISKS RELATED TO THE MERGER

THE VALUE OF SHARES OF NEOMEDIA COMMON STOCK TO BE RECEIVED BY BSD STOCKHOLDERS IN THE MERGER IS FIXED AND WILL NOT BE ADJUSTED FOR CHANGES IN THE PRICE OF BSD OR NEOMEDIA COMMON STOCK.


      BSD's shareholders will receive, for each share of BSD stock owned, NeoMedia stock equivalent to .07 divided by the volume-weighted average price of NeoMedia stock for the five days prior to the effective time of the merger. The number of shares each BSD shareholder will receive will change based on the number of shares of both BSD and NeoMedia common shares outstanding and the price of NeoMedia common stock at the effective time of the merger. It is important to note that BSD shareholders will not know the actual number of shares they will receive until the effective date of the merger. The ratio of ..07 to the price of NeoMedia common stock will not be adjusted for changes in the market price of BSD or NeoMedia common stock, meaning an increase in NeoMedia's stock price prior to the effective time of the merger would result in fewer shares of NeoMedia stock being exchanged for each share of BSD stock. The price at which the NeoMedia common stock will trade after the merger is unknown.

      The market price of NeoMedia common stock at the effective time of the merger will likely be different from the current market price of NeoMedia common stock for a variety of reasons, including market reactions to the merger. For example, between January 1, 2004 and December 31, 2004, the market price of the NeoMedia common stock ranged from a low of $0.05 per share to a high of $0.299 per share. Additionally, since April 5, 2005, the approximate date that NeoMedia filed its initial information statement/prospectus relative to its acquisition of and merger with BSD, NeoMedia's stock has been subject to dramatic price volatility. Between April 5, 2005 and June 1, 2005, NeoMedia's stock has traded as low as $0.21 per share and as high as $0.72 per share. Stockholders of NeoMedia and BSD are urged to obtain current market quotations for the NeoMedia common stock.


THE MARKET PRICE AND TRADING VOLUME OF THE NEOMEDIA COMMON STOCK MAY BE VOLATILE AND THE HOLDERS OF BSD COMMON STOCK MAY NOT BE ABLE TO SELL THEIR SHARES AT OR ABOVE THE INITIAL MARKET PRICE OF THE NEOMEDIA COMMON STOCK FOLLOWING THE MERGER.

      The market price of the NeoMedia common stock could fluctuate significantly for many reasons, including in response to the risk factors listed in this prospectus or for reasons unrelated to NeoMedia's performance, such as reports by industry analysts, investor perceptions, or announcements by NeoMedia's customers, competitors or suppliers regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies within NeoMedia's industry experience declines in their stock price, NeoMedia's stock price may decline as well.


NEOMEDIA COMMON STOCK HAS BEEN SUBJECT TO DRAMATIC PRICE VOLATILITY SINCE THE FILING OF THE INFORMATION STATEMENT/PROSPECTUS RELATING TO THE MERGER WITH BSD

      Since April 5, 2005, the approximate date that NeoMedia filed its initial information statement/prospectus relative to its acquisition of and merger with BSD, NeoMedia's stock has been subject to dramatic price volatility. Between April 5, 2005 and June 1, 2005, NeoMedia's stock has traded as low as $0.21 per share and as high as $0.72 per share.


NEOMEDIA MAY FACE SIGNIFICANT CHALLENGES IN INTEGRATING NEOMEDIA AND BSD AND, AS A RESULT, MAY NOT REALIZE THE EXPECTED BENEFITS OF THE MERGER.

      The merger involves the integration of two companies that have previously operated independently. Combining the operations of NeoMedia and BSD will be a complex process that will require, among other things, integration of various functional areas, such as finance, human resources and sales and marketing groups, and coordination of development efforts. NeoMedia cannot be certain that the integration will be completed in a timely manner, if at all, or that it will be able to achieve the anticipated benefits of the merger. For example, the companies may experience difficulties in harmonizing employee benefit policies, the relocation of certain job functions may result in the loss of personnel with critical corporate knowledge and upgrading financial reporting systems to operate as a single system may lead to interruptions in tracking financial or sales information. Failure to adequately manage the integration process and to coordinate the joint efforts of the two companies may have a material adverse effect on the business of the combined company. There can be no assurance that the employees of BSD will be willing to continue their employment with NeoMedia after the merger. There is no assurance that after the merger NeoMedia will be able to maintain all of the existing commercial relationships of BSD or NeoMedia.

NEOMEDIA  AND  BSD  MAY  SUFFER  NEGATIVE  CONSEQUENCES  IF  THE  MERGER  IS NOT
COMPLETED.

      If the merger is not completed for any reason, NeoMedia and BSD will be subject to a number of material risks, including:

o the market price of NeoMedia and BSD common stock may decline to the extent that the current market price of such shares reflects a market assumption that the merger will be completed;

o costs related to the merger, such as legal and accounting fees, must be paid even if the merger is not completed;

o the diversion of management attention from the day-to-day business of the companies and the unavoidable disruption to their employees during the period before the completion of the merger may make it difficult for NeoMedia and BSD to regain their financial position if the merger does not occur; and

o if the merger is terminated and BSD's Board of Directors seeks another merger or business combination, BSD's stockholders cannot be certain that BSD will be able to find a partner willing to pay an equivalent or more attractive price than the price to be paid by NeoMedia in the merger

                      RISKS RELATED TO NEOMEDIA'S BUSINESS

NEOMEDIA HAS HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE


      NeoMedia has incurred substantial losses since our inception, and anticipates continuing to incur substantial losses for the foreseeable future. NeoMedia incurred a loss of $1,219,000 and $2,222,000 in the three-month periods ended March 31, 2005 and 2004, respectively, and a loss of $7,230,000 in the year ended December 31, 2004 and $5,382,000 in the year ended December 31, 2003. NeoMedia's accumulated losses were approximately $84,596,000 and $83,377,000 as of March 31, 2005 and December 31, 2004, respectively. As of March 31, 2005 and December 31, 2004 and 2003, NeoMedia had a working capital (deficit) of
approximately   ($3,295,000),   ($2,597,000)  and  ($6,526,000),   respectively.
NeoMedia had stockholders' equity (deficit) of $3,900,000, $4,392,000 and ($3,203,000) at March 31, 2005, and December 31, 2004 and 2003, respectively. NeoMedia generated revenues of $747,000, $350,000, $1,700,000 and $2,400,000 for
the three-month periods ended March 31, 2005 and 2004, and the years ended December 31, 2004 and 2003, respectively. In addition, during the three-month periods ended March 31, 2005 and 2004, and the years ended December 31, 2004 and 2003, NeoMedia recorded negative cash flows from operations of $1,660,000, $1,130,000, $4,650,000 and $2,979,000, respectively. To succeed, NeoMedia must develop new client and customer relationships and substantially increase its revenue derived from improved products and additional value-added services. NeoMedia has expended, and to the extent it has available financing, NeoMedia intends to continue to expend, substantial resources to develop and improve its products, increase its value-added services and to market its products and services. These development and marketing expenses must be incurred well in advance of the recognition of revenue. As a result, NeoMedia may not be able to achieve or sustain profitability.



NEOMEDIA'S  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM HAVE  ADDED  GOING
CONCERN   LANGUAGE  TO  THEIR  REPORT  ON  NEOMEDIA'S   CONSOLIDATED   FINANCIAL
STATEMENTS, WHICH MEANS THAT NEOMEDIA MAY NOT BE ABLE TO CONTINUE OPERATIONS

      The report of Stonefield Josephson, Inc., NeoMedia's independent registered public accounting firm, with respect to NeoMedia's consolidated financial statements and the related notes for the years ended December 31, 2004 and 2003, indicates that, at the date of their report, NeoMedia had suffered significant recurring losses from operations and its working capital deficit raised substantial doubt about its ability to continue as a going concern. NeoMedia's consolidated financial statements do not include any adjustments that might result from this uncertainty.


THERE IS LIMITED INFORMATION UPON WHICH INVESTORS CAN EVALUATE NEOMEDIA'S BUSINESS BECAUSE THE PHYSICAL-WORLD-TO-INTERNET MARKET HAS EXISTED FOR ONLY A SHORT PERIOD OF TIME

      The physical-world-to-Internet market in which NeoMedia operates is a recently developed market. Further, NeoMedia has conducted operations in this market only since March 1996. Consequently, NeoMedia has a relatively limited operating history upon which an investor may base an evaluation of NeoMedia's primary business and determine NeoMedia's prospects for achieving its intended business objectives. To date, NeoMedia has sold its physical-world-to-Internet products to only 12 companies. NeoMedia is prone to all of the risks inherent to the establishment of any new business venture, including unforeseen changes in its business plan. An investor should consider the likelihood of NeoMedia's future success to be highly speculative in light of its limited operating history in its primary market, as well as the limited resources, problems, expenses, risks, and complications frequently encountered by similarly situated companies in new and rapidly evolving markets, such as the physical-world-to-Internet space. To address these risks, NeoMedia must, among other things:

      o     maintain and increase its client base;

      o implement and successfully execute its business and marketing strategy;

      o     continue to develop and upgrade its products;

      o     continually update and improve service offerings and features;

      o     respond to industry and competitive developments; and

      o     attract, retain, and motivate qualified personnel.

      NeoMedia may not be successful in addressing these risks. If NeoMedia is unable to do so, its business, prospects, financial condition, and results of operations would be materially and adversely affected.


NEOMEDIA'S FUTURE SUCCESS DEPENDS ON THE TIMELY INTRODUCTION OF NEW PRODUCTS AND THE ACCEPTANCE OF THESE NEW PRODUCTS IN THE MARKETPLACE.

      Rapid technological change and frequent new product introductions are typical for the markets NeoMedia serves. NeoMedia's future success will depend in large part on continuous, timely development and introduction of new products that address evolving market requirements. To the extent that NeoMedia fails to introduce new and innovative products, it may lose market share to its competitors, which may be difficult to regain. Any inability, for technological or other reasons, to successfully develop and introduce new products could materially and adversely affect NeoMedia's business.

NEOMEDIA'S COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

      NeoMedia's common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. These requirements may reduce the potential market for NeoMedia's common stock by reducing the number of potential investors. This may make it more difficult for investors in NeoMedia's common stock to sell shares to third parties or to otherwise dispose of them. This could cause NeoMedia's stock price to decline. Penny stocks are stock:

      o     with a price of less than $5.00 per share;

      o     that are not traded on a "recognized" national exchange;

      o whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

      o in issuers with net tangible assets less than $2 million (if the issuer has been in continuous operation for at least three years) or $10 million (if in continuous operation for less than three years), or with average revenues of less than $6 million for the last three years.

      Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.


NEOMEDIA IS UNCERTAIN OF THE SUCCESS OF ITS INTERNET SWITCHING SOFTWARE BUSINESS UNIT AND THE FAILURE OF THIS UNIT WOULD NEGATIVELY AFFECT THE PRICE OF NEOMEDIA'S STOCK

      NeoMedia provides products and services that provide a link from physical objects, including printed material, to the Internet. NeoMedia can provide no assurance that:

      o this Internet Switching Software business unit will ever achieve profitability;

      o its current product offerings will not be adversely affected by the focusing of its resources on the physical-world-to-Internet space; or

      o     the products NeoMedia develops will obtain market acceptance.

      In the event that the Internet Switching Software business unit should never achieve profitability, that NeoMedia's current product offerings should so suffer, or that NeoMedia's products fail to obtain market acceptance, NeoMedia's business, prospects, financial condition, and results of operations would be materially adversely affected.

A LARGE PERCENTAGE OF NEOMEDIA'S ASSETS ARE INTANGIBLE ASSETS, WHICH WILL HAVE LITTLE OR NO VALUE IF NEOMEDIA'S OPERATIONS ARE UNSUCCESSFUL


      At March 31, 2005, and December 31, 2004 and 2003, approximately 27%, 49% and 65%, respectively, of NeoMedia's total assets were intangible assets, consisting primarily of rights related to NeoMedia's patents, other intellectual property, and excess of purchase price over fair market value paid for CSI International, Inc. (now NeoMedia Micro Paint Repair). If NeoMedia's operations are unsuccessful, these assets will have little or no value, which would materially adversely affect the value of NeoMedia's stock and the ability of NeoMedia's stockholders to recoup their investments in NeoMedia's capital stock.


NEOMEDIA'S PHYSICAL-WORLD-TO-INTERNET MARKETING STRATEGY HAS NOT BEEN TESTED AND MAY NOT RESULT IN SUCCESS

      To date, NeoMedia has conducted limited marketing efforts directly relating to NeoMedia's NISS business unit. All of NeoMedia's marketing efforts have been largely untested in the marketplace, and may not result in sales of NeoMedia's products and services. To penetrate the markets in which it competes, NeoMedia will have to exert significant efforts to create awareness of, and demand for, its products and services. With respect to NeoMedia's marketing efforts conducted directly, NeoMedia intends to expand its sales staff upon the receipt of sufficient operating capital. NeoMedia's failure to further develop NeoMedia's marketing capabilities and successfully market NeoMedia's products and services would have a material adverse effect on NeoMedia's business, prospects, financial condition, and results of operations.

NEOMEDIA'S INTERNALLY DEVELOPED SYSTEMS ARE INEFFICIENT AND MAY PUT NEOMEDIA AT A COMPETITIVE DISADVANTAGE

      NeoMedia uses internally developed technologies for a portion of its systems integration services, as well as the technologies required to interconnect its clients' and customers' physical-world-to-Internet systems and hardware with its own. As NeoMedia develops these systems in order to integrate disparate systems and hardware on a case-by-case basis, these systems are inefficient and require a significant amount of customization. Such client and customer-specific customization is time consuming and costly and may place NeoMedia at a competitive disadvantage when compared to competitors with more efficient systems.

NEOMEDIA COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

      NeoMedia's future success will depend in large part on its ability to attract, train, and retain additional highly skilled executive level management, creative, technical, and sales personnel. Competition is intense for these types of personnel from other technology companies and more established organizations, many of which have significantly larger operations and greater financial, marketing, human, and other resources than NeoMedia has. NeoMedia may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. NeoMedia's failure to attract and retain qualified personnel could have a material adverse effect on its business, prospects, financial condition, and results of operations.

NEOMEDIA DEPENDS UPON ITS SENIOR MANAGEMENT AND THEIR LOSS OR UNAVAILABILITY COULD PUT NEOMEDIA AT A COMPETITIVE DISADVANTAGE

      NeoMedia's success depends largely on the skills of certain key management and technical personnel, including Charles T. Jensen, NeoMedia's President,
Chief Executive Officer and Chief Operating Officer, and Charles W. Fritz, NeoMedia's founder and Chairman of the Board of Directors. The loss of the services of Messrs. Jensen or Fritz could materially harm NeoMedia's business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. NeoMedia does not presently maintain a key-man life insurance policy on Messrs. Jensen or Mr. Fritz.

NEOMEDIA MAY BE UNSUCCESSFUL IN INTEGRATING ITS MICRO PAINT REPAIR BUSINESS WITH ITS CURRENT BUSINESS

      The success of NeoMedia's Micro Paint Repair business unit could depend on the ability of NeoMedia's executive management to integrate the business plan with the business plan of NeoMedia's NCSI and NISS business units. The NMPR business unit operates in a separate industry from NeoMedia's other two business units.

NEOMEDIA MAY BE UNABLE TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS AND MAY BE LIABLE FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS

      NeoMedia's success in the physical-world-to-Internet and the value-added systems integration markets is dependent upon its proprietary technology, including patents and other intellectual property, and on the ability to protect proprietary technology and other intellectual property rights. In addition, NeoMedia must conduct its operations without infringing on the proprietary rights of third parties. NeoMedia also intends to rely upon unpatented trade secrets and the know-how and expertise of its employees, as well as its patents. To protect its proprietary technology and other intellectual property, NeoMedia relies primarily on a combination of the protections provided by applicable patent, copyright, trademark, and trade secret laws as well as on confidentiality procedures and licensing arrangements. NeoMedia has six patents for its physical-world-to-Internet technology, and an additional six patents acquired with the purchase of Secure Source Technologies related to document security.  NeoMedia  also has several  trademarks  relating  to its  proprietary products. Although NeoMedia believes that it has taken appropriate steps to protect its unpatented proprietary rights, including requiring that its employees and third parties who are granted access to NeoMedia's proprietary technology enter into confidentiality agreements, NeoMedia can provide no assurance that these measures will be sufficient to protect its rights against third parties. Others may independently develop or otherwise acquire patented or unpatented technologies or products similar or superior to NeoMedia's.

      NeoMedia licenses from third parties certain software tools that are included in NeoMedia's services and products. If any of these licenses were terminated, NeoMedia could be required to seek licenses for similar software from other third parties or develop these tools internally. NeoMedia may not be able to obtain such licenses or develop such tools in a timely fashion, on acceptable terms, or at all. Companies participating in the software and Internet technology industries are frequently involved in disputes relating to intellectual property. NeoMedia may in the future be required to defend its intellectual property rights against infringement, duplication, discovery, and misappropriation by third parties or to defend against third party claims of infringement. Likewise, disputes may arise in the future with respect to ownership of technology developed by employees who were previously employed by other companies. Any such litigation or disputes could result in substantial costs to, and a diversion of effort by, NeoMedia. An adverse determination could subject NeoMedia to significant liabilities to third parties, require NeoMedia to seek licenses from, or pay royalties to, third parties, or require NeoMedia to develop appropriate alternative technology. Some or all of these licenses may not be available to NeoMedia on acceptable terms or at all, and NeoMedia may be unable to develop alternate technology at an acceptable price or at all. Any of these events could have a material adverse effect on NeoMedia's business, prospects, financial condition, and results of operations.


NEOMEDIA IS EXPOSED TO PRODUCT LIABILITY CLAIMS AND AN UNINSURED CLAIM COULD HAVE A MATERIAL ADVERSE EFFECT ON NEOMEDIA'S BUSINESS, PROSPECTS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS, AS WELL AS THE VALUE OF NEOMEDIA'S STOCK

      Many of NeoMedia's projects are critical to the operations of its clients' businesses. Any failure in a client's information system could result in a claim for substantial damages against NeoMedia, regardless of NeoMedia's responsibility for such failure. NeoMedia could, therefore, be subject to claims in connection with the products and services that it sells. NeoMedia currently maintains product liability insurance. There can be no assurance that:

      o NeoMedia has contractually limited its liability for such claims adequately or at all; or

      o NeoMedia would have sufficient resources to satisfy any liability resulting from any such claim.

      The successful assertion of one or more large claims against NeoMedia could have a material adverse effect on its business, prospects, financial condition, and results of operations.


NEOMEDIA WILL NOT PAY CASH DIVIDENDS AND INVESTORS MAY HAVE TO SELL THEIR SHARES IN ORDER TO REALIZE THEIR INVESTMENT

      NeoMedia has not paid any cash dividends on its common stock and does not intend to pay cash dividends in the foreseeable future. NeoMedia intends to retain future earnings, if any, for reinvestment in the development and marketing of NeoMedia's products and services. As a result, investors may have to sell their shares of common stock to realize their investment.

SOME PROVISIONS OF NEOMEDIA'S CERTIFICATE OF INCORPORATION AND BYLAWS MAY DETER TAKEOVER ATTEMPTS, WHICH MAY LIMIT THE OPPORTUNITY OF NEOMEDIA'S STOCKHOLDERS TO SELL THEIR SHARES AT A PREMIUM TO THE THEN-CURRENT MARKET PRICE

      Some of the provisions of NeoMedia's Certificate of Incorporation and bylaws could make it more difficult for a third party to acquire NeoMedia, even if doing so might be beneficial to NeoMedia's stockholders by providing them with the opportunity to sell their shares at a premium to the then-current market price. On December 10, 1999, NeoMedia's Board of Directors adopted a stockholders rights plan and declared a non-taxable dividend of one right to acquire Series A Preferred Stock of NeoMedia, par value $0.01 per share, on each outstanding share of NeoMedia's common stock to stockholders of record on December 10, 1999 and each share of common stock issued thereafter until a pre-defined hostile takeover date. The stockholder rights plan was adopted as an anti-takeover measure, commonly referred to as a "poison pill." The stockholder rights plan was designed to enable all stockholders not engaged in a hostile takeover attempt to receive fair and equal treatment in any proposed takeover of NeoMedia and to guard against partial or two-tiered tender offers, open market accumulations, and other hostile tactics to gain control of NeoMedia. The stockholders rights plan was not adopted in response to any effort to acquire control of NeoMedia at the time of adoption. This stockholders rights plan may have the effect of rendering more difficult, delaying, discouraging, preventing, or rendering more costly an acquisition of NeoMedia or a change in control of NeoMedia. Certain of NeoMedia's directors, officers and principal stockholders, Charles W. Fritz, William E. Fritz and The Fritz Family Limited Partnership and their holdings were exempted from the triggering provisions of NeoMedia's "poison pill" plan, as a result of the fact that, as of the plan's adoption, their holdings might have otherwise triggered the "poison pill".

      In addition, NeoMedia's Certificate of Incorporation authorizes the Board of Directors to designate and issue preferred stock, in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights, including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion, redemption rights, and sinking fund provisions.

      NeoMedia is authorized to issue a total of 25,000,000 shares of Preferred Stock, par value $0.01 per share. NeoMedia has no present plans for the issuance of any preferred stock. However, the issuance of any preferred stock could have a material adverse effect on the rights of holders of NeoMedia's common stock, and, therefore, could reduce the value of shares of NeoMedia's common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict NeoMedia's ability to merge with, or sell NeoMedia's assets to, a third party. The ability of the Board of Directors to issue preferred stock could have the effect of rendering more difficult, delaying, discouraging, preventing, or rendering more costly an acquisition of NeoMedia or a change in NeoMedia's control thereby preserving control by the current stockholders.

                      RISKS RELATING TO NEOMEDIA'S INDUSTRY


THE SECURITY OF THE INTERNET POSES RISKS TO THE SUCCESS OF NEOMEDIA'S ENTIRE BUSINESS

      Concerns over the security of the Internet and other electronic transactions, and the privacy of consumers and merchants, may inhibit the growth of the Internet and other online services generally, especially as a means of conducting commercial transactions, which may have a material adverse effect on NeoMedia's physical-world-to-Internet business.


NEOMEDIA WILL ONLY BE ABLE TO EXECUTE ITS PHYSICAL-WORLD-TO-INTERNET BUSINESS PLAN IF INTERNET USAGE AND ELECTRONIC COMMERCE CONTINUE TO GROW

      NeoMedia's future revenues and any future profits are substantially dependent upon the widespread acceptance and use of the Internet, cellular telephones, and other online services as an effective medium of information and commerce. If use of the Internet and other online services does not continue to grow or grows more slowly than expected, or if the infrastructure for the Internet and other online services does not effectively support the growth that may occur, or if the Internet and other online services do not become a viable commercial marketplace, NeoMedia's physical-world-to-Internet business, and therefore NeoMedia's business, prospects, financial condition, and results of operations, could be materially adversely affected. Rapid growth in the use of, and interest in, the Internet, the World Wide Web (the "Web"), and online services is a recent phenomenon, and may not continue on a lasting basis. In addition, customers may not adopt, and continue to use, the Internet, the Web and other online services as a medium of information retrieval or commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty, and few services and products have generated profits. For NeoMedia to be successful, consumers and businesses must be willing to accept and use novel and cost efficient ways of conducting business and exchanging information.

      In addition, the public in general may not accept the Internet, the Web and other online services as a viable commercial or information marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet, the Web and other online networks continue to experience significant growth in the number of users, their frequency of use, or in their bandwidth requirements, the infrastructure for the Internet, the Web, and online networks may be unable to support the demands placed upon them. In addition, the Internet, the Web or other online networks could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Significant issues concerning the commercial and informational use of the Internet, the Web, and online networks technologies, including security, reliability, cost, ease of use, and quality of service, remain unresolved and may inhibit the growth of Internet business solutions that utilize these technologies. Changes in, or insufficient availability of, telecommunications services to support the Internet, the Web or other online services also could result in slower response times and adversely affect usage of the Internet, the Web and other online networks generally and NeoMedia's physical-world-to-Internet product and networks in particular.


NEOMEDIA MAY NOT BE ABLE TO ADAPT AS THE INTERNET, PHYSICAL-WORLD-TO-INTERNET, EQUIPMENT RESALES AND SYSTEMS INTEGRATIONS MARKETS, AND CUSTOMER DEMANDS CONTINUE TO EVOLVE

      NeoMedia may not be able to adapt as the Internet, physical-world-to-Internet, equipment resales and systems integration markets, and consumer demands continue to evolve. NeoMedia's failure to respond in a timely manner to changing market conditions or client requirements would have a material adverse effect on its business, prospects, financial condition, and results of operations. The Internet, physical-world-to-Internet, equipment resales, and systems integration markets are characterized by:

      o     rapid technological change;

      o     changes in user and customer requirements and preferences;

      o     frequent  new  product  and  service  introductions   embodying  new
            technologies; and

      o     the emergence of new industry  standards  and  practices  that could
            render   proprietary    technology   and   hardware   and   software
            infrastructure obsolete.

      NeoMedia's success will depend, in part, on its ability to:

      o enhance and improve the responsiveness and functionality of its products and services;

      o license or develop technologies useful in its business on a timely basis;

      o     enhance  its  existing  services,   and  develop  new  services  and
            technologies that address the increasingly sophisticated and varied needs of NeoMedia's prospective or current customers; and

      o respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

NEOMEDIA'S COMPETITORS IN THE MICRO PAINT REPAIR INDUSTRY COULD DUPLICATE NEOMEDIA'S PROPRIETARY PROCESSES


      NeoMedia's success in the micro paint repair industry depends upon proprietary chemical products and processes. There is no guarantee that NeoMedia's competitors will not duplicate NeoMedia's proprietary processes.


NEOMEDIA MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN MARKETS WHERE ITS COMPETITORS HAVE MORE RESOURCES

      While the market for physical-world-to-Internet technology is relatively new, it is already highly competitive and characterized by an increasing number of entrants that have introduced or developed products and services similar to those offered by NeoMedia. NeoMedia believes that competition will intensify and increase in the future. NeoMedia's target market is rapidly evolving and is subject to continuous technological change. As a result, NeoMedia's competitors may be better positioned to address these developments or may react more favorably to these changes, which could have a material adverse effect on NeoMedia's business, prospects, financial condition, and results of operations.

      In addition, the equipment resales and systems integration markets are increasingly competitive. NeoMedia competes in these industries on the basis of a number of factors, including the attractiveness of the services offered, the breadth and quality of these services, creative design and systems engineering expertise, pricing, technological innovation, and understanding clients' needs. A number of these factors are beyond NeoMedia's control. Existing or future competitors may develop or offer products or services that provide significant technological, creative, performance, price, or other advantages over the products and services offered by NeoMedia.

      Many of NeoMedia's competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than NeoMedia. Based on total assets and annual revenues, NeoMedia is significantly smaller than its two largest competitors in the physical-world-to-Internet industry, the primary focus of NeoMedia's business. Similarly, NeoMedia competes against significantly larger and better-financed companies in the systems integration and equipment resale businesses, including the manufacturers of the equipment and technologies that NeoMedia integrates and resells. If NeoMedia competes with its primary competitors for the same geographical or institutional markets, their financial strength could prevent NeoMedia from capturing those markets. NeoMedia may not successfully compete in any market in which it conducts or may conduct operations. In addition, based on the increasing consolidation, price competition and participation of equipment manufacturers in the systems integration and equipment resales markets, NeoMedia believes that it may no longer be able to compete effectively in these markets in the future. It is for this reason, that NeoMedia has increasingly focused its business plan on competing in the emerging market for physical-world-to-Internet products.

      Many of NeoMedia's competitors in the Micro Paint Repair business have access to more financial resources as well. NeoMedia may not be able to penetrate markets or market its products as effectively as NeoMedia's better-funded competitors.

IN THE FUTURE THERE COULD BE GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES WHICH COULD HARM NEOMEDIA'S BUSINESS

      NeoMedia is not currently subject to direct regulation by any government agency other than laws or regulations applicable generally to electronic commerce. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to NeoMedia's business, or the application of existing laws and regulations to the Internet and other online services, could have a material adverse effect on NeoMedia's business, prospects, financial condition, and results of operations. Due to the increasing popularity and use of the Internet, the Web and other online services, federal, state, and local governments may adopt laws and regulations, or amend existing laws and regulations, with respect to the Internet or other online services covering issues such as taxation, user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. The growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws to impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet, the Web or other online services, which could, in turn, decrease the demand for NeoMedia's services and increase NeoMedia's cost of doing business, or otherwise have a material adverse effect on NeoMedia's business, prospects, financial condition, and results of operations. Moreover, the relevant governmental authorities have not resolved the applicability to the Internet, the Web and other online services of existing laws in various jurisdictions governing issues such as property ownership and personal privacy and it may take time to resolve these issues definitively.

      Certain of NeoMedia's proprietary technology allows for the storage of demographic data from NeoMedia's users. In 2000, the European Union adopted a directive addressing data privacy that may limit the collection and use of certain information regarding Internet users. This directive may limit
NeoMedia's ability to collect and use information collected by NeoMedia's technology in certain European countries. In addition, the Federal Trade Commission and several state governments have investigated the use by certain Internet companies of personal information. NeoMedia could incur significant additional expenses if new regulations regarding the use of personal information are introduced or if NeoMedia's privacy practices are investigated.

      Certain  of  NeoMedia's   micro  paint   solutions  could  be  subject  to
environmental regulations.

                         RISKS SPECIFIC TO THIS OFFERING


      As of June 1, 2005, NeoMedia had 451,120,889 shares of common stock outstanding, and options and warrants to purchase up to an aggregate 151,941,721 shares of common stock. NeoMedia will also issue additional shares of common stock in connection with the acquisition of BSD described herein, and up to an additional 80,692,162 previously registered shares of common stock may be issued under NeoMedia's Standby Equity Distribution Agreement with Cornell Capital Partners, LP. On March 30, 2005, NeoMedia and Cornell entered into a new Standby Equity Distribution Agreement under which Cornell agreed to purchase up to $100 million of NeoMedia's common stock over a two-year period, with the timing and amount of the purchase at NeoMedia's discretion. Also on March 30, 2005, NeoMedia borrowed from Cornell the principal amount of $10,000,000 before discounts and fees in the form of a secured promissory note.



CURRENT BSD STOCKHOLDERS MAY SELL THEIR SHARES OF NEOMEDIA COMMON STOCK TO BE RECEIVED IN THE MERGER IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE NEOMEDIA'S STOCK PRICE TO DECLINE

      BSD's shareholders will receive, for each share of BSD stock owned, NeoMedia stock equivalent to .07 divided by the volume-weighted average price of NeoMedia stock for the five days prior to the effective time of the merger. Such holders may sell the shares of common stock being registered in this offering in the public market, which may cause NeoMedia's stock price to decline.

THE MARKET PRICE OF NEOMEDIA'S SECURITIES MAY BE VOLATILE

      As a result of the emerging and evolving nature of the markets in which NeoMedia competes, as well as the current nature of the public markets and
NeoMedia's current financial condition, NeoMedia's operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of NeoMedia's results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, NeoMedia's results of operations fall below the expectations of securities analysts and investors, the trading price of NeoMedia's common stock would likely be materially and adversely affected. An investor should not rely on NeoMedia's results of any interim period as an indication of NeoMedia's future performance. Additionally, NeoMedia's quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside NeoMedia's control. Factors that may cause NeoMedia's quarterly results to fluctuate include, among others:

      o     the ability to retain existing clients and customers;

      o     the ability to attract new clients and customers at a steady rate;

      o     the ability to maintain client satisfaction;

      o the ability to motivate potential clients and customers to acquire and implement new technologies;

      o     the extent to which NeoMedia's products gain market acceptance;

      o     the timing and size of client and customer purchases;

      o     introductions of products and services by competitors;

      o     price competition in the markets in which NeoMedia competes;

      o the pricing of hardware and software that we resell or integrate into NeoMedia's products;

      o the level of use of the Internet and online services, as well as the rate of market acceptance of physical-world-to-Internet marketing;

      o     the  ability  to  upgrade  and   develop   NeoMedia's   systems  and
            infrastructure in a timely and effective manner;

      o the ability to attract, train, and retain skilled management, strategic, technical, and creative professionals;

      o the amount and timing of operating costs and capital expenditures relating to the expansion of NeoMedia's business, operations, and infrastructure;

      o unanticipated technical, legal, and regulatory difficulties with respect to use of the Internet; and

      o general economic conditions and economic conditions specific to Internet technology usage and electronic commerce.


      NeoMedia's  common  stock  traded  as low as $0.01  and as high as  $0.299 between January 1, 2003 and December 31, 2004. Since April 5, 2005, the approximate date that NeoMedia filed its initial information statement/prospectus relative to its acquisition of and merger with BSD, NeoMedia's stock has been subject to dramatic price volatility. Between April 5, 2005 and June 1, 2005, NeoMedia's stock has traded as low as $0.21 per share and as high as $0.72 per share. From time to time after this offering, the market price of NeoMedia's common stock may experience significant volatility. NeoMedia's quarterly results, failure to meet analysts expectations, announcements by us or NeoMedia's competitors regarding acquisitions or dispositions, loss of existing clients, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of the common stock to fluctuate substantially. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many technology companies. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies.


YOU MAY SUFFER SIGNIFICANT ADDITIONAL DILUTION IF OUTSTANDING OPTIONS AND WARRANTS ARE EXERCISED


      As of June 1, 2005, NeoMedia had outstanding stock options and warrants to purchase 151,941,721 shares of common stock, some of which have exercise prices at or below the price of NeoMedia's common shares on the public market. To the extent such options or warrants are exercised, there will be further dilution. In addition, in the event that any future financing should be in the form of, be convertible into, or exchangeable for, equity securities, and upon the exercise of options and warrants, investors may experience additional dilution.


YOU MAY SUFFER SIGNIFICANT DILUTION AS A RESULT OF NEOMEDIA'S STANDBY EQUITY DISTRIBUTION AGREEMENT WITH CORNELL CAPITAL PARTNER, LP

      During the years ended December 31, 2004 and 2003, NeoMedia sold 112,743,417 and 98,933,244 shares, respectively, under its Standby Equity Distribution Agreement (and the predecessor of the Standby Equity Distribution Agreement called an Equity Line of Credit) with Cornell Capital Partners, LP. To the extent that cash generated from operations does not meet NeoMedia's cash needs, NeoMedia could continue to sell additional shares under the Standby Equity Distribution Agreement.


      On March 30, 2005, NeoMedia and Cornell entered into a new Standby Equity Distribution Agreement under which Cornell agreed to purchase up to $100 million of NeoMedia's common stock over a two-year period, with the timing and amount of the purchase at NeoMedia's discretion. Also on March 30, 2005, NeoMedia borrowed from Cornell the principal amount of $10,000,000 before discounts and fees in the form of a secured promissory note.


FUTURE SALES OF COMMON STOCK BY NEOMEDIA'S STOCKHOLDERS COULD ADVERSELY AFFECT NEOMEDIA'S STOCK PRICE AND NEOMEDIA'S ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS


      The market price of NeoMedia's common stock could decline as a result of sales of a large number of shares of NeoMedia's common stock in the market as a result of this offering, or the perception that these sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Following the acquisition of BSD (assuming a NeoMedia stock price at the effective time of the merger of $0.563, which was the volume-weighted average price of NeoMedia's stock for the five days preceding June 1, 2005), if NeoMedia sold to Cornell Capital Partners, LP the remainder of the 200,000,000 shares previously registered under its Standby Equity Distribution Agreement, and if all options and warrants were exercised, NeoMedia would have up to 687,707,244 shares outstanding.

      Sales of NeoMedia's common stock in the public market following this offering could lower the market price of NeoMedia's common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that NeoMedia's management deems acceptable or at all. All 451,120,889 shares of common stock outstanding as of June 1, 2005, are, or upon effectiveness of this registration statement will be, freely tradable without restriction, unless held by NeoMedia's "affiliates."

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

      This information statement/prospectus contains or incorporates by reference certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are subject to risks and uncertainties, including those described under the section of this information statement/prospectus entitled "Risk Factors," many of which are beyond NeoMedia's control. Accordingly, actual results may differ materially from those expressed or implied in any such forward-looking statements. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend" and similar expressions may identify forward-looking statements.

      All forward-looking statements are qualified by the risks described under the section of this information statement/prospectus entitled "Risk Factors" which, if they develop into actual events, could have a material adverse effect on the merger or on NeoMedia's and/or BSD's business, financial condition or results of operations. In addition, investors should consider the other information contained in or incorporated by reference into this information statement/ prospectus.

      These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ from those contemplated by the forward-looking statements include, among others, the following possibilities:

      o inability to protect intellectual property or license third party patents;

      o a significant increase in competitive pressures in the industries in which NeoMedia and BSD compete;

      o     less   favorable   than  expected   general   economic  or  business
            conditions, both domestic and foreign, resulting in, among other things, lower than expected revenues;

      o     greater  than  expected  costs  or   difficulties   related  to  the
            integration of the businesses of NeoMedia and BSD;

      o     the impact of competitive products and pricing;

      o     the success of operating initiatives;

      o     availability of qualified personnel;

      o     changes in, or the failure to comply with,  government  regulations;
            and

      o     adverse changes in the securities markets.

      Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by forward-looking statements. Stockholders are cautioned not to place undue reliance on these statements, which speak only as of the date of this information statement/ prospectus or, in the case of documents incorporated by reference, the date of such documents.

      NeoMedia and BSD undertake no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this information statement/prospectus to reflect circumstances existing after the date of this information statement/prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized, except as may be required by securities law.

                 SELECTED HISTORICAL FINANCIAL DATA OF NEOMEDIA


      The following selected financial data the three-month periods ended March 31, 2005 and 2004 have been derived from NeoMedia's unaudited consolidated financial statements which include, in management's opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of NeoMedia for the periods and dates presented. The following selected financial data for each of the five years in the period ended December 31, 2004 have been derived from NeoMedia's audited consolidated financial statements which include, in management's opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of NeoMedia for the periods and dates presented. This data should be read in conjunction with the respective audited consolidated financial statements of NeoMedia, including the notes thereto, incorporated herein by reference and with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" of NeoMedia contained in, or incorporated in, the Annual Reports and other information that NeoMedia has filed with the United States Securities and Exchange Commission. See the section of this information statement/prospectus entitled "Where You Can Find More Information."

                                        THREE MONTHS
                                      ENDED MARCH 31,                          YEARS ENDED DECEMBER 31,
                                   -----------------------    -----------------------------------------------------------
                                      2005         2004         2004         2003        2002         2001         2000
                                   ----------   ----------    --------    ---------    --------    ----------   ---------
Total net sales                         $747         $350      $1,700       $2,400      $9,399        $8,142     $27,565
Net loss                             ($1,219)     ($2,222)    ($7,230)     ($5,382)    ($7,421)     ($25,469)    ($5,409)
Net loss per share                    ($0.00)      ($0.01)     ($0.02)      ($0.04)     ($0.26)       ($1.55)     ($0.39)
Weighted average shares
outstanding
 during the period (thousands)       437,765      270,139     329,362      125,030      22,330        16,410      13,931

Total assets                         $18,315       $7,733     $10,406       $3,876      $4,323        $9,039     $40,594
Long-term debt                           ---          $35         ---          ---        $226          $390        $539

                    SELECTED HISTORICAL FINANCIAL DATA OF BSD

      The following selected financial data for each of the five years in the period ended July 31, 2003 have been derived from BSD's audited consolidated financial statements. The financial data as of January 31, 2005 and 2004, and for each of the three and six-month periods then ended, have been derived from BSD's unaudited condensed consolidated financial statements which include, in management's opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of BSD for the periods and dates presented. This data should be read in conjunction with the respective audited and unaudited consolidated financial statements of BSD, including the notes thereto, incorporated herein by reference and with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" of BSD contained in, or incorporated in, the Annual Reports and other information that NeoMedia has filed with the United States Securities and Exchange Commission. See the section of this information statement/prospectus entitled "Where You Can Find More Information."

                                      SIX MONTHS ENDED
                                         JANUARY 31,                              YEAR ENDED JULY 31,
                                    ----------------------    -------------------------------------------------------------
                                      2005         2004       2004(A)      2003(A)     2002(B)       2001(B)      2000(B)
                                    ---------    ---------    ---------    --------    --------      --------     ---------
                                         (unaudited)
                                                          (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                    ---------------------------------------------------------------------------------------
Total net sales                       $3,258       $2,689      $6,091       $2,911      $5,382          $705        $210
Net income (loss)                       $149          $62         $45       ($4,860)      $193           $29         $51
Net income (loss) per share            $0.00        $0.00       $0.00       ($0.19)    $193.00  (C)   $29.00 (C)  $51.00  (C)
Weighted average shares
outstanding
    during the period (thousands)     32,735       32,305      31,494       25,494           1  (C)        1 (C)       1  (C)

Total assets                          $1,204       $1,440      $1,158         $886      $1,269          $260        $108

-------------------
(A) On November 2, 2002, BSD changed its fiscal year end from December 31 to July 31. BSD was not required to file a transition report because it adopted the fiscal year end of Triton Global Business Services, Inc., the company it acquired on or about that date. Accordingly, financial statements were not audited for the fiscal year ended July 31, 2002.

(B) BSD acquired Triton Global Business Services and Triton Global Communications during November 2002. These business units represent 100% of BSD's revenue since that date. Prior to the acquisition, BSD was an inactive publicly traded "shell" corporation with little or no revenue. As a result, the financial information shown above for the years ended July 31, 2002, 2001, and 2000, is the financial information of Triton Global Communications, which is considered the acquirer of BSD for accounting purposes.

(C) Prior to the business combination with BSD and Triton Global Business Services, Triton Global Communications was a privately held company with one share outstanding.

                           COMPARATIVE PER SHARE DATA

      The following tables present historical per share data of BSD and NeoMedia as of and for the 12 months ended July 31, 2004 and December 31, 2004, respectively. The data presented below should be read in conjunction with the historical financial statements of NeoMedia and BSD incorporated by reference in this information statement/prospectus. Because the number of shares of NeoMedia common stock to be issued in the merger will not be known until the completion of the merger, pro forma per share data is presented below using the closing sale price of a share of NeoMedia common stock on December 31, 2004 which was $0.265.

                                                   YEAR ENDED       YEAR ENDED
                                                    JULY 31,       DECEMBER 31,
                                                      2004             2004
                                                 -------------   ---------------
BSD HISTORICAL
   Earnings per share                                $0.00             ---
   Book value per share (as of end of period)(1)    ($0.10)            ---

NEOMEDIA HISTORICAL
   Loss per share                                     ---            ($0.02)
   Book value per share (as of end of period)(1)      ---             $0.01

PRO FORMA COMBINED
   Loss per combined company share(2)                 ---            ($0.02)
   Book value per combined company share
     (as of end of period)(3)                         ---             $0.02

-----------------------
(1) The historical net book value per share of NeoMedia and BSD common stock is computed by dividing common stockholders' equity at period end by the number of shares of common stock outstanding at the period end.

(2) The pro forma combined net loss per share of the combined company's common stock is computed by dividing the pro forma combined net loss by the pro forma weighted number of shares of common stock outstanding at the period end, assuming the merger had been completed on January 1, 2004.

(3) The pro forma combined net book value per share of the combined company's common stock is computed by dividing the pro forma common stockholders' equity (deficit) by the pro forma number of shares of common stock outstanding at the period end, assuming the merger had been completed on January 1, 2004.

                          COMPARATIVE STOCK PRICE DATA

      NeoMedia common stock is listed and traded on the Over-the-Counter Bulletin Board under the symbol "NEOM". BSD common stock and is listed and traded on the Over-the-Counter Bulletin Board under the symbol "BSDS". The following table sets forth, for the periods indicated, the high and low sales prices per share of NeoMedia common stock and BSD common stock as reported on the respective markets in which they are traded. Neither NeoMedia nor BSD has paid dividends with respect to its common stock.

                                  NEOMEDIA                        BSD
                                COMMON STOCK                 COMMON STOCK
                            ----------------------       ----------------------
                              HIGH         LOW             HIGH         LOW
                            ---------    ---------       ---------    ---------
2001
   January 1 - March 31        $6.00        $5.69           $0.25        $0.25
   April 1 - June 30           $4.50        $5.00           $0.25       $0.001
   July 1 - September 30       $1.85        $4.12          $0.001       $0.001
   October 1 - December 31     $0.24        $1.94           $7.25        $1.10

2002
   January 1 - March 31        $0.41        $0.14           $7.05        $5.25
   April 1 - June 30           $0.17        $0.05           $8.52        $6.00
   July 1 - September 30       $0.10        $0.02           $8.52        $1.25
   October 1 - December 31     $0.05        $0.01           $4.75        $0.33

2003
   January 1 - March 31        $0.06        $0.01           $1.85        $0.64
   April 1 - June 30           $0.04        $0.01           $1.28        $0.30
   July 1 - September 30       $0.29        $0.01           $0.51        $0.22
   October 1 - December 31     $0.23        $0.10           $0.44        $0.16

2004
   January 1 - March 31        $0.16        $0.14           $0.25        $0.09
   April 1 - June 30           $0.11        $0.05           $0.51        $0.09
   July 1 - September 30       $0.12        $0.06           $0.85        $0.22
   October 1 - December 31     $0.30        $0.06           $0.34        $0.12


2005
   January 1 - March 31        $0.29        $0.22           $0.24        $0.07
   April 1 - June 1            $0.72        $0.19           $0.17        $0.06

      On December 20, 2004, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of BSD common stock was $0.15 per share and the closing price of NeoMedia common stock was $0.18 per share. On June 1, 2005, the most recent practicable trading day prior to the printing of this information statement/prospectus, the closing price of BSD common stock was $0.07 per share and the closing price of NeoMedia common stock was $0.549 per share. The market prices of shares of BSD common stock and NeoMedia common stock are subject to fluctuation. As a result, BSD shareholders are urged to obtain current market quotations. Since April 5, 2005, the approximate date that NeoMedia filed its initial information statement/prospectus relative to its acquisition of and merger with BSD, NeoMedia's stock has been subject to dramatic price volatility. Between April 5, 2005 and June 1, 2005, NeoMedia's stock has traded as low as $0.21 per share and as high as $0.72 per share. On June 1, 2005, there were 31,810,897 shares of BSD common stock outstanding and 451,120,889 shares of NeoMedia common stock outstanding.

                                   THE MERGER

      On December 20, 2004, NeoMedia and BSD signed a definitive Merger Agreement, the form of which is attached hereto as Exhibit 10.55.

BSD's Reasons for the Merger

      On November 29, 2004, BSD's Board of Directors approved the Merger Agreement, which provides for the acquisition by NeoMedia of BSD through a merger of BSD with and into NeoMedia Telecom Services, a newly formed and wholly-owned subsidiary of NeoMedia. In addition, holders of 62.7% of BSD's outstanding shares approved the merger by signing a Voting Rights Agreement.

      In reaching their decision to approve the merger and the other transactions contemplated by the Merger Agreement, the BSD Board of Directors and majority shareholders consulted with BSD's management and its legal and financial advisors. BSD's board and majority shareholders considered a number of factors and potential benefits of the merger including, without limitation, the following:

      o the enhanced potential for earnings and revenue growth that could be attained through a combination of NeoMedia's PaperClickTM technology with BSD's technology and telecommunications industry expertise (in addition, both companies expect cost savings may be attained by eliminating overlap of expenses);

      o the significantly larger public float and trading volume of NeoMedia common shares compared to the public float and trading volume of shares of BSD common stock, which should provide BSD shareholders who receive NeoMedia shares in the merger the opportunity to gain greater liquidity in their investment;

      o the results of the business and accounting due diligence review conducted by BSD's management and directors;

      o the potential benefits to BSD employees from a combination with NeoMedia;

      o BSD's business, current financial condition and results of operation and future prospects and the belief of the board and majority shareholders, based on its familiarity with these matters, that the consideration to be received by BSD's shareholders in the transaction fairly reflects BSD's intrinsic value, including its prospects for future growth in line with historical growth rates;

      o the recent evaluation by BSD's management of BSD's strategic plan and projections and the risks related to achieving those projections and the goals of that plan, compared to the risks and benefits of the merger; and

      o     THE   ABILITY  OF  BSD'S   SHAREHOLDERS   TO   RECEIVE   THE  MERGER
            CONSIDERATION ON A TAX-ADVANTAGED BASIS.

      t 6 0 The BSD Board of Directors and majority shareholders also considered and balanced against the potential benefits of the merger a number of potentially adverse factors concerning the merger including, without limitation, the following:

      o the fact that the final number of NeoMedia shares to be issued in exchange for each share of BSD is dependent upon the trading price of NeoMedia's common stock at the time of closing, and that an increase in NeoMedia's share price between the date of this prospectus and closing will result in BSD shareholders receiving fewer shares of NeoMedia common stock in the merger;

      o the opportunities for growth and the potential for increased shareholder value if BSD were to stay independent and realize its strategic plan, financial projections and expected technological advances over the next five years;

      o the risk that the merger might not be completed in a timely manner or at all;

      o the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger; and

      o the possibility of management and employee disruption associated with the merger.

      After taking into account all of the factors set forth above, as well as others, the BSD Board of Directors and majority shareholders agreed that the benefits of the merger outweigh the risks and that the Merger Agreement and the merger are advisable and fair and in the best interests of BSD and its shareholders.

      The BSD Board of Directors and majority shareholders did not assign relative weights to the above factors or the other factors considered by it. In addition, the BSD board and majority shareholders did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the BSD board may have given different weight to different factors.

NeoMedia's Reasons for the Merger

      The Board of Directors of NeoMedia approved the Merger Agreement on August 18, 2004 after NeoMedia's senior management discussed with the Board of Directors the business, assets, liabilities, results of operations and financial performance of BSD, the complementary nature of certain of BSD's products and capabilities and the products of NeoMedia, the expectation that BSD could be integrated with NeoMedia, and the potential benefits that could be realized as a result of such integration.

Interests of Certain Persons in the Merger; Conflicts of Interest

      BSD shareholders should be aware that some of BSD's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of BSD shareholders generally. The Board of Directors of BSD was aware of these interests and considered them in approving the merger and the Merger Agreement.

      Equity Plans. Upon the completion of the merger, BSD employees, including senior management, will be eligible to participate in NeoMedia's stock option plans and stock incentive plans. Any issuances of stock or stock options under NeoMedia's various plans must be approved by either the Stock Option Committee of NeoMedia's board, or the Board of Directors as a whole.

      Insiders Who Are Debtholders of BSD. Two of BSD's majority shareholders who approved the merger are also debtholders of BSD. The debt owed to these individuals will become debt of NeoMedia Telecom Services upon completion of the merger.

Anticipated Accounting Treatment

      The total merger consideration paid by NeoMedia, together with the direct costs of the merger, will be allocated to BSD's tangible and intangible assets and liabilities based on their fair market values. The assets, liabilities and results of operations of BSD will be consolidated into the assets, liabilities and results of operations of NeoMedia after the merger.


MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

      The following discussion sets forth the material United States federal income tax consequences of the merger to BSD Stockholders (as defined below). This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended, (the "Code"), the regulations of the U.S. Treasury Department and court and administrative rulings and decisions in effect on the date of this registration statement. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.

      For purposes of this discussion, the term "BSD Stockholder" refers to a holder of BSD common stock that is:

      o     A citizen or resident of the United States;

      o a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

      o a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or
            (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or

      o an estate that is subject to U.S. federal income tax on its income regardless of its source.

      If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds BSD common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. A partner of a partnership holding BSD common stock should consult his own tax advisor.

      This discussion assumes that BSD common stock is held as a capital asset within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to BSD Stockholder under the stockholder's particular circumstances or that may be applicable to a BSD Stockholder if the stockholder is subject to special treatment under the U.S. federal income tax laws, including if a BSD Stockholder is:

      o     a financial institution;

      o     a tax-exempt organization;

      o     an S corporation or other pass-through entity;

      o     an insurance company;

      o     a mutual fund;

      o     a dealer in securities or foreign currencies;

      o a trader in securities who elects the mark-to-market method of accounting for the securities;

      o     subject to the alternative minimum tax provisions of the Code;

      o a BSD Stockholder who received BSD common stock through the exercise of employee stock options or through a tax-qualified retirement plan;

      o     a person that has a functional currency other than the U.S. dollar;

      o     a holder of options granted under any BSD benefit plan;

      o a BSD Stockholder who holds BSD common stock as part of a hedge, straddle or a constructive sale or conversion transaction; or

      o     certain United States expatriates.

      THE MERGER. NeoMedia and BSD have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. NeoMedia will receive a legal opinion that the merger so qualifies. In addition, based on representations and covenants contained in a tax opinion certificate provided by NeoMedia and NeoMedia Telecom Services, Inc. and on customary factual assumptions, all of which must continue to be true and accurate in all material respects as of the effective time of the merger, and subject to the qualifications and limitations set forth in the opinion, it is the opinion of Kirkpatrick & Lockhart Nicholson Graham LLP, counsel to NeoMedia, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, the material U.S. federal income tax consequences of the merger are as follows:

      o BSD Stockholders will not recognize gain or loss upon the exchange of BSD common stock for NeoMedia common stock except to the extent of any cash received instead of a fractional share of NeoMedia common stock. This gain or loss will be capital gain or loss equal to the difference between the amount of cash received and the tax basis allocated to such fractional share. The capital gain or loss recognized will constitute long-term capital gain or loss if the BSD Stockholder's holding period in BSD common stock surrendered in the merger is greater than one year as of the date of the merger.

      o the aggregate tax basis in the NeoMedia common stock that a BSD Stockholder receives in the merger (including any fractional share interest deemed to be received and exchanged for cash) will equal the BSD Stockholder's aggregate tax basis in the BSD common stock that the stockholder surrenders less the amount of cash, if any, the BSD Stockholder receives, plus the amount of any gain the BSD Stockholder recognizes as a result of receiving the cash, if any; and

      o the holding period for the NeoMedia common stock that a BSD Stockholder receives in the merger (including any fractional share interest deemed to be received and exchanged for cash) will include the BSD Stockholder's holding period for the shares of BSD common stock that the stockholder surrenders in the exchange.

      If a BSD Stockholder acquired different blocks of BSD common stock at different times and at different prices, the stockholder's tax basis and holding period in his NeoMedia common stock may be determined with reference to each block of BSD common stock.

      BACKUP WITHHOLDING. A non-corporate BSD Stockholder may be subject to information reporting and backup withholding on any cash received instead of a fractional share interest in NeoMedia common stock. A BSD Stockholder will not be subject to backup withholding, however, if the stockholder:

      o furnishes a correct taxpayer identification number and certifies that the BSD Stockholder is not subject to backup withholding on the Form W-9 or successor form; or

      o     is otherwise exempt from backup withholding.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

      REPORTING REQUIREMENTS. A BSD Stockholder that receives NeoMedia common stock as a result of the merger will be required to retain records pertaining to the merger and will be required to file with the stockholder's United States federal income tax return for the year in which the merger takes place a statement setting forth facts relating to the merger.

      THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, IT DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO AN INDIVIDUAL BSD STOCKHOLDER WILL DEPEND UPON THE FACTS OF THE STOCKHOLDER'S PARTICULAR SITUATION. ACCORDINGLY, BSD STOCKHOLDERS ARE STRONGLY ENCOURAGED TO CONSULT WITH A TAX ADVISOR TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO THEM OF THE MERGER.

MATERIAL  UNITED  STATES AND CANADIAN  FEDERAL  INCOME TAX  CONSEQUENCES  OF THE
MERGER

The following is a material United States federal income tax consequence of the merger. The following discussion is based on the United States Internal Revenue Code of 1986, as amended (the "Code") and related regulations, existing administrative interpretations and court decisions and any related laws, all of which could change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or special rules that may apply to you, such as rules relating to:

      o     shareholders who are not citizens or residents of the United States;

      o     financial institutions;

      o     tax exempt organizations;

      o     insurance companies; or

      o     dealers in securities.

      This discussion assumes you hold your shares of BSD capital stock as capital assets within the meaning of Section 1221 of the Code.

      It is expected that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(B) of the Code, and that BSD and NeoMedia will each be a party to that reorganization within the meaning of Section 368(b) of the Code. Accordingly, since BSD will no longer exist as a result of its merging into and becoming one with NeoMedia as a result of BSD shareholders exchanging their BSD voting stock solely for NeoMedia voting stock, shareholders of BSD should not recognize any gain or loss for United States federal income tax purposes.

      This foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the merger. In addition, this discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER


      The following is a summary of the principal Canadian federal income tax considerations generally applicable to BSD Stockholders who are resident in Canada. This summary, which does not constitute a legal opinion, is restricted in its scope to BSD Stockholders who are individuals (that is, taxpayers who are persons and not corporations, trusts or other entities) resident in Canada for the purposes of the Income Tax Act Canada (the "Tax Act") and who hold their shares as capital property. This commentary assumes that the BSD Stockholder and any person deemed to deal with him not at arm's-length for the purposes of the Tax Act, will not after the exchange hold or have rights to acquire more than one-half of the shares entitled to vote to elect directors in NeoMedia nor have shares with a fair market value of more than 50% of all issued shares in NeoMedia.

      This summary is based upon NeoMedia's understanding of the Tax Act, the regulations to it (the "Regulations") and the current administrative practices of the Canada Revenue Agency ("CRA"). This summary also takes into account proposals for specific amendments to the Tax Act publicly announced in writing by the Minister of Finance of Canada as of the date of this information statement/prospectus (the "Proposed Amendments"). There is no assurance that the Proposed Amendments will be enacted into law in the manner proposed, or at all. This summary does not take into account or anticipate any possible changes in the law, whether by legislative, governmental or judicial action.

      No advance income tax ruling has been applied for from CRA in connection with the transactions contemplated by filing nor will one be sought.

      This summary is not exhaustive of all possible federal income tax considerations and does not deal with provincial or foreign income tax considerations. This summary does not constitute, and should not be construed to constitute, legal or tax advice to any particular person. BSD STOCKHOLDERS RESIDENT IN CANADA ARE THEREFORE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

      A BSD Stockholder who exchanges his/her or her shares for NeoMedia stock will have a disposition of those shares for the purposes of the Tax Act. That BSD Stockholder will be deemed to have disposed of BSD shares for an amount equal to their cost base immediately prior to the exchange (thus realizing no gain or loss) and will be deemed to have acquired the NeoMedia shares for that same amount.

      However, a Canadian resident BSD Stockholder can elect in his/her return of income of the taxation year in which the exchange occurs to treat the disposition not as a "rollover" or non-recognition transaction but as one which may generate a capital gain (or loss). In that case, proceeds of disposition of shares by the BSD Stockholder equal to the fair market value of the NeoMedia shares received on the exchange will be deemed to have realized. To the extent that the proceeds of disposition received or deemed to have been received in respect of the BSD shares exceed the aggregate of the BSD Stockholder's adjusted cost base and costs of disposition, the BSD Stockholder will realize a capital gain for income tax purposes. A capital loss will generally be realized to the extent that proceeds of disposition are exceeded by the BSD Stockholder's adjusted cost base of the BSD shares and costs of disposition.

      A Canadian resident must include one-half of the amount of any capital gain realized into income which would then be taxed at ordinary marginal rates. One-half of a capital loss, referred to in the Tax Act as an allowable capital loss, may be utilized to offset taxable capital gains realized by the individual in the current year. To the extent that allowable capital losses realized in the year are not utilized to offset taxable capital gains for that year, such allowable capital losses can be used to offset net taxable capital gains in future years or in the three preceding years.

      The cost base of the NeoMedia shares to that Canadian resident BSD Stockholder will be their fair market value on the date of the transaction if that BSD Stockholder elects out of the "rollover" treatment.

Dissenters' Rights

      Under Florida law, holders of BSD common stock outstanding immediately prior to the effective date of the merger who have not voted in favor of the merger have the right to exercise their dissenters' rights and obtain payment in cash for the fair value of their shares of common stock, rather than receive shares of NeoMedia common stock as described in this information statement/prospectus and the attached Merger Agreement. To exercise dissenters' rights, BSD stockholders must strictly follow the procedures described under
Section 607.1301 et seq. of the Florida Business Corporation Act (the "FBCA"). The text of the applicable provisions of Florida Business Corporation Act, together with BSD's initial notice to dissenters as required under the FBCA and a Dissenter's Demand Notice Form, is attached as Annex A to this information statement/prospectus. Instruction as to how to exercise dissenters' rights in connection with the merger are included in Annex A. A BSD shareholder desiring to exercise his/her dissenters' rights under the FBCA must execute and return to BSD the Dissenter's Demand Notice Letter in Annex A.


      In order to exercise appraisal rights, dissenting shareholders must strictly comply with the statutory procedures of the FBCA. If a proposed corporation action requiring appraisal rights under the FCBA is submitted to a vote at a shareholders' meeting, or is submitted to a shareholder pursuant to a consent to vote, a dissenting shareholder who wishes to exercise appraisal rights, must deliver to the corporation before the vote is taken, or within 20 days after receiving notice from the corporation that such appraisal rights are available, a written notice of intent to demand payment. A dissenting shareholder then cannot vote in favor of the proposed action. If the proposed action becomes effective, the corporation must deliver a written appraisal notice and form to all dissenting shareholders who provided a notice of intent to demand payment within the statutorily prescribed time limits. The corporation must send the appraisal notice and form within 10 days after the corporate action became effective. The corporation may offer to a dissenting shareholder a payment based on the corporation's estimate of the fair value of the shareholder's shares. The fair value of the shares is determined immediately before the effectuation of the corporate action to which the shareholder objects and using customary and current valuation concepts and techniques generally employed for similar business in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action, unless such exclusion would be inequitable. A dissenting shareholder who is dissatisfied with the corporation's offer, must notify the corporation on the form provided to the dissenting shareholder by the corporation of that dissenting shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest. If a dissenting shareholder fails to notify the corporation in writing of the demand to be paid the shareholder's stated estimate of the fair value plus interest within the timeframe requested be the corporation, which shall be no less than 40 or more than 60 days after the appraisal notice and form are sent, the shareholder is entitled only to the payment offered by the corporation. Due to the fact that the actual exchange rate of BSD shares for NeoMedia shares will not be known until the effective time of the merger, a dissenting shareholder may not know the actual exchange rate at the time the notice of dissent is submitted.


      Section 607.1302 of the FBCA provides in pertinent part that a shareholder is entitled to appraisal (i.e., dissenters') rights, and to obtain payment of the fair value of that shareholder's shares in the event of, among other things, consummation of a merger to which the corporation is a party if shareholder approval is required for the merger under Section 607.1103 of the FBCA, and the shareholder is entitled to vote on the merger or exchange of shares in such merger; provided that the shareholder has not voted in favor of the merger or share exchange.

      A shareholder may assert his/her/her dissenters' rights to all or fewer than all shares he/she/she held as of the record date.

      Under Section 607.1320, the corporation is required to provide the stockholder with an initial notice of the corporate action giving rise to dissenters' rights (e.g., a merger or share exchange) at the same time the corporation provides notice of the meeting on which the proposed merger will be put to a vote, or if no such meeting is to occur, on the date on which the corporation first solicits consents for the proposed merger or share exchange from any stockholder (the "Initial Notice"). The Initial Notice must also inform the stockholder that the corporation has concluded that a stockholder may be, is, or is not entitled to assert their dissenters' rights under the FBCA.

      Within 20 days of receipt of the Initial Notice (or before a vote is taken on the proposed merger), a stockholder who has not voted to approve the merger and who wished to exercise his/her dissenters' rights, must so notify the corporation in writing.

      If the proposed merger is approved by the stockholders, then the corporation must, within 10 days of the date on which the merger became effective, send a second notice to the stockholders who previously provided notice to the corporation of their intention to assert their dissenters' rights informing such persons that the merger was approved and soliciting from them certain information to be supplied on an enclosed form and returned to the corporation, such as name, number of shares held, affirmative representation that they did not vote for the merger, the corporation's estimate of the fair value of the shares held by such person, a copy of the corporation's current financial statements, and a copy of Sections 607.1301 through 607.1333 of the FBCA (the "Second Notice"). "Fair value" is defined under the FBCA as the value of the corporation's shares immediately prior to the proposed merger using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisals.

      A stockholder wishing to exercise his/her dissenters' rights must then execute the form enclosed in the Second Notice and return it to the corporation within 20 days, and, if his shares are represented by certificates, deposit such certificates in accordance with the terms contained in the Second Notice. Once the shareholder has done the foregoing, he/she loses all rights as a shareholder unless he/she withdraws his/her election to exercise his/her dissenters' rights. If the shareholder states on such form that he/she accepts the corporation's offer, then the corporation must tender payment to shareholder within 90 days. However, if the shareholder indicates on such form that he/she does not accept the corporation's offer, then he/she must provide his/her determination of the fair value and note same on the form before returning it to the corporation.

      The corporation then has 60 days in which to (a) accept the shareholders' counter-offer/determination of fair value and thereafter pay such amount within said 60-day period, or (b) negotiate with the shareholder toward a compromise value and thereafter pay such amount within said 60-day period, or (c) reject the shareholder's counter-offer/determination of fair value and thereafter within said 60-day period commence a proceeding in the appropriate court in the county in which the corporation's principal office is located for a judicial determination of fair value. The corporation must tender payment of the fair value determined by the court within 10 days of a final determination.

      Under the FBCA, court costs, including costs of any third party appraisals ordered by the court, are paid by the corporation. Additionally, if the court finds that the corporation did not substantially comply with the FBCA with regard to dissenters' rights, it can assess fees for the shareholder's counsel against the corporation as well. However, if the court finds that the shareholder acted arbitrarily or vexatiously, it can assess the corporation's legal fees against the shareholder.

FEDERAL OR STATE REGULATORY REQUIREMENTS AND APPROVALS

      NeoMedia has consulted with its legal counsel and believes that it is not required to obtain the consent of, or furnish prior notice to, any federal or state governmental authority in connection with the consummation of the merger, including any notice required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 United States, Section 18a (Section 7A of the Clayton Act).

DESCRIPTION OF NEOMEDIA'S AND BSD'S SECURITIES


      A description of NeoMedia's and BSD's securities is provided on page 77 and page 102 of this information statement/prospectus, respectively.


MATERIAL DIFFERENCES BETWEEN RIGHTS OF HOLDERS OF NEOMEDIA COMMON STOCK COMPARED TO BSD COMMON STOCK

      A description of the material differences between rights of holders of NeoMedia common stock compared to BSD common stock is provided on page 40 of this information statement/prospectus.

                              THE MERGER AGREEMENT

This  section of the  information  statement/  prospectus  describes  the Merger
Agreement. While NeoMedia and BSD believe that the description covers the material terms of the Merger Agreement, this summary may not contain all of the information that is important to you. The Merger Agreement is attached to this prospectus as Exhibit 10.55. This document is incorporated herein by reference, and NeoMedia and BSD urge you to read it carefully.

General; Structure of Transaction; Distribution of Common Stock

      Following satisfaction or waiver of all of the conditions to the merger, BSD will merge into NeoMedia Telecom Services, a wholly-owned subsidiary of NeoMedia which is sometimes referred to as the "merger subsidiary." NeoMedia Telecom Services will survive the merger as a wholly-owned subsidiary of NeoMedia. If all conditions to the merger are satisfied or waived, the merger will become effective at the time of the filing by the surviving corporation of a duly executed certificate of merger with the Nevada Secretary of State.


      The Exchange Ratio and Treatment of BSD Common Stock. BSD's shareholders will receive, for each share of BSD stock owned, NeoMedia stock equivalent to ..07 divided by the volume-weighted average price of NeoMedia stock for the five days prior to the effective time of the merger. The number of NeoMedia shares each BSD shareholder will receive at closing will change depending on NeoMedia's stock price at the time of closing. NeoMedia stock to be issued in the exchange will be valued using a 5-day volume-weighted average closing price for the five days prior to closing. No fractional shares will be issued. BSD common stockholders that otherwise would receive fractional shares will instead receive the nearest whole number of shares rounded down and an amount of cash (without
interest)   equal  to  the   product  of  such   fraction   multiplied   by  the
volume-weighted average closing price for the five days prior to closing of one share of NeoMedia common stock as reported on the Over-the-Counter Bulletin Board. IT IS IMPORTANT TO NOTE THAT BSD SHAREHOLDERS WILL NOT KNOW THE ACTUAL NUMBER OF SHARES THEY WILL RECEIVE UNTIL THE EFFECTIVE DATE OF THE MERGER. BSD SHAREHOLDERS WHO WISH TO INQUIRE ABOUT THE NUMBER OF SHARES THEY WILL RECEIVE IN THE MERGER CAN CALL TOLL-FREE (877) 813-2419.


      Treatment of BSD Stock Options and Warrants. NeoMedia will not assume any outstanding stock options or warrants issued by BSD. All options and warrants to purchase BSD stock will be converted or cancelled prior to the effective date.

      Exchange of Certificates. After the effective date of the merger, BSD's transfer agent, Florida Atlantic Stock Transfer, will mail to each record holder of BSD common stock a letter of transmittal and instructions for surrendering their certificates. Only those holders who properly surrender their certificates in accordance with the instructions will receive a certificate or certificates representing that number of whole shares of NeoMedia common stock, cash in lieu of any fractional shares of NeoMedia common stock and any dividends or distributions to which they are entitled. The surrendered certificates representing shares of BSD common stock will be cancelled. After the effective time of the merger, each certificate representing shares of BSD common stock that has not been surrendered will only represent the right to receive common stock of NeoMedia, cash in lieu of any fractional shares of NeoMedia common stock and any dividends or distributions to which they are entitled. Following the effective date of the merger, BSD will not register any transfers of BSD common stock on its stock transfer books.

      No dividends or other distributions declared or made with respect to NeoMedia common stock with a record date after the closing date of the merger will be paid to the holder of any unsurrendered BSD certificate until the holder surrenders its BSD certificate in accordance with the letter of transmittal. Upon surrender, the transfer agent will deliver to the record holder of the certificate, without interest, any dividends or distributions with respect to the NeoMedia common stock to which the holder is entitled which have a record date after the closing date of the merger.

      If any BSD common stock certificate is lost, stolen or destroyed, a BSD stockholder must provide an appropriate affidavit of that fact. NeoMedia may require a BSD stockholder to deliver a bond or indemnity agreement as security against any claim that may be made against NeoMedia, the surviving corporation or the transfer agent with respect to any lost, stolen or destroyed certificate.

Representations and Warranties

      NeoMedia and BSD each made a number of representations and warranties in the Merger Agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger.

BSD's representations and warranties include representations as to:

      o     Organization of BSD;
      o     Capitalization of BSD;
      o     Stockholders' Agreements, etc;
      o     Authorization;
      o     Officers and Directors;
      o     Bank Accounts;
      o     Subsidiaries;
      o     Real Property;
      o     Personal Property;
      o     Environmental Matters;
      o     Contracts;
      o     No Conflict or Violation;
      o     Consents;
      o     Permits;
      o     SEC Reports;
      o     Financial Statements;
      o     Books and Records;
      o     Absence of Certain Changes or Events;
      o     Liabilities;
      o     Litigation;
      o     Labor Matters;
      o     Employee Benefit Plans;
      o     Transactions with Related Parties;
      o     Compliance with Law;
      o     Intellectual Property;
      o     Tax Matters;
      o     Insurance;
      o     Brokers;
      o     Transaction Costs;
      o     No Other Agreements to Sell NeoMedia or its Assets;
      o     Accounts Receivable;
      o     Inventory;
      o     Product Warranty;
      o     Board Recommendation; and
      o     Material Misstatements or Omissions.

NeoMedia's representations and warranties include representations as to:

      o     Organization;
      o     Capitalization of NeoMedia and Merger Subsidiary;
      o     Authorization;
      o     SEC Reports;
      o     Financial Statements;
      o     Books and Records;
      o     No Conflicts;
      o     Approvals;
      o     Merger Consideration;
      o     Brokers' and Finders' Fees;
      o     Board Approval; and
      o     No Stockholder Approval Required.

      The representations and warranties in the Merger Agreement are complicated and not easily summarized. You are urged to carefully read the portions of the Merger Agreement entitled "Representations and Warranties of NeoMedia and major stockholders" relating to BSD and "Representations and Warranties of Buyer and Merger Sub" relating to NeoMedia and the Merger Subsidiary.

Conduct of Business Prior to the Effective Time of the Merger

      BSD and NeoMedia have agreed that, until the earlier of the completion of the merger or termination of the Merger Agreement, except as contemplated by the Merger Agreement or agreed to in writing, they will, and will cause their respective subsidiaries to, operate their respective businesses solely in the ordinary course of business and in accordance with past practice.

      BSD and NeoMedia have also agreed that until the earlier of the completion of the merger or termination of the Merger Agreement, BSD will not, and will not permit any of its respective subsidiaries to, do any of the following without NeoMedia's prior written consent, unless expressly contemplated by the Merger Agreement and subject to certain exceptions:

      o incur any indebtedness for borrowed money, or assume, guarantee, endorse, or otherwise become responsible for obligations of any other person;

      o issue or commit to issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities;

      o declare, pay or incur any obligation to pay any dividend or distribution on its capital stock or declare, make or incur any obligation to make any distribution or redemption with respect to capital stock;

      o make any changes to its Articles of Incorporation or bylaws or other charter documents;

      o mortgage, pledge or otherwise encumber any assets or sell, transfer, license or otherwise dispose of any assets except for the sale or disposition of inventory to customers in the ordinary course of business and consistent with past practice;

      o cancel, release or assign any indebtedness owed to it or any claims or rights held by it;

      o make any investment or commitment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other person;

      o     terminate any contracts or make any change in any contract;

      o     enter into or modify any employment contract;

      o pay any compensation to or for any employee, officer or director other than in the ordinary course of business and pursuant to employment arrangements existing as of the date of the Merger Agreement;

      o pay or agree to pay any bonus, incentive compensation, service award, severance, "stay bonus" or other like benefit;

      o     enter into or modify any other material employee plan;

      o enter into or modify any contract or other arrangement with a related party;

      o     make any change in any method of accounting or accounting practice;

      o     fail to comply with all material  laws  applicable  to the assets of
            BSD  or  BSD's  subsidiaries  and  business   consistent  with  past
            practices;

      o fail to use its commercially reasonable efforts to (i) maintain its business, (ii) maintain existing relationships with material suppliers and customers of BSD and others having business dealings with BSD, and (iii) otherwise preserve the goodwill of its business so that such relationships and goodwill will be preserved on and after the closing date;

      o make or change any election in respect of taxes, adopt or change any material accounting method in respect of taxes, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settle or compromise any claim, notice, audit report or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes; or

      o     commence any legal action or proceeding.

      The agreements related to the conduct of business in the Merger Agreement are complicated and not easily summarized. You are urged to carefully read the section of the Merger Agreement entitled "Conduct Prior to the Effective Time."

No Solicitation

      Until the merger is completed or the Merger Agreement is terminated, BSD has agreed not to, and agreed to direct their respective officers, directors, employees, representatives and other agents not to:

      o take any action to solicit, initiate or encourage the making of, any acquisition proposal, or

      o subject to the discussion below, engage in any negotiations with, or provide any nonpublic information or data to, or afford any access to its properties, books or records any person relating to any acquisition proposal.

      BSD may, without breaching the Merger Agreement, respond to an unsolicited acquisition proposal by discussing the proposal with, and furnishing information to the party making the proposal, if the board determines in good faith with advice from its financial advisor that the potential acquirer submitting such acquisition proposal is reasonably capable of consummating the acquisition, and the board determines in good faith after receiving advice from its financial advisor, that such acquisition proposal is reasonably likely to lead to a superior proposal.

      BSD has agreed to promptly notify NeoMedia of any acquisition proposal, or any request for information or access to properties, books or records by any person who has advised that it may be considering making, or that has made, an acquisition proposal.

Additional Covenants

BSD has also agreed to the following covenants:

      o The major stockholders shall have entered into voting agreements with NeoMedia with respect to the voting of their BSD common stock and which voting agreements prohibit the major stockholders from selling or transferring their BSD common stock prior to the effective time of the merger;

      o BSD will give NeoMedia and its officers, employees, accountants, counsel, financing sources and other agents and representatives reasonable access to all buildings, offices, and other facilities and to all books and records of BSD and all BSD subsidiaries, whether located on the premises of BSD or at another location;

      o BSD will permit NeoMedia to make such inspections as it may reasonably require;

      o BSD will cause its officers to furnish NeoMedia such financial, operating, technical and product data and other information with respect to the business and assets of BSD as NeoMedia from time to time may request, including without limitation, financial statements and schedules;

      o BSD will allow NeoMedia the opportunity to interview such employees and other personnel and affiliates of BSD as NeoMedia may reasonably request;

      o BSD will assist and cooperate with NeoMedia in the development of integration plans for implementation by NeoMedia and the Surviving Corporation following the effective date of the merger;

      o BSD will exercise any rights that mature between the date hereof and the effective date of the merger to repurchase any outstanding shares of BSD common stock at the price at which such shares were issued;

      o     BSD will make reasonable efforts to maintain its proprietary rights;
            and

      o BSD will deliver to NeoMedia all SEC filings it makes prior to the closing date.

BSD and NeoMedia have mutually agreed to the following covenants:

      o BSD and NeoMedia will keep the information or knowledge obtained pursuant to the negotiation and execution of the Merger Agreement or the effectuation of the merger transaction confidential;

      o     Both sides will bear their own expenses relating to the merger;

      o Except as required by law (including federal and state securities laws), or as may be reasonably necessary to complete the merger, neither BSD nor NeoMedia will disclose the existence of, or any subject matter of, or the terms and conditions of, the Merger Agreement to any third party without the prior written consent of the other;

      o BSD and NeoMedia will use commercially reasonable efforts to take, or cause to be taken, all actions under the Merger Agreement;

      o BSD and NeoMedia will notify one another of (a) the occurrence of any event, the occurrence of which is likely to cause any representation or warranty of BSD or NeoMedia to be untrue or inaccurate at or prior to the closing date, and (b) any failure of the BSD or NeoMedia to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement;

      o BSD will be responsible for all tax returns and related liabilities until the closing date, and NeoMedia will be responsible for all tax returns and related liabilities after the closing date;

      o BSD and NeoMedia agree that in connection with any third party or derivative litigation which may be brought against BSD relating to the merger, BSD will keep NeoMedia informed of the course of such litigation, and BSD agrees that it will consult with NeoMedia prior to entering into settlement or compromise of any such litigation; and

      o     The  Certificate  of  Incorporation  and  bylaws  of  the  Surviving
            Corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and bylaws of BSD as of the date of the Merger Agreement.

Conditions to Completion of the Merger

      The obligations of NeoMedia and BSD to complete the merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver, to the extent legally permissible, of each of the following conditions before completion of the merger:

      o the registration statement on Form S-4 of which this information statement/prospectus is a part shall have been declared effective by the United States Securities and Exchange Commission (the "SEC") and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order, and no similar proceeding shall have been initiated in respect of the information statement/prospectus;

      o no temporary restraining order or injunction, law, regulation, order or proceeding by a governmental entity, that could prevent the merger or make the merger illegal, has been entered or begun; and

      o     each of BSD,  NeoMedia  and the  Surviving  Corporation  shall  have
            timely  obtained  from  each   governmental   entity  all  necessary
            approvals, waivers or consents.

      BSD's obligations to complete the merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver in writing of each of the following additional conditions before completion of the merger:

      o The representations and warranties of NeoMedia contained in the Merger Agreement shall have been accurate in all respects as of the date of the Merger Agreement and shall be accurate in all respects as of the closing date as if made on and as of the closing date;

      o NeoMedia shall have performed and complied with in all material respects of each agreement, covenant and obligation required by the Merger Agreement to be so performed or complied with by NeoMedia at or before the closing date; and

      o NeoMedia shall have delivered to BSD a buyer certificate, dated the closing date and executed by an authorized officer of NeoMedia.

      BSD's representations and warranties must be true and correct as of the date the merger is to be completed as if made at and as of such time except:

      o The representations and warranties of BSD contained in the Merger Agreement shall have been accurate in all respects as of the date of the Merger Agreement and shall be accurate in all respects as of the closing date as if made on and as of the closing date;

      o BSD shall have performed and complied with in all material respects each agreement, covenant and obligation required by the Merger Agreement to be so performed or complied with by BSD on or before the closing date;

      o BSD shall have delivered to NeoMedia a seller certificate, dated the closing date and executed by the President and Chief Executive Officer of BSD;

      o The adoption of the Merger Agreement by the requisite holders of the outstanding shares of BSD common stock shall have been obtained by BSD at a special meeting or by written consent as permitted by law;

      o BSD shall not have liabilities in an amount greater than $5 million as of July 31, 2004, and as of the closing date;

      o BSD shall have assets in an amount equal to or greater than $850,000 as of July 31, 2004, and as of the closing date;

      o BSD shall not have in excess of 35 million shares of common stock issued and outstanding as of the closing date;

      o BSD shall have terminated prior to the closing date any and all employment agreements, severance agreements, "golden parachute" provisions of any agreements, and/or any other agreements that would entitle any person compensation or payment pursuant to the termination of such person's employment or a change of control in BSD;

      o     All  required  consents,  approvals,   notifications,   disclosures,
            filings and registrations shall have been obtained or made;

      o No action shall be pending or threatened relating in any way to the Merger Agreement or the transactions contemplated in the Merger Agreement;

      o The holders of not more than 5% of the issued and outstanding shares of BSD common stock shall have dissented to the merger;

      o Each of the key employees defined in the Merger Agreement shall remain continuously employed by BSD on substantially the same terms and with substantially the same responsibilities as on the date of the Merger Agreement and BSD shall have no knowledge that any of the key employees has any intention to terminate their employment with the Surviving Corporation;

      o Each required employee shall have executed and delivered to NeoMedia an employment agreement;

      o All BSD stock option and warrant agreements shall be converted or cancelled prior to the effective time of the merger;

      o BSD, BSD Stockholders and any person who is a "disqualified individual" (as defined in Section 280G(c) of the United States Internal Revenue Code, as amended (the "Code") and the proposed Treasury Regulations promulgated thereunder) with respect to BSD shall have taken any and all actions necessary to provide that no payment or acceleration of any right to benefits or payment pursuant to the Merger Agreement, any employee plan, contract or any other plan or arrangement shall constitute an "excess parachute payment" within the meaning of Code Section 280G(b)(1) (NeoMedia and BSD each acknowledge and agree that such actions may include, but are not necessarily limited to, the approval by BSD stockholders of the right to receive or retain such payments or benefits, which approval satisfies the requirements of Code Section 280G(b)(5)(B) of and the proposed Treasury Regulations promulgated thereunder); and

      o NeoMedia shall have no actual knowledge and shall not have received a notice pursuant to Treasury Regulations Section 1.445-4 that the statement delivered by BSD pursuant to Code Section 6.11(g) is false.

Termination of the Merger Agreement

      The Merger Agreement may be terminated and the merger may be abandoned any time prior to the effective time by either NeoMedia or BSD, if:

      o the merger shall not have been consummated on or before July 31, 2005, which date may be extended by mutual consent of NeoMedia and BSD;

      o     any law shall have been enacted,  entered or promulgated prohibiting
            the   consummation  of  the  Merger   substantially   on  the  terms
            contemplated in the Merger Agreement; or

      o a court of competent jurisdiction or other government entity shall have issued an order, decree, ruling or injunction, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger substantially on the terms contemplated hereby, and such order, decree, ruling, injunction or other action shall have become final.

      The Merger Agreement may be terminated and the merger may be abandoned any time prior to the effective time by NeoMedia, if:

      o BSD shall have failed to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement;

      o there exists a breach or breaches of any representation or warranty of BSD contained in the Merger Agreement; or

      o (i) the Board of Directors of BSD fails to adopt the Merger Agreement, or withdraws, amends or modifies in a manner adverse to NeoMedia its adoption of the Merger Agreement, (ii) a tender offer (to which Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended (the "1934 Act") applies) for any of the outstanding shares of capital stock of BSD is commenced prior to BSD the closing date, and within the time required by Rule 14e-2(a) under the Exchange Act the Board of Directors of BSD fails to recommend against acceptance of such tender offer, or takes no position with respect to such tender offer, or states its inability to take a position with respect to such tender offer, (iii) BSD or its Board of Directors takes any position (including making no recommendation or stating an inability to make a recommendation) with respect to any acquisition proposal other than a recommendation to reject such acquisition proposal, (iv) the Board of Directors of BSD resolves to accept, accepts or recommends to the stockholders of BSD a superior proposal, or (v) the Board of Directors of BSD resolves to take any of the foregoing actions.

      The Merger Agreement may be terminated and the merger may be abandoned any time prior to the effective time by BSD, if:

      o NeoMedia or the Surviving Corporation shall have failed to comply in any material respect with any of the covenants or agreements contained in any section of the merger;

      o there exists a breach or breaches of any representation or warranty of NeoMedia or the Surviving Corporation contained in the Merger Agreement; or

      o the Board of Directors of BSD accepts or recommends to the stockholders of BSD a superior proposal or resolves to do so, provided that BSD has given written notice of such superior proposal and NeoMedia has not made a proposal which is reasonably equivalent from the perspective of the stockholders of BSD within 72 hours of such written notice.

Expenses and Termination Fees

      Each side shall pay their own expenses relating to the merger. Neither party is subject to a termination fee in the event the merger is not completed.

Amendment; Extension and Waiver of the Merger Agreement

      Amendment. The Merger Agreement may be amended by the mutual written agreement of NeoMedia and BSD at any time prior to the closing of the merger.

      Extension and Waiver. At any time prior to the effective time of the merger any party may, to the extent legally allowed:

      o extend the time for the performance of any of the obligations or other acts of the other parties under the Merger Agreement;

      o waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; or

      o waive compliance with any of the agreements or conditions for the benefit of such party contained in the Merger Agreement.


               COMPARATIVE RIGHTS OF NEOMEDIA AND BSD SHAREHOLDERS

      NeoMedia is incorporated under the laws of the State of Delaware,  whereas
BSD is incorporated under the laws of the State of Florida. BSD shareholders' rights are currently governed by the Florida Business Corporation Act ("FBCA"), the Articles of Incorporation of BSD and the bylaws of BSD; however, if the merger is completed, BSD shareholders who receive shares of NeoMedia common stock in the merger will become shareholders of NeoMedia, and their rights as such will be governed by the Delaware General Corporation Law ("DGCL"), NeoMedia's Certificate of Incorporation and bylaws. The material differences between the rights of holders of BSD common stock and the rights of holders of NeoMedia common stock, resulting from the differences in their governing documents, are summarized below.

      The following  summary does not purport to be a complete  statement of the rights of holders of NeoMedia  common  stock or the rights of the holders of BSD common stock.  This summary  contains a list of the material  differences but is not meant to be relied upon as an exhaustive  list or a detailed  description of the  provisions  discussed  and is qualified in its entirety by reference to the
DGCL,  the FBCA, and the governing  corporate  documents of NeoMedia and BSD, to which the holders of BSD common  stock are  referred.  Copies of such  governing corporate  documents of NeoMedia and BSD are available,  without charge,  to any
person,    including   any   beneficial   owner   to   whom   this   information
statement/prospectus  is delivered,  by following the instructions  listed under
"Where You Can Find More Information."

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
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                                  BSD SOFTWARE, INC.                            NEOMEDIA
-------------------------------------------------------------------------------------------------------
AUTHORIZED CAPITAL       BSD's authorized capital stock            NeoMedia's authorized capital
STOCK                    consists of 5,000,000 shares of           stock consists of 25,000,000
                         preferred stock, $0.001 par value         shares of preferred stock, par
                         per share, and 50,000,000 shares of       value $0.01 per share; and
                         common stock, $0.001 par value per        1,000,000,000 shares of common
                         share.                                    stock, par value $0.01 per share.
-------------------------------------------------------------------------------------------------------
PAYMENT OF DIVIDENDS     The Board of Directors of BSD may,        Under the DGCL, NeoMedia may
                         from time to time, declare and the        declare and pay cash dividends out
                         corporation may pay dividends on          of its surplus or, if it has no
                         its shares in cash, property or its       surplus, out of any net profits
                         own shares, except when the               for the current or preceding
                         corporation is insolvent or when          fiscal year, provided that the
                         the payment thereof would render          payment will not reduce the
                         the corporation insolvent subject         capital of the corporation below
                         to the provisions of the Florida          the aggregate liquidation
                         Statutes.  BSD has never paid a           preference of the corporation's
                         dividend.                                 stock having a preference upon the
                                                                   distribution
                                                                   of    assets.
                                                                   NeoMedia  has
                                                                   never  paid a
                                                                   cash
                                                                   dividend.
-------------------------------------------------------------------------------------------------------
ELECTION AND SIZE        Elected annually with a minimum of        The number of directors which
OF BOARD OF              one and no more than seven.  BSD          shall constitute the whole board
DIRECTORS                currently has one director.               shall be not less than one nor
                                                                   more than nine.  NeoMedia
                                                                   currently has five board members
                                                                   who are elected annually.
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                  BSD SOFTWARE, INC.                            NEOMEDIA
-------------------------------------------------------------------------------------------------------
REMOVAL OF DIRECTORS     A director may resign at any time         A director may resign at any time
                         or may be removed at a meeting of         upon written notice to the Board
                         shareholders called expressly for         of Directors.  A director may be
                         that purpose.  Any director or the        removed with or without cause, by
                         entire Board of Directors may be          a majority of stockholders if the
                         removed, with or without cause, by        notice of the meeting names the
                         a vote of the holders of a majority       director or directors to be
                         of the shares then entitled to vote       removed at said meeting.
                         at an election of directors.
-------------------------------------------------------------------------------------------------------
VACANCIES ON THE         Any vacancy occurring in the Board        Any vacancy on the Board of
BOARD                    of Directors, including any vacancy       Directors may be filled by
                         created by reason of an increase in       election at the next annual or
                         the number of directors, may be           special meeting of stockholders.
                         filled by the affirmative vote of a       A majority of the Board of
                         majority of the remaining directors       Directors may fill any vacancy
                         though less than a quorum of the          prior to such annual or special
                         Board of Directors.  A director           meeting of stockholders.
                         elected to fill a vacancy shall
                         hold office only until the next
                         election of directors by the
                         shareholders.
-------------------------------------------------------------------------------------------------------
VOTE ON                  Shareholders:  Special meetings of        Stockholders: Special meetings of
EXTRAORDINARY            the shareholders shall be held when       the stockholders may be called
CORPORATE                directed by the president or the          either by the chairman, president
TRANSACTIONS             Board of Directors, or when               or secretary at the request, in
                         requested in writing by the holders       writing of a majority of the Board
                         of no less than 10% of all the            of Directors or at the request in
                         shares entitled to vote at the            writing of stockholders owning
                         meeting.  A meeting requested by          shares of capital stock equal to
                         shareholders shall be called for a        50% of the entire capital stock of
                         date not less than 3 nor more than        the corporation issued and
                         30 days after the request is made,        outstanding and entitled to vote.
                         unless the shareholders requesting
                         the meeting designate a later date.       Directors: The authority of the
                         The call for the meeting shall be         Board of Directors may be
                         issued by the secretary, unless the       exercised without a meeting if a
                         president, the Board of Directors,        consent in writing, setting for
                         or the shareholders requesting the        the action taken, is signed by all
                         meeting shall designate another           of the directors entitled to vote.
                         person to do so.

                         Directors:  Written  notice  of the
                         time  and  place of special
                         meetings  of the Board of
                         Directors  shall be given to each
                         director  by either  personal
                         delivery, telegram,  or  cablegram
                         at least three days before the
                         meeting or by notice  mailed to the
                         director at least 3 days  before
                         the  meeting.  Members  of the
                         Board  of Directors may participate
                         in a meeting of such board by
                         means of a conference telephone or
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                  BSD SOFTWARE, INC.                            NEOMEDIA
-------------------------------------------------------------------------------------------------------
                         similar communications  equipment
                         by means of which all persons
                         participating in the meeting can
                         hear each other at the same time.
                         Participation by such means shall
                         constitute presence in person at
                         the meeting.
-------------------------------------------------------------------------------------------------------
AMENDMENT OF             May be amended by the affirmative         NeoMedia reserves the right to
CERTIFICATE OR           vote of a majority of the Board of        amend, alter, change or repeal any
ARTICLES OF              Directors and by the affirmative          provision contained in the
INCORPORATION            vote of the holders of not less           Certificate of Incorporation, in
                         than two-thirds of the then               the manner now or hereafter
                         outstanding stock of the                  prescribed by statute, and all
                         corporation.                              rights conferred upon the
                                                                   stockholders herein are granted
                                                                   subject to this right.
-------------------------------------------------------------------------------------------------------
AMENDMENT OF BYLAWS      bylaws may be altered, amended, or        In furtherance and not in
                         repealed, and new bylaws may be           limitation of the powers conferred
                         adopted by the majority vote of           by statute, the Board of Directors
                         directors of the corporation.             is expressly authorized to make,
                                                                   alter or repeal the bylaws of
                                                                   NeoMedia.
-------------------------------------------------------------------------------------------------------
INDEMNIFICATION          The corporation may indemnify the         NeoMedia's Certificate of
                         officers and directors against any        Incorporation and bylaws limit or
                         contingency or peril and in               eliminate the liability of
                         conjunction therewith  to procure,        directors to the fullest extent
                         at the corporation's expense,             permitted by Delaware law and
                         policies of insurance.                    require indemnification to the
                                                                   maximum extent permitted by
                                                                   Delaware law.
-------------------------------------------------------------------------------------------------------
APPRAISAL RIGHTS         Under Florida law, a shareholder is       Under Delaware law, no appraisal
                         entitled to appraisal (i.e.               rights are available for the
                         dissenters') rights, and to obtain        stockholders of the surviving
                         payment of the fair value of that         corporation if no vote of the
                         shareholder's shares in the event         surviving corporation is required
                         of, among other things,                   to approve the merger
                         consummation of a merger to which
                         the corporation is a party if
                         shareholder approval is required
                         for the merger, and the shareholder
                         is entitled to vote on the merger
                         or the exchange of shares in such
                         merger, provided that the
                         shareholder has not voted in favor
                         of the merger or share exchange.  A
                         shareholder may assert his/her
                         dissenters' rights to all or fewer
                         than all shares he/she held as of
                         the record date.  For a more
                         detailed description of the timing
                         and procedures to be associated
                         with a BSD's shareholder's exercise
                         of his/her dissenter's rights,
                         please refer to page 29 of this
                         Statement entitled "Dissenters'
                         Rights."
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                  BSD SOFTWARE, INC.                            NEOMEDIA
-------------------------------------------------------------------------------------------------------
PREEMPTIVE RIGHTS        Under Florida law, the shareholders       Under Delaware law, absent express
                         of a corporation do not have a            provision in a corporation's
                         preemptive right to acquire the           Certificate of Incorporation, a
                         corporation's unissued shares or          stockholder does not, by operation
                         the corporation's treasury shares,        of law, possess preemptive rights
                         except in each case to the extent         to subscribe to additional
                         that the corporation's Articles of        issuances of the corporation's
                         Incorporation so provide.  BSD's          stock.  NeoMedia's Certificate of
                         Articles of Incorporation do not          Incorporation does not provide for
                         provide for its shareholders to           its stockholders to have any
                         have any preemptive rights with           preemptive rights with respect to
                         respect to any shares of its              any shares of its capital stock.
                         capital stock.
-------------------------------------------------------------------------------------------------------
MEETINGS OF              An annual meeting of the                  An annual meeting of the
SHAREHOLDERS             shareholders at such time and place       stockholders shall be held at such
                         as designated by the Board of             time as the Board of Directors may
                         Directors.  Business transacted at        designate for the purpose of
                         the annual meeting shall include          electing directors and for the
                         the election of directors of the          transaction of such other business
                         corporation.                              as may properly come before the
                                                                   meeting.
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                  BSD SOFTWARE, INC.                            NEOMEDIA
-------------------------------------------------------------------------------------------------------
CONSENT OF               Any action required to be taken at        Any action required to be taken at
SHAREHOLDERS IN          an annual or special meeting of           a meeting of the stockholders, or
LIEU OF MEETING          shareholders, may be taken without        any other action which may be
                         a meeting, without prior notice and       taken at a meeting of the
                         without a vote, if a consent in           stockholders, may be taken without
                         writing, setting forth the action         a meeting and without a vote, if a
                         so taken, shall be signed by the          consent in writing, setting forth
                         holders of outstanding stock having       the action so taken shall be
                         not less than the minimum number of       signed (a) if five days prior
                         votes that would be necessary to          notice of the proposed action is
                         authorize such action at a meeting        given in writing to all of the
                         at which all shares entitled to           stockholders entitled to vote with
                         vote thereon were present and             respect to the subject matter,
                         voted.  A majority of the shares          hereof, by the holders of
                         entitled to vote, represented in          outstanding shares having not less
                         person or by proxy, shall                 than the minimum number of votes
                         constitute a quorum at a meeting of       that would be necessary to
                         shareholders.  If a quorum is             authorize or take such action at a
                         present, the affirmative vote of a        meeting at which all shares
                         majority of the shares represented        entitled to vote thereon were
                         at the meeting and entitled to vote       present and voting; or (b) by all
                         on the subject matter shall be the        of the stockholders entitled to
                         act of the shareholders unless            vote with respect to the subject
                         otherwise provided by law.                matter thereof. Prompt notice of
                                                                   the taking of the corporate  action
                                                                   without  a  meeting  by  less  than
                                                                   unanimous  written consent shall be
                                                                   given   in    writing    to   those
                                                                   stockholders who have not consented
                                                                   in  writing.  In the event that the
                                                                   action which is consented  to is
                                                                   such as  would  have  required  the
                                                                   filing of a  certificate  under any
                                                                   section of the DGCL if such  action
                                                                   had   been    voted   on   by   the
                                                                   stockholders at a meeting  thereof,
                                                                   the  certificate  filed  under such
                                                                   section shall state, in lieu of any
                                                                   statement  required by such section
                                                                   concerning      any     vote     of
                                                                   stockholders,  that written consent
                                                                   has been given in  accordance  with
                                                                   the DGCL and  that  written  notice
                                                                   has been given as  provided  in the
                                                                   DGCL.
-------------------------------------------------------------------------------------------------------

                               NEOMEDIA'S BUSINESS


Company History

      NeoMedia Technology, Inc. ("NeoMedia") was incorporated under the laws of the State of Delaware on July 29, 1996, to acquire by tax-free merger Dev-Tech Associates, Inc., NeoMedia's predecessor, which was organized in Illinois in December 1989. In March 1996, Dev-Tech's common stock was split, with an aggregate of 2,551,120 shares of common stock being issued in exchange for the 164 then-issued and outstanding shares of common stock. On August 5, 1996, NeoMedia acquired all of the shares of Dev-Tech in exchange for the issuance of shares of NeoMedia's common stock to Dev-Tech's stockholders.

      NeoMedia also has the following wholly-owned subsidiaries: NeoMedia Micro Paint Repair, Inc., incorporated in Nevada; NeoMedia Migration, Inc., incorporated in Delaware; Distribuidora Vallarta, S.A., incorporated in Guatemala; NeoMedia Technologies of Canada, Inc., incorporated in Canada;
NeoMedia Tech, Inc., incorporated in Delaware; NeoMedia EDV GMBH, incorporated in Austria; NeoMedia Technologies Holding Company B.V., incorporated in the Netherlands; NeoMedia Technologies de Mexico S.A. de C.V., incorporated in Mexico; NeoMedia Migration de Mexico S.A. de C.V., incorporated in Mexico; NeoMedia Technologies do Brazil Ltd., incorporated in Brazil; and NeoMedia Technologies UK Limited, incorporated in the United Kingdom. In October 2004, NeoMedia established NeoMedia Telecom Services, Inc. in Nevada for the purpose of acquiring BSD Software, Inc. of Calgary, Alberta, Canada ("BSD").

RECENT DEVELOPMENTS

      $100 MILLION STANDBY EQUITY DISTRIBUTION AGREEMENT WITH CORNELL CAPITAL PARTNERS LP

      On March 30, 2005, NeoMedia and Cornell entered into a Standby Equity Distribution Agreement under which Cornell agreed to purchase up to $100 million of NeoMedia's common stock over a two-year period, with the timing and amount of the purchase at NeoMedia's discretion. The maximum amount of each purchase would be $2,000,000 with a minimum of five business days between advances. The shares would be valued at 98% of the lowest closing bid price during the five-day period following the delivery of a notice of purchase by NeoMedia, and NeoMedia would pay 5% of the gross proceeds of each purchase to Cornell. As a commitment fee for Cornell to enter into the agreement, NeoMedia issued 50 million warrants to Cornell with an exercise price of $0.20 per share, and a term of three years, and also paid a cash commitment fee of $1 million. NeoMedia also issued 4 million warrants with an exercise price of $0.229 to an independent third party as a fee for negotiating and structuring the Standby Equity Distribution Agreement. NeoMedia expects to file a registration statement with the US Securities and Exchange Commission during 2005 to register the shares underlying the $100 million Standby Equity Distribution Agreement. The new Standby Equity Distribution Agreement would become active at the time the SEC declares effective a registration statement containing such shares.



      $10 MILLION SECURED PROMISSORY NOTE PAYABLE TO CORNELL CAPITAL PARTNERS LP

      On March 30, 2005, NeoMedia borrowed from Cornell the principal amount of $10,000,000 before discounts and fees in the form of a secured promissory note. Cornell withheld structuring and escrow fees of $68,000 related to the note. As of March 31, 2005, NeoMedia had not made any payments against the principal of the note. The note was scheduled to be repaid at a rate of $1,120,000 per month commencing May 1, 2005 (subsequently changed to $840,000 per month starting on April 1, 2005) and continuing until principal and interest are paid in full. The note accrues interest at a rate of 8% per annum on any unpaid principal. NeoMedia has the option to prepay any remaining principal of the note in cash without penalty. In connection with the note, NeoMedia and Cornell entered into a security agreement under which the note is secured by all of NeoMedia's assets other than its patents and patent applications. NeoMedia also escrowed 25,000,000 shares of its common stock as security for the note. As of April 29, 2005, NeoMedia had made payments of $840,000 against the principal.

      ACQUISITION OF CSI INTERNATIONAL, INC.

      On  February  6, 2004,  NeoMedia  acquired  CSI  International,  Inc.,  of
Calgary, Alberta, Canada, a private technology products company in the micro paint repair industry. NeoMedia issued 7,000,000 shares of NeoMedia's common stock, plus $2.5 million cash in exchange for all outstanding shares of CSI. NeoMedia have centralized the administrative functions in its Fort Myers, Florida headquarters, and maintain the sales and operations office in Calgary, Alberta, Canada.

      PENDING ACQUISITION OF BSD SOFTWARE, INC.

      On December 21, 2004, NeoMedia signed a Merger Agreement with BSD. Under the terms of the agreement, each share of BSD stock will be exchanged for NeoMedia stock equivalent to .07 divided by the volume-weighted average price of NeoMedia stock for the five days prior to the effective time of the merger. Closing will occur when all regulatory approvals have been granted, including effectiveness of a registration statement on Form S-4 whereby the NeoMedia shares to be granted in the transaction are registered. The number of NeoMedia shares to be granted in the exchange will change depending on NeoMedia's stock price at the time of closing. Because a majority of BSD shareholders have approved the merger prior to the signing of the Merger Agreement, BSD will not hold a shareholders meeting to vote on the merger.

      ACQUISITION OF SECURE SOURCE TECHNOLOGIES, INC.

      On October 8, 2003, NeoMedia acquired Secure Source Technologies, a provider of security solutions and covert security technology for the manufacturing and financial services industries, in exchange for 3.5 million shares of NeoMedia's common stock. With the purchase of SST, NeoMedia acquired additional patents that complement its existing intellectual property portfolio, as well as a security software platform, and computer equipment.

      IPOINT-MEDIA LTD.

      On September 7, 2004, NeoMedia and iPoint-media Ltd. ("iPoint-media") of Tel Aviv, Israel, entered into a business development agreement. In exchange for entering into the service agreement, NeoMedia received 7% ownership in iPoint-media, consisting of 28,492 shares of iPoint-media common stock. In addition to the business development agreement, NeoMedia acquired an additional 10% ownership of iPoint-media, consisting of 40,704 shares of common stock, for $1 million cash.

      iPoint-media was founded in April 2001 as a spin-off from Imagine Visual Dialog LTD, whose shareholders include Israeli-based Nisko group, an Israeli holding company, Singapore-based Keppel T&T, and marketing and advertising group WPP. iPoint-media specializes in Customer Interaction Management and is the world's 1st developer of IP Video Call Centers for Deutsche Telecom. Muki Geller, the founder of Imagine Visual Dialog, is the founder, President & CEO of iPoint-media. iPoint-media is located in Tel Aviv, Israel, with a European customer support center in The Netherlands. iPoint-media's mission is to become the video access platform and application engine of choice for service providers.

      On October 26, 2004, NeoMedia announced that it would issue its first-ever stock dividend with the distribution of common shares of iPoint-media Ltd. of Tel Aviv as a property dividend. NeoMedia will distribute 5% (or 20,435 shares) of iPoint-media's common stock to NeoMedia shareholders of record as of November 17, 2004. The date of the property dividend payment will be announced after the United States Securities and Exchange Commission declares iPoint-media's registration statement on Form SB-2 effective.

      PICKUPS PLUS / AUTOMOTIVE PRESERVATION, INC.

      On February 25, 2005, NeoMedia invested $250,000 in exchange for 8,333,333 shares of Pickups Plus, Inc. ("PUPS")(OTCBB:PUPS) restricted common stock. PUPS is a retail operator and franchiser of retail automotive parts and accessories stores catering to the light truck market, and also provides new vehicle preparation, environmental protection packages, detailing and reconditioning products and services.

      Also on February 25, 2005, NeoMedia signed two non-binding letters of intent (individually, an "LOI" and collectively the "LOIs") to acquire up to 100% of Automotive Preservation, Inc. ("AP"), a distributor of automotive paint and accessory products, from AP's parent company, PUPS. The first LOI calls for NeoMedia to initially acquire 30% of AP for $1,600,000, to be paid $600,000 in cash, $554,000 in shares of NeoMedia restricted common stock, and $446,000 through the assumption of AP debt by NeoMedia. Under the second LOI, upon completion of the acquisition of the initial 30% of AP by NeoMedia, NeoMedia would have the option to acquire an additional 30% of AP for $1,650,000, payable in shares of NeoMedia restricted common stock. The second LOI also gives NeoMedia the option to purchase the final 40% of AP for either: (i) $2,200,000, payable in shares of NeoMedia restricted common stock, if NeoMedia exercises this right within 12 months of acquiring the second 30% of AP, or (ii) a price equivalent to AP's previous quarter EBITDA multiplied by 8, payable in shares of NeoMedia restricted common stock. Both LOIs are non-binding and subject to due diligence by NeoMedia and AP


      JINCHE YINGANG AUTOMOBILE GROUP

      On May 2, 2005, NeoMedia announced that it had signed a letter of intent with Jinche Yingang Automobile Co. of Beijing, China ("Jinche"), under which
Jinche will act as a distributor of NeoMedia's micro paint repair products in China. Jinche is a Beijing PRC-registered company specializing in automobile sales, financing, insurance and repair

      PAPERCLICK(R) DEVELOPMENTS

      On May 13, 2005, the European Patent Office (EPO) issued a Notice of Allowance based on proceedings conducted during April 2005 in The Hague. Recognition by the EPO extends the patents for NeoMedia's core technology -- the use of bar cods and other unique identifiers to automatically link to content on the Internet -- to Austria, Belgium, France, Germany, Liechtenstein, Luxembourg, the Netherlands, Sweden, Switzerland and the United Kingdom.

      On April 18, 2005,  NeoMedia  announced  that it named Martin N. Copus,  a global and interactive marketing executive who has worked with many of the world's leading brands, as its COO and to the newly-created position of chief executive of its PaperClick wireless business unit. Prior to joining NeoMedia, Mr. Copus was Managing Director of 12Snap UK, an internationally-acclaimed, award-winning mobile marketing company focusing on wireless channels, where he led development and implementation of interactive marketing programs for major blue-chip companies including McDonald's(R), Kellogg(R), Procter & Gamble(R), Coca-Cola(R), Safeway(R), Budweiser(R), and 20th Century Fox(R). Prior to running the U.K. operations of 12Snap, Mr. Copus's background included assignments as executive director of Huntsworth PLC, a marketing services group listed on the main board of the London Stock Exchange; Worldwide Board Director of Interpublic Group's Ammirati Puris Lintas advertising unit; and senior vice president of Leo Burnett Company Inc., Chicago, responsible for its Marlboro(R) USA advertising and marketing services account. Mr. Copus holds a B.A. in marketing and an M.A. in modern languages, both from Oxford University.

      On April 12, 2005, NeoMedia acquired four search-oriented patents issued in the U.S. and pending in Europe and Japan from LoyaltyPoint Inc. for $1.5 million cash and 10% royalties on all future sales for a period of ten years. The first patent (U.S. 6,430,554 B1) covers technology that uses uniquely-coded objects, such as consumer goods to automatically generate an online search for information related to those objects or goods from a computer, PDA, mobile phone or other device. The second patent (U.S. 6,651,053 B1) is an extension of the first, covering additional mechanisms for performing such searches using mobile devices. The third patent (U.S. 6,675,165 B1) covers uses of location-based technology to deliver content that is based both on a particular advertisement and the geographic location in which the advertisement is located. The fourth patent (U.S. 6,766,363 B1) covers techniques for providing information to end users based on objects, goods or other items depicted in external media, such as video, audio, film or printed matter.


      On March 18, 2005, NeoMedia and Foote Cone & Belding ("FCB"), a division of FCB Worldwide LLC and part of the Interpublic Group of Companies, Inc. (NYSE:
IPG), entered into a co-marketing agreement surrounding NeoMedia's PaperClick(R) technology platform. The agreement calls for FCB to work with NeoMedia to create and develop opportunities and programs utilizing PaperClick(R), to integrate PaperClick into marketing campaigns for new and existing clients, and to facilitate the introduction of NeoMedia and PaperClick in the mobile telecommunications industry. NeoMedia will provide technical and sales support for presentations and marketing programs co-developed for FCB clients, work with FCB to explore and create marketing opportunities and solutions, and introduce FCB to its business customers, including brand managers. FCB and NeoMedia will team for co-marketing and sales efforts in the U.S., as well as in Europe, the Middle East, Africa and Latin America.

      On March 10, 2005, NeoMedia and Intactis Software, Inc., a provider of Check 21 software products and solutions for the small- to medium-sized financial institution market, entered into a business development agreement under which the two companies will develop a database lookup system for validating codes printed on negotiable instruments (checks). In addition, NeoMedia invested $250,000 in Intactis convertible preferred stock and warrants to own up to 25% of Intactis. Intactis also placed an order for an initial 100 copies of NeoMedia's PaperClick Print Encoder software.

      During January 2005, NeoMedia signed a Letter of Intent to enter into a licensing agreement with Shelron Group, Inc. for PaperClick(R)'s family of mobile marketing products to be used with Shelron's ActivShopper comparison shopping toolbar (attached as Exhibit 10.56 hereto). The agreement will give Shelron Group, Inc. the worldwide rights to use PaperClick(R) on the new ActivShopper Mobile Edition for cell phones and PDA's. ActivShopper is a free software download designed to automatically scan, locate and compare prices for items a consumer selects at an e-commerce site.

      On December 13, 2004, NeoMedia introduced PaperClick(R) Mobile Marketing Services, a tool that allows global marketers and advertising agencies to have one-on-one contact with consumers through cell phones and other mobile wireless devices. PaperClick(R) Mobile Marketing Services delivers real-time promotional content, which can be updated and changed by marketers, while giving consumers one-click e-commerce buying power. The latest addition to the Mobile Marketing Services suite lets users of a wide range of already-in-use camera phones "take pictures" of special created codes on packages and promotional items and connect in one-click to marketing information. First available for Nokia(R) Series 60 mobile phones, the new capability complements the launch of the PaperClick(R) Mobile Go-Window(TM) during 2004 and PaperClick(R) for Camera Cell Phones(TM) in 2003.

      On December 6, 2004, NeoMedia signed a non-binding Letter of Intent with Nextcode Corporation to form a strategic partnership, with joint marketing and sales efforts, involving use of NeoMedia's PaperClick(R) technology and Nextcode Corporation's barcode reading software. Nextcode, based in Concord,
Massachusetts, provides barcode reading software and technology designed to enhance the usability of mobile phones and enable access to Internet-based content, services and commerce. When finalized, the one-year renewable agreement would give the companies mutual rights to resell PaperClick(R) Client Software, PaperClick(R) Code Activation, PaperClick(R) Server Software and PaperClick(R) Integration Services, as well as Nextcode's mobile barcode decoding applications and Nextcode's code creation and publishing systems.

      During October 2004, NeoMedia entered into a marketing alliance with Science Applications International Corporation ("SAIC") to jointly establish, launch, develop and promote NeoMedia's PaperClick(R) line of products.

      During 2003, NeoMedia unveiled its PaperClick(R) for Camera Cell PhonesTM product, which reads and decodes UPC/EAN or other bar codes to link users to the Internet, providing information and enabling e-commerce on a compatible camera cell phone, such as the Nokia 3650 model. During the second quarter of 2004, NeoMedia introduced its PaperClick(R) Mobile Go-WindowTM, a horizontal bar on the screen of a wireless device where users can enter numeric strings from UPC or other bar codes to link directly to targeted online information via patented PaperClick(R) technology and software. The PaperClick(R) Mobile Go-WindowTM currently works with PalmTM Tungsten C PDA, the HandspringTM Treo 270 and 600 Smartphones, Pocket PC(R), Java MIDP 2.0 (Mobile Independent Device Profile) standard, Microsoft Windows Mobile(TM)-based Smartphones, Nokia(R) Series 60 phones, Sendo(R) X, Panasonic(R) X700, and Siemens(R) SX-1.

      During 2003, NeoMedia unveiled the go-to-market strategy for its PaperClick(R) suite of products. Over the past several months, NeoMedia has signed contracts with several key partners outlined in the strategy, including agents and resellers Big Gig Strategies (United Kingdom), SRP Consulting (United States), AURA Digital Communications (Australia), Relyco (United States), E&I Marketing (Taiwan), Deusto Sistemas (Spain), Nextcode Corporation (United States), and Jorge Christen and Partners LLP (Mexico). NeoMedia has also teamed with systems integrator SAIC, and European advertising agency 12Snap. In June 2004, NeoMedia entered into a collaborative agreement with Intel Corporation for NeoMedia's PaperClick(R) mobile connectivity platform to operate on the recently introduced Intel PXA27x processor family-based cellular phones.

      AIRCLIC, INC. SCANBUY, INC., AND LSCAN TECHNOLOGIES, INC. LAWSUITS

      On January 23, 2004, NeoMedia filed a patent infringement lawsuit against AirClic, Inc., Scanbuy, Inc., and LScan Technologies, Inc. in the Northern District of Illinois, claiming that each of the parties has manufactured, or has manufactured for it, and has used, or actively induced others to use, technology which allows customers to use a built-in UPC bar code scanner to scan individual items and access information, thereby infringing NeoMedia's patents. The complaint stated that on information and belief, AirClic, Scanbuy and LScan had actual and constructive notice of the existence of the patents-in-suit, and, despite such notice, failed to cease and desist their acts of infringement, and continue to engage in acts of infringement of the patents-in-suit. On April 15, 2004, the court dismissed the suit against AirClic and Scanbuy for lack of personal jurisdiction.


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

      On April 19, 2004, AirClic filed a declaratory judgment action against NeoMedia in the Eastern District of Pennsylvania. NeoMedia answered and counterclaimed on May 18, 2004. AirClic answered NeoMedia's counterclaim on June 10, 2004. On April 20, 2004, NeoMedia re-filed its suit against AirClic in Pennsylvania for patent infringement. AirClic answered and counterclaimed on May 13, 2004. NeoMedia filed its answer to AirClic's counterclaims on June 2, 2004. NeoMedia filed an amended complaint on July 1, 2004, and AirClic answered and counterclaimed on July 20, 2004. NeoMedia's answer to AirClic's counterclaims was filed on August 3, 2004. The two actions were consolidated and the parties are currently engaged in discovery and discussing settlement opportunities.

      NeoMedia voluntarily dismissed the suit against LScan in the Northern District of Illinois and re-filed the suit on May 26, 2004, in the Eastern
District of Pennsylvania. After LScan failed to answer, NeoMedia filed and served its motion for default judgment on July 6, 2004. The Court entered default judgment on July 7, 2004.

      On March 29, 2004, Scanbuy filed suit against NeoMedia in the Southern District of New York alleging that NeoMedia infringed Scanbuy's copyrights, violated the Lanham Act and committed deceptive trade practices and tortious interference. Scanbuy filed an amended complaint on June 23, 2004. NeoMedia filed its answer and affirmative defenses on July 23, 2004. On April 20, 2004, NeoMedia re-filed its suit against Scanbuy in the Southern District of New York alleging patent infringement. Scanbuy filed its answer on June 2, 2004. NeoMedia filed its answer and affirmative defenses on July 23, 2004. The parties are currently engaged in discovery in both of these actions.

      VIRGIN ENTERTAINMENT GROUP LAWSUIT

      On January 2, 2004, NeoMedia filed a patent infringement lawsuit against Virgin(R) Entertainment Group, Inc., Virgin Megastore Online and Virgin Megastore (collectively, "Virgin"). The complaint for Patent Infringement and Damages was filed in the United States District Court for the Northern District of Illinois, by Baniak Pine & Gannon, NeoMedia's intellectual property law firm. The complaint claims that Virgin has infringed four of NeoMedia's patents:
United States Patents Nos. 5,933,829,  5,978,773,  6,108,656, and 6,199,048. The
complaint alleges that the Virgin Megaplay Stations located in Virgin's Megastores infringe NeoMedia's patents by using Virgin's Megascan technology to allow customers to scan UPC codes from in-store CDs and DVDs to access Internet-based product information, such as music and movie previews, and album and video art. The complaint also alleges that Virgin had notice of NeoMedia's patents since the latter part of 2002 or before, yet it continued with its infringing activities. The complaint seeks compensatory damages for Virgin's infringement, with those damages to be trebled due to the willful and wanton nature of the infringement. NeoMedia also seeks to preliminarily and permanently enjoin Virgin from its infringing activities. Virgin answered NeoMedia's complaint on March 1, 2004. The parties are currently engaged in discovery and discussing settlement opportunities.

INDUSTRY OVERVIEW

      NEOMEDIA INTERNET SWITCHING SOFTWARE

      The goal of NeoMedia's Internet Switching Software business segment is to promote mass adoption of NeoMedia's switch and background computer process to link physical world objects to the Internet. NeoMedia's switching platform is a state-of-the-art open and extensible cross-media publishing tool that applies to customers in a variety of industrial, commercial, and educational applications. This business segment is also responsible for licensing NeoMedia's intellectual property to others as a means of promoting this new market as well as providing a revenue and cash resource. NeoMedia has been developing its physical-world-to-Internet technology and offerings since 1996 and considers itself an innovator and pioneer in this industry. In the past several years, NeoMedia has seen similar technologies and concepts emerge in the marketplace, and sees these events as a positive validation of the physical world-to-internet concept.

      NeoMedia believes the key to the adoption of physical-world-to-Internet technologies in the marketplace will be in the development of real world applications that provide the end user a valuable experience. NeoMedia believes that, with an estimated 1.5 billion mobile phone users worldwide, mobile devices such as cellular telephones and PDAs are a key device in the development of the physical world to Internet marketplace. To this end, during 2003, NeoMedia announced its PaperClick(R) for Camera Cell PhonesTM product, which reads and decodes UPC/EAN or other bar codes to link users to the Internet, providing information and enabling e-commerce on a compatible camera cell phone. During 2004, NeoMedia introduced PaperClick(R) Mobile Marketing Services, a mobile solution using PaperClick(R) for Camera Cell Phones that allows global marketers and advertising agencies to have one-on-one contact with consumers through cell phones and other mobile wireless devices. PaperClick(R) Mobile Marketing Services delivers real-time promotional content, which can be updated and changed by marketers, while giving consumers one-click e-commerce buying power. The latest addition to the Mobile Marketing Services suite lets users of a wide range of already-in-use camera phones "take pictures" of special created codes on packages and promotional items and connect in one-click to marketing information.

      NEOMEDIA CONSULTING AND INTEGRATION SERVICES

      NeoMedia believes that the technology and equipment resale business is becoming a commodity industry for products undifferentiated by value added proprietary elements and services. Resale operations are also being compressed as equipment manufacturers consolidate their distribution channels.

      Proprietary products, such as NeoMedia encoders, offer a competitive value-add to NeoMedia's NCIS business. The NCIS division also sells migration products (tools designed to "migrate" software code from one platform to another platform) primarily to mid-sized to large corporations and government agencies. The products include proprietary products and software tools to migrate Wang, HP3000, Data General, DEC and IBM DOS/VSE platforms (legacy systems) to a Unix or NT open system platform.

      NEOMEDIA MICRO PAINT REPAIR

      NMPR serves the light collision and paint repair industry offering products and processes that are designed to increase customer productivity and profits. NMPR's products are positioned to augment traditional paint repair methods commonly used in body shops, as well as allowing non-body shop operations to expand their service offerings. The micro paint repair industry is a sub-segment of the aftermarket automotive coatings business.

STRATEGY

      NEOMEDIA INTERNET SWITCHING SOFTWARE

      NeoMedia has spent the past decade developing and patenting the now confirmed space of linking the physical and Internet environments, and developing and implementing five generations of continuously refined switch technology that bridge these environments. During the past year-and-half, NeoMedia has introduced PaperClick(R) for Camera Cell Phones and PaperClick(R) Mobile Marketing Services, shifting the focus of this dynamic unit to the rapidly emerging mobile marketing sector. NeoMedia is strategically pursuing potential licensees of the PaperClick(R) switching platform, as well as intellectual property licensing opportunities with organizations attempting to commercialize physical-world-to-Internet technology, such as Symbol Technologies, A.T. Cross Company and Brandkey Systems Corporation.

      NEOMEDIA CONSULTING AND INTEGRATION SERVICES

      The goal of the NCIS unit is to continue to provide customized technology infrastructure solutions, as well as act as the integration arm for the PaperClick(R) family of products.

      NEOMEDIA MICRO PAINT REPAIR

      NeoMedia's proprietary Micro Paint Repair system can dramatically reduce costs for current auto body repair facilities, or create a new profit center for auto-related businesses that do not currently offer paint repair. NeoMedia is attempting to market its Micro Paint Repair system to a myriad of automotive industry businesses, from auto dealers to body shops to glass repair shops, and more.

PRODUCTS/SERVICES

      NEOMEDIA INTERNET SWITCHING SOFTWARE

      PAPERCLICK(R) MOBILE MARKETING SERVICE

      PaperClick(R) is a Mobile Marketing Service that enables brand managers and consumer product manufacturers to market directly to their target customers via their portable devices such as mobile phones, and PDAs. Using products, brand names, and marketing collateral, brand managers and consumer product manufacturers can interact directly with their customers.

      By entering a word or phrase (e.g., brand name or tagline) into a mobile device, or by taking a picture of a barcode on your product or your marketing collateral, a consumer can retrieve tailored Web content in one click, even pages deep within a website. PaperClick(R) bypasses long URLs, search engines, or difficult-to-navigate phone menus. PaperClick(R) can directly link a word or code to mobile commerce, rebates, contests, coupons, registration, instructional videos, ad tracking, polling, customer profiling, and more.

PaperClick(R) links a unique identifier (e.g., barcode or word) to a specific URL (i.e., Webpage) using a simple 5-step process:

      STEP 1: Activation - A barcode or word is activated by the product manufacturer;

      STEP 2: A PaperClick(R)-enabled device retrieves the code or word;

      STEP 3: The device's Web browser is automatically launched and connects to a designated server;

      STEP 4: The server retrieves the specific URL based on the barcode or word; and

      STEP 5: The URL is downloaded to the device's browser.


The PaperClick(R) solution consists of:

      WORD ACTIVATION

      1.    Register   brand   names   or   taglines   in   the    PaperClick(R)
            WordRegistryTM. The WordRegistryTM is the official repository for PaperClick(R) Words;

      2. Bid on non-trademarked words. Non-trademarked words (e.g., cola, burger, car) will be auctioned to the highest bidder via the PaperClick(R) WordRegistryTM; and

      3. Activate your brand names and taglines by linking them to mobile web content using Link Manager Software.

      CREATED CODE ACTIVATION. NeoMedia can create custom PaperClick(R) codes to place on product packaging or literature, a subway poster, a direct mailer, or other marketing collateral. Consumers with a camera phone simply snap a picture of the code and link directly to Web content designated by the product's manufacturer.

      EXISTING CODE ACTIVATION. As with created codes, PaperClick(R) can link already-existing product codes, such as UPC, EAN, JAN, and ISBN codes, to tailored Web content.

With activation, NeoMedia also provides the following word and code link management tools:

      LINK MANAGER SOFTWARE. Software for a PC that allows a product owner to link words and codes to a specific URL;

      HANDSET SOFTWARE. Device software required for a mobile device customers to read activated codes and words; and

      BASIC  REPORTING.  Allows  product  owner to track the number of  consumer
            "hits" by code, date and time.

NeoMedia also offers the following value-added services with word or code activation:

      CLICK MANAGEMENT SERVICES

      LINK MANAGER SERVICE. NeoMedia will manage the linking of all words and codes on behalf of a product owner; and

      CODE VERIFICATION. NeoMedia will test each code to ensure that it is printed properly and that it links to the correct URL.

      WEB CONTENT CREATION SERVICES.  NeoMedia assists its customers in creating
            Web content for mobile devices in XHTML, WAP and other mobile formats.

      MOBILE MARKETING CAMPAIGN SERVICES. NeoMedia helps its customers create mobile advertising campaigns using their products with PaperClick(R) technology.

      CUSTOMIZED REPORTING. NeoMedia offers customized reporting and data mining that allows product owners to receive additional data about their marketing campaigns.

      SERVER SOFTWARE. For product owners that are managing a large number of codes or words, NeoMedia offers Server Software that allows them to store the links within their organization's network.

      INTELLECTUAL PROPERTY LICENSING.

      NeoMedia currently holds six United States patents relating to the physical-world-to-Internet marketplace, and an additional six patents acquired in 2003 with the purchase of Secure Source Technologies related to document security. NeoMedia's core physical-world-to-Internet patent portfolio (Patent Nos. 5,933,829, 5,978,773, 6,108,656, 6,199,048, 6,434,561, and 6,542,933) is
comprised of "system and method" patents that cover the use of machine-readable data for information retrieval. Among the identifiers that could be classified as machine-readable are PaperClick(R)-enabled 2D barcodes, 1D barcodes, UPC/EAN barcodes, magnetic stripes, OCR/ICR, RFID, smartcards, numbers, hot words, and voice. NeoMedia intends to license this intellectual property portfolio to companies endeavoring to tap the potential of this emerging market. To date, NeoMedia has entered into such agreements with Digital:Convergence, A.T. Cross Company, Symbol Technologies, and Brandkey Systems Corporation. During 2002, NeoMedia entered into an agreement with Baniak Pine and Gannon, a law firm specializing in patent licensing and litigation, under which the firm will represent NeoMedia in seeking out potential licensees of NeoMedia's patent portfolio.


      On May 13, 2005, the European Patent Office (EPO) issued a Notice of Allowance based on proceedings conducted during April 2005 in The Hague. Recognition by the EPO extends the patents for NeoMedia's core technology -- the use of bar cods and other unique identifiers to automatically link to content on the Internet -- to Austria, Belgium, France, Germany, Liechtenstein, Luxembourg, the Netherlands, Sweden, Switzerland and the United Kingdom.


      NEOMEDIA CONSULTING AND INTEGRATION SERVICES

      NCIS is a group of highly skilled application developers thoroughly familiar with systems integration, storage networks, and other associated technologies who contract to develop custom applications for clients.

      System integration project management and consulting services are offered through NeoMedia's NCIS business unit. These services fall into two broad categories:

      A.    FOR IMPLEMENTATION OF PAPERCLICK(R) MOBILE MARKETING SERVICE.

      B.    FOR DEVELOPMENT AND IMPLEMENTATION OF CUSTOMIZED APPLICATIONS.

            1. SERVICES FOR IMPLEMENTATION OF PAPERCLICK(R) MOBILE MARKETING SERVICE.
                  The NCIS business unit is comprised of the executive team, technical team, and project managers to establish and deploy a common set of processes and templates, presenting an organized, unified implementation from each project manager. These reusable project management components enable fast, efficient PaperClick(R) project deployment. Key functions of the NCIS business unit are to:

                  o     Create PaperClick(R) Implementation Vision;

                  o Develop methodology including updating and deployment of best practices; o Facilitate team communication through common processes, deliverables, and terminology;

                  o Support a common repository so that prior project management deliverables can be candidates for reuse by similar projects;

                  o Provide clients (and internal management) continual training to build core project management competencies, a common set of experiences, and an understanding of PaperClick(R) technical development; and

                  o     Track  status of  PaperClick(R)  projects,  and  provide
                        project   visibility  to  management  in  a  common  and
                        consistent manner.

                  Services complementary to a PaperClick(R) project implementation are also provided. They may consist of consulting or hardware services that are part of the project, such as additional servers, network configurations etc., or totally separate from the project due to a parallel need. Services may also include continuation and maintenance of completed projects. Post implementation change orders, training, and code alterations are handled through this division of the System Integration Business Unit.

      2.    SERVICES  FOR   DEVELOPMENT   AND   IMPLEMENTATION   OF   CUSTOMIZED
            APPLICATIONS. NeoMedia's NCIS business assists clients in developing and implementing their own customized PaperClick(R) applications.

      Storage Area Networks ("SAN"). SAN is a Storage Management solutions and consultancy consisting of tools and services that insure data integrity, efficiency and accessibility, achieved through moving data backup, access and archival functions off of traditional local area networks ("LANs") and wide area networks ("WANs") that are added on to a highly reliable independent managed network.

      Product Sales and Equipment Re-sales. NCIS markets and sells proprietary software products, including high-density symbology encoders (e.g., PDF417 and UPS Maxicode), and resells client-server hardware and related systems such as Sun Microsystems, IBM and others , as well as related applications software and services.

      NEOMEDIA MICRO PAINT REPAIR

      NMPR's system utilizes proprietary technology to repair cosmetic automobile damage such as chips, scratches, spots, blemishes, and oxidized paint. While competitive paint repair products utilize a mechanical fix, the NMPR system chemically alters the paint to make the repair invisible to the naked eye, even with the most lustrous metal flake and pearlized auto paints. Repairs can be completed in a fraction of the time of conventional methods, and all of NMPR's products are free of harmful icocyanates.

      The products offered through NMPR include:

         NMPR PAINT SYSTEM.  NMPR offers a license to use its  proprietary  NMPR
              Paint System, along with a training program and ongoing technical support relating to the system.

         NMPR PAINT SYSTEM PRODUCTS. NMPR supplies the products necessary for a paint system operator to implement an NMPR Paint System. Products include NMPR's proprietary chemicals, auto paint, and application hardware.

         NMPR SPECIALTY PRODUCTS. NMPR offers a variety of non-paint related specialty products, including dent repair, interior cleaning, corrosion protection, windshield repair, and warranty programs.

         NMPR PAINT  REPAIR  SERVICES.  NMPR  currently  operates a paint repair facility in its Calgary  office.  The  facility  utilizes the NMPR
              Paint System to make cosmetic repairs to automobiles for dealerships, rental car companies, and consumers.

STRATEGIC RELATIONSHIPS

      NEOMEDIA INTERNET SWITCHING SOFTWARE

      During January 2002, NeoMedia engaged Baniak Pine and Gannon, a Chicago law firm specializing in intellectual property licensing and litigation. The firm assists NeoMedia in seeking out potential licensees of its intellectual property portfolio, including any resulting litigation. Baniak Pine and Gannon currently represents NeoMedia in its lawsuits against AirClic, Scanbuy, LScan, and Virgin.

      During May 2002, NeoMedia granted a personal, worldwide, non-exclusive, limited intellectual property licensing agreement to Brandkey Systems Corporation. Brandkey paid NeoMedia a $50,000 upfront licensing fee in 2002, a $25,000 royalty in 2003, a $50,000 royalty in 2004, and is obligated to pay 2.5% of all future royalty-based revenues earned by Brandkey, with minimum royalties of $50,000 in 2004, and $75,000 in 2005 and after.

      On October 30, 2003, NeoMedia unveiled the go-to-market strategy for its PaperClick(R) suite of products. Since that time, NeoMedia has signed contracts with several key partners outlined in the strategy, including channel partners Big Gig Strategies, SRP Consulting, and Relyco, systems integrator Science Applications International Corporation ("SAIC"), and European advertising agency 12Snap.

      In June 2004, NeoMedia entered into a collaborative agreement with Intel Corporation for NeoMedia's PaperClick(R) mobile connectivity platform to operate on the recently introduced Intel PXA27x processor family-based cellular phones.

      During 2003 and 2004, NeoMedia engaged key partners around the world to assist in the anticipated roll-out of the PaperClick(R) family of products. During this time, NeoMedia has partnered with distributors and resellers, such as Big Gig Strategies (United Kingdom), SRP Consulting (United States), AURA Digital Communications (Australia), Relyco (United States), E&I Marketing (Taiwan), Deusto Sistemas (Spain), and Jorge Christen and Partners LLP (Mexico).

      NEOMEDIA CONSULTING AND INTEGRATION SERVICES

      Through  this  segment,  NeoMedia  provides  services  and  products  to a
spectrum  of   customers,   ranging  from   closely  held   companies  to  large
corporations.

      NEOMEDIA MICRO PAINT REPAIR

      On March 29, 2005, NeoMedia's Micro Paint Repair business signed a national marketing and sales agreement with Restex, Inc., of Dallas, Texas, a provider of products to automobile dealerships. The agreement calls for Restex to sell and market NeoMedia's proprietary micro paint repair system to its customers in the automotive industry.

      On June 1, 2004, NeoMedia entered into a distribution agreement with Micro Paint Systems (Australasia) Limited of New Zealand for exclusive distribution rights to NeoMedia's Micro Paint Repair products in Australia and New Zealand. The agreement is contingent upon a minimum purchase of 500 systems over five years in that territory. NeoMedia received an initial payment on signing of the contract, which included the fee for four initial systems.

      On August 2, 2004, NeoMedia announced that it signed a distribution agreement with Motor Dealer's Association Co-Auto Ltd. ("MDA Co-Auto") the largest buying consortium for new car franchised dealers in Western Canada. The agreement provides exclusive rights for MDA Co-Auto to market NeoMedia's Micro Paint Repair system to its member dealers. MDA Co-Auto has 1,050 member dealers in British Columbia, Alberta, Saskatchewan, Manitoba and the Yukon.

SALES AND MARKETING

      NEOMEDIA INTERNET SWITCHING SOFTWARE

      During 2003 and 2004, NeoMedia has worked to establish a global network of direct salespeople and resellers to sell and market the PaperClick(R) suite of products. NeoMedia currently employs eight direct sales and technical consultants in its Lisle, Illinois office who represent the NISS and NCIS business units. Additionally, NeoMedia has established reseller relationships with industry innovators, with a presence in the US, Europe, South America, Asia, and Australia.

      NEOMEDIA CONSULTING AND INTEGRATION SERVICES

      NeoMedia, through its systems integration services segment, markets its products and services, as well as those for which it acts as a re-marketer, primarily through a direct sales force, which was composed of three individuals as of December 31, 2004. In addition, this business unit also relies upon strategic alliances to help market products and services, provide lead referrals, and establish informal co-marketing arrangements. NeoMedia's representatives attend seminars and trade shows, both as speakers and participants, to help market products and services. In addition, this business segment has three agents in the United States that sell NeoMedia's products and services.

      NEOMEDIA MICRO PAINT REPAIR

      NeoMedia markets its Micro Paint Repair products and services primarily through a direct sales force and agents. In addition, this business unit is exploring strategic alliances to help market products and services, provide lead referrals, and establish informal co-marketing arrangements. This business segment is also establishing an agent network in the United States and Canada to sell NeoMedia's products and services. To this end, during 2004 NeoMedia Micro Paint Repair signed distribution agreements with MDA Co-Auto Ltd., the largest buying consortium for new car franchised dealers in Western Canada, and Micro Paint Systems (Australasia) Limited of New Zealand.

CUSTOMERS

      NEOMEDIA INTERNET SWITCHING SOFTWARE

      PaperClick(R).     NeoMedia's     customers    for    its    PaperClick(R)
physical-world-to-Internet offerings have included Amway, Solar Communications, Inc., and NYCO Products Company.

      Intellectual Property Licensing. To date, NeoMedia has entered into IP licensing agreements with Digital:Convergence Corporation, A.T. Cross Company, Symbol Technologies, and Brandkey Systems Corporation. NeoMedia intends to pursue additional license agreements in the future.

      NEOMEDIA CONSULTING AND INTEGRATION SERVICES

      NCIS  provides  equipment  and  software  reselling  and  integration  and automation consulting services to a variety of customers across a range of industries, including telecommunications, insurance, financial services, manufacturing, government entities, and more.

      NEOMEDIA MICRO PAINT REPAIR

      The customer base for the NMPR business unit consists primarily of auto dealers and repair shops throughout Canada, the US, and Australia/New Zealand. In addition, NeoMedia is party to distribution arrangements with several organizations, including MDA Co-Auto and Novus in Canada, and Micro Paint Systems Australasia in New Zealand.

RESEARCH AND DEVELOPMENT

      NEOMEDIA INTERNET SWITCHING SOFTWARE

      NISS employed three persons in the area of product development as of December 31, 2004. During the years ended December 31, 2004 and 2003, NISS incurred total software development costs of $462,000 and $332,000, respectively.

      NEOMEDIA CONSULTING AND INTEGRATION SERVICES ?

      Any future research or development of products relating to the NCIS business unit will be performed by the NISS division or outside contractors.

      NEOMEDIA MICRO PAINT REPAIR

      During October 2004, NeoMedia contracted the founder of the CSI International to provide research and development services for its Micro Paint Repair business. In addition, NeoMedia has one employee in its Calgary, Alberta, Canada office, to assist with research and development. During the years ended December 31, 2004 and 2003, NMPR incurred total product development costs of $19,000 and $0, respectively.

INTELLECTUAL PROPERTY RIGHTS

      NeoMedia's success in the physical-world-to-Internet and the value-added systems integration markets is dependent upon its proprietary technology, including patents, and other intellectual property, and on its ability to protect its proprietary technology and other intellectual property rights. In addition, NeoMedia must conduct its operations without infringing on the proprietary rights of third parties. NeoMedia also intends to rely upon unpatented trade secrets and the know-how and expertise of its employees. To protect its proprietary technology and other intellectual property, NeoMedia relies primarily on a combination of the protections provided by applicable patent, copyright, trademark, and trade secret laws, as well as on confidentiality procedures and licensing arrangements. NeoMedia has six United States patents for its physical-world-to-Internet technology, an additional patent for which NeoMedia received a notification of issuance from the United States Patent and Trademark Office in 2005, an additional patent in Mexico for which NeoMedia received a notification of issuance from the Mexicano de la Propiedad Industrial in 2005, and an additional six patents acquired with the purchase of Secure Source Technologies related to document security. NeoMedia also has several trademarks relating to its proprietary software products.

COMPETITION

      NEOMEDIA INTERNET SWITCHING SOFTWARE

      Although NeoMedia has been developing its physical-world-to-Internet technology and offerings since 1996, the market surrounding the technology is only now beginning to take shape. Over the past year, new technologies and concepts have emerged in the physical-world-to-Internet space, specifically relating to mobile commerce and mobile marketing on Internet-enabled cellular phones and PDAs. NeoMedia views the increased development of other products in this space as a validation of the physical-world-to-Internet concept and believes that the increased promotion of these products and services by NeoMedia and other companies in this space will raise consumer awareness of this technology, resulting in a larger, and more rapidly-developing market. NeoMedia believes its portfolio of physical-world-to-Internet technologies and patents could provide a barrier to entry for many potential competitors.

      NEOMEDIA CONSULTING AND INTEGRATION SERVICES. ?

      Competitors in the consulting and integration services business range from local, small privately held companies to large national and international organizations, including large consulting firms. A large number of companies act as re-marketers of another party's products, and therefore, the competition in this area is intense. In some instances, NeoMedia, in acting as a re-marketer, may compete with the original manufacturer.

      NEOMEDIA MICRO PAINT REPAIR. ?

      NeoMedia's competitors in the micro paint repair consist primarily of suppliers of traditional paint repair methods, such as automotive paint manufacturers.

Employees

      As of December 31, 2004, NeoMedia employed 34 persons, of which 16 are located at NeoMedia's headquarters in Fort Myers, Florida, eight at NeoMedia's Lisle, Illinois office, eight at NeoMedia's Calgary, Alberta, Canada office, and two remote employees. None of NeoMedia's employees are represented by a labor union or bound by a collective bargaining agreement. NeoMedia believes that its employee relations are good.

      NeoMedia's success depends on a significant extent on the performance of its senior management and certain key employees. Competition for highly skilled employees, including sales, technical and management personnel, is intense in the computer industry. NeoMedia's failure to attract additional qualified employees or to retain the services of key personnel could materially adversely NeoMedia's business.

PROPERTIES

      NeoMedia's principal executive, development and administrative office is located at 2201 Second Street, Suite 402, Fort Myers, Florida 33901. NeoMedia occupies approximately 5,000 square feet under terms of a written lease from an unaffiliated party which expires on July 31, 2005, with monthly rent totaling approximately $7,000.

      NeoMedia maintains a sales facility at 2150 Western Court, Suite 230, Lisle, Illinois 60532, occupying approximately 6,000 square feet under the terms of a written lease from an unaffiliated party expiring on October 31, 2004, with monthly rent totaling approximately $4,000.

      NeoMedia maintains a production and product development facility for its Micro Paint Repair Business unit in Calgary, Alberta, Canada, occupying approximately 4,000 square feet under the terms of a written month-to-month lease from an affiliated party with monthly rent totaling $2,400.

      During February 2005, NeoMedia signed a least to occupy a 10,000 square foot Micro Paint Repair facility in Ft. Myers, Florida, under the terms of a written lease from an unaffiliated party expiring on February 28, 2008, with monthly rent totaling approximately $9,000. The facility will host training, demonstrations, production, distribution, and retail services for the Micro Paint Repair business unit.

      NeoMedia believes that existing office space is adequate to meet current and short-term requirements.

DIVIDEND POLICY

      On October 26, 2004, NeoMedia announced that it would issue its first-ever stock dividend with the distribution of common shares of iPoint-media Ltd. of Tel Aviv as a property dividend.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

NISS (PHYSICAL-WORLD-TO-INTERNET OFFERINGS) BUSINESS UNIT DEVELOPMENTS.

      Over the past several years, NeoMedia's focus has been aimed toward the commercialization of its Internet Switching Systems ("NISS") business unit. NISS consists of the patented PaperClickTM technology that enables users to link directly from the physical to the digital world, as well as the patents surrounding certain physical-world-to-Internet linking processes. NeoMedia's mission is to invent, develop, and commercialize technologies and products that effectively leverage the integration of the physical and electronic to provide clear functional value for its end-users, competitive advantage for their business partners and return-on-investment for their investors.

      On September 8, 2003, NeoMedia announced its PaperClick(R) for Camera Cell PhonesTM product, which reads and decodes UPC/EAN or other bar codes to link users to the Internet, providing information and enabling e-commerce on a compatible camera cell phone, such as the Nokia(R) 3650 model. During the second quarter of 2004, NeoMedia introduced its PaperClick(R) Mobile Go-WindowTM, a horizontal bar on the screen of a wireless device where users can enter numeric strings from UPC or other bar codes to link directly to targeted online information via patented PaperClick technology and software. The PaperClick(R) Mobile Go-WindowTM currently works with PalmTM Tungsten C PDA, the HandspringTM Treo 270 and 600 Smartphones, Pocket PC(R), Java MIDP 2.0 (Mobile Independent Device Profile) standard, and Microsoft Windows Mobile(TM)-based Smartphones.

      During 2003, NeoMedia unveiled the go-to-market strategy for its PaperClick(R) suite of products. Over the past several months, NeoMedia has signed contracts with several key partners outlined in the strategy, including agents and resellers Big Gig Strategies (United Kingdom), SRP Consulting (United States), AURA Digital Communications (Australia), Relyco (United States), E&I Marketing (Taiwan), Deusto Sistemas (Spain), Nextcode Corporation (United States), and Jorge Christen and Partners LLP (Mexico). NeoMedia has also teamed with systems integrator SAIC, and European advertising agency 12Snap to provide click management services for PaperClick(R) products in Europe. In June 2004, NeoMedia entered into a collaborative agreement with Intel Corporation for NeoMedia's PaperClick(R) mobile connectivity platform to operate on the recently introduced Intel PXA27x processor family-based cellular phones.

      In addition, during June 2004 NeoMedia signed a teaming agreement with IPSO, an integrator of proprietary solutions developed by its provider companies for financial institution members and a leader in meeting Check 21 standards. Enacted by Congress and signed into law last year, Check 21 requires banks to begin accepting substitute checks (called "IRDs" for image replacement documents) in lieu of original checks as of October 29, 2004. NeoMedia and IPSO could partner on proposals and presentations surrounding Check 21. On March 10, 2005, NeoMedia and Intactis Software, Inc., (IPSO's successor), entered into a business development agreement under which the two companies will develop a database lookup system for validating codes printed on negotiable instruments (checks). In addition, NeoMedia invested $250,000 in Intactis convertible preferred stock and warrants to own up to 25% of Intactis. Intactis also placed an order for an initial 100 copies of NeoMedia's PaperClick Print Encoder software.

      During October 2004, NeoMedia entered into a marketing alliance with Science Applications International Corporation ("SAIC") to jointly establish, launch, develop and promote NeoMedia's PaperClick(R) line of products.

      During January 2005, NeoMedia signed a Letter of Intent to enter into a licensing agreement with Shelron Group, Inc. for PaperClick's(R) family of mobile marketing products to be used with Shelron's ActivShopper comparison shopping toolbar. The agreement will give Shelron Group, Inc. the worldwide rights to use PaperClick(R) on the new ActivShopper Mobile Edition for cell phones and PDAs. ActivShopper is a free software download designed to automatically scan, locate and compare prices for items a consumer selects at an e-commerce site.


      On April 8, 2005, NeoMedia acquired from Loyaltypoint, Inc. ("Loyaltypoint") four issued United States patents, and two patent applications, one each in Europe and Japan, relating to mobile search and location-based advertising. In exchange for the patents and patent applications, NeoMedia paid $1,500,000 cash. NeoMedia will also pay Loyaltypoint a 10% royalty on all future licensing revenue earned by NeoMedia from the acquired patents.


      On May 13, 2005, the European Patent Office (EPO) issued a Notice of Allowance based on proceedings conducted during April 2005 in The Hague. Recognition by the EPO extends the patents for NeoMedia's core technology -- the use of bar cods and other unique identifiers to automatically link to content on the Internet -- to Austria, Belgium, France, Germany, Liechtenstein, Luxembourg, the Netherlands, Sweden, Switzerland and the United Kingdom.

NMPR (MICRO PAINT REPAIR) BUSINESS UNIT DEVELOPMENTS.

      On February 6, 2004, NeoMedia acquired 100% ownership of CSI International, Inc., of Calgary, Alberta, Canada, a private technology products company in the micro paint repair industry. NeoMedia currently has approximately 50 active paint repair end-user system agreements.

      On June 1, 2004, NeoMedia announced that it had entered into a distribution agreement with Micro Paint Systems (Australasia) Limited of New Zealand for exclusive distribution rights to NeoMedia's Micro Paint Repair products in Australia and New Zealand. The agreement is contingent upon a minimum purchase of 500 systems over five years in that territory. NeoMedia received an initial payment on signing of the contract, which included the fee for four initial systems.

      On June 22, 2004, NeoMedia announced its new product called "Silver Solutions," a process created specifically to mend the popular high metallic and pearl paint finishes on new cars.

      On July 16, 2004, NeoMedia announced that its NeoMedia Micro Paint Repair business unit added five more licensees as part of a private label contract with Crackmaster Distributors Ltd., a Canadian auto aftermarket company.

      On August 2, 2004, NeoMedia announced that it signed a distribution agreement with Motor Dealer's Association Co-Auto Ltd. ("MDA Co-Auto"), the largest buying consortium for new car franchised dealers in Western Canada. The agreement provides exclusive rights for MDA Co-Auto to market NeoMedia's Micro Paint Repair system to its member dealers. MDA Co-Auto has 1,050 member dealers in British Columbia, Alberta, Saskatchewan, Manitoba and the Yukon.

      On December 29, 2004, NeoMedia received a $290,000 order for proprietary paints and related materials from Micro Paint Systems (Australasia) Limited of New Zealand, which holds distribution rights to NeoMedia's micro paint repair products in Australia and New Zealand. Micro Paint Systems (Australasia) Limited of New Zealand is offering NeoMedia's proprietary paint and systems under its label in that market. The order was shipped during the first quarter of 2005.

      On February 25, 2005, NeoMedia invested $250,000 in exchange for 8,333,333 shares of Pickups Plus, Inc. ("PUPS")(OTCBB:PUPS) restricted common stock. PUPS is a retail operator and franchiser of retail automotive parts and accessories stores catering to the light truck market, and also provides new vehicle preparation, environmental protection packages, detailing and reconditioning products and services.

      Also on February 25, 2005, NeoMedia signed two non-binding letters of intent (individually, an "LOI" and collectively the "LOIs") to acquire up to 100% of Automotive Preservation, Inc. ("AP"), a distributor of automotive paint and accessory products, from AP's parent company, PUPS. The first LOI calls for NeoMedia to initially acquire 30% of AP for $1,600,000, to be paid $600,000 in cash, $554,000 in shares of NeoMedia restricted common stock, and $446,000 through the assumption of AP debt by NeoMedia. Under the second LOI, upon completion of the acquisition of the initial 30% of AP by NeoMedia, NeoMedia would have the option to acquire an additional 30% of AP for $1,650,000, payable in shares of NeoMedia restricted common stock. The second LOI also gives NeoMedia the option to purchase the final 40% of AP for either: (i) $2,200,000, payable in shares of NeoMedia restricted common stock, if NeoMedia exercises this right within 12 months of acquiring the second 30% of AP, or (ii) a price equivalent to AP's previous quarter EBITDA multiplied by 8, payable in shares of NeoMedia restricted common stock. Both LOIs are non-binding and subject to due diligence by NeoMedia and AP.

      On March 29, 2005, NeoMedia's Micro Paint Repair business signed a national marketing and sales agreement with Restex, Inc., of Dallas, Texas, a provider of products to automobile dealerships. The agreement calls for Restex to sell and market NeoMedia's proprietary micro paint repair system to its customers in the automotive industry.

      On May 2, 2005, NeoMedia announced that it had signed a letter of intent with Jinche Yingang Automobile Co. ("Jinche"), a Beijing, China, PRC-registered company specializing in automobile sales, financing, insurance and repair, under which Jinche will act as a distributor of NeoMedia's micro paint repair products in China.


NCIS (SYSTEMS INTEGRATION) BUSINESS UNIT DEVELOPMENTS.

      NCIS is the original business line upon which NeoMedia was organized. This unit resells client-server equipment and related software, and general and specialized consulting services. Systems integration services also identifies prospects for custom applications based on NeoMedia's products and services. These operations are based in Lisle, Illinois.

ACQUISITIONS

            CSI INTERNATIONAL, INC. On February 6, 2004, NeoMedia acquired 100% ownership of CSI International, Inc., of Calgary, Alberta, Canada, a private company in the micro paint repair industry. NeoMedia issued 7,000,000 shares of its common stock, plus $2.5 million cash in exchange for all outstanding shares of CSI. NeoMedia has centralized the administrative functions in its Fort Myers, Florida headquarters, and maintains a sales office in Calgary, Alberta, Canada.

            BSD SOFTWARE,  INC. On December 21, 2004,  NeoMedia and BSD signed a definitive Agreement and Plan of Merger. BSD owns 90% of the outstanding shares of Triton Global Business Services, Inc., a provider of live and automated operator calling services and e-business support, including billing, clearinghouse and information management services, to companies in the telecommunications industry. BSD's shareholders will receive, for each share of BSD stock owned, NeoMedia stock equivalent to .07 divided by the volume-weighted average price of NeoMedia stock for the five days prior to the effective time of the merger. The agreement has been approved by holders of approximately 63% of BSD's outstanding shares and its Board of Directors. NeoMedia and BSD expect to file a joint registration/information statement with the United States Securities and Exchange Commission (the "SEC") in the first quarter of 2005. NeoMedia expects to complete the merger when the review is complete and the registration is approved. At this time, the exchange rate will be determined and closing will be held. Closing is subject to the terms and conditions outlined in the merger agreement, as well as regulatory approval of the merger and registration/information statement by the SEC.

            SECURE SOURCE TECHNOLOGIES, INC. On October 8, 2003, NeoMedia acquired Secure Source Technologies, a provider of security solutions and covert security technology for the manufacturing and financial services industries, in exchange for 3.5 million shares of NeoMedia's common stock. With the purchase of SST, NeoMedia acquired additional patents that complement its existing intellectual property portfolio, as well as a security software platform, and computer equipment.

IPOINT-MEDIA LTD.

      On September 7, 2004, NeoMedia and iPoint-media Ltd. ("iPoint-media") of Tel Aviv, Israel, entered into a business development agreement. In exchange for entering into the service agreement, NeoMedia received 7% ownership in iPoint-media, consisting of 28,492 shares of iPoint-media common stock. In addition to the business development agreement, NeoMedia acquired an additional 10% ownership of iPoint-media, consisting of 40,704 shares of common stock, for $1 million cash.

      iPoint-media was founded in April 2001 as a spin-off from Imagine Visual Dialog LTD, whose shareholders include Israeli-based Nisko group, an Israeli holding company, Singapore-based Keppel T&T, and marketing and advertising group WPP. iPoint-media specializes in customer interaction management and is the world's first developer of IP Video Call Centers for Deutsche Telecom. Muki Geller, the founder of Imagine Visual Dialog, is the founder, President & CEO of iPoint-media. iPoint-media is located in Tel Aviv, Israel, with a European customer support center in The Netherlands. iPoint-media's mission is to become the video access platform and application engine of choice for service providers.

      On October 26, 2004, NeoMedia announced that it would issue its first-ever stock dividend with the distribution of common shares of IPoint-media Ltd. of Tel Aviv as a property dividend. NeoMedia will distribute 5% (or 20,435 shares) of iPoint-media's common stock to NeoMedia shareholders of record as of November 17, 2004. The date of the property dividend payment will be announced after the Securities and Exchange Commission declares iPoint-media's registration statement on Form SB-2 effective.

      NeoMedia's operating results have been subject to variation and will continue to be subject to variation, depending upon factors, such as the mix of business among services and products, the cost of material, labor and technology, particularly in connection with the delivery of business services, the costs associated with initiating new contracts, the economic condition of NeoMedia's target markets, and the cost of acquiring and integrating new businesses.

CRITICAL ACCOUNTING POLICIES

      The United States Securities and Exchange Commission (the "SEC") issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" ("FRR 60"), suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, NeoMedia's most critical accounting policies include: inventory valuation, which affects cost of sales and gross margin; and the valuation of intangibles, which affects amortization and impairment of goodwill and other intangibles. NeoMedia also has other key accounting policies, such as policies for revenue recognition, including the deferral of a portion of revenues on sales to distributors, allowance for doubtful accounts, and stock-based compensation. The methods, estimates and judgments NeoMedia uses in applying these most critical accounting policies have a significant impact on the results it reports in its consolidated financial statements.

      Intangible Asset Valuation. The determination of the fair value of certain acquired assets and liabilities is subjective in nature and often involves the use of significant estimates and assumptions. Determining the fair values and useful lives of intangible assets especially requires the exercise of judgment. While there are a number of different generally accepted valuation methods to estimate the value of intangible assets acquired, NeoMedia primarily uses the weighted-average probability method outlined in SFAS 144. This method requires significant management judgment to forecast the future operating results used in the analysis. In addition, other significant estimates are required such as residual growth rates and discount factors. The estimates NeoMedia has used are consistent with the plans and estimates that NeoMedia uses to manage its business, based on available historical information and industry averages. The judgments made in determining the estimated useful lives assigned to each class of assets acquired can also significantly affect NeoMedia's net operating results.

      Allowance for Doubtful Accounts. NeoMedia maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Allowance for doubtful accounts is based on NeoMedia's assessment of the collectibility of specific customer accounts, the aging of accounts receivable, NeoMedia's history of bad debts, and the general condition of the industry. If a major customer's credit worthiness deteriorates, or NeoMedia's customers' actual defaults exceed historical experience, NeoMedia's estimates could change and impact its reported results.

      Inventory. Inventories are stated at lower of cost (using the first-in, first-out method) or market. NeoMedia continually evaluates the composition of its inventories assessing slow-moving and ongoing products and maintains a reserve for slow-moving and obsolete inventory as well as related disposal costs.

      Stock-based Compensation. NeoMedia records stock-based compensation to outside consultants at fair market value in general and administrative expense. NeoMedia does not record expense relating to stock options granted to employees with an exercise price greater than or equal to market price at the time of grant. NeoMedia reports pro forma net loss and loss per share in accordance with the requirements of SFAS 123 and 148. This disclosure shows net loss and loss per share as if NeoMedia had accounted for its employee stock options under the fair value method of those statements. Pro forma information is calculated using the Black Scholes option pricing model on the date of grant. This option valuation model requires input of highly subjective assumptions. Because NeoMedia's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

      In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after December 15, 2005. The Company is currently evaluating the impact of the adoption of this Statement.

      Estimate of Litigation-based Liability. NeoMedia is defendant in certain litigation in the ordinary course of business (see the section of this information statement/prospectus entitled "Legal Proceedings"). NeoMedia accrues liabilities relating to these lawsuits on a case-by-case basis. NeoMedia generally accrues attorney fees and interest in addition to the liability being sought. Liabilities are adjusted on a regular basis as new information becomes available. NeoMedia consults with its attorneys to determine the viability of an expected outcome. The actual amount paid to settle a case could differ materially from the amount accrued.

      Revenue Recognition. NeoMedia derives revenues from three primary sources:
(1) license revenues and (2) resale of software and technology equipment and service fee revenues, and (3) sale of its proprietary Micro Paint Repair solution.

      (1) License fees, including Intellectual Property licenses, represent revenue from the licensing of NeoMedia's proprietary software tools and applications products. NeoMedia licenses its development tools and application products pursuant to non-exclusive and non-transferable license agreements. Resales of software and technology equipment represent revenue from the resale of purchased third party hardware and software products and from consulting, education, maintenance and post contract customer support services.

            The basis for license fee revenue recognition is substantially governed by American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2 "Software Revenue Recognition" ("SOP 97-2"), as amended, and Statement of Position 98-9, Modification of SOP 97-2, "Software Revenue Recognition, With Respect to Certain Transactions.". License revenue is recognized if persuasive evidence of an agreement exists, delivery has occurred, pricing is fixed and determinable, and collectibility is probable.

      (2) Revenue for resale of software and technology equipment and service fee is recognized based on guidance provided in SEC Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition in Financial Statements," as amended (SAB 104). Software and technology equipment resale revenue is recognized when all of the components necessary to run software or hardware have been shipped. Service revenues including maintenance fees for providing system updates for software products, user documentation and technical support are recognized over the life of the contract. Software license revenue from long-term contracts has been recognized on a percentage of completion basis, along with the associated services being provided. Other service revenues, including training and consulting, are recognized as the services are performed. NeoMedia uses stand-alone pricing to determine an element's vendor specific objective evidence ("VSOE") in order to allocate an arrangement fee amongst various pieces of a multi-element contract. NeoMedia records an allowance for doubtful accounts on a customer-by-customer basis as appropriate.

            In December 2003, the SEC issued SAB 104, "Revenue Recognition." SAB 104 supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables."

            Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers (the "FAQ") issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not impact NeoMedia's consolidated financial statements.

      (3) Revenue for training and certification on NeoMedia's Micro Paint Repair systems is recognized equally over the term of the contract, which is currently one year. A portion of the initial fee paid by the customer is allocated to training costs and initial products sold with the system, and is recognized upon completion of training and shipment of the products. Ongoing product and service revenue is recognized as products are shipped and services performed.


RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2005 AS COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2004

      Net sales. Total net sales for the three months ended March 31, 2005 were $747,000, which represented an increase of $397,000, or 113%, from $350,000 for the three months ended March 31, 2004. This increase resulted from revenue generated by the Company's micro paint repair business unit acquired in February 2004. This increase in micro paint revenue was offset by reduced resales of Sun Microsystems equipment due to increased competition and general economic conditions. NeoMedia could realize an increase in license fees over the next 12 months if the Company is successful in implementing its PaperClick go-to-market strategy, or if pending court cases involving its intellectual property are resolved in NeoMedia's favor. NeoMedia could also realize a material increase in micro paint repair revenue if the Company is successful in implementing its business plan for that business unit.

      License fees. License fees were $164,000 for the three months ended March 31, 2005, compared with $72,000 for the three months ended March 31, 2004, an increase of $92,000, or 128%. The increase was due to higher sales of internally developed software licenses in 2005. NeoMedia could realize an increase in license fees over the next 12 months if the Company is successful in implementing its PaperClick go-to-market strategy, or if pending court cases involving its intellectual property are resolved in NeoMedia's favor.

      Resales of software and technology equipment and service fees. Resales of software and technology equipment and service fees decreased by $64,000, or 33%, to $128,000 for the three months ended March 31, 2005, as compared to $192,000 for the three months ended March 31, 2004. This decrease primarily resulted from reduced resales of Sun Microsystems equipment due to increased competition and general economic conditions. NeoMedia intends to continue to pursue additional resales of equipment, software and services. NeoMedia expects resales to more closely resemble the results for the three months ended March 31, 2005, rather than the three months ended March 31, 2004.

      Micro paint repair products and services. Sales of micro paint repair products and services were $455,000 for the three months ended March 31, 2005, compared with $86,000 for the period of February 6, 2004 to March 31, 2004, an increase of $369,000 or 429%. The increase was primarily from a $290,000 sale of products to Micro Paint Repair Australasia, NeoMedia's distributor in the Australia and New Zealand market. NeoMedia expects sales of micro paint to more closely resemble the results for the three months ended March 31, 2005, rather for the three months ended March 31, 2004.

      Cost of license fees. Cost of license fees was $88,000 for the three months ended March 31, 2005, a decrease of $1,000, or 1%, compared with $89,000 for the three months ended March 31, 2004. The decrease resulted from decreased amortization of capitalized patent costs during 2005.

      Cost of resales of software and technology equipment and service fees. Cost of resales of software and technology equipment and service fees was $88,000 for the three months ended March 31, 2005, a decrease of $72,000, or 45%, compared with $160,000 for the three months ended March 31, 2004. The decrease resulted from decreased resales in 2005 compared with 2004. Cost of resales as a percentage of related resales was 69% in 2005, compared to 83% in 2004. This decrease is mainly due to the decrease in revenue. NeoMedia expects costs of resales to fluctuate with the mix of sales of equipment, software, and services over the next 12 months.

      Cost of micro paint repair products and services. Cost of micro paint repair products and services was $273,000 for the three months ended March 31, 2005, compared with $57,000 for the period of February 6, 2004 to March 31, 2004, an increase of $216,000 or 379%. The increase was primarily due to of the cost of sale of products to Micro Paint Repair Australasia, NeoMedia's distributor in the Australia and New Zealand market. NeoMedia expects cost of micro paint to more closely resemble the results for the three months ended March 31, 2005, rather for the three months ended March 31, 2004.

      Gross Profit. Gross profit was $298,000 for the three months ended March 31, 2005, an increase of $254,000, or 577%, compared with gross profit of $44,000 for the three months ended March 31, 2004. This increase was primarily the result of increased sales of higher-margin micro paint repair products and internally developed software licenses during 2005.

      Sales and marketing. Sales and marketing expenses were $795,000 for the three months ended March 31, 2005, compared to $425,000 for the three months ended March 31, 2004, an increase of $370,000 or 87%. The increase is a result of the addition of the micro paint business sales force and cost associated with marketing and promotion of the Company's PaperClick and micro paint repair products. NeoMedia expects sales and marketing expense to increase over the next 12 months with the continued development and anticipated rollout of the PaperClick and Micro Paint Repair product suites.

      General and administrative. General and administrative expenses increased by $321,000, or 85%, to $699,000 for the three months ended March 31, 2005, compared to $378,000 for the three months ended March 31, 2004. The increase resulted primarily from higher legal and professional fees in 2005 compared with 2004. NeoMedia expects general and administrative expense to increase over the next 12 months with the potential acquisition of BSD Software.

      Research and development. During the three months ended March 31, 2005, NeoMedia charged to expense $184,000 of research and development costs, an increase of $66,000 or 56% compared to $118,000 for the three months ended March 31, 2004. The increase is primarily due to the amortization of the micro paint chemical formulations and proprietary process during 2005, as well as additional development resources allocated to the PaperClick product line. NeoMedia expects research and development costs to increase over the next 12 months with the continued development efforts, and the anticipated rollout of NeoMedia's PaperClick product suite.

      Gain on extinguishment of debt. During the three months ended March 31, 2005, NeoMedia recognized a gain on extinguishment of debt of $138,000, an increase of $12,000 or 10% compared to a gain of $126,000 during the three months ended March 31, 2004. These gains resulted from a discount in settlement of debt and/or the difference between the cash or market value of stock issued to settle the debt and the carrying value of the debt at the time of settlement.

      Amortization of debt discount. During the three months ended March 31, 2005, NeoMedia recognized an amortization of debt issuance cost of $0, a decrease of $1,394,000 compared to the three months ended March 31, 2004. This cost is related to the amortization of the fair value of warrants granted to Cornell Capital Partners in connection with promissory notes issued to Cornell by NeoMedia during January 2004.

      Interest (expense) / income. Interest expense consists primarily of interest accrued for creditors as part of financed purchases, past due balances and notes payable during 2004. Interest income consists primarily of interest earned on cash equivalent investments. During the three months ended March 31, 2005, NeoMedia recognized interest income of $23,000, an increase of $100,000 compared to interest expense of $77,000 during the three months ended March 31, 2004. The change is primarily due to reversal of certain provisions of accrued interest on accounts payable which were settled with the vendors without any interest in the current quarter.

      Net Loss. The net loss for the three months ended March 31, 2005 was $1,219,000, which represented decrease of $1,003,000, or 45% from a loss of $2,222,000 for the three months ended March 31, 2004. The decrease resulted primarily from expenses relating to the amortization of debt discount relating to debt financing through Cornell in 2004, combined with increased gross profit from the Company's micro paint repair business. These items were offset by increased sales and marketing, and general and administrative expenses relating to the rollout of the Company's micro paint repair and PaperClick business units and increased professional fees.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2003

      Net sales. Total net sales for the year ended December 31, 2004 were $1,700,000, which represented a $700,000, or 29%, decrease from $2,400,000 for the year ended December 31, 2003. This decrease primarily resulted from reduced resales of Sun Microsystems equipment due to increased competition and general economic conditions, offset by new sales from NeoMedia's Micro Paint Repair business acquired during February 2004. NeoMedia could realize an increase in license fees over the next 12 months if NeoMedia is successful in implementing its PaperClick(R) go-to-market strategy, or if pending court cases involving its intellectual property are resolved in NeoMedia's favor. NeoMedia could also realize a material increase in Micro Paint Repair revenue if NeoMedia is successful in implementing its business plan for that business unit.

      License fees. License fees were $343,000 for the year ended December 31, 2004, compared with $414,000 for the year ended December 31, 2003, a decrease of $71,000, or 17%. The decrease was due to lower sales of internally developed software licenses in 2004. NeoMedia could realize an increase in license fees over the next 12 months if NeoMedia is successful in implementing its PaperClick(R) go-to-market strategy, or if pending court cases involving its intellectual property are resolved in NeoMedia's favor.

      Resales of software and technology equipment and service fees. Resales of software and technology equipment and service fees decreased by $1,356,000, or 68%, to $630,000 for the year ended December 31, 2004, as compared to $1,986,000 for the year ended December 31, 2003. This decrease primarily resulted from reduced resales of Sun Microsystems equipment due to increased competition and general economic conditions. NeoMedia intends to continue to pursue additional resales of equipment, software and services. NeoMedia expects resales to more closely resemble the results for the year ended December 31, 2004, rather than the year ended December 31, 2003.

      Micro Paint Repair products and services. Sales of Micro Paint Repair products and services were $727,000 for the year ended December 31, 2004. NeoMedia acquired this business on February 6, 2004, and as a result there were no sales of Micro Paint Repair products and services during the year ended December 31, 2003. NeoMedia could realize a material increase in Micro Paint Repair revenue if NeoMedia is successful in implementing its business plan for that business unit.

      Cost of license fees. Cost of license fees was $324,000 for the year ended December 31, 2004, an increase of $24,000, or 8%, compared with $300,000 for the year ended December 31, 2003. The increase resulted from increased amortization of capitalized patent costs during 2004 compared with 2003.

      Cost of resales of software and technology equipment and service. Cost of resales of software and technology equipment and service was $604,000 for the year ended December 31, 2004, a decrease of $1,225,000, or 67%, compared with $1,829,000 for the year ended December 31, 2003. The decrease resulted from decreased resales in 2004 compared with 2003. Cost of resales as a percentage of related resales was 96% in 2004, compared to 92% in 2003. This increase is due to revenue declining more rapidly than the fixed portion of costs of resales, coupled with eroding margins in the resale business. NeoMedia expects costs of resales to fluctuate with the mix of sales of equipment, software, and services over the next 12 months.

      Cost of Micro Paint Repair products and services. Cost of micro paint repair products and services was $541,000 for the year ended December 31, 2004. Cost of micro paint repair products and services as a percentage of related sales was 74%. NeoMedia acquired this business on February 6, 2004, and as a result there were no cost of sales of micro paint repair products and services during the year ended December 31, 2003. NeoMedia expects cost of micro paint repair products and services to increase with Micro Paint Repair revenue over the next 12 months as NeoMedia continues its roll-out of this business unit.

      Gross Profit. Gross profit was $231,000 for the year ended December 31, 2004, a decrease of $40,000, or 15%, compared with gross profit of $271,000 for the year ended December 31, 2003. This decrease was primarily the result of reduced resales of Sun Microsystems equipment due to increased competition and general economic conditions.

      Sales and marketing. Sales and marketing expenses were $2,046,000 for the year ended December 31, 2004, compared to $523,000 for the year ended December 31, 2003, an increase of $1,523,000 or 291%. This increase resulted primarily from the addition of recently-acquired Micro Paint Repair business sales force and cost associated with marketing and as promotion of NeoMedia's PaperClick(R) and Micro Paint Repair products. NeoMedia expects sales and marketing expense to increase over the next 12 months with the continued development and anticipated rollout of the PaperClick(R) and Micro Paint Repair product suites, as well as the anticipated acquisition of BSD.

      General and administrative. General and administrative expenses decreased by $2,055,000, or 48%, to $2,215,000 for the year ended December 31, 2004, compared to $4,270,000 for the year ended December 31, 2003. The decrease resulted primarily from non-cash expenses relating to NeoMedia's option repricing program, expense for stock options issued with exercise prices below market price, and higher stock-based professional service expense in 2003 as compared with 2004. NeoMedia expects general and administrative expense to increase over the next 12 months with the recent acquisition of CSI International and the potential acquisition of BSD Software.

      Research and development. During the year ended December 31, 2004, NeoMedia charged to expense $651,000 of research and development costs, an increase of $319,000 or 96% compared to $332,000 charged to expense for the year ended December 31, 2003. The increase is primarily due to the addition of development headcount and computer systems during 2004, as well as development costs associated with the Micro Paint Repair business unit acquired in 2004. NeoMedia expects research and development costs to increase over the next 12 months with the continued development efforts of its PaperClick(R) and Micro Paint Repair products and services.

      Gain on extinguishment of debt. During the year ended December 31, 2004, NeoMedia recognized a gain on extinguishment of debt of $140,000, resulting from the payment of debt at a discount to the book value of the debt, an increase of $292,000, or 192%, compared with a loss on extinguishment of debt of $152,000 for the year ended December 31, 2003. These gains resulted from a difference between the cash or market value of stock issued to settle the debt and the carrying value of the debt at the time of settlement.

      Amortization of debt discount. During the year ended December 31, 2004, NeoMedia recognized an amortization of debt issuance cost of $2,500,000 relating to the fair value of warrants granted to Cornell Capital Partners, LP in connection with promissory notes issued to Cornell by NeoMedia during January 2004. NeoMedia did not recognize any such expense during the year ended December 31, 2003. During the year ended December 31, 2004, NeoMedia amortized the full $2.5 million discount value relating to the Cornell warrants, and as a result does not expect to recognize such expense in the next 12 months.

      Interest expense. Interest expense consists primarily of interest accrued for creditors as part of financed purchases, past due balances, notes payable and interest earned on cash equivalent investments. Interest expense decreased by $187,000, or 50%, to $189,000 for the year ended December 31, 2004 from $376,000 for the year ended December 31, 2003, due to reduced expense associated with vendor settlements and debt in 2004 compared with 2003.

      Net Loss. The net loss for the year ended December 31, 2004 was $7,230,000, which represented a $1,848,000, or 34% increase from a $5,382,000 loss for the year ended December 31, 2003. The increase resulted primarily from the amortization of debt issuance cost of $2,500,000 in 2004, offset by reduced general and administrative costs in 2004.

LIQUIDITY AND CAPITAL RESOURCES


      As of December 31, 2004, NeoMedia's cash balance was $2,634,000, compared to $61,000 at December 31, 2003, an increase of $2,573,000. As of March 31, 2005, NeoMedia had cash balances of $9,937,000 as a result of its $10 million secured promissory note with Cornell.


      NeoMedia's consolidated financial statements have been prepared assuming NeoMedia will continue as a going concern. Accordingly, the consolidated financial statements do not include any adjustments that might result from NeoMedia's inability to continue as a going concern.


      Net cash used in operating activities was approximately $4,650,000 for the year ended December 31, 2004, compared with $2,979,000 for the year ended December 31, 2003, an increase of $1,671,000, or 56%. The increase was primarily due to increased sales and marketing expenses in 2004 associated with NeoMedia's PaperClick(R) products, the addition of infrastructure with the acquisition of CSI, and the continued payment of accounts payable and accruals incurred in previous years. Net cash used in operating activities was $1,660,000 for the three months March 31, 2005, compared with $1,130,000 for the three months ended March 31, 2004.

      NeoMedia's net cash flow used in investing activities for the years ended December 31, 2004 and 2003, was $1,252,000 and $281,000, respectively, an increase of $971,000, or 346%. The increase was due to NeoMedia's $1 million investment in I-Point Media Ltd. during 2004. NeoMedia's net cash flow used in investing activities for the three months ended March 31, 2005 and 2004 was $626,000 and $129,000, respectively.

      Net cash provided by financing activities for the years ended December 31, 2004 and 2003 was $8,535,000 and $3,251,000, respectively, an increase of $5,284,000, or 163%. The increase was due to increased draws under NeoMedia's Standby Equity Distribution Agreement with Cornell Capital Partners, LP in 2004 as compared with 2003. Net cash provided by financing activities for the three months ended March 31, 2005 and 2004 was $9,578,000 and $1,855,000, respectively

      During the years ended December 31, 2004 and 2003, NeoMedia's net loss totaled $7,230,000 and $5,382,000, respectively. As of December 31, 2004,
NeoMedia had accumulated losses from operations of $83,377,000, had a working capital deficit of $2,597,000, and $2,634,000 in cash balances. During the three months ended March 31, 2005 and 2004, NeoMedia's net loss totaled $1,219,000 and $2,222,000, respectively. As of March 31, 2005, NeoMedia had accumulated losses from operations of $84,596,000, had a working capital deficit of $3,295,000, and $9,937,000 in cash balances.

      NeoMedia may obtain up to $20 million through its Standby Equity Distribution Agreement with Cornell Capital Partners, LP. As of March 31, 2005, NeoMedia had drawn $10.9 million against the Standby Equity Distribution
Agreement, leaving an available balance of $9.1 million. NeoMedia sold approximately 107 million shares during 2004 to Cornell to draw $8 million against the Standby Equity Distribution Agreement. On March 30, 2005, NeoMedia and Cornell entered into a Standby Equity Distribution Agreement under which Cornell agreed to purchase up to $100 million of NeoMedia's common stock over a two-year period, with the timing and amount of the purchase at NeoMedia's discretion. The maximum amount of each purchase would be $2,000,000 with a minimum of five business days between advances. NeoMedia expects to file a registration statement with the US Securities and Exchange Commission during 2005 to register the shares underlying the $100 million Standby Equity Distribution Agreement. The Standby Equity Distribution Agreement would become active at the time the SEC declares effective a registration statement containing such shares. Also on March 30, 2005, NeoMedia borrowed from Cornell the gross amount of $10,000,000 before discounts and fees in the form of a secured promissory note. The note is scheduled to be repaid at a rate of $1,120,000 per month commencing May 1, 2005 (subsequently changed to $840,000 per month starting on April 1, 2005) and continuing until principal and interest are paid in full.


      There can be no assurances that the market for NeoMedia's stock will support the sale of sufficient shares of NeoMedia's common stock to raise sufficient capital to sustain operations for such a period, or that actual revenue will meet management's expectations. If necessary funds are not available, NeoMedia's business and operations would be materially adversely affected and in such event, NeoMedia would attempt to reduce costs and adjust its business plan.

                              NEOMEDIA'S MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      As of December 31, 2004, NeoMedia's directors and executive officers were:

NAME                AGE   POSITION
Charles W. Fritz    48    Chairman of the Board of Directors
Charles T. Jensen   61    President, Chief Executive Officer, Chief Operating
                          Officer, and Director
David A. Dodge      29    Vice-President, Chief Financial Officer and Controller
William E. Fritz    74    Secretary and Director
James J. Keil       77    Director
A. Hayes Barclay    73    Director

      The following is certain summary information with respect to the directors and executive officers of NeoMedia:

      CHARLES W. FRITZ

      Mr. Fritz is a founder of NeoMedia and has served as an officer and as a Director of NeoMedia since our inception. On August 6, 1996, Mr. Fritz was appointed Chief Executive Officer and Chairman of the Board of Directors. On April 2, 2001, Mr. Fritz was appointed as President where he/she served until June 2002. Mr. Fritz is currently a member of NeoMedia's Compensation Committee. Prior to founding NeoMedia, Mr. Fritz was an account executive with IBM Corporation from January 1986 to January 1988, and Director of Marketing and Strategic Alliances for the information consulting group from February 1988 to January 1989. Mr. Fritz holds an M.B.A. from Rollins College and a B.A. in finance from the University of Florida. Mr. Fritz is the son of William E. Fritz, a Director of NeoMedia.

      CHARLES T. JENSEN

      Mr. Jensen was Chief Financial Officer, Treasurer and Vice-President of NeoMedia from 1996 through 2002. Mr. Jensen has been a Director since 1996, and currently is a member of NeoMedia's Compensation Committee. During 2002, Mr. Jensen was promoted to NeoMedia's President, Chief Operating Officer, and Acting Chief Executive Officer. During August 2004, Mr. Jensen was made permanent Chief Executive Officer. Prior to joining NeoMedia in November 1995, Mr. Jensen was Chief Financial Officer of Jack M. Berry, Inc., a Florida corporation which grows and processes citrus products, from December 1994 to October 1995, and at Viking Range Corporation, a Mississippi corporation which manufactures gas ranges, from November 1993 to December 1994. From December 1992 to February 1994, Mr. Jensen was Treasurer of Lin Jensen, Inc., a Virginia corporation specializing in ladies clothing and accessories. Prior to that, from January 1982 to March 1993, Mr. Jensen was Controller and Vice-President of Finance of The Pinkerton Tobacco Co., a tobacco manufacturer. Mr. Jensen holds a B.B.A. in accounting from Western Michigan University and is a Certified Public Accountant.

      DAVID A. DODGE

      Mr. Dodge joined NeoMedia in 1999 as the Financial Reporting Manager. Since then, Mr. Dodge has acted as NeoMedia's Director of Financial Planning and Controller, and currently holds the title of Vice President, Chief Financial Officer and Controller. Prior to joining NeoMedia in 1999, Mr. Dodge was an auditor with Ernst & Young LLP for two years. Mr. Dodge holds a B.A. in economics from Yale University and an M.S. in accounting from the University of Hartford, and is also a Certified Public Accountant.

      WILLIAM E. FRITZ

      Mr. Fritz is a founder of NeoMedia and has served as a Director of NeoMedia since our inception. Mr. Fritz also served as Treasurer of NeoMedia from its inception until May 1, 1996. Since February 1981, Mr. Fritz has been an officer and either the sole stockholder or a majority stockholder of G.T. Enterprises, Inc. (formerly Gen-Tech, Inc.), D.M., Inc. (formerly Dev-Mark, Inc.) and EDSCO, three railroad freight car equipment manufacturing companies. Mr. Fritz holds a B.S.M.E. and a Bachelor of Naval Science degree from the University of Wisconsin. Mr. Fritz is the father of Charles W. Fritz, NeoMedia's former Chief Executive Officer and Chairman of the Board of Directors.

      JAMES J. KEIL

      Mr. Keil has been a Director of NeoMedia since August 6, 1996. Mr. Keil currently is a member of NeoMedia's Compensation Committee, Stock Option
Committee and Audit Committee. He is founder and President of Keil & Keil Associates, a business and marketing consulting firm located in Washington, D.C., specializing in marketing, sales, document application strategies, recruiting and electronic commerce projects. Prior to forming Keil & Keil Associates in 1990, Mr. Keil worked for 38 years at IBM Corporation and Xerox Corporation in various marketing, sales and senior executive positions. From 1989-1995, Mr. Keil was on the Board of Directors of Elixir Technologies Corporation (a non-public corporation), and from 1990-1992 was the Chairman of its Board of Directors. From 1992-1996, Mr. Keil served on the Board of Directors of Document Sciences Corporation. Mr. Keil holds a B.S. degree from the University of Dayton and did Masters level studies at the Harvard Business School and the University of Chicago in 1961/62.

      A. HAYES BARCLAY

      Mr. Barclay has been a Director of NeoMedia since August 6, 1996, and currently is a member of NeoMedia's Stock Option Committee and Audit Committee. Mr. Barclay has practiced law for approximately 37 years and, since 1967, has been an officer, owner and employee of the law firm of Barclay & Damisch, Ltd. and its predecessor, with offices in Chicago, Wheaton and Arlington Heights, Illinois. Mr. Barclay holds a B.A. degree from Wheaton College, a B.S. from the University of Illinois and a J.D. from the Illinois Institute of Technology, Chicago-Kent College of Law.

ELECTION OF DIRECTORS AND OFFICERS

      Directors are elected at each annual meeting of stockholders and hold office until the next succeeding annual meeting and the election and qualification of their respective successors. Officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors. NeoMedia's bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders and the due election and qualification of his/her successor.

MEETINGS OF THE BOARD OF DIRECTORS

      During the year ended December 31, 2004, NeoMedia held five directors' meetings and each incumbent director attended more than 75% of the total of meetings of the Board of Directors and the committees of which he is a member. The Board of Directors also acted 20 times by unanimous written consent.

COMMITTEES OF THE BOARD OF DIRECTORS

      NeoMedia's Board of Directors has an Audit Committee, Compensation Committee and a Stock Option Committee. The Board of Directors does not have a standing Nominating Committee.

      AUDIT  COMMITTEE.  The  Audit  Committee  is  responsible  for  nominating
NeoMedia's independent Registered Public Accounting Firm for approval by the Board of Directors, reviewing the scope, results and costs of the audit with NeoMedia's independent accountants, and reviewing the financial statements, audit practices and internal controls of NeoMedia. During 2004, members of the Audit Committee were non-employee directors James J. Keil and A. Hayes Barclay. During 2004, the Audit Committee held four meetings.

      Due to financial constraints, NeoMedia does not currently have an audit committee financial expert serving on its audit committee.

      COMPENSATION COMMITTEE. The Compensation Committee is responsible for recommending compensation and benefits for the executive officers of NeoMedia to the Board of Directors and for administering NeoMedia's Incentive Plan for Management. Charles W. Fritz, Charles T. Jensen, A. Hayes Barclay and James J. Keil, were members of NeoMedia's Compensation Committee during 2004. The Compensation Committee acted by unanimous written consent twice during 2004.

      STOCK OPTION COMMITTEE. The Stock Option Committee, which is comprised of non-employee directors, is responsible for administering NeoMedia's Stock Option Plans. A. Hayes Barclay and James J. Keil are the current members of NeoMedia's Stock Option Committee. During 2004, the Stock Option Committee met once and acted by unanimous written consent six times.

DIRECTOR COMPENSATION

      Outside directors are currently compensated through the issuance of stock options from NeoMedia's 2003 Stock Option Plan. During May 2004, each outside director received one million options with an exercise price of $0.075 per share. NeoMedia does not have a written compensation policy for its outside directors at this time.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires NeoMedia's officers and directors, and persons who own more than 10% of a registered class of NeoMedia's equity securities, to file reports of ownership and changes in ownership with the United States Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish NeoMedia with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms furnished to NeoMedia, NeoMedia believes that during 2003 all Section 16(a) filing requirements applicable to NeoMedia's officers, directors and 10% beneficial owners were complied with.

NEOMEDIA'S EXECUTIVE COMPENSATION

      The following table sets forth certain information with respect to the compensation paid to (i) NeoMedia's Chief Executive Officer, and (ii) each of NeoMedia's other executive officers who received aggregate cash compensation in excess of $100,000 for services rendered to NeoMedia (collectively, the "Named Executive Officers") during the years ended December 31, 2004 and 2003:

                                     ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                          -------------------------------------------    ------------------------------------------------
                                                             OTHER                     SECURITIES
                                                             ANNUAL      RESTRICTED    UNDERLYING              ALL OTHER
                                                            COMPENS-       STOCK        OPTIONS/      LTIP       COMPENS-
      NAME AND                     SALARY      BONUS         ATION        AWARD(S)      SARS (1)     PAYOUTS      ATION
 PRINCIPAL POSITION       YEAR       ($)        ($)           ($)           ($)           (#)          ($)         ($)
----------------------    -----    --------    -------      ---------    ---------     ----------    --------    ---------
Charles T. Jensen         2004     175,000        ---            ---           ---      4,000,000        ---          ---
 President and
 Chief Executive Officer  2003     162,000     92,000  (2)       ---           ---     10,000,000        ---        1,000  (4)

Charles W. Fritz          2004    $175,000        ---            ---           ---      4,000,000        ---          ---
 Chairman of the Board    2003     145,000    110,000 (2)    $60,000  (3)      ---      10,000,00        ---        1,000  (4)

David A. Dodge            2004     122,000        ---            ---           ---      2,000,000        ---          ---
 Vice President and       2003      90,000      7,000  (2)       ---           ---      2,300,000        ---          ---
 Chief Financial Officer


----------
(1) Represents options granted under NeoMedia's 2003, 2002 and 1998 Stock Option Plans and warrants granted at the discretion of the Stock Option Committee of NeoMedia's Board of Directors.
(2) During 2003, NeoMedia paid past due Year 2000 executive incentive liability through the issuance of shares of its common stock. The amounts reported in this table represent the market value of the shares on the date of issuance.
(3) During 2003, NeoMedia paid Charles W. Fritz unpaid salary from 2002 through the issuance of shares of its common stock. The amounts reported in this table represent the market value of the shares on the date of issuance.
(4) Includes automobile expenses attributable to personal use and the corresponding income tax effects.

EMPLOYMENT AGREEMENTS

      No employment agreements are currently in place for any of NeoMedia's employees.

INCENTIVE PLAN FOR MANAGEMENT

      Effective as of January 1, 1996, NeoMedia adopted an Annual Incentive Plan for Management (the "Incentive Plan"), which provides for annual bonuses to eligible employees based upon the attainment of certain corporate and/or individual performance goals during the year. The Incentive Plan is designed to provide additional incentive to NeoMedia's management to achieve these growth and profitability goals. Participation in the Incentive Plan is limited to those employees holding positions assigned to incentive eligible salary grades and whose participation is authorized by NeoMedia's Compensation Committee which administers the Incentive Plan, including determination of employees eligible for participation or exclusion. The Board of Directors can amend, modify or terminate the Incentive Plan for the next plan year at any time prior to the commencement of such next plan year.

      To be eligible for consideration for inclusion in the Incentive Plan, an employee must be on NeoMedia's payroll for the last three months of the year involved. Death, total and permanent disability or retirement are exceptions to such minimum employment, and awards in such cases are granted on a pro rata basis. In addition, where employment is terminated due to job elimination, a pro rata award may be considered. Employees who voluntarily terminate their employment, or who are terminated by NeoMedia for unacceptable performance, prior to the end of the year are not eligible to participate in the Incentive Plan. All awards are subject to any governmental regulations in effect at the time of payment.

      Performance goals are determined for both NeoMedia's and/or the employee's performance during the year, and if performance goals are attained, eligible employees are entitled to an award based upon a specified percentage of their base salary.

      NeoMedia did not have a formal incentive plan for management in place for the year ended December 31, 2004.

      During the years ended December 31, 2004 and 2003, NeoMedia paid $159,000 and $593,000, respectively, in past due incentive awards relating to its executive incentive plan for fiscal 2000, through the issuance of common stock.

NEOMEDIA'S STOCK OPTION PLANS

      Effective February 1, 1996 (and amended and restated effective July 18, 1996 and further amended through November 18, 1996), NeoMedia adopted its 1996 Stock Option Plan (the "1996 Stock Option Plan"). The 1996 Stock Option Plan provides for the granting of non-qualified stock options and incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and provides for the issuance of a maximum of 1.5 million shares of common stock. All 1.5 million options were granted under NeoMedia's 1996 Stock Option Plan.

      Effective March 27, 1998, NeoMedia adopted its 1998 Stock Option Plan (the "1998 Stock Option Plan"). The 1998 Stock Option Plan provides for the granting of non-qualified stock options and provides for the issuance of a maximum of 8 million shares of common stock. All 8 million options were granted under NeoMedia's 1998 Stock Option Plan.

      Effective June 6, 2002, NeoMedia adopted its 2002 Stock Option Plan (the "2002 Stock Option Plan"). The 2002 Stock Option Plan provides for authority for the Board of Directors to the grant non-qualified stock options with respect to a maximum of 10 million shares of common stock. All 10 million options were granted under NeoMedia's 2002 Stock Option Plan

      Effective September 24, 2003, NeoMedia adopted its 2003 Stock Option Plan (the "2003 Stock Option Plan"). The 2003 Stock Option Plan provides for authority for the Board of Directors to the grant non-qualified stock options with respect to a maximum of 150 million shares of common stock. On October 17, 2003, NeoMedia filed a registration statement on Form S-8 to register all 150 million shares underlying the options in the 2003 Stock Option Plan. As of December 31, 2004, NeoMedia had issued approximately 69 million shares under the 2003 Stock Option Plan

NEOMEDIA'S STOCK INCENTIVE PLAN

      Effective October 31, 2003, NeoMedia adopted the 2003 Stock Incentive Plan (the "2003 Stock Plan"). Under the terms of the 2003 Stock Plan, NeoMedia has set aside up to 30 million shares of common stock to be issued to pay compensation and other expenses related to employees, former employees, consultants, and non-employee directors. On November 3, 2003, NeoMedia filed a registration statement on Form S-8 to register all 30 million shares in the 2003 Stock Plan. As of December 31, 2004, NeoMedia had issued approximately 9.3 million shares under the 2003 Stock Plan.

401(K) PLAN

      NeoMedia maintains a 401(k) Profit Sharing Plan and Trust (the "401(k) Plan"). All employees of NeoMedia who are 21 years of age or older and who have completed three months of service are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that each participant may make elective contributions of up to 20% of such participant's pre-tax salary (up to a statutorily prescribed annual limit, which is $13,000 for 2004) to the 401(k) Plan, although the percentage elected by certain highly compensated participants may be required to be lower. All amounts contributed to the 401(k) Plan by employee participants and earnings on these contributions are fully vested at all times. The 401(k) Plan also provides for matching and discretionary contributions by NeoMedia. To date, NeoMedia has not made any such contributions.

OPTIONS AND WARRANTS GRANTED IN NEOMEDIA'S LAST FISCAL YEAR

      The following presents certain information on stock options for the Named Executive Officers for the year ended December 31, 2004:

                                        PERCENT OF                                          POTENTIAL REALIZABLE
                        NUMBER OF         TOTAL                                                     VALUE
                       SECURITIES        OPTIONS/                                          AT ASSUMED ANNUAL RATES
                       UNDERLYING          SARS                                                OF STOCK PRICE
                         OPTIONS        GRANTED TO     EXERCISE OR                              APPRECIATION
NAMED                    GRANTED       EMPLOYEES IN    BASE PRICE        EXPIRATION            FOR OPTION TERM
EXECUTIVE OFFICER          (#)         FISCAL YEAR      ($/SHARE)           DATE             5% ($)      10% ($)
-------------------    ------------    -------------   ------------    ----------------    ------------ -----------
Charles T. Jensen        4,000,000         5.2%           $0.11         March 8, 2014         $277,000    $701,000

Charles W. Fritz         4,000,000         5.2%           $0.11         March 8, 2014         $277,000    $701,000

David A. Dodge           2,000,000         2.6%           $0.11         March 8, 2014         $138,000    $351,000

OPTION AND WARRANT EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

      The following table sets forth options exercised by NeoMedia Named Executive Officers during the year ended December 31, 2004, and the number and value of all unexercised options at fiscal year end.

                                                        NUMBER OF UNEXERCISED
                                                        SECURITIES UNDERLYING             VALUE OF UNEXERCISED IN-
                         SHARES                            OPTIONS/SARS AT                THE-MONEY OPTIONS/SARS AT
NAMED                   ACQUIRED       VALUE              DECEMBER 31, 2004                 DECEMBER 31, 2004 (1)
NAMED                  ON EXERCISE    REALIZED     --------------------------------    --------------------------------
EXECUTIVE OFFICER          (#)          ($)        EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
-------------------    ------------   ---------    -------------    ---------------    -------------    ---------------
Charles T. Jensen        1,505,386    $347,000      11,000,000        3,000,000         $2,705,000         $465,000

Charles W. Fritz         1,549,000    $156,000      12,510,000        3,000,000         $3,030,000         $465,000

David A. Dodge             100,000     $25,000       2,700,000        1,500,000           $639,000         $233,000

----------
(1) Based on the difference between the closing price of $0.265 of NeoMedia's common stock as quoted on Over-the-Counter Bulletin Board on December 31, 2004 and the exercise price of the option/SAR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NEOMEDIA


      The following table sets forth certain information regarding beneficial ownership of NeoMedia's common stock as of May 9, 2005, (i) by each person or entity known by NeoMedia to own beneficially more than 5% of NeoMedia's Common Stock, (ii) by each of NeoMedia's directors and nominees, (iii) by each executive officer of NeoMedia named in the Summary Compensation Table, and (iv) by all executive officers and directors of NeoMedia as a group.

                                                              AMOUNT AND
                                                               NATURE OF
                               NAME AND ADDRESS OF            BENEFICIAL      PERCENT OF
       CLASS                     BENEFICIAL OWNER            OWNERSHIP (1)    CLASS (1)
---------------------    --------------------------------- ----------------- -------------
    Common Stock         Charles W. Fritz (2)(3)                 29,095,555          6.3%

    Common Stock         William Fritz(2)(4)                     52,890,944         11.6%

    Common Stock         Charles T. Jensen(2)(5)                 13,001,500          2.8%

    Common Stock         David A. Dodge(2)(6)                     3,225,000             *

    Common Stock         A. Hayes Barclay(2)(7)                   2,405,000             *

    Common Stock         James J. Keil(2)(8)                      4,388,619             *
                                                           ----------------- -------------
                         Officers and Directors as a
    Common Stock         Group (9 Persons)(9)                   105,006,618         21.4%


----------

* - denotes ownership of less than one percent of issued and outstanding shares of NeoMedia's common stock.

      (1)   Applicable percentage of ownership is based on 449,497,162 shares of common stock outstanding as of May 9, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of May 9, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of May 9, 2005, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of NeoMedia.

      (2)   Address of the referenced  individual is c/o NeoMedia  Technologies,
                  Inc., 2201 Second Street, Suite 402, Fort Myers, FL, 33901.

      (3)   Charles W. Fritz is the  Company's  founder and the  Chairman of the
                  Board of Directors. Shares beneficially owned include 100 shares owned by each of Mr. Fritz's four children for an aggregate of 400 shares, 13,000,000 shares of common stock issuable upon exercise of options granted under the Company's 2003, 2002 and 1998 stock option plans, 1,510,000 shares issuable upon exercise of stock warrants, 13,042,186 shares of common stock owned by Mr. Charles W. Fritz directly, and 1,542,969 shares of common stock held by the CW/LA II Family Limited Partnership, a family limited partnership for the benefit of Mr. Fritz's family.

      (4)   William E. Fritz, the Company's  corporate secretary and a director, and his wife, Edna Fritz, are the general partners of the Fritz Family Limited Partnership and therefore each are deemed to be the beneficial owners of the 1,511,742 shares held in the Fritz Family Partnership. As trustee of each of the Chandler R. Fritz 1994 Trust, Charles W. Fritz 1994 Trust and Debra F. Schiafone 1994 Trust, William E. Fritz is deemed to be the beneficial owner of the 165,467 shares of NeoMedia held in these trusts. Additionally, Mr. Fritz is deemed to own:
                  45,923,735 shares held directly by Mr. Fritz or his spouse, 2,540,000 shares to be issued upon the exercise of warrants held by Mr. Fritz or his spouse, and 2,750,000 shares to be issued upon the exercise of options held by Mr. Fritz or his spouse. Mr. William E. Fritz may be deemed to be a parent and promoter of NeoMedia, as those terms are defined in the Securities Act.

      (5)   Charles T. Jensen is  President,  Chief  Operating  Officer,  Acting
                  Chief Executive Officer, and a member of the Board of Directors. Beneficial ownership includes 13,000,000 shares of common stock issuable upon exercise of options granted under NeoMedia's stock option plans, and 1,500 shares owned by Mr. Jensen's sons.

      (6)   David A.  Dodge is Vice  President,  Chief  Financial  Officer,  and
                  Controller. Beneficial ownership includes 3,225,000 shares of common stock issuable upon exercise of options granted under NeoMedia's stock option plans.

      (7)   A. Hayes  Barclay is a member of the Board of  Directors.  Ownership includes 2,400,000 shares of common stock issuable upon exercise of options granted under NeoMedia's stock option plans, and 5,000 shares owned by Mr. Barclay directly.

      (8)   James  J.  Keil  is a  member  of the  Board  of  Directors.  Shares benficially owned includes 2,500,000 shares issuable upon exercise of options and 1,888,619 shares owned by Mr. Keil directly.

      (9)   Includes an aggregate of 36,875,000 currently exercisable options to purchase shares of common stock granted under NeoMedia's stock option plans, 4,050,000 currently exercisable warrants to purchase shares of common stock, and 64,081,618 shares owned directly by NeoMedia's officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF NEOMEDIA

      During February 2002, NeoMedia borrowed $10,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 30 days. The note was repaid during April 2003.

      During March 2002, NeoMedia borrowed $190,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 16 days. The note was repaid during March 2002.

      During April 2002, NeoMedia borrowed $11,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 60 days. The note was repaid during April 2003..

      During November 2002, NeoMedia issued Convertible Secured Promissory Notes with an aggregate face value of $60,000 to three separate parties, including Charles W. Fritz, Chairman of the Board of Directors of NeoMedia; William E. Fritz, an outside director; and James J. Keil, an outside director. The notes bear interest at a rate of 15% per annum, and matured at the earlier of (i) four months, or (ii) the date the shares underlying the Cornell Capital Partners, LP Equity Line of Credit were registered with the United States Securities and Exchange Commission. The notes were convertible, at the option of the holder, into either cash or shares of NeoMedia common stock at a 30% discount to either market price upon closing, or upon conversion, whichever is lower. NeoMedia also granted to the holders an additional 1,355,670 shares of its common stock and 60,000 warrants to purchase shares of its common stock at $0.03 per share, with a term of three years. The warrants and shares were issued in January 2003. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and amortized using the effective interest rate over the life of the debt in accordance with EITF 00-27. Total cost of beneficial conversion feature, fair value of the stock and cost of warrants issued exceed the face value of the notes payable, therefore, only $60,000, the face amount of the note, was recognizable as debt discount, and amortized over the life of the notes payable. NeoMedia repaid Charles Fritz's note in full during March 2003, and repaid James J. Keil's note in full during April 2003. NeoMedia paid $30,000 of the principal on William Fritz's note during April 2003, and entered into a new note with Mr. Fritz for the remaining $10,000. The new note also includes a provision under which, as consideration for the loan, Mr. Fritz will receive a 3% royalty on all future revenue generated from NeoMedia's intellectual property. The new note was paid in full during April 2004.

      During April 2003, NeoMedia's Board of Directors approved the payment in full of approximately $154,000 of liabilities owed by NeoMedia to Charles W. Fritz, NeoMedia's Founder and Chairman of the Board of Directors, through the issuance of 15,445,967 shares of common stock. NeoMedia recognized a discount expense in general and administrative expenses of approximately $15,000 relating to this transaction with Mr. Fritz.

      During April 2003, NeoMedia sold 25,000,000 shares of its common stock, par value $0.01, in a private placement at a price of $0.01 per share. In connection with the sale, NeoMedia also granted the purchaser 25,000,000 warrants to purchase shares of NeoMedia's common stock at an exercise price of $0.01 per share. The warrants had a fair value of $298,000 and have been recorded as a cost of issuance. The purchaser was William E. Fritz, a member of NeoMedia's Board of Directors. Proceeds to NeoMedia from sale of the shares were $250,000. NeoMedia recognized a discount expense in general and administrative expenses of approximately $50,000 relating to this transaction with Mr. Fritz. On August 6, 2003, Mr. Fritz exercised his/her warrants and purchased 25,000,000 additional shares of common stock at a price of $0.01 per share.

      During April 2003, NeoMedia entered into a consulting agreement with William Fritz, an outside director, for consulting and advisement services relating to the merger with Loch Energy, Inc., and to the subsequent implementation of various management programs surrounding the business. The agreement called for total payments of $250,000 over a period of one year. During August 2003, NeoMedia paid the consulting contract in full. During September 2003, the consulting contract was rescinded and the full $250,000 was returned to NeoMedia.

      During July 2003, NeoMedia borrowed $25,000 from William E. Fritz, one of its outside directors. This amount was added to the principal of a $10,000 note payable to Mr. Fritz that matured in April 2004, with all other terms of the note remaining the same. As consideration for the loan, NeoMedia granted Mr. Fritz 2,500,000 warrants to purchase shares of NeoMedia's common stock at an exercise price of $0.01 per share. The warrants had a fair value of approximately $74,000. In accordance with EITF 00-27, NeoMedia recorded the relative fair value of the warrants as a discount against the note, and amortized the discount over the life of the note.

      On August 29, 2003, NeoMedia borrowed $50,000 from William E. Fritz, one of its outside directors, under an unsecured note payable. The note was paid in full during September 2003.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires NeoMedia's officers and directors, and persons who own more than 10% of a registered class of NeoMedia's equity securities, to file reports of ownership and changes in ownership with the United States Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish NeoMedia with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms furnished to NeoMedia, NeoMedia believes that during 2004 all Section 16(a) filing requirements applicable to NeoMedia's officers, directors and 10% beneficial owners were complied with.

CODE OF ETHICS

      NeoMedia has adopted a code of ethics that applies to its senior executive and financial officers. NeoMedia's Code of Ethics seeks to promote (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (2) full, fair, accurate, timely and understandable disclosure of information to the SEC,
(3) compliance with applicable governmental laws, rules and regulations, (4) prompt internal reporting of violations of the Code of Ethics to predesignated persons, and (5) accountability for adherence to the Code of Ethics. A copy of the NeoMedia's Code of Ethics is attached to this information statement/prospectus as Exhibit 10.52.

LIMITATIONS ON DIRECTOR'S LIABILITY AND INDEMNIFICATION

      As permitted by the Delaware General Corporation Law (the "DGCL"), NeoMedia has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of the director's duty of loyalty to NeoMedia or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the rights of NeoMedia and its stockholders (through stockholders' derivative suits on behalf of NeoMedia) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in clauses (i) through (iv) above. This provision does not limit nor eliminate the rights of NeoMedia or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

      The Certificate of Incorporation and the bylaws of NeoMedia provide that NeoMedia is required and permitted to indemnify its officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, NeoMedia is required to advance expenses to its officers and directors as incurred in connection with proceedings against them in their capacity as a director or officer for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, NeoMedia is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of NeoMedia in which indemnification would be required or permitted.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or controlling persons of NeoMedia pursuant to the foregoing provisions, or otherwise, NeoMedia has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

                     DESCRIPTION OF NEOMEDIA'S CAPITAL STOCK

      The following description of NeoMedia's capital stock and certain provisions of NeoMedia's Certificate of Incorporation and bylaws is a summary and is qualified in its entirety by the provisions of NeoMedia's Certificate of Incorporation and bylaws, which have been filed as exhibits to NeoMedia's registration statement of which this prospectus is a part.

      On September 24, 2003, NeoMedia's shareholders voted to (i) increase the number of shares of common stock, par value $0.01 per share, that NeoMedia is authorized to issue from 200 million to 1 billion; and (ii) implement the 2003 Stock Option Plan, under which NeoMedia is authorized to grant to employeees, directors, and consultants up to 150 million options to purchase shares of its common stock. On October, 30, 2003, NeoMedia's board of diretors approved the 2003 Stock Incentive Plan, under which NeoMedia can issue up to 30 million shares of stock to employees, non-employee directors, consultants for incentive purposes.


      As of June 1, 2005, NeoMedia had 451,120,889 shares of common stock outstanding, and no shares of preferred stock were outstanding.



COMMON STOCK

      Holders of NeoMedia's common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one-half of NeoMedia's outstanding shares of common stock, subject to the rights of the holders of preferred stock, can elect all of NeoMedia's directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available for that purpose and, upon NeoMedia's liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is duly authorized and validly issued, fully paid, and nonassessable. In the event NeoMedia were to elect to sell additional shares of common stock following this offering, investors in this offering would have no right to purchase additional shares. As a result, their percentage equity interest in us would be diluted.

      The shares of NeoMedia's common stock offered in this offering will be, when issued and paid for, fully paid and not liable for further call and assessment. Except as otherwise permitted by Delaware law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voted as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.


PREFERRED STOCK

      NeoMedia may issue preferred stock in one or more series and having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and preferences and redemption rights, as may, from time to time, be determined by the Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as the Board of Directors deems appropriate. In the event that NeoMedia determines to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock shall be filed with the Delaware Secretary of State. The effect of this preferred stock designation power is that NeoMedia's Board of Directors alone, subject to federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of NeoMedia without further action by NeoMedia's stockholders, and may adversely affect the voting and other rights of the holders of NeoMedia's common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of NeoMedia's common stock, including the loss of voting control to others.

      During December 1999, NeoMedia's Board of Directors approved a Certificate of Resolutions Designating Rights and Preferences of Preferred Stock, filed with the Delaware Secretary of State on December 20, 1999. By this approval and filing, 200,000 shares of Series A Preferred Stock were designated. Series A Preferred Stock carries the following rights:

      o The right to receive mandatory cash dividends equal to the greater of $0.001 per share or 100 times the amount of all dividends (cash or non-cash, other than dividends of shares of common stock) paid to holders of the common stock, which dividend is payable 30 days after the conclusion of each calendar quarter and immediately following the declaration of a dividend on common stock;

      o 100 votes per each share of Series A Preferred on each matter submitted to a vote of NeoMedia's stockholders;

      o The right to elect two directors at any meeting at which directors are to be elected, and to fill any vacancy on the Board of Directors previously filled by a director appointed by the Series A Preferred Stockholders;

      o The right to receive an amount, in preference to the holders of common stock, equal to the amount per share payable to holders of common stock, plus all accrued and unpaid dividends, and following payment of 1/100th of this liquidation preference to the holders of each share of common stock, an additional amount per share equal to 100 times the per share amount paid to the holders of common stock;

      o The right to exchange each share of Series A Preferred for 100 times the consideration received per share of common stock in connection with any merger, consolidation, combination or other transaction in which shares of common stock are exchanged for or converted into cash, securities or other property; and

      o The right to be redeemed in accordance with NeoMedia's stockholders rights plan.

      While accrued mandatory dividends are unpaid, NeoMedia may not declare or pay dividends or distributions on, or redeem, repurchase or reacquire, shares of any class or series of junior or parity stock.

      The Series A Preferred was created to be issued in connection with NeoMedia's stockholders rights plan, described below. No shares of Series A Preferred have been issued to date.

      On June 19, 2001, NeoMedia's Board of Directors approved a Certificate of Designations to Create a Class of Series A Convertible Preferred Stock for NeoMedia Technologies, Inc., filed with the Delaware Secretary of State on June 20, 2001. By this approval and filing, 47,511 shares are designated as Series A Convertible Preferred Stock. NeoMedia's Series A Convertible Preferred Stock, par value $0.01 per share, has the following rights:

      o     Series  A  Convertible  Preferred  is  convertible  into  shares  of
            NeoMedia's common stock at a one-to-one ratio, subject to proportional adjustments in the event of stock splits or combinations, and dividends or distributions of shares of common stock, at the option of the holder; shares are subject to automatic conversion as determined in each agreement relating to the purchase of shares of Series A Convertible Preferred;

      o Each share of Series A Convertible Preferred is entitled to receive a liquidation preference equal to the original purchase price of such share in the event of liquidation, dissolution, or winding up;

      o Upon merger or consolidation, or the sale, lease or other conveyance of all or substantially all of NeoMedia's assets, shares of Series A Convertible Preferred are automatically convertible into the number of shares of stock or other securities or property (including cash) to which the common stock into which it is convertible would have been entitled; and

      o Shares of Series A Convertible Preferred are entitled to one vote per share, and vote together with holders of common stock.

      In June 2001, 452,489 shares of Series A Convertible Preferred were issued to About.com, Inc. pursuant to a certain Agreement for Payment in Common Stock, in lieu of cash payment to About.com for online advertising services. On January 2, 2002, such shares were converted into 452,489 shares of common stock.

      On January 16, 2002, NeoMedia's Board of Directors approved a Certificate of Designation, Preferences, Rights and Limitations of Series B 12% Convertible Redeemable Preferred Stock of NeoMedia Technologies, Inc., filed with the Delaware Secretary of State on February 28, 2002. By this approval and filing, 100,000 shares are designated as Series B 12% Convertible Redeemable Preferred Stock. NeoMedia's Series B 12% Convertible Redeemable Preferred Stock, par value $0.01 per share, has the following rights:

      o Series B Preferred shares accrue dividends at a rate of 12% per annum, or $1.20 per share, between the date of issuance and the first anniversary of issuance;

      o Series B Preferred is redeemed to the maximum extent permitted by law (based on NeoMedia's funds legally available for redemption) at a price per share of $15.00, plus accrued dividends (a total of $16.20 per share) on the first anniversary of issuance;

      o Series B Preferred receive proceeds of $12.00 per share upon NeoMedia's liquidation, dissolution or winding up;

      o To the extent, not redeemed on the first anniversary of issuance, Series B Preferred is automatically convertible into NeoMedia's then existing general class of common stock on the first anniversary of issuance at a price equal to $16.20 divided by the greater of $0.20 and the lowest publicly-sold share price during the 90 day period preceding the conversion date, but in no event more than 19.9% of NeoMedia's outstanding capital stock as of the date immediately prior to conversion.

      o Upon merger or consolidation, or the sale, lease or other conveyance of all or substantially all of NeoMedia's assets, shares of Series B Preferred are automatically convertible into the number of shares of stock or other securities or property (including cash) to which the common stock into which it is convertible would have been entitled; and

      o Shares of Series B Preferred are entitled to one vote per share and vote with common stock, except where the proposed action would adversely affect the Series B Preferred or where the non-waivable provisions of applicable law mandate that the Series B Preferred vote separately, in which case Series B Preferred vote separately as a class, with one vote per share.

      NeoMedia's Preferred Stock is currently comprised of 25 million shares, par value $0.01 per share, of which 200,000 shares are designated as Series A Preferred Stock, none of which are issued or outstanding, and, following the conversion into common stock of 452,489 shares of Series A Convertible Preferred Stock issued to About.com, of which 47,511 shares are designated as Series A Convertible Preferred Stock, none of which are issued and outstanding, and of which 100,000 shares of Series B 12% Convertible Redeemable Preferred Stock, none of which are issued and outstanding. NeoMedia has no present agreements relating to or requiring the designation or issuance of additional shares of preferred stock.

WARRANTS AND OPTIONS OF NEOMEDIA


      As of June 1, 2005, NeoMedia had outstanding options and warrants to purchase 79,166,721 and 72,775,000, shares of NeoMedia's common stock, respectively, with exercise prices ranging from $0.01 to $6.00. The number of shares issuable upon exercise and the exercise prices of the warrants are subject to adjustment in the event of certain events such as stock dividends, splits and combinations, capital reorganization and with respect to certain warrants, issuance of shares of common stock at prices below the then exercise price of the warrants.

      On March 30, 2005, NeoMedia issued 50 million warrants to Cornell Capital Partners with an exercise price of $0.20 per share, and a term of three years, as a commitment fee for Cornell to enter into a $100 million Standby Equity Distribution Agreement with NeoMedia. NeoMedia also issued 4 million warrants with an exercise price of $0.229 to an independent third party as a fee for negotiating and structuring the Standby Equity Distribution Agreement.

      On September 24, 2003, NeoMedia's shareholders approved the 2003 Stock Option Plan. Under this plan, NeoMedia is authorized to grant to employees, directors, and consultants up to 150,000,000 options to share of common stock. As of December 31, 2004, NeoMedia had issued approximately 69 million options under the 2003 Stock Option Plan, of which approximately 15 million had been exercised.

      During May 2003, NeoMedia re-priced approximately 8 million stock options under a repricing program. Under the terms of the program, the exercise price for outstanding options under NeoMedia's 2002, 1998, and 1996 Stock Option Plans was restated to $0.01 per share for an original period of 6 months. The program was subsequently extended through December 31, 2004. In accordance with FASB Interpretation, FIN 44, Accounting for Certain Transactions Involving Stock Transactions, the award was accounted for as variable from May 19, 2003 through the period ended December 31, 2004. Accordingly, NeoMedia recognized approximately $104,000 and $746,000 as compensation in general and administrative expense during the years ended December 31, 2004 and 2003, respectively. Approximately 3.5 million and 4.4 million options were exercised under the program during the years ended December 31, 2004 and 2003, respectively. The repricing program expired on December 31, 2004.

      During April 2003, NeoMedia repriced approximately 1.9 million warrants held by Thornhill Capital LLC, an outside consultant. Of the 1.9 million warrants, 1.5 million had an exercise price of $0.05 per share, and approximately 0.4 million had an exercise price of $2.09 per share. All 1.9 million warrants were repriced to $0.00 per share. NeoMedia recognized an expense of approximately $27,000 related to this transaction during the second quarter of 2003. These warrants were exercised immediately after the repricing.

      In June 2002, NeoMedia repriced 3 million of NeoMedia's common stock warrants from $0.12 to $0.05 per share. All of the warrants were exercised immediately. NeoMedia recognized an expense of $132,000 related to this repricing during the year ended December 31, 2002.

      In April 2002, in order to encourage the exercise of options, NeoMedia's Board of Directors adopted an option repricing program. Under the program, those persons holding options granted under the 1996, 1998 and 2002 Stock Option Plans, to the extent their options were exercisable during the period ending October 9, 2002, were allowed to exercise the option at a price which is the greater of $0.12 per share or 50% of the last sale price of a share of NeoMedia's common stock on the Over-the-Counter Bulletin Board on the trading date immediately preceding the date of exercise. No options were exercised under the program and no expense was recognized relating to the program.

      During March 2002, NeoMedia repriced approximately 1.2 million of NeoMedia's common stock warrants for a period of six months. During the term of the warrant repricing program, participating holders were entitled to exercise qualified warrants at an exercise price per share equal to the greater of (1) $0.12 or (2) 50% of the last sale price of shares of common stock on the Over-the-Counter Bulletin Board, on the trading date immediately preceding the date of exercise. Approximately 370,000 warrants were exercised in connection with the program, and NeoMedia recognized approximately $63,000 in expense relating to the repricing during the year ended December 31, 2002.

REGISTRATION RIGHTS

      None.

ANTI-TAKEOVER PROVISIONS UNDER BYLAWS AND LAWS

      On December 10, 1999, NeoMedia's Board of Directors adopted a stockholders rights plan and declared a non-taxable dividend of one right on each outstanding share of NeoMedia common stock to stockholders of record on December 10, 1999 and each share of common stock issued prior to the rights plan trigger date. The stockholder rights plan was adopted as an anti-takeover measure, commonly referred to as a "poison pill." The stockholder rights plan was designed to enable all stockholders to receive fair and equal treatment in any proposed takeover of the corporation and to guard against partial or two-tiered tender offers, open market accumulations and other hostile takeover tactics to gain control of NeoMedia. The stockholders rights plan, which is similar to plans adopted by many public companies, was not adopted in response to any effort to acquire control of NeoMedia at the time of adoption. Certain of NeoMedia's directors, officers and principal stockholders, Charles W. Fritz, William E. Fritz and The Fritz Family Limited Partnership and their holdings were exempted from the triggering provisions of NeoMedia's poison pill plan, as a result of the fact that, as of the plans adoption, their holdings might have otherwise triggered the poison pill.

TRANSFER AGENT

      NeoMedia's stock transfer agent is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.


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                          DESCRIPTION OF BSD'S BUSINESS


Business Development

      BSD was incorporated in Florida on February 7, 1989 under the name "Park Avenue Marketing, Inc." On February 2, 1998, as a result of its acquisition of 100% of the common stock of two commonly controlled entities, Respiratory Care Services, Inc. ("RCS") and RCS Subacute, Inc. ("RCSS"), that were engaged in the respiratory care industry the name was changed to BSD Healthcare Industries, Inc. Prior to these acquisitions, BSD did not conduct any operations.

      On July 1, 1999, principally as a result of a change in Medicare reimbursement rates for respiratory services, BSD Healthcare Industries sold RCS and RCSS.

      On December 17, 2001 BSD changed its name to BSD Software, Inc.

      As a result of the sale of RCS and RCSS, BSD had no operations until its acquisition of 90% of Triton Global Business Services Inc. ("TGBSI") on November 4, 2002. TGBSI is the 100% owner of Triton Global Communications Inc. ("Triton") through which it conducts its business operations. The details of the acquisition are contained in Note 4 to the attached Financial Statements attached.

BSD's/Triton's Business

      Triton was incorporated in April 1998 as a next generation Internet protocol ("IP") enabled provider of live and automated operator calling services, e-business support, billing and clearinghouse functions and information management services to telecommunications, Internet and e-business service providers.

      Triton focuses on helping its clients improve profitability by enabling them to quickly deploy new services, streamline operations and make quicker, more informed business decisions. Triton has aligned itself with strategic partners allowing BSD to offer advanced services in the telecom industry. Triton is a customer service oriented organization providing service to direct customers and service providers, both within North America and internationally.

      Triton was the first fully implemented alternate billing agent within the Local Exchange Carriers ("LECs") billing system in Canada. Triton's business plan is to continue expanding its live and automated operator service capability, focusing on making emerging web based information and transaction services easier to access and pay for.

      BSD's management and staff are trained to assist and provide clients with the best solutions for their business. Triton is currently operating with eight employees.

      BSD does not have any patents, trademarks, licenses, franchises, concessions, royalty agreements. The business of BSD is not subject to government approval or special regulation and BSD is not aware of any probable or proposed regulations that would affect BSD's operations. BSD has two major customers that account for 73% of its accounts receivable at July 31, 2004.

      Triton's technology platforms are capable of providing its customers with the ability to integrate traditional telecommunication services, internet information and subscriptions services and e-commerce transactions and place the charges on the billing medium of the end users choice. Given the recent general increase in overall demand for these services by consumers, Triton has positioned itself with the intent of becoming a significant provider of these services in the future.

Triton Recent Developments

      AUDIO TEXT

      On September 23, 2003, BSD announced that its' majority owned subsidiary TGBSI has signed an exclusive contract to provide new customer activation and billing services for a leading global provider of audio-text services and has divested itself of its Canadian hotel operations. On November 18, 2003 BSD announced signing of an exclusive contract with a leading global provider of


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audio-text  services and  subsequently  announced  that expected  revenues would increase from $100,000 per month to $200,000 per /month. Under the terms of the agreement TGBSI will provide the underlying network, caller validation and billing and collection services for new subscribers to various audio-text services. BSD continues to provide services for these customers.

      1010

      On June 1, 2004, BSD announced signing of an agreement with Bell Canada Inc. to become an inter-exchange carrier ("IXC"). As an IXC carrier, TGBSI is able to offer multiple network service solutions to complement its core billing capacity. On June 6, 2004 BSD announced that TGBSI signed an International Termination and Call Record Management Agreement with a major LEC. Under the terms of the three year Agreement, TGBSI will provide international termination, billing and clearing, customer service and direct billing.

      900

      On February 23, 2004, BSD announced that it secured the ability to provide 900 Services to North America. On August 4, 2004 BSD announced that TGBSI signed a new $3,000,000 yearly contract with a leading provider of International audio-text services to providing National 900 Services in Canada. As well as providing the National 900 network, TGBSI will also provide the LEC billing services, bad debt management and handle all customer service inquiries. BSD continues to perform its contracted services.

      BILLING & COLLECTIONS

      On December 3, 2003, BSD announced the signing of 18 independent LECs to Billing and Collection Agreements. On April 4, 2004, BSD announced that TGBSI has completed an agreement with one of the largest United States providers of operator services to provide customized billing and clearing for Canadian-billed collect and third party calls. The potential aggregate value of this contract is in excess of $800,000 per year. BSD continues to streamline its offerings to remain competitive in the industry.

Triton's Products & Services

      Triton has sophisticated proprietary software and hardware services that are capable of processing call records for telecommunications companies worldwide. They track and process bills for a wide range of services, from local and long distance operator services as well as paging, voice mail, caller ID, phone cards and other "ease of access" 0+Plus dialing solutions. Triton has also developed flat-fee billing solutions that it believes will benefit Internet content and service providers. With the addition of services for the Internet community, Triton anticipates that it will be able to meet the needs of an even broader range of communications companies.

      Triton's products and services include, in the operator/agent service field: global and domestic origination, hospitality providers, payphone providers, directory assistance, North America service, international service, enhanced information services, e-business support services, e-commerce transaction support, "Click-2-Talk" web-based voice routing, and call center ASP solutions

      Triton's billing services include: North American LEC billing, online subscription based billing, and web-based transaction billing (e-commerce).

Triton's Strategic Technology Alliances

      Triton has developed and secured strategic alliances within the industry that Triton believes are key to the successful service and maintenance of its client support systems and the delivery of advanced features. The strategic partnerships are expected to promote global solutions with billing as the core function or source of revenue. Triton continually enhances and streamlines its service offerings to remain competitive in an evolving marketplace. Triton has completed the development of a state of the art IP e-commerce platform described below for future deployment.

      NEXT GENERATION IP-ENABLED OPERATOR SERVICES PLATFORM

      Triton's International Operator Services Platform, which is not yet deployed, has been created by integrating hardware and software applications from Cisco's IP Gateway, CosmoCom's IP-based Next Generation CosmoCall Universe Platform, and the Enhanced Operator Services ("EOS") from Intelis.


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

      Triton is currently formulating its plan of implementation and the required marketing strategies and service offerings.

      CosmoCall Universe is a multimedia, multi-channel call center system that goes far beyond the capabilities of traditional call center technology. Traditional call centers are based on circuit-switched automatic call distributors ("ACDs"), and support only voice telephone calls. CosmoCall has all the capabilities of a modern telephone call center, but as a multimedia, multi-channel interaction center, CosmoCall supports not only voice telephone calls, but also live multimedia communication sessions via the Internet. It manages and distributes not only live calls, but also messages, including voice, fax, and e-mail messages. CosmoCall supports remote agents and multiple site operation transparently via a managed IP WAN. Agents are location-independent, and multiple call center sites can be managed as a single entity capable of distributing calls to any agent in any site or location.

      The  Intelis  EOS  software is fully  integrated  on top of the  CosmoCall
Universe Platform and inspects incoming calls on a call-by-call basis to determine how a call should be processed. The system uses all data presented by the switch to determine call treatment, including: ANI, Ingress Trunk Group, Info Digit, State of the ANI, NPA NXX of the ANI and DNIS.

      Based upon the incoming characteristics of a call, the system determines what application is used to process the call and the carrier for that application. For example, the application may be Enhanced EOS or prepaid whereas the carrier defines characteristics of that application such as branding information, rating information, and validation rules.

      Integrated together these products provide Triton the capability to launch web-based services as well as support for traditional telephony including collect, third party and calling card supported calls.

      TRITON'S TELCO GRADE BILLING PLATFORM

      Highland Lakes Software ("Highland") is an independent global service provider for core billing services for competitive LECs ("CLECs") and LECs.
Triton has been able to achieve continued market penetration by employing Highlands' core billing software at the root of its billing infrastructure. Highland will continue to provide billing solutions to Triton as the industry matures and demands more technically enhanced functionality. Triton works closely with Highland to provide extended electronic billing services to meet the demands of service providers and the Internet end-user. With the coordination of Highland engineers, Triton has developed proprietary modules to enhance allowable billing types and to provide an effective direct billing service as well as an aggressive revenue recovery service for our customers.

      Sales and Marketing Approach

      Direct sales and strategic sales alliances are used as the business strategy for Triton as it continues to grow.

      As a provider of billing, clearinghouse and information management services to the telecommunications industry, Triton has attempted to position itself to take advantage of the current disarray in the telecommunications sector. Historically many of the international collect calling and international billing and clearing contracts have been controlled by intermediary agents.

      Triton's sales team will be segmented between target customer segments and over the long-term by geography (domestic and international).

      Triton anticipates that initially, incremental business development representatives will be added to target North American carriers including clearing houses, alternative operator service providers, local exchange carriers, long distance voice and data providers, wireless carriers and internet and e-business service providers. While this will involve primarily direct marketing and selling, it is anticipated that alliances can be established where Triton's products and services can be positioned as part of a bundled offering in conjunction with other complementary services.


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

Competitive Analysis

      THIRD PARTY BILLING COMPANIES

      The majority of clearinghouse competitors are United States-based or are part of an incumbent LEC. Triton believes that its position as an independent Canadian operation makes it unique among those in the third party billing market in North America.

      Triton may not be able to compete with large telecommunication providers on a revenue scale, but Triton believes that it does have the ability to meet the evolving telecom market's needs quickly and efficiently.

      Most of these competitors are restricted from entering the Canadian marketplace due to regulatory issues. This means that these competitors can also become Triton customers in certain segments of their business, particularly when it comes to providing services to all outside competitors who wish to bill for Canadian Services.

      ALTERNATIVE OPERATOR SERVICES PROVIDERS ("AOSPS")

      In addition to providing sophisticated billing and clearing, the technology platform currently being developed will allow Triton to compete with carriers and companies providing live and automated operator services both domestically and, with multi-language capabilities, on an international basis.

      In addition to specific AOSPs, the majority of the LECs in the United States and Canada provide operator services as part of their core offerings. In 1997, the Federal Communications Commission ruled that in order to be an eligible telecommunications carrier a service provider would have to provide the basic universal services as laid out in the Telecommunications Act of 1996, including: voice grade access to the PSTN, single party service, access to emergency service (i.e., 911), and access to both operator services and directory assistance (i.e., 411).

      While telecommunication carriers are mandated to provide these services, they do not have to providing it themselves. Triton believes that this provides opportunity for Triton to look to these competitors as prospective customers for its AOSP and future IP-enabled service offerings.

      Triton's Canadian-based low cost infrastructure, fewer regulatory encumbrances than United States-based carriers and the ability to provide a fully-bundled suite of services on a single IP enabled platform allows it to compete for both traditional services as well as future services.

TRITON'S E-BUSINESS/COMMERCE SUPPORT SERVICES "CLICK-2-TALK" AND VIRTUAL CALL CENTERS

      PLATFORM ADVANTAGES

      Triton's Click-2-Talk operator services platform has been created by integrating hardware and software applications from Cisco's IP Gateway, an IP-based next generation universal CRM platform, and EOS functionality. Triton believes that the market advantages inherent with a 100% IP platform include, but are not limited to:

      o Intelligent multi-media routing to and from the Internet. Click-2-Talk enables a computer user to connect or conference using voice over internet protocol ("VOIP") to communicate with a live agent. By connecting the consumer's computer to a live agent, the Triton IP platform will minimize fraud risk and anxiety associated with inputting personal credit card information on the Internet.

      o Due to the fact that Triton's platform is fully IP-enabled, "Virtual Agents" can be supported via a simple internet connection. This means that Triton can eliminate the cost and challenges associated with traditional brick-and-mortar call centers. Agents can be located virtually anywhere in the world including a customer's existing contact center or specific geographic regions, providing 24x7 coverage and an understanding of local language and cultures.

      o Triton's platform supports multiple "live agents" as well as fully-automated billing methods including credit card, calling card, collect, person to person and bill to third party. Call accepts or "voice prints" are stored for billing and collection audit purposes.

      o The platform provides fully integrated multi-language support, removing the barriers of communication that impede international e-business, telecommunications and emerging IP service transactions.


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

      o Cost of operation is significantly reduced by utilizing least cost routing ("LCR") and commodity priced VOIP transport inbound and outbound without the traditional requirement of changing protocols from IP to time division multiplexing ("TDM") and back again.

      o Carrier grade quality is guaranteed by using dedicated bandwidth, redundant architecture and by co-locating technology within a robust data center facility.

      o     Support for ASP deployment of customer applications.

TRITON/BSD LEGAL MATTERS

      BSD or its subsidiaries are aware of the following legal proceedings:

      In December 2002, Triton Global Communications sued CanTalk for breach of contract. The action was brought before the Court of Queen's Bench, Winnipeg, Canada. The case is styled "Triton Global Communications v. CanTalk." The action alleges that CanTalk failed to perform under an outsource agreement pursuant to which CanTalk was to provide support for Triton's entry into the international operator service market. In response to the suit, CanTalk filed a counterclaim against Triton for $10,000 alleging breach of contract. Triton believes that CanTalk's counterclaim is without merit and it intends to defend the counterclaim; however, there is no certainty that Triton/BSD will be successful in their defense of this action.


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

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

BSD Software, Inc. (the "Company") entered into a Share Exchange Agreement (the "Agreement") dated October 23, 2002 with Triton Global Business Services, Inc. ("TGBSI") and four stockholders of TGBSI, who owned approximately 90% of the issued and outstanding shares (the "TGBSI Shareholders"). TGBSI is the sole shareholder of Triton Global Communications Inc. ("TGCI"), which is a provider of billings, clearing house and information management services to the telecommunications industry. Pursuant to the Agreement, on November 4, 2002, the TGBSI Shareholders exchanged their shares for an aggregate of 26,613,891 common shares of BSD at a par value $0.001 per share. In addition, an aggregate of 1,615,760 common shares were issued for nominal consideration to certain persons, principally shareholders of BSD, who owned shares of BSD prior to the share exchange.

As a result of these transactions, TGBSI became a majority-owned subsidiary of BSD and the TGBSI Shareholders became the holders of 88.3% of the 30,123,251 common shares of BSD issued and outstanding immediately subsequent to the Share Exchange transaction. Accordingly, financial information included herein for prior years is that of TGBSI, consolidated with BSD from November 4, 2002, the date of completion of the arrangement.

In connection with the share exchange, Jeffrey Spanier, the President and sole employee and director of BSD, surrendered 4,000,000 shares of common stock, constituting 67.9% of the common stock which was issued and outstanding prior to the share exchange.

BSD will seek to acquire the remaining TGBSI common shares as soon as is practical. After such additional exchange a total of 34,154,946 common shares will be issued and outstanding, of which 29,084,240 shares will have been issued to the former shareholders of TGBSI and the former shareholders of TGBSI will own 85.15% of the issued and outstanding common shares. In connection with the contemplated additional exchange of shares, the four majority shareholders of TGBSI have agreed to return to BSD for cancellation, on a pro rata basis, that number of common shares as may be necessary such that when all shares of TGBSI are exchanged, the total number of common shares outstanding shall equal 32,593,600 shares plus any issuances of common shares after November 4, 2002. As the TGBSI shareholders ultimately control BSD, TGBSI has been designated as the acquirer in the transaction. The fair value of the assets and liabilities acquired are as follows:

            Investments and marketable securities       $       404
            Accounts payable and accrued liabilities         (2,040)
                                                        -----------
            Working capital deficiency assumed          $    (1,636)
                                                        ===========

The above deficiency has been charged to BSD's deficit account and the financial statements reflect the financial position and results of TGBSI from the date of its incorporation on May 28, 2002 forward. Additional paid-in capital reflects the increase in share capital attributable to the carrying value of TGBSI's share capital.

TGBSI acquired TGCI effective October 31, 2002. The acquisition was accounted for using the purchase method with the results of operations being included from the date of acquisition. Details of the acquisition are as follows:

            NET DEFICIENCY ACQUIRED:
                   Current liabilities                  $ 2,655,306
                   Current assets                        (1,008,743)
                   Property, plant and equipment         (1,171,081)
                                                        -----------
                                                            475,482
            CONSIDERATION PAID:
                   Note payable to Guy Fietz                401,250
                   Shares of TGBSI issued                 1,248,750
                   Acquisition costs                        486,197
                                                        -----------
                   Goodwill upon acquisition of TGCI    $ 2,611,679


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

Subsequent to the acquisition the entire amount of goodwill has been written off and charged to operations.

Although BSD currently owns 90% of TGBSI, operations have resulted in cumulative losses to January 31, 2005 and as a result the entire amount of these losses have been reflected in these financial statements and no minority interest has been calculated. Until such time as operations recover the deficiency in minority interest of $227,212 the full 100% of operating results will be reported with no off-setting minority interest.

BACKGROUND OF TRITON

Triton was  incorporated  in April 1998 as a next generation  Internet  Protocol
(IP) enabled provider of live and automated operator calling services, e-Business support, billing and clearinghouse functions and information management services to telecommunications, internet and e-business service providers.

Triton is a fully implemented alternate billing agent within the Local Exchange Carriers (LEC's) billing system in Canada. BSD's vision is to continue expanding its "live" and "automated" operator service capability focusing on making emerging web based information and transaction services easier to access and pay for.

Triton has aligned itself to provide globally accessible products, coupled with sophisticated proprietary technology, allowing it to offer this global marketplace fully-integrated or unbundled solutions. Triton's management believes that the future growth of the industry is largely based upon the ability of service providers to offer multiple billing options for consumer services thus increasing market penetration.

Triton's technology platforms are capable of providing its customers with the ability to integrate traditional telephony services, internet information and subscription services and e-Commerce transactions and place the charges on the billing medium of the end users choice.


PRODUCTS AND SERVICES

Triton has sophisticated proprietary software and hardware services that are capable of processing call records for telecommunications companies worldwide. They track and process bills for a wide range of services, from local and long distance operator services as well as paging, voice mail, caller ID, phone cards and other "ease of access", 0+Plus dialing solutions. Triton has also developed "flat-fee" billing solutions that are expected to benefit Internet content and service providers. With the addition of services for the Internet community, we believe Triton has moved to meeting the needs of an even broader range of communications companies.

The following is a list of Triton's products and services:

      OPERATOR/AGENT SERVICES

      -     Global and Domestic Origination

      -     Hospitality Providers

      -     Payphone Providers

      -     Directory Assistance

      -     North America

      -     International

      -     Enhanced Information Services


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

      BILLING SERVICES

      -     North American Local Exchange Carrier (LEC) Billing

      -     Online Subscription Based Billing

      -     Web-Based Transaction Billing (e-Commerce)

      PLANNED SERVICE OFFERINGS

      -     E-Business Support Services

      -     E-Commerce Transaction Support

      -     Click To Talk(TM)" Web-Based Voice Routing

      -     Call Centre "ASP" Solutions

Triton provides comprehensive billing and collection programs that help inter-exchange carriers, operator service providers, and other telecommunications providers' reach thousands of telecommunications consumers. Triton acts as an agent for Incumbent Local Exchange Carriers (ILECs) and Competitive Local Exchange Carriers (CLECs) across the nation. Throughout their billing and collection programs, they have the ability to bill for an array of telecommunication services on a customer's local telephone bill.


NEXT GENERATION INTERNET PROTOCOL (IP) ENABLED OPERATOR SERVICES PLATFORM

Triton's International Operator Services Platform, which is not yet deployed, has been created by integrating hardware and software applications from Cisco's Internet Protocol (IP) Gateway, CosmoCom's IP based Next Generation CosmoCall Universe Platform, and the Enhanced Operator Services (EOS) from Intelis.

Triton is currently formulating its plan of implementation and the required marketing strategies and service offerings.

CosmoCall Universe is a multimedia, multi-channel call center system that goes far beyond the capabilities of traditional call center technology. Traditional call centers are based on circuit-switched Automatic Call Distributors (ACDs), and support only voice telephone calls. CosmoCall has all the capabilities of a modern telephone call center. But as a multimedia, multi-channel interaction center, CosmoCall supports not only voice telephone calls, but also live multimedia communication sessions via the Internet. It manages and distributes not only live calls, but also messages, including voice, fax, and e-mail messages. CosmoCall supports remote agents and multiple site operation transparently via a managed IP WAN. Agents are location-independent, and multiple call center sites can be managed as a single entity capable of distributing calls to any agent in any site or location.

The Intelis Enhanced Operator Services (EOS) software is fully integrated on top of the CosmoCall Universe Platform and inspects incoming calls on a call-by-call basis to determine how a call should be processed. The system uses all data presented by the switch to determine call treatment including ANI, Ingress Trunk Group, Info Digit, State of the ANI, NPA NXX of the ANI and DNIS.

Based upon the incoming characteristics of a call, the system determines what application is used to process the call and the Carrier for that application. For example, the application may be Enhanced Operator Services or Prepaid whereas the Carrier defines characteristics of that application such as branding information, rating information, and validation rules.

Integrated together these products provide Triton with unique capabilities to launch web-based services as well as support for traditional telephony including collect, third party and calling card supported calls.


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RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JANUARY 31, 2005

REVENUE

We had revenue of $1,679,000 for the three months ended January 31, 2005 compared to revenue of $1,663,000 in the comparable period in the prior year. This lack of significant change is primarily attributable to marketing activities resulting in new business in call records being offset by one of our major accounts losing a significant amount of business that in turn affected the amount of revenues derived from them. The weakness of the US dollar also affected revenues. Our revenue consisted primarily of fees for processing
Canadian and U.S. terminated call records for telecommunications companies. Revenue is recognized at the time that calls are transferred to the clearinghouse for billing to customers. Provisions are recorded for management's estimate of calls that cannot be billed or collected.

COST OF REVENUES

We had cost of revenues of $1,380,000, or 82.16% of revenue, for the three months ended January 31, 2005 compared to $1,203,000 or 72.38% of revenue in the comparable period in the prior year. In the three months ended January 31, 2005, we had a gross margin of $300,000 or 17.84% of revenue, compared to a gross margin of $459,000, or 27.62% of revenue, in the comparable period in the prior year. Cost of goods sold, for the three months ended January 31, 2005, consists of settlement fees to customers, carrier line charges and clearing costs levied by the LEC's. The reason for the decrease in gross profit is due to rewriting one of our contracts that resulted in lower margin of 10% on that contract, and a change in contract mix that resulted in diminishing gross profits.

 OPERATING EXPENSES

For the three months ended January 31, 2005, we had operating expenses of $211,000 compared to $338,000 in the same period of the prior year. This difference was primarily attributable to reduced legal fees and reduced rent expense as BSD relocated into smaller premises at a lower lease rate and subleased the previous premises for the full amount of the lease.

                                                        THREE MONTHS
                                                           ENDED
                       DESCRIPTION                   January 31, 2005
                  ---------------------------------------------------
                  Administration                        $    35,000
                  Professional Fees                          18,000
                  Rent                                       16,000
                  Payroll                                   123,000
                  Depreciation and amortization              19,000
                                                        -----------
                  TOTAL                                 $   211,000
                                                        ===========

Rent expense consists of the rent paid for our administrative offices located in Calgary, Canada. Payroll expense relates to the payroll of our 8 employees and includes wages and benefits. Depreciation and amortization expense consists of the depreciation and amortization of office furniture, computer equipment, fixtures and leasehold improvements.

NET INCOME

The items specified above resulted in a net income of $49,000 for the three months ended January 31, 2005 after recognizing other expenses including interest expense of $30,000, and a loss on disposal of assets in the amount of $9,000. In the comparable period in the prior year, BSD had net income of $78,000 after recognizing interest expense of $43,000. This change is primarily attributed to the reduced gross margin recognized on contracts in the current period as well as reduced expenses in the current period.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JANUARY 31, 2005

REVENUE

We had revenue of $3,257,000 for the six months ended January 31, 2005 compared to revenue of $2,689,000 in the comparable period in the prior year. This increase is primarily attributable to marketing activities resulting in new business in call records which more than offset the lost revenue from one of our major accounts losing a significant amount of business that in turn affected the amount of revenues derived from them. The change in the US dollar also affected revenues. Our revenue consisted primarily of fees for processing Canadian and U.S. terminated call records for telecommunications companies. Revenue is recognized at the time that calls are transferred to the clearinghouse for billing to customers. Provisions are recorded for management's estimate of calls that cannot be billed or collected.

COST OF REVENUES

We had cost of revenues of $2,555,000, or 78.45% of revenue, for the six months ended January 31, 2005 compared to $1,974,000 or 73.42% of revenue in the comparable period in the prior year. In the six months ended January 31, 2005, we had a gross margin of $702,000 or 21.55% of revenue, compared to a gross margin of $715,000, or 26.58% of revenue, in the comparable period in the prior year. Cost of goods sold, for the six months ended January 31, 2005, consists of settlement fees to customers, carrier line charges and clearing costs levied by the LEC's. The reason for the decrease in gross profit is due to rewriting one of our contracts that resulted in lower margin of 10% on that contract, and a change in contract mix that resulted in diminishing gross profits.

Operating Expenses

For the six months ended January 31, 2005, we had operating expenses of $483,000 compared to $529,000 in the same period of the prior year. This difference was primarily attributable to, reduced legal fees and reduced rent expense as BSD relocated into smaller premises at a lower lease rate and subleased the previous premises for the full amount of the lease, as well as increased payroll costs due to having 2 additional staff than in the comparative period.

                                                        SIX MONTHS
                                                           ENDED
                  DESCRIPTION                         January 31, 2005
                  ----------------------------------------------------
                  Administration                        $    70,000
                  Professional Fees                          98,000
                  Rent                                       31,000
                  Payroll                                   245,000
                  Depreciation and amortization              39,000
                                                        -----------
                  TOTAL                                 $   483,000
                                                        ===========

Rent expense consists of the rent paid for our administrative offices located in Calgary, Canada. Payroll expense relates to the payroll of our 8 employees and includes wages and benefits. Depreciation and amortization expense consists of the depreciation and amortization of office furniture, computer equipment, fixtures and leasehold improvements.

NET INCOME

The items specified above resulted in a net income of $149,000 for the six months ended January 31, 2005 after recognizing other expenses including interest expense of $61,000 and a loss on disposal of assets in the amount of $9,000. In the comparable period in the prior year, we had a net income of $62,000 after recognizing interest expense of $175,000 and recording a gain on the sale of contracts in the amount of $51,000. This change is primarily attributed to the reduced expenses in the current period.

RESULTS OF OPERATIONS FOR THE YEAR ENDED JULY 31, 2004 AS COMPARED TO THE PERIOD ENDED JULY 31, 2003

REVENUE

      BSD had revenue of $6,091,101 for year the ended July 31, 2004 as compared with $2,910,883 for the period ended July 31, 2003, an increase of $3,180,218, or 109%. This increase is primarily attributable to increased marketing activities and new business in call records. The revenue consisted primarily of fees for processing Canadian and United States terminated call records for telecommunications companies. Revenue is recognized at the time that calls are accepted by the clearinghouse for billing to customers. The increase in revenue is due to recording revenue for a full year as opposed to nine months for the comparative period as well as an increase in the volume of records processed.

COST OF GOODS SOLD

      BSD had cost of goods sold of $4,618,371, or 75.8% of revenue, for the year ended July 31, 2004 compared to $2,532,475 or 87% of revenue for the year ended July 31, 2003, an increase of $2,085,896 or 82%. In the year ended July 31, 2004, BSD had a gross margin of $1,472,730, or 24.2% of revenue, compared to a gross margin of $378,408, or 13.0% of revenue, for the year ended July 31, 2003, and increase of $1,094,322 or 289%. The improvement in BSD's gross margin is primarily attributable to a change in product mix, as BSD began focusing on its higher margin call records business as opposed to the hospitality business. Cost of goods sold, for the year ended July 31, 2004, consists of settlement fees to customers, carrier line charges and clearing costs levied by the LECs.

EXPENSES

      For the year ended July 31, 2004, BSD had total expenses of $1,476,092 compared to total expenses of $1,793,465 before write downs for the period ended July 31, 2003, a decrease of $317,373 or 18%. This difference was primarily attributable to reduced administrative costs, reduced interest and finance charges, reduced payroll costs, and reduced legal fees. Total expenses are comprised of the following items:

                                                           YEAR
                                                           ENDED
                  DESCRIPTION                          JULY 31, 2004
                  --------------------------------------------------
                  Administration                        $   182,938
                  Interest and finance charges              253,328
                  Professional Fees                         334,946
                  Rent                                       90,396
                  Payroll                                   537,391
                  Amortization                               77,093
                  --------------------------------------------------
                  TOTAL                                 $ 1,476,092
                                                        ===========

      Administration expenses decreased to $182,938 for the year ended July 31, 2004 from $315,055 for the year ended July 31, 2003, a decrease of $132,117 or 42%. The decrease resulted primarily from reduced travel ($60,737), and reduced repair costs ($51,642). Professional fees consist of accounting and legal fees incurred in the ordinary course of business. Rent expense consists of the rent paid for our administrative offices located in Calgary, Canada. Payroll expense relates to the payroll of eight employees and includes wages, bonuses, commissions and benefits. Amortization expense consists primarily of the amortization of office furniture, computer equipment, fixtures and leasehold improvements.

REDUCTION IN CARRYING VALUE OF GOODWILL

      BSD recorded $2,611,679 of goodwill in connection with the acquisition of Triton in October 2002. Goodwill represents the amount by which the purchase price of Triton exceeds the net tangible book value of the net identifiable assets of Triton at the date of acquisition. During the year ended July 31, 2003, BSD wrote off and charged to operations the entire amount of goodwill due to the impairment associated with losses experienced through our activities in the international operator services market and the current working capital deficiency, which losses and deficiency had not been anticipated at the date of acquisition.

IMPAIRMENT OF PROPERTY, PLANT AND EQUIPMENT

      Due to Triton's exit from the international operator services market BSD wrote-off unrecoverable costs of $992,399 for the year ended July 31, 2003 for the software and hardware related to the VOIP platform. Although Triton has identified market opportunities for the application of the platform it currently does not have a business plan developed for the platform's utilization, any contracts in hand or the ability to generate cash flow from its use.

NET PROFIT

      The net profit of $44,549 for the year ended July 31 2004 represented an increase of $4,904,278, or 101% from the July 31, 2003 loss of $4,859,729. This is due to the increase in sales while at the same time reducing expenses and not incurring a write-off of goodwill nor a write-off of the software and hardware related to the VOIP platform.

CRITICAL ACCOUNTING POLICIES

      GOING CONCERN

      The attached BSD financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes that BSD will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. There is significant doubt about the appropriateness of the use of the going concern assumption because BSD has experienced operating losses and a significant working capital deficiency during the period.

      BSD's ability to continue as a going concern is dependent upon management's ability to raise additional financing. During the period ended July 31, 2004, management continued to take actions to reduce operating losses and is in the process of securing additional financing. There is no assurance that additional financing will be obtained.

      On December 21, 2004, BSD signed a definitive Agreement and Plan of Merger with NeoMedia Technologies Inc. Pursuant to the Agreement and Plan of Merger, BSD's shareholders will receive, for each share of BSD stock owned, NeoMedia stock equivalent to .07 divided by the volume-weighted average price of NeoMedia stock for the five days prior to the effective time of the merger. Closing is subject to the terms and conditions outlined in the Merger Agreement, as well as this registration statement being declared effective by the United States Securities and Exchange Commission. There is no assurance that the merger will be completed.

      The ability of BSD to continue as a going concern and to realize the carrying value of its assets and discharge its liabilities when due is dependent on the successful completion of the actions taken or planned, some of which are described above, which management believes will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing the attached financial statements. There is no certainty that these and other strategies will be sufficient to permit BSD to continue beyond July 31, 2005.

MINORITY INTEREST IN TGBSI

      Although BSD currently owns 90% of TGBSI, operations have resulted in a loss for the current period and as a result the entire amount of this loss has been reflected in these financial statements and no reduction for the minority interest therein has been calculated. Until such time as operations recover the deficiency in minority interest of $239,939, the full 100% of operating results will be reported in BSD's statement of operations.

PROPERTY PLANT & EQUIPMENT

      Property, plant and equipment are stated at cost. Amortization is provided using the straight-line method at the following rates:

================================================================================
Asset                                              Method
--------------------------------------------------------------------------------
Office furniture and equipment                  Straight line       5 years
Computer equipment                              Straight line       5 years
Computer software                               Straight line       3 years
Leasehold improvements                          Straight line       5 years
================================================================================

      Property, plant and equipment are assessed for potential impairment when triggering events occur that indicate the carrying value may not be recoverable. If the undiscounted estimated future net cash flows are less than the carrying value of the asset, the impairment loss is calculated as the amount by which the carrying value of the asset exceeds its fair value. Fair value has been calculated as the present value of estimated future net cash flows.

REVENUE RECOGNITION

      Revenue is recognized at the time that calls are accepted by the clearing house for billing to customers.

BSD'S LIQUIDITY AND CAPITAL RESOURCES

At January 31, 2005, BSD had a cash balance of $ 45,000. Historically, BSD has met cash needs through a combination of cash from operations and proceeds from the sale of equity and debt securities, and loans from the former stockholders of TGBSI. At January 31, 2005, BSD had negative working capital of $3,347,000. BSD anticipates that its cash needs over the next 12 months will be for general working capital needs of $1,400,000, consisting primarily of payroll, administration (including the costs of defending the lawsuits discussed below) and other miscellaneous expenses, and the satisfaction of a portion its current liabilities of $4,430,000 as they come due. Of the total current liabilities, BSD expects that a portion of the shareholder loans will be satisfied by converting into equity. BSD expects that it will be able to satisfy its cash needs over the next 12 months from cash generated by operations and by negotiating to pay some of its commitments over time.

Currently BSD has entered into debt for equity agreements or amortized payment agreements with most of its creditors. BSD has the ability to perform on all of its finalized agreements and will be able to perform on the commitments it agrees to with its creditors. On June 9, 2004 BSD was relisted to the OTCBB and consequently has the ability to execute formal agreements on the letters of intent mentioned below.

On March 20, 2003, BSD entered into two letters of intent to raise cash from the sale of securities pursuant to an equity line of credit and convertible debenture. With respect to the equity line, the investor has agreed to fund BSD up to $10 million from time to time over 24 months after BSD has registered the resale of the common stock to be purchased under the equity line of credit. Under the equity line, BSD may request advances of $420,000 every 30-days, with a maximum of $140,000 per advance. The purchase price of the common stock to be issued under the equity will be equal to 95% of the lowest closing bid price of BSD's common stock during the 5 trading days preceding an advance notice. BSD has agreed to pay the investor 5% of each advance, as well as a one-time commitment fee equal to $400,000, payable by the issuance of common stock at the closing bid price on the date the transaction is closed.

With respect to the debentures, the investor has agreed to fund BSD $500,000. The debentures will be convertible into shares of common stock at a price equal to either (i) an amount equal to 120% of the closing bid price of the common stock as of the closing date or (ii) an amount equal to 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The convertible debenture accrues interest at a rate of 5% per year and is convertible at the holder's option and has a term of two years. At BSD's option, these debentures may be paid in cash at maturity or redeemed at a 20% premium. Both the equity line and convertible debenture are subject to a number of conditions, including filing all SEC reports required to be filed prior to closing, entering into definitive contracts and, with respect to the equity line, registering the shares of common stock to be issued under the equity line with the Securities and Exchange Commission.

BSD has not utilized any portion of the financing described above.

      BSD's consolidated financial statements have been prepared assuming BSD will continue as a going concern. Accordingly, the consolidated financial statements do not include any adjustments that might result from BSD's inability to continue as a going concern.

      NET CASH FROM OPERATIONS. Net cash provided from operations was $133,786 for the year ended July 31, 2004, an increase of $393,461, or 152%, compared with net cash used in operations of $259,675 for the year ended July 31, 2003. The use of cash by operations was principally the result of operations, an increase in accounts payable of $225,666, amortization of $77,093, non-cash financing costs of $98,550, a reduction of prepaid expenses in the amount of $2,053 and an income tax recovery of 33,048 offset by an increase in accounts receivable of $350,352.

      Net cash used by operations was $1,000 for the six months ended January 31, 2005. The cash used by operations was principally the result of operations, and a reduction of prepaid expenses in the amount of $9,000 offset by an increase in accounts receivable of $191,000 and a reduction of accounts payable of $16,000.

      NET CASH USED IN FINANCING. Net cash used in financing was $112,700 for the year ended July 31, 2004, an increase of $968,137, or 113%, compared with net cash provided by financing activities of $855,437 for the year ended July 31, 2003. This is entirely due to the paying down of notes payable, shareholder loans and the amount owed to Wayside Solutions Inc.

      Net cash used in financing was $100,000 for the six months ended January 31, 2005. This is entirely due to the paying down of notes payable, shareholder loans and the amount due to Wayside Solutions Inc.

      NET CASH FROM INVESTING. Net cash from investing was $32,929 for the year ended July 31, 2004 , an increase of $553,761 or 106% compared with net cash used in investing for the year ended July 31, 2003 of $520,832, resulting from proceeds on sale of property, plant and equipment in the amount of $35,188 offset by the purchase of additional property, plant and equipment for a total of $2,259.

      Net cash from investing for the six months ended January 31, 2005 was the result of selling excess office furnishings no longer needed due to us relocating to smaller premises

                                BSD'S MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      As of December 31, 2004, BSD's directors and executive officers were:

NAME              AGE     POSITION
---------------   ---     ------------------------------------------------------
Guy Fietz         39      President, Director of BSD Software, Inc., Director of
                          Triton Global Business Services, Inc. (as of 5/29/02),
                          Director of Triton Global Communications, Inc.
                          (as of  4/30/98)
Gordon Ellison    52      Chief Financial Officer of BSD Software, Inc.,
                          Director of Triton Global Business Services Inc.
                          (as of 4/26/04)
Robin Legg        60      Vice President of Business Development
Gordon McLeod     31      Vice President of Sales and Marketing

      The following is certain summary information with respect to the directors and executive officers of NeoMedia:

      GUY FIETZ. Mr. Fietz has been in the telecommunications industry for over five years. Since launching Triton, he has managed operations and lead growth. Prior to his work in telecommunications, Mr. Fietz operated ventures in the hospitality market. Prior to establishing Triton, Mr. Fietz was an entrepreneur. His most recent ventures prior to Triton included establishing a restaurant in 1994-1998, a wholesale sportswear manufacturer, Ganz Enterprises Inc., from 1988-1994, as well as Ganz retail sportswear 1992-1994.

      GORDON ELLISON. Mr. Ellison joined Triton in 2003 as the Chief Financial Officer. Prior to this Mr. Ellison was employed for 18 months as controller for a private company in the liquid storage industry. From 1994 to 2002, Mr. Ellison was first the controller and subsequently the CFO for a private distribution company with operations located in cities through out western Canada. Mr Ellison is a graduate of the University of Calgary holding a Bachelor of Science degree and subsequently received his designation as a Chartered Accountant and is a member of the Institute of Chartered Accountants of Alberta. He has presented seminars on various tax and management related topics throughout western Canada.

      ROBIN LEGG. Mr. Legg has over 16 years of sales management experience in the telecommunications industry. He has extensive expertise in team leadership, business development, strategic sales planning, and contract negotiation. Dedicated Mr. Legg has been instrumental in developing and implementing strategies for Triton's ongoing customer relationships since joining BSD in 2002. Mr. Legg was Vice President of Sales at Telecom Cost Management, located in Hamilton, Virginia. From 1999 to 2001, Mr. Legg was employed by Cantalk Canada as the Vice President of Sales, North America. Prior to that, he was the Vice President of Sales for BCI Commcor based in Chantilly, Virginia from 1992 to 1999.

      GORDON F. MACLEOD. Mr. MacLeod joined Triton in 2003. From 1998 to 2003 he was the Manager of National Accounts for Time iCR, an Ottawa-based speech recognition application hosting and service provider. Mr. MacLeod has 10 years of direct experience within the telecommunication sector specializing in complex solution selling. Mr. MacLeod attended the University of Guelph from where he graduated with an Honors degree in Business/Commerce. Mr. MacLeod is also a graduate of numerous sales-focused business training schools, seminars and conventions throughout North America. Mr. MacLeod is responsible for Triton's overall corporate positioning, managing all customer communications, identifying and opening new markets, ensuring the consistency, quality and performance of channel partners, sales and customer representatives as well as the overall growth of the business through strategic marketing initiatives.

BSD'S DIRECTOR COMPENSATION

      BSD directors are not currently compensated for their services as members of BSD's Board of Directors. BSD does not have a written compensation policy for its directors at this time.

ELECTION OF BSD'S DIRECTORS AND OFFICERS

      BSD's directors are elected at each annual meeting of stockholders and hold office until the next succeeding annual meeting and the election and qualification of their respective successors. BSD's officers are appointed annually by the Board of Directors and hold office at the discretion of the Board of Directors. BSD's bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders and the due election and qualification of his/her successor.

MEETINGS OF BSD'S BOARD OF DIRECTORS

      During the year ended July 31, 2004, BSD held nine directors' meetings and each incumbent director attended all meetings of the Board of Directors. The Board of Directors also acted once by unanimous written consent


COMMITTEES OF BSD'S BOARD OF DIRECTORS

      Messrs. Fietz and Ellison are the members of BSD's Audit Committee, which reviews the internal accounting procedures of BSD and consult with and review the services provided by BSD's independent registered public accounting firm. BSD intends to establish an independent audit committee. BSD has no other committees.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth information with respect to the total compensation earned by, or paid to, the person's serving as BSD's and its subsidiaries President, Chief Executive Officer, Chief Financial Officer and Vice-Presidents (collectively, the "Named Executive Officers") during 2004, 2003, and 2002. No other officer or employees of BSD or any of its subsidiaries earned total salary and bonus in excess of $100,000 during 2004, 2003, and 2002.

                                                   SUMMARY COMPENSATION TABLE
                                                     ANNUAL COMPENSATION (2)                    LONG-TERM COMPENSATION
                                            -------------------------------------------------------------------------------------
                                                                              OTHER              SECURITIES
                                                                             ANNUAL   RESTRICTED  UNDERLYING
                                                                            COMPENS-     STOCK     OPTIONS/   LTIP    ALL OTHER
                  NAME AND                        SALARY        BONUS         ATION     AWARD(S)   SARS (1)  PAYOUTS COMPENSATION
             PRINCIPAL POSITION             YEAR    ($)          ($)           ($)        ($)        (#)       ($)       ($)
---------------------------------------------------------------------------------------------------------------------------------
 Guy Fietz, President, Chief Executive
 Officer, Director; President at Triton
 Global Business Services, Inc. and Triton
 Global Communications, Inc. (both          2004   144,285          116,362         --        --          --     --           --
 subsidiaries of BSD)                       2003    95,846               --         --        --          --     --           --
                                            2002    58,333               --    127,333 (1)    --          --     --           --

 Gordon Ellison, Chief Financial Officer,
 Director; Chief Financial Officer at
 Triton Global Business Services, Inc. and
 Triton Global Communications, Inc. (both
 subsidiaries of BSD)                       2004    24,129               --         --        --          --     --           --

Les Hammond, former CFO of BSD              2004    38,890               --         --        --          --     --           --
                                            2003    17,084               --         --        --          --     --           --

Robin Legg, Vice President of Business
Development at Triton Global
Communications, Inc. (a subsidiary of BSD)  2004    58,282            3,736      2,512        --          --     --           --
                                            2003    46,270               --         --        --          --     --           --
                                            2002    10,278               --         --        --          --     --           --

Gordon MacLeod, Vice President of Sales and
Marketing at Triton Global Communications,
Inc. (a subsidiary of BSD)                  2004    70,900            8,889      11,896       --          --     --           --
                                            2003    12,813               --         --

----------
(1) These represent the payment of dividends by Triton Global Communications Inc. prior to the acquisition by BSD. (2) All amounts were paid through Triton Global Communications Inc. in Canadian dollars. The amounts for the current year have been converted at .74721 and previous years have been converted at a .711845 exchange rate.

EMPLOYMENT AGREEMENTS

      Robin Legg has an employment agreement dated March 24, 2003 that pays a base salary of $59,940. Gordon MacLeod has an employment agreement dated August 1, 2003 that pays a base salary of $59,020. The agreements allow for an annual review of remuneration and do not have an expiry date. Both of the above contracts allow for commissions and bonuses to be added to monthly remuneration as described in BSD's polices and procedures. Both agreements may be terminated with cause by BSD without notice.

STOCK OPTION PLAN

      BSD does not currently have a stock option plan.

OPTIONS AND WARRANTS GRANTED IN BSD'S LAST FISCAL YEAR

      BSD did not issue stock options to any of the Named Executive Officers for the year ended July 31, 2004.

OPTION AND WARRANT EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES

      None of BSD's Named Executive Officers exercised options during the year ended July 31, 2004, or held any stock options as of July 31, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF BSD

      The following table sets forth, as of December 31, 2004, certain information with respect to BSD's equity securities owned of record or beneficially by (i) each officer and director of BSD and its subsidiaries; and
(ii) each person who owns beneficially more than 5% of each class of BSD's outstanding equity securities.

                        NAME AND ADDRESS OF          AMOUNT AND NATURE OF
TITLE OF CLASS          BENEFICIAL OWNER            BENEFICIAL OWNERSHIP (1)              PERCENT OF CLASS
---------------------------------------------------------------------------------------------------------------
Common Stock            Guy Fietz (2)                                 16,468,992                   51.8%
                        90 Mt. Assiniboine
                        Circle,  S.E.
                        Calgary, Alberta
                        Canada T2Z
                        2N8

Common Stock            SunTzu Trust
                        ANZ House, P.O. Box 11
                        Rarotonga, Cook Islands                        7,328,701                   23.0%

Common Stock            Trans Research
                        International Trust (3)
                        ANZ House, P.O. Box 11
                        Rarotonga, Cook
                        Islands                                        8,168,620                   25.7%

Common Stock            Merlexis Trust (3)
                        ANZ House, P.O. Box 11
                        Rarotonga, Cook
                        Islands                                        3,381,633                   10.6%

Common Stock            Blair J. McInnes (4)
                        78 Kinkora Drive
                        Winnipeg, Manitoba
                        Canada R3R
                        2L6                                            8,168,620                   25.7%

Common Stock            David Worrall (5)
                        58 Amalia Crescent
                        R.R. # 5 Belwood, Ontario Canada N0B
                        1J0                                            3,381,622                   10.6%
                        Robin Legg
                        16 Valley Ponds Place N.W.
                        Calgary, Alberta
                        Canada T3B
                        5T5                                               35,000                     *
---------------------------------------------------------------------------------------------------------------

-------------
* Denotes ownership of less than 1% of the issued and outstanding shares of BSD's common stock.
(1) Based on 31,810,897 shares issued and outstanding at December 31, 2004. Applicable percentage of ownership is based on 31,810,897 shares of common stock outstanding as of December 31, 2004 for each stockholder. Beneficial ownership is determined in accordance within the rules of the United States Securities and Exchange Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of December 31, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Guy Fietz is the Protector of SunTzu Trust and has voting authority over the stock held by the Trust. Consequently, the 7,328,701 shares owned by the Trust are also included in the number of shares owned by Guy Fietz.
(3) Trans Research International Trust holds 1,405,354 shares in beneficial trust for the Merlexis Trust and consequently Merlexis Trust also includes the additional 1,405,354 shares.
(4) Blair McInnes is the Protector of Trans Research International Trust and has voting authority over the stock held by the Trust. Consequently, the 8,168,620 shares owned by the Trust are also included in the number of shares owned by Blair McInnes.
(5) David Worrall is the Protector of Merlexis Trust and has voting authority over the stock held by the Trust. Consequently, the 3,381,633 shares owned by the Trust are also included in the number of shares owned by David Worrall.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Wayside Solutions, Inc., which is controlled by the brother-in-law of the President of BSD paid certain operating expenses and advanced cash to BSD during the year ended July 31, 2003. The cost of these services, totaling $127,579 in 2004 and $140,896 in 2003, was charged to professional fees expense.

      Accrued interest calculated at 10% on the amount owing to Guy Fietz has been recorded at $34,119 for the year ended July 31, 2004 and an amount of $26,575 was recorded in the year ended July 31, 2003.

      For the year ended July 31, 2004, BSD paid $20,370 and for the year ended July 31, 2003 BSD, recorded $14,000 for legal services rendered by Jeremy Fietz, a brother of the President of BSD. The amount recorded in fiscal 2003 was paid by issuing 35,000 common shares of BSD in 2004

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires BSD's officers and directors, and persons who own more than 10% of a registered class of BSD's equity securities, to file reports of ownership and changes in ownership with the United States Securities and Exchange Commission (the "SEC") and with the NASDAQ Stock Market. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish BSD with copies of all
Section 16(a) forms they file.

      Based solely on a review of the copies of such forms furnished to BSD, or written representations received by BSD, BSD believes that during its fiscal year ended July 31, 2004, all Section 16(a) filing requirements applicable to the officers, directors and 10% beneficial owners were met.

CODE OF ETHICS

      BSD has adopted a code of ethics that applies to its senior executive and financial officers. BSD's Code of Ethics seeks to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (2) full, fair, accurate, timely and understandable disclosure of information to the United States Securities and Exchange Commission, (3) compliance with applicable governmental laws, rules and regulations, (4) prompt internal reporting of violations of the Code of Ethics to predesignated persons, and (5) accountability for adherence to the Code of Ethics. A copy of BSD's Code of Ethics is incorporated by reference to this information statement/prospectus.

LIMITATIONS ON DIRECTOR'S LIABILITY AND INDEMNIFICATION

      Under Florida law, if directors, officers, employees or agents of a Florida corporation are sued in their corporate capacities, the corporation must indemnify them against their defense costs if they are successful on the merits or otherwise.

      Although BSD's bylaws do not contain additional mandatory director indemnification provisions, Florida law states that Florida corporations have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he/she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he/she acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

      In addition, Florida corporations have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such courts shall deem proper.

      Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers, and controlling persons of BSD pursuant to the foregoing provisions of Florida law, or otherwise, the United States Securities and Exchange Commission has nevertheless held that such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the corporation of expenses incurred or paid by a director, officer, or controlling person of the corporation in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                       DESCRIPTION OF BSD'S CAPITAL STOCK

      The following description of BSD's capital stock and certain provisions of BSD's Articles of Incorporation and bylaws is a summary and is qualified in its entirety by the provisions of BSD's Articles of Incorporation and bylaws, which have been filed as exhibits to the Registration Statement on Form S-4, of which this information statement/prospectus is a part.

      As of December 31, 2004, BSD had 31,810,897 shares of common stock outstanding, and no shares of preferred stock were outstanding.

COMMON STOCK

      Holders of BSD common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one half of BSD's outstanding shares of common stock, subject to the rights of the holders of preferred stock, can elect all of BSD's directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available for that purpose and, upon BSD's liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is duly authorized and validly issued, fully paid, and nonassessable. In the event BSD were to elect to sell additional shares of common stock following this offering, investors in this offering would have no right to purchase additional shares. As a result, their percentage equity interest in us would be diluted.

PREFERRED STOCK

      As of December 31, 2004, BSD had 5,000,000 shares of preferred stock authorized, par value $0.001, none of which were issued or outstanding.

WARRANTS AND OPTIONS

      As of December 31, 2004, BSD had outstanding warrants to purchase 1,000,000 shares of BSD's common stock, and outstanding options to purchase 750,000 shares of BSD's common stock. All options and warrants will be converted or cancelled prior to the effective time of the merger. The number of shares issuable upon exercise and the exercise prices of the warrants are subject to adjustment in the event of certain events such as stock dividends, splits and combinations, capital reorganization and with respect to certain warrants, issuance of shares of common stock at prices below the then exercise price of the warrants.

REGISTRATION RIGHTS

      None.

ANTI-TAKEOVER PROVISIONS UNDER BYLAWS AND LAWS

      The Florida Control Share Act (the "FCSA") generally provides that shares acquired in a control share acquisition will not possess any voting rights unless such voting rights are approved by a majority of the corporation's disinterested shareholders. A "control share acquisition" is an acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares of a publicly held Florida corporation. "Control shares" are shares which, except for the FCSA, would have voting power that, when added to all other shares owned by a person or in respect to which such person may exercise or direct the exercise of voting power, would entitle such person immediately after acquisition of such shares, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of voting power in the election of directors within any of the following ranges: (i) at least 20% but less than 33.33% of all voting power; (ii) at least 33.33% but less than a majority of all voting power; or (iii) a majority or more of all voting power.

      Under  the  FCSA,  a  Florida  corporation  may  expressly  opt out of the application of the terms of the FCSA in its bylaws, in which case the shares acquired in a control share acquisition will automatically possess full voting rights without the requirement of the approval of a majority of the corporation's disinterested shareholders. BSD has not opted out of the FCSA in its bylaws.

TRANSFER AGENT

      BSD stock transfer agent is Florida Atlantic Stock Transfer, 7130 Nob Hill Road, Tamarac, Florida, 33321.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered hereby as to their being fully paid, legally issued and non-assessable will be passed upon for NeoMedia by Kirkpatrick & Lockhart Nicholson Graham LLP.


                                     EXPERTS

      The audited consolidated financial statements of NeoMedia Technologies, Inc. and its subsidiaries for the years ended December 31, 2004 and 2003 have been audited by Stonefield Josephson, Inc., independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding NeoMedia's ability to continue as a going concern, as discussed in Note 1 to the consolidated financial statements.

      The audited consolidated financial statements of BSD Software, Inc. and its subsidiaries for the years ended July 31, 2004 and 2003 have been audited by KPMG LLP, chartered accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding BSD's ability to continue as a going concern.

      The audited consolidated financial statements of CSI International, Inc. for the years ended August 31, 2003 and 2002 have been audited by Eisner LLP, Independent Registered Public Accounting Firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                       WHERE YOU CAN FIND MORE INFORMATION

      NeoMedia and BSD file annual, quarterly and current reports, proxy statements, and other documents with the United States Securities and Exchange Commission (the "SEC"). You may read and copy any document NeoMedia or BSD files at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the operation of the Public Reference Room. The SEC maintains a website at www.sec.gov where certain information regarding issuers, including NeoMedia and BSD, may be found. NeoMedia's website is www.neom.com. BSD's website is www.tritonglobal.ca.

      This information statement/prospectus is part of a registration statement filed with the SEC on Form S-4. The registration statement contains more information than this information statement/prospectus regarding NeoMedia and BSD and their common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its website, www.sec.gov.

      As allowed by SEC rules, this information statement/prospectus does not contain all the information you can find in the registration statement on Form S-4 filed by NeoMedia and BSD to register the shares of stock to be issued in the merger and the exhibits to the registration statement. The SEC allows NeoMedia and BSD to "incorporate by reference" information into this information statement/prospectus, which means that NeoMedia and BSD can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this information statement/prospectus, except for any information superseded by information in this information statement/prospectus. This information statement/prospectus incorporates by reference the documents set forth below that NeoMedia and BSD have previously filed with the SEC. These documents contain important information about the companies and their financial condition.

      This information statement/prospectus incorporates important business and financial information about NeoMedia and BSD from documents that are not included in or delivered with this information statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this information statement/prospectus by requesting them in writing, by telephone or by e-mail from the appropriate company at the following addresses:

  If a NeoMedia Stockholder:                      If a BSD Shareholder:
  NeoMedia Technologies, Inc.                        BSD Software, Inc.
 2201 Second Street, Suite 402               5824 Second Street SW, Suite 300
      Ft. Myers, FL 33901                    Calgary, Alberta, Canada, T2H-0H2
         Attention: CFO                              Attention: CFO
  Telephone: (239) 337-3434                     Telephone: (403) 259-7588
  Telecopier: (239) 337-3668                    Telecopier: (403) 257-6098

                          INDEX TO FINANCIAL STATEMENTS


--------------------------------------------------------------------------------
                       FINANCIAL STATEMENT                             PAGE
--------------------------------------------------------------------------------
NeoMedia  Technologies,  Inc.  Consolidated  Financial Statements      F-2
For The Years Ended December 31, 2004 And 2003
--------------------------------------------------------------------------------
NeoMedia  Technologies,  Inc.  Consolidated  Financial Statements      F-41
For The Three-Month Periods Ended March 31, 2005 And 2004
--------------------------------------------------------------------------------
BSD Software,  Inc.  Consolidated  Financial  Statements  For The      F-53
Three- And Six-Month Periods Ended January 31, 2005 And 2004
--------------------------------------------------------------------------------
BSD Software,  Inc.  Consolidated  Financial  Statements  For The      F-60
Years Ended July 31, 2004 And 2003
--------------------------------------------------------------------------------
Pro Forma Financial Information                                        F-76
--------------------------------------------------------------------------------
Financial  Statements Of Acquired  Business,  CSI  International,      F-82
Inc., For The Years Ended August 31, 2003 And 2002
--------------------------------------------------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
NeoMedia Technologies, Inc.

We  have  audited  the  accompanying  consolidated  balance  sheet  of  NeoMedia
Technologies, Inc. as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.


The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's significant operating losses and working capital deficit raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
February 11, 2005

                  NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                 DECEMBER 31,
                                                                                     2004
                                                                                 ------------
ASSETS
Current assets:
        Cash and cash equivalents                                                  $  2,634
        Trade accounts receivable, net of allowance for doubtful accounts of $46        282
        Inventories, net of allowance for obsolete & slow-moving inventory of $0        115
        Prepaid expenses and other current assets                                       386
                                                                                   --------
        Total current assets                                                          3,417

        Property and equipment, net                                                     110
        Capitalized patents, net                                                      2,174
        Micro paint repair chemical formulations and proprietary process, net         1,630
        Goodwill                                                                      1,099
        Other Intangible assets, net                                                    221
        Investment in iPoint-media, Ltd.                                              1,000
        Cash surrender value of life insurance policy                                   728
        Other long-term assets                                                           27
                                                                                   --------
             Total assets                                                          $ 10,406
                                                                                   ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
        Accounts payable                                                           $  1,911
        Amounts payable under settlement agreements                                     103
        Liabilities of discontinued business unit                                       676
        Sales taxes payable                                                             108
        Accrued expenses                                                              1,566
        Deferred revenues and other                                                     514
        Notes payable                                                                 1,136
                                                                                   --------
             Total current liabilities                                                6,014
                                                                                   --------
Shareholders' equity:
        Preferred stock, $0.01 par value, 25,000,000 shares authorized, none
        issued and outstanding                                                           --
        Common stock, $0.01 par value, 1,000,000,000 shares authorized,
          436,746,758 shares issued and 432,525,053 outstanding                       4,325
        Additional paid-in capital                                                   84,728
        Deferred stock-based compensation                                              (445)
        Accumulated deficit                                                         (83,377)
        Accumulated other comprehensive loss - foreign currency translation
        adjustment                                                                      (60)
        Treasury stock, at cost, 201,230 shares of common stock                        (779)
                                                                                   --------
        Total shareholders' equity                                                    4,392
                                                                                   --------
             Total liabilities and shareholders' equity                            $ 10,406
                                                                                   ========

 The accompanying notes form an integral part of these consolidated financial statements.

                            NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          YEARS ENDED DECEMBER 31,
                                                                      ------------------------------
                                                                           2004             2003
                                                                      -------------    -------------
NET SALES:
       License fees                                                   $         343    $         414
       Resale of software and technology equipment and service fees             630            1,986
       Micro paint repair products and services                                 727               --
                                                                      -------------    -------------
       Total net sales                                                        1,700            2,400
                                                                      -------------    -------------
COST OF SALES:
       License fees                                                             324              300
       Resale of software and technology equipment and service fees             604            1,829
       Micro paint repair products and services                                 541               --
                                                                      -------------    -------------
       Total cost of sales                                                    1,469            2,129
                                                                      -------------    -------------

GROSS PROFIT                                                                    231              271
       Sales and marketing expenses                                           2,046              523
       General and administrative expenses                                    2,215            4,270
       Research and development costs                                           651              332
                                                                      -------------    -------------
       Loss from operations                                                  (4,681)          (4,854)
       Gain (loss) on extinguishment of debt                                    140             (152)
       Amortization of debt discount                                         (2,500)              --
       Interest expense, net                                                   (189)            (376)
                                                                      -------------    -------------
NET LOSS                                                                     (7,230)          (5,382)
       Other comprehensive loss:
          Foreign currency translation adjustment                               (60)              --
                                                                      -------------    -------------
COMPREHENSIVE LOSS                                                    $      (7,290)   $      (5,382)
                                                                      =============    =============
LOSS PER SHARE--BASIC AND DILUTED                                     $       (0.02)   $       (0.04)
                                                                      =============    =============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES--BASIC AND DILUTED             329,362,127      125,029,723
                                                                      =============    =============

      The accompanying notes form an integral part of these consolidated financial statements.

                                NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                               (IN THOUSANDS)

                                                                                             YEARS ENDED
                                                                                             DECEMBER 31,
                                                                                          ------------------
                                                                                            2004       2003
                                                                                          -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                                            ($7,230)   ($5,382)
      Adjustments to reconcile net loss to net cash used in operating activities:
      Amortization of discount on note payable                                              2,500         --
      Depreciation and amortization                                                           674        470
      Inventory reserve                                                                        --         13
      Bad debt                                                                                 24        191
      Expense (decrease of fair value) for repriced options                                   104        773
      Fair value of expense portion of stock-based
               compensation granted for professional services                                 626      1,000
      Interest expense allocated to debt                                                        3         56
      Discount related to common stock issuance                                                --         50
      Loss on payment of accounts payable in stock                                             --        152
      (Increase)/decrease in value of life insurance policies                                  (1)       (35)
      Changes in operating assets and liabilities
        Trade accounts receivable, net                                                        (82)       212
        Inventory                                                                             (58)        (3)
        Other current assets                                                                   68        273
        Accounts payable                                                                     (421)    (1,064)
          Amounts payable under settlement agreements                                        (669)       772
          Liabilities of discontinued business unit                                            19       (838)
          Sales taxes payable                                                                 (29)      (189)
          Accrued expenses                                                                   (177)       936
        Deferred revenue other current liabilities                                             (1)      (366)
                                                                                          -------    -------
          Net cash used in operating activities                                            (4,650)    (2,979)
                                                                                          -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Amounts issued under notes receivable                                                    --       (209)
      Investment in iPoint-media, Ltd.                                                     (1,000)        --
      Capitalization of software development and purchased intangible assets                 (141)       (28)
      Acquisition of property and equipment                                                  (111)       (44)
                                                                                          -------    -------
        Net cash used in investing activities                                              (1,252)      (281)
                                                                                          -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Net proceeds from issuance of common stock, net of issuance costs of $620 in
      2004 and $226 in 2003                                                                 7,906        250
      Net proceeds from exercise of stock options and warrants                              2,687        406
      Borrowings under notes payable and long-term debt                                     9,085      3,350
      Repayments on notes payable and long-term debt                                       (8,753)      (755)
      Cash paid to acquire CSI International, Inc. (net of cash acquired)                  (2,390)        --
                                                                                          -------    -------
        Net cash provided by financing activities                                           8,535      3,251
                                                                                          -------    -------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                       (60)        --

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                        2,573         (9)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                   61         70
                                                                                          -------    -------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                    $ 2,634    $    61
                                                                                          =======    =======
SUPPLEMENTAL CASH FLOW INFORMATION:
      Interest paid/(received) during the period                                          $   111    $     6
      Income taxes paid                                                                        --         --
      Non-cash investing and financing activities:
        Reduction in accounts payable and accruals for debt paid in stock                     190      1,509
        Reduction of note payable paid in stock                                                32         --
        Reduction of long-term debt and accrued interest paid in stock                         --        904

        Fair value of stock issued for services and deferred to future periods                653        282
        Fair value of shares issued to acquire CSI Int'l (net of costs of registration)       695         --
        Change in net assets resulting from acquisition of CSI (net of cash acquired)       3,090         --
        Value of stock granted to acquire Secure Source Technologies, Inc.                     --        500
        Gain (loss) on extinguishment of debt                                                 140       (152)
        Direct costs associated with Standby Equity Distribution Agreement and Equity
      Line of Credit                                                                        2,216      6,772

        Fair value of warrants issued as a direct incremental cost of financing                --         93

        Discount recognized on the issuance of stock with notes payable                        --         56


          The accompanying notes form an integral part of these consolidated financial statements.

                                     NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                          (IN THOUSANDS, EXCEPT SHARE DATA)


                         COMMON STOCK
                 ------------------------------               ACCUMULATED
                                     ADDITIONAL   DEFERRED       OTHER                  TREASURY STOCK      TOTAL
                                      PAID-IN      STOCK     COMPREHENSIVE  ACCUMULATED --------------- STOCKHOLDERS'
                   SHARES    AMOUNT   CAPITAL   COMPENSATION      LOSS        DEFICIT   SHARES   AMOUNT     EQUITY
                 ----------- ------- ---------- ------------ -------------  ----------- ------- ------- -------------
BALANCE,          30,746,968 $   307 $   65,442         (231)$           0     ($70,765)201,230   ($779)      ($6,026)
DECEMBER 31,
2002
---------------------------------------------------------------------------------------------------------------------
Shares issued     98,933,244     990      1,803          ---           ---          ---     ---     ---         2,793
to Cornell
Capital
Partners under
Equity line of
Credit
---------------------------------------------------------------------------------------------------------------------
Issuance of
Common Stock
through private
Placement, Net
of $6,818 of
issuance costs    25,000,000     250         50          ---           ---          ---     ---     ---           300
---------------------------------------------------------------------------------------------------------------------
Exercise of       15,599,175     156          0          ---           ---          ---     ---     ---           156
employee options
---------------------------------------------------------------------------------------------------------------------
Exercise of
Warrants          28,904,900     289        (39)         ---           ---          ---     ---     ---           250
---------------------------------------------------------------------------------------------------------------------
Expense                  ---     ---        774          ---           ---          ---     ---     ---           774
associated with
option &
warrant
repricing
---------------------------------------------------------------------------------------------------------------------
Fair value         4,030,424      40        385          ---           ---          ---     ---     ---           425
stock, options,
& warrants
issued for
professional
services
rendered
---------------------------------------------------------------------------------------------------------------------
Stock issued to   40,776,546     408      2,505          ---           ---          ---     ---     ---         2,913
pay past due
liabilities
---------------------------------------------------------------------------------------------------------------------
Issuance of
warrants and
stock with debt          ---     ---         19          ---           ---          ---     ---     ---            19
---------------------------------------------------------------------------------------------------------------------
Expense                  ---     ---        626          ---           ---          ---     ---     ---           626
recognized for
options issued
with exercise
price below
market price
---------------------------------------------------------------------------------------------------------------------
Change in                ---     ---        ---          (51)          ---          ---     ---     ---           (51)
Deferred Stock
Compensation
---------------------------------------------------------------------------------------------------------------------
Net Loss                 ---     ---        ---          ---           ---       (5,382)    ---     ---        (5,382)
=====================================================================================================================
BALANCE,         243,991,257 $ 2,440 $   71,565        ($282) $          0     ($76,147)201,230   ($779)      ($3,203)
DECEMBER 31,
2003
---------------------------------------------------------------------------------------------------------------------

Shares issued
to Cornell
Capital
Partners under
ELOC and SEDA     112,743,41   1,127      6,864          ---           ---          ---     ---     ---         7,991
---------------------------------------------------------------------------------------------------------------------
Exercise of       12,860,616     129         43          ---           ---          ---     ---     ---           172
stock options
---------------------------------------------------------------------------------------------------------------------
Exercise of
stock warrants    51,510,000     515      2,000          ---           ---          ---     ---     ---         2,515
---------------------------------------------------------------------------------------------------------------------
Fair value         2,013,375      20        785          ---           ---          ---     ---     ---           805
stock, options,
& warrants
issued for
professional
services
rendered
---------------------------------------------------------------------------------------------------------------------
Stock issued to    2,406,388      24        242          ---           ---          ---     ---     ---           266
pay past due
liabilities
---------------------------------------------------------------------------------------------------------------------
Stock issued in    7,000,000      70        625          ---           ---          ---     ---     ---           695
connection with
acquisition of
CSI
International
---------------------------------------------------------------------------------------------------------------------
Expense                  ---     ---        104          ---           ---          ---     ---     ---           104
associated with
option repricing
---------------------------------------------------------------------------------------------------------------------
Fair value of            ---     ---      2,500          ---           ---          ---     ---     ---         2,500
warrants issued
with debt
---------------------------------------------------------------------------------------------------------------------
Change in
Deferred Stock
Compensation             ---     ---        ---         (163)          ---          ---     ---     ---          (163)
---------------------------------------------------------------------------------------------------------------------
Comprehensive
loss - foreign
currency
translation
adjustment               ---     ---        ---          ---           (60)         ---     ---     ---           (60)
---------------------------------------------------------------------------------------------------------------------
Net Loss                 ---     ---        ---          ---           ---       (7,230)    ---     ---        (7,230)
=====================================================================================================================
BALANCE,         432,525,053 $ 4,325  $  84,728         (445)         ($60)    ($83,377)201,230   ($779)       $4,392
DECEMBER 31,
2004
=====================================================================================================================

               The accompanying notes form an integral part of these consolidated financial statements.

                  NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    BASIS OF PRESENTATION AND NATURE OF BUSINESS OPERATIONS

BASIS OF PRESENTATION

      The consolidated financial statements include the financial statements of NeoMedia Technologies, Inc. and its wholly-owned subsidiaries, NeoMedia Migration, Inc., a Delaware corporation; Distribuidora Vallarta, S.A. incorporated in Guatemala; NeoMedia Technologies of Canada, Inc. incorporated in Canada; NeoMedia Tech, Inc. incorporated in Delaware; NeoMedia EDV GmbH incorporated in Austria; NeoMedia Technologies Holding Company B.V. incorporated in the Netherlands; NeoMedia Technologies de Mexico S.A. de C.V. incorporated in Mexico; NeoMedia Migration de Mexico S.A. de C.V. incorporated in Mexico; NeoMedia Technologies do Brasil Ltd. incorporated in Brazil, NeoMedia Technologies UK Limited incorporated in the United Kingdom, NeoMedia Micro Paint Repair, Inc. a Nevada corporation, and NeoMedia Telecom Services, Inc. a Nevada corporation, and are collectively referred to as "NeoMedia" or the "Company". The consolidated financial statements of NeoMedia are presented on a consolidated basis for all years presented. All significant intercompany accounts and transactions have been eliminated in preparation of the consolidated financial statements.

      The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has reported net losses of $7,230,000 and $5,382,000 for the years ended December 31, 2004 and 2003, respectively, and has an accumulated deficit of $83,377,000 as of December 31, 2004. In addition, the Company had working capital deficit of $2,597,000 as of December 31, 2004.

      The Company cannot be certain that anticipated revenues from operations will be sufficient to satisfy its ongoing capital requirements. Management's belief is based on the Company's operating plan, which in turn is based on assumptions that may prove to be incorrect. If the Company's financial resources are insufficient the Company may require additional financing in order to execute its operating plan and continue as a going concern. The Company cannot predict whether this additional financing will be in the form of equity, debt, or another form. The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, the Company may be unable to implement its current plans for expansion, repay its debt obligations as they become due or respond to competitive pressures, any of which circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations.

      Should these financing sources fail to materialize, management would seek alternate funding sources through sale of common and/or preferred stock. Management's plan is to secure adequate funding to bridge to profitability from the Company's PaperClick(R) business, intellectual property portfolio and Micro Paint Repair business.

NATURE OF BUSINESS OPERATIONS

      During 2004,  NeoMedia was  structured as three distinct  business  units:
NeoMedia Internet Software Service (NISS), NeoMedia Consulting and Integration Services (NCIS), and NeoMedia Micro Paint Repair (NMPR).

            NISS (physical world-to-Internet offerings) is the core business and is based in the United States, with development and operating facilities in Fort Myers, Florida. NISS develops and supports NeoMedia's physical world to Internet core technology, including the linking "switch" and application platforms. NISS also manages NeoMedia's intellectual property portfolio, including the identification and execution of licensing opportunities surrounding the patents.

            NCIS (systems integration service offerings) is the original business line upon which NeoMedia was organized. This unit resells client-server equipment and related software, and general and specialized consulting services. Systems integration services also identifies prospects for custom applications based on NeoMedia's products and services. These operations are based in Lisle, Illinois.

            NMPR (Micro Paint Repair offerings) is the business unit encompassing the recently-acquired CSI International chemical line. NMPR is attempting to commercialize its unique micro-paint repair solution. The Company completed its acquisition of CSI on February 6, 2004. As a result, NeoMedia's results for the year ended December 31, 2003 do not include operations from this business unit.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ESTIMATES

      The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

      For the purposes of the consolidated balance sheet and consolidated statements of cash flows, all highly liquid investments with original maturities of three months or less are considered cash equivalents. The Company maintains bank accounts with balances which, at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts. The Company believes it is not exposed to any significant risk on bank deposit accounts. As of December 31, 2004, the Company had cash balances of $2,692,000 which were not insured by the FDIC.

FINANCIAL INSTRUMENTS

The carrying amount of the Company's cash equivalents, accounts receivable, prepaid expenses, other current assets, cash surrender value of life insurance policy, accounts payable and accrued expenses, accrued salaries and benefits, and payable to merchants approximates their estimated fair values due to the short-term maturities of those financial instruments.

      Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

      It is not practicable to estimate the fair value of the Company's 17% investment in the common stock of i-Point Media Ltd., which distributes video, audio and data over IP networks, because of the lack of quoted market prices and the inability to estimate fair value without incurring excessive costs. However, management believes that the carrying amount (on the cost method) of $1,000,000 at December 31, 2004 was not impaired.

   Pertinent financial information reported by iPoint Media Ltd. is as follows:

                             (in thousands of US
                                   dollars)
                          ---------------------------
                             2004           2003
                          -----------    ------------
Total assets                  $1,119            $193
Stockholders' deficit           (341)         (1,451)
Revenues                         514             618
Net loss                        (695)           (544)

ACCOUNTS RECEIVABLE

      The Company reports accounts receivable at net realizable value. The Company's terms of sale provide the basis for when accounts become delinquent or past due. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of accounts receivable. Receivables are generally charged off and sent to a collections agency after ninety days past due. It is at least reasonably possible that the Company's estimate of the allowance for doubtful accounts will change in the near-term. At December 31, 2004, the allowance for doubtful accounts was $46,000.

INVENTORIES

      Inventories are stated at the lower of cost or market, and at December 31, 2003 was comprised of purchased computer technology resale products and micro paint repair products. Cost is determined using the first-in, first-out method. At December 31, 2003, the reserve for obsolescence was $13,000. There was no reserve as of December 31, 2004.

PROPERTY AND EQUIPMENT

      Property and equipment are carried at cost less allowance for accumulated depreciation. Repairs and maintenance are charged to expense as incurred. Depreciation is generally computed using the straight-line method over the estimated useful lives of the related assets. Upon retirement or sale, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations. The cost of normal maintenance and repairs is charged to operations as incurred. Material expenditures, which increase the life of an asset, are capitalized and depreciated over the estimated remaining life of the asset.

The estimated service lives of property and equipment are as follows:

           Furniture and fixtures            7 years
           Computer equipment           3 to 5 years


CAPITALIZED PATENTS

      Patents (including patents pending and intellectual property) are stated at cost, less accumulated amortization. Patents are generally amortized over periods ranging from five to seventeen years.

MICRO PAINT CHEMICAL FORMULATIONS AND PROPRIETARY PROCESSES

      Micro Paint Repair chemical formulations and proprietary processes consists of the estimated fair value of the formulations acquired from CSI International, Inc. that are used in NeoMedia's Micro Paint Repair business unit. The estimated fair value was determined using an independent appraisal of the assets and liabilities acquired in the transaction. This value is being amortized using the straight-line method over its estimated useful life of 10 years.

GOODWILL

      Goodwill consists of the excess fair value of purchase price paid for CSI International, Inc. over the identifiable net assets and liabilities acquired. Goodwill was determined using an independent appraisal of the assets and liabilities acquired in the transaction. Goodwill was not assigned a life and will be tested for impairment as defined by Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

OTHER INTANGIBLE ASSETS

      Other intangible assets consists of customer base/contracts, copyrighted material and acquired software products, which are amortized over the expected life of the product, generally three to five years.


INVESTMENTS

      Investments consist of NeoMedia's investment in iPoint-media. On September 7, 2004, NeoMedia acquired 17% ownership of iPoint-media, consisting of 69,196 shares of common stock, for $1 million cash. NeoMedia has recorded the investment at cost as of December 31, 2004.


EVALUATION OF LONG-LIVED ASSETS

      t 6 0 In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Although retaining many of the fundamental recognition and measurement provisions of SFAS 121, the new rules significantly change the criteria that would have to be met to classify an asset as held-for-sale. The statement also supersedes certain provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," and will require expected future operating losses from discontinued operations to be displayed in discontinued operations in the period or periods in which the losses are incurred rather than as of the measurement date, as presently required. NeoMedia adopted this new statement on January 1, 2002, and concluded that the effect of adopting this statement had no material impact on NeoMedia's financial position, results of operations, or cash flows.

AMOUNTS DUE UNDER SETTLEMENT AGREEMENTS

      NeoMedia is party to various settlement agreements with certain of its vendors relating to past due accounts payable. The settlement agreements generally call for monthly payment installments against such past due amounts.

REVENUE RECOGNITION

      During 2004 and 2003, NeoMedia derived revenues from three primary sources: (1) license revenues, (2) resale of software and technology equipment and service fee revenues, and (3) Micro Paint Repair sales.

      (1) License fees, including Intellectual Property license, represent revenue from the licensing of NeoMedia's proprietary software tools and applications products. NeoMedia licenses its development tools and application products pursuant to non-exclusive and non-transferable license agreements. Resales of software and technology equipment represent revenue from the resale of purchased third party hardware and software products and from consulting, education, maintenance and post contract customer support services.

      The basis for license fee revenue recognition is substantially governed by American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2 "Software Revenue Recognition" ("SOP 97-2"), as amended, and Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions. License revenue is recognized if persuasive evidence of an agreement exists, delivery has occurred, pricing is fixed and determinable, and collectibility is probable.

      (2) Revenue for resale of software and technology equipment and service fee is recognized based on guidance provided in Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements," as amended (SAB 104). Software and technology equipment resale revenue is recognized when all of the components necessary to run software or hardware have been shipped. Service revenues include maintenance fees for providing system updates for software products, user documentation and technical support and are recognized over the life of the contract. Software license revenue from long-term contracts has been recognized on a percentage of completion basis, along with the associated services being provided. Other service revenues, including training and consulting, are recognized as the services are performed. The Company uses stand-alone pricing to determine an element's vendor specific objective evidence (VSOE) in order to allocate an arrangement fee amongst various pieces of a multi-element contract. NeoMedia records an allowance for uncollectible accounts on a customer-by-customer basis as appropriate.

      (3) NeoMedia's Micro Paint Repair business unit derives revenue from: (a) the right to use NeoMedia's proprietary Micro Paint Repair system, (b) paint products and services, (c) training, and (d) technical support.

            (a) Paint system revenue is a one-time fee paid by NeoMedia's customer to use NeoMedia's proprietary paint system, and is deferred and recognized over the expected life of the relationship, which was estimated at one year during 2004.
            (b) Paint product and service revenue is recognized when products are shipped or when services are performed.
            (c) Training revenue is recognized upon completion of a company-certified training course.
            (d) Technical support revenue is recognized on a monthly basis as support services are provided.

SHIPPING AND HANDLING COSTS

      Shipping and handling costs are passed through to the Company's customers, and are netted in cost of goods sold.

RESEARCH AND DEVELOPMENT

      Costs  associated  with the  planning  and  designing  phase  of  software development, including coding and testing activities, and related overhead, necessary to establish technological feasibility of the Company's internally-developed software products, are classified as research and development and expensed as incurred.

STOCK BASED COMPENSATION

      The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25. "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company's shares over the employee's exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 44 over the vesting period of the individual options. Accordingly, if the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant no compensation expense is recognized. Options or shares awards issued to non-employees and directors are valued using the Black-Scholes pricing model and expensed over the period services are provided.

      In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends, SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on the Company's consolidated financial position and results of operations as the Company has not elected to adopt the fair value-based method of accounting for stock-based employee compensation under SFAS NO. 123. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure requirements in the first quarter of 2003.

      The Company accounts for its stock option plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net loss, except when options granted under those plans had an exercise price less than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and loss per share if the company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                      YEARS ENDED
                                                      DECEMBER 31,
                                                ------------------------
                                                    2004        2003
                                                ----------- ------------
Net Loss, as reported                             ($7,230)     ($5,382)
Compensation recognized under APB 25                   ---          623
Compensation recognized under SFAS 123             (1,445)        (962)
                                                ----------- ------------
   Pro-forma net loss                             ($8,675)     ($5,721)
                                                =========== ============
Net Loss per share:
Basic and diluted - as reported                    ($0.02)      ($0.04)
                                                =========== ============
Basic and diluted - pro-forma                      ($0.03)      ($0.05)
                                                =========== ============

      For grants in 2004 and 2003, the following assumptions were used: (i) no expected dividends; (ii) a risk-free interest rate of 4.5%; (iii) expected volatility ranging from 438% to 451% for 2004 and from 253% to 457% for 2003, and (iv) an expected life of the shorter of 3 years or the stated life of the option for options granted in 2004 and 2003. The fair-value was determined using the Black-Scholes option-pricing model.

      The estimated fair value of grants of stock options and warrants to non-employees of NeoMedia is charged to expense in the consolidated financial statements. These options vest in the same manner as the employee options granted under each of the option plans as described above.

INCOME TAXES

      In accordance with SFAS No. 109, "Accounting for Income Taxes", income taxes are accounted for using the assets and liabilities approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be recognized. The Company has recorded a 100% valuation allowance as of December 31, 2004.

TRANSLATION OF FOREIGN CURRENCY

      The functional currency of the Company's Micro Paint Repair business is the Canadian dollar. Financial statements from the Micro Paint Repair business unit are translated to United States dollars at the exchange rates in effect at the balance sheet date for assets and liabilities and at average rates for the period for revenues and expenses. Resulting exchange differences are accumulated as a component of accumulated other comprehensive loss.

COMPUTATION OF NET LOSS PER SHARE

      Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company has excluded all outstanding stock options and warrants from the calculation of diluted net loss per share because these securities are anti-dilutive for all years presented. The shares excluded from the calculation of diluted net loss per share are detailed in the table below:

                                    DECEMBER 31, 2004    DECEMBER 31, 2003
                                    -----------------    -----------------
      Outstanding Stock Options            52,804,121           33,512,507
      Outstanding Warrants                 18,825,000           26,195,000

RECLASSIFICATIONS

      Certain   reclassifications  have  been  made  to  the  2002  consolidated financial statements to conform to the 2003 presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

      In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB 104 supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers ("the FAQ") issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not impact the consolidated financial statements.

      In March 2004, the FASB approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued a FASB Staff Position
(FSP) EITF 03-1-1 that delays the effective date of the measurement and recognition guidance in EITF 03-1 until after further deliberations by the FASB. The disclosure requirements are effective only for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of the disclosure requirements of EITF 03-1 and does not believe the impact will be significant to the Company's overall results of operations or financial position. Once the FASB reaches a final decision on the measurement and recognition provisions, the company will evaluate the impact of the adoption of EITF 03-1.

      In November 2004, the FASB issued SFAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4. The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. . The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

      In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS
152). The amendments made by Statement 152 amend FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005 with earlier application encouraged. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

      In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

      In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after December 15, 2005. The Company is currently evaluating the impact of the adoption of this Statement.


3.    EQUITY LINE OF CREDIT WITH CORNELL CAPITAL PARTNERS ("CORNELL")

      On February 11, 2003, NeoMedia and Cornell entered into an Equity Line of Credit Agreement under which Cornell agreed to purchase up to $10 million of NeoMedia's common stock over a two-year period, with the timing and amount of the purchase at the Company's discretion. The maximum amount of each purchase was $150,000 with a minimum of seven days between purchases. The shares were valued at 98% of the lowest closing bid price during the five-day period following the delivery of a notice of purchase by NeoMedia. The Company paid 5% of the gross proceeds of each purchase to Cornell.

      On October 27, 2003, the Company and Cornell entered into a $20 million Standby Equity Distribution Agreement. The terms of the agreement are identical to the terms of the previous Equity Line of Credit, except that the maximum "draw" under the new agreement is $280,000 per week, not to exceed $840,000 in any 30-day period, and Cornell will purchase up to $20 million of the Company's common stock over a two-year period. As a consideration fee for Cornell to enter into the agreement, the Company issued 10 million warrants to Cornell with an exercise price of $0.05 per share, and a term of five years. Cornell exercised the warrants in January 2004, resulting in $500,000 cash receipts to the Company. In November 2003, the Company filed a Form SB-2 to register 200 million shares under this $20 million Standby Equity Distribution Agreement. In January 2004, the Form SB-2 was declared effective by the Securities and Exchange Commission.

      During the years ended December 31, 2004 and 2003, the Company sold 112,743,417 and 98,933,244 shares, respectively, of its common stock to Cornell under the Standby Equity Distribution Agreement and Equity Line of Credit. The following table summarizes funding received and from, and shares sold to, Cornell during the years ended December 31, 2004 and 2003:

                                                  YEAR ENDED DECEMBER 31,
                                              --------------------------------
                                                  2004              2003
                                              --------------    --------------
Number of shares sold to Cornell                112,743,417        98,933,244

Gross Proceeds from sale of shares to
Cornell                                          10,123,000         9,565,000
Less: discounts and fees*                        (1,967,000)       (6,772,000)
                                              --------------    --------------
Net Proceeds from sale of shares to Cornell      $8,156,000        $2,793,000
                                              --------------    --------------

----------
* - In accordance with terms of Standby Equity Distribution Agreement, stock is valued at 98% of the lowest closing bid price during the week it is sold


5.    PROPERTY AND EQUIPMENT

      As of December 31, 2004, property and equipment consisted of the following:

                                                     (dollars
                                                        in
                                                    thousands)
                                                  -------------
                                                       2004
Furniture and fixtures                            $        273
Equipment                                                  149
                                                  -------------
        Total                                              422
Less: accumulated depreciation
     Furniture and fixtures                               (262)
     Equipment                                             (50)
                                                  -------------
        Total property and equipment, net         $        110
                                                  =============

      Depreciation expense was $66,000 and $83,000 for the years ended December 31, 2004 and 2003, respectively.

6.    INTANGIBLE ASSETS

      As of December 31, 2004, intangible assets consisted of the following:

                                                   (dollars
                                                      in
                                                   thousands)
                                                    -------
                                                     2004
Patents and related costs                           $ 3,645
Micro paint repair chemical formulations
   and proprietary process                            1,800
Goodwill                                              1,099
Other intangible assets                                 788
                                                    -------
        Total                                         7,332
Less: accumulated amortization
     Patents and related costs                       (1,471)
        Micro paint repair chemical formulations
          and proprietary process                      (170)
        Other intangibles                              (567)
                                                    -------
          Intangible assets, net                    $ 5,124
                                                    =======

      Capitalized patent activity for the year ended December 31, 2004 was as follows:

                                                  (dollars in
                                                   thousands)
                                                  -----------
                                                     2004
                                                    -------
Beginning balance                                   $ 2,415
Additions                                                80
Amortization                                           (321)
                                                    -------
   Ending balance                                   $ 2,174
                                                    =======

      Amortization expense of capitalized patents was $321,000 and $273,000 for the years ended December 31, 2004 and 2003, respectively. The weighted-average amortization period of capitalized patents as of December 31, 2004 was 7.6 years.

      Capitalized Micro Paint Repair chemical formulations and propriety process activity for the year ended December 31, 2004 was as follows:

                                                  (dollars in
                                                    thousands)
                                                   ----------
                                                     2004
                                                    -------
Beginning balance                                   $   ---
Micro paint repair chemical formulations
   and propriety process obtained through
   acquisition of CSI International                   1,800
Amortization                                           (170)
                                                    -------
   Ending balance                                   $ 1,630
                                                    =======

      Amortization expense of Micro Paint Repair chemical formulations and propriety process was $170,000 and $0 for the years ended December 31, 2004 and 2003, respectively. The weighted-average amortization period of capitalized repair chemical formulations and propriety process as of December 31, 2004 was 10 years.

      Capitalized goodwill activity for the year ended December 31, 2004 was as follows:

                                                  (dollars in
                                                   thousands)
                                                   ----------
                                                     2004
                                                    -------
Beginning balance                                   $   ---
Goodwill obtained through acquisition of
   CSI International                                  1,099
                                                    -------
   Ending balance                                   $ 1,099
                                                    =======

      There was no amortization expense of goodwill for the years ended December 31, 2004 and 2003, respectively.

      Other intangible assets activity for the year ended December 31, 2004 was as follows:

                                                  (dollars in
                                                   thousands)
                                                   ---------
                                                      2004
                                                    -------
Beginning balance                                   $   118
Additions                                               220
Amortization                                           (117)
                                                    -------
   Ending balance                                   $   221
                                                    =======

      Amortization expense of capitalized and purchased software costs and other intangible assets was $117,000 and $114,000 for the years ended December 31, 2004 and 2003, respectively. The weighted-average amortization period of capitalized and purchased software costs as of December 31, 2004 was 4.7 years.

      As of December 31, 2004, the Company estimated future amortization expense of capitalized patents and software for the next five years to be:

                                                 (IN THOUSANDS)
                                                 --------------
                                2005                    598
                                2006                    525
                                2007                    498
                                2008                    487
                                2009                    437

7.    ALLOWANCE FOR DOUBTFUL ACCOUNTS AND INVENTORY RESERVE

      Allowance for doubtful accounts activity for the year ended December 31, 2004 was as follows:

                                                   (dollars
                                                  in thousands)
                                                  -----------
                                                     2004
                                                    -------
Beginning balance                                   $    49
Bad debt                                                 24
Write-off of uncollectible accounts                     (27)
                                                    -------
   Ending balance                                   $    46
                                                    =======

      Inventory reserve for the year ended December 31, 2004 was $0.


8.    FINANCING AGREEMENTS

      As of December 31, 2004, the Company was party to a commercial financing agreement with GE Access that provides short-term financing for certain computer hardware and software purchases. This arrangement allows the Company to re-sell high-dollar technology equipment and software without committing cash resources to financing the purchase. Termination of the Company's financing relationship with GE Access could have a material adverse effect the Company's financial condition. Management expects the agreement to remain in place in the near future. As of December 31, 2004 the amount payable under this financing arrangement was approximately $17,000.

9.    NOTES PAYABLE

      On March 13, 2003, the Company borrowed from Cornell the gross amount of $262,000 before discounts and fees. The note was repaid in full during 2003.

      On May 27, 2003, the Company borrowed from Cornell the gross amount of $245,000 before discounts and fees. The note was repaid in full during 2003.

      On June 24, 2003, the Company borrowed from Cornell the gross amount of $400,000 before discounts and fees. The note was repaid in full during 2003.

      On July 9, 2003, the Company borrowed $25,000 from William E. Fritz, one of its outside directors. This amount was added to the principal of the $10,000 note payable to Mr. Fritz entered into during April 2003, with all other terms of the note remaining the same. As consideration for the loan, the Company granted Mr. Fritz 2,500,000 warrants to purchase shares of the Company's common stock at an exercise price of $0.01 per share. The warrants had a fair value of approximately $74,000. In accordance with EITF 00-27, the Company recorded the relative fair value of the warrants as a discount against the note, and is amortizing the discount over the life of the note. The note was paid in full during April 2004.

      On July 21, 2003, the Company borrowed from Cornell the gross amount of $200,000 before discounts and fees. The note was repaid in full during 2003.

      On August 1, 2003, the Company borrowed from Cornell the gross amount of $200,000 before discounts and fees. The note was repaid in full during 2003.

      On August 29, 2003, the Company borrowed $50,000 from William E. Fritz, one of its outside directors, under an unsecured note payable. The note was paid in full during September 2003.

      On September 2, 2003, the Company borrowed from Cornell the gross amount of $200,000 before discounts and fees. The note was repaid in full during 2003.

      On September 11, 2003, the Company received funding in the form of a promissory note from Cornell in the gross amount of $500,000 before discounts and fees. The note was repaid in full during 2003.

      On September 29, 2003, the Company borrowed from Cornell the gross amount of $1,500,000 before discounts and fees. The note was repaid in full during 2003.

      On January 20, 2004, the Company borrowed from Cornell the gross amount of $4,000,000 before discounts and fees. Of the $4,000,000 funding, $2,500,000 was used to fund the acquisition of CSI International, Inc. during February 2004. Cornell withheld a $315,000 retention fee related to the issuance of stock to pay off the debt in the future. The Company paid this note in full during 2004.

      The Company also granted to Cornell 40,000,000 warrants to purchase shares of NeoMedia stock with an exercise price of $0.05 per share during January 2004. In April 2004, the Company filed a Form SB-2 to register 40 million shares underlying warrants granted to Cornell (and subsequently transferred by Cornell to Stone Street Asset Management LLC) in connection with a promissory note issued by the Company to. In May 2004, the Form SB-2 was declared effective by the Securities and Exchange Commission. The fair value of the warrants using the Black-Scholes pricing model was $5,000,000. In accordance with APB 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants", the Company has compared the relative fair values of the warrants and the face value of the notes, and has allocated a value of $2.5 million to the warrants. Of the $2.5 million, $2 million was allocated to the $4 million note issued in January 2004 and $0.5 million against the $1 million note in April 2004. The $2.5 million was recorded as a discount against the carrying value of the note. The $2.5 million that was allocated to the notes is considered a discount on the promissory notes, and therefore was amortized over the life of the notes using the effective interest method, in accordance with Staff Accounting Bulletin No. 77, Topic 2.A.6, "Debt Issue Costs" of SFAS 141, "Business Combinations". Accordingly, the Company recorded an amortization of discount of $2,500,000 related to the warrants during the year ended December31, 2004. Stone Street Asset Management LLC exercised the warrants during November 2004, resulting in net funds to NeoMedia of $2 million.

      On April 8, 2004, the Company borrowed from Cornell the gross amount of $1,000,000 before discounts and fees. Cornell withheld a $76,000 retention fee related to the issuance of stock to pay off the debt in the future. The Company paid this note in full during 2004.

      On July 2, 2004, the Company borrowed from Cornell the gross amount of $1,000,000 before discounts and fees. Cornell withheld a $76,000 retention fee related to the issuance of stock to pay off the debt in the future. The Company paid this note in full during 2004.

      On August 6, 2004, the Company borrowed from Cornell the gross amount of $2,000,000 before discounts and fees. Cornell withheld a retention fee of $153,000 related to the issuance of stock to pay off the debt in the future. The Company paid this note in full during 2004.

      On October 18, 2004, the Company borrowed from Cornell the gross amount of $1,085,000 before discounts and fees. Cornell withheld a retention fee of $85,000 related to the issuance of stock to pay off the debt in the future. As of December 31, 2004, the Company had not made any payments against this note. The Company paid this note in full during the first quarter of 2005. The Company invested the proceeds from the note in iPoint-media pursuant to the investment agreement between NeoMedia and I-Point Media Ltd.

10.   CONCENTRATIONS OF CREDIT RISK

      Financial instruments that potentially subject NeoMedia to concentrations of credit risk consist primarily of trade accounts receivable with customers. NeoMedia extends credit to its customers as determined on an individual basis and has included an allowance for doubtful accounts of $46,000 in its December 31, 2004 consolidated balance sheet. In addition, a single company supplies the majority of the Company's resold equipment and software, which is re-marketed to this customer. Accordingly, the loss of this supplier could materially adversely affect the Company's operations. Revenue generated from the remarketing of computer software and technology equipment has accounted for a significant percentage of NeoMedia's revenue. Such sales accounted for approximately 37% and 83% of NeoMedia's revenue for the years ended December 31, 2004 and 2003, respectively.

11.   ACQUISITIONS

      ACQUISITION OF CSI INTERNATIONAL, INC. ("CSI")

      On February 6, 2004, NeoMedia acquired 100% ownership of CSI International, Inc., of Calgary, Alberta, Canada, a private technology products company in the micro paint repair industry. NeoMedia paid a purchase price including an issuance of 7,000,000 shares of its common stock, and cash of $2,500,000 in exchange for all outstanding shares of CSI. The shares were valued at $0.10 per share, which was the market price of NeoMedia's common stock on the Over-the-counter Bulletin Board exchange around the acquisition date. NeoMedia also incurred direct costs of the business combination totaling $5,000, which are included in the purchase price for purposes of allocating assets acquired and liabilities assumed.

      The acquisition was accounted for under the purchase method. The actual purchase price was based on cash paid, the fair value of NeoMedia stock around the date of the acquisition, and direct costs associated with the combination. The purchase price was allocated as follows:

                                                                   (Dollars in
                                                                    Thousands)

Value of 7 Million Shares Issued ($0.10 per share)                    $   700
Cash paid                                                               2,500
Direct costs of acquisition                                                 5
                                                                      -------
   Total Fair Value of Purchase Price                                 $ 3,205
                                                                      -------

Assets Purchased:
   Cash                                                               $   115
   Accounts receivable, net                                                67
   Inventory                                                               54
   Other current assets                                                    12
   Investments                                                             25
   Property, plant & equipment                                              8
   Micro paint repair chemical formulations and proprietary process     1,800
   Goodwill                                                             1,099
   Customer base / contracts                                              110
   Copyrighted materials                                                   50
                                                                      -------
      Total Assets Purchased                                            3,340
                                                                      -------

Less Liabilities Assumed:
   Accounts payable                                                       (23)
   Accrued liabilities                                                    (12)
   Notes payable                                                         (100)
                                                                      -------
      Total Liabilities Assumed                                          (135)
                                                                      -------

      The combination is being accounted for as a purchase business combination as defined by Statement of Financial Accounting Standards No. 141, Business
Combinations. The final allocation of the excess purchase price over net tangible assets was determined based on independent appraisal of the assets purchased. The values assigned to intangible assets, aside from goodwill, are subject to amortization. The intangible assets were assigned the following lives for amortization purposes:


                                                                       (life in
Intangible asset                                                        years)
----------------                                                       --------
   Micro paint repair chemical formulations and proprietary process          10
   Customer base / contracts                                                  5
   Copyrighted materials                                                      5

      Goodwill was not assigned a life and will be tested for impairment as defined by Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

      The accompanying consolidated statement of operations presented herein contains the results of operations for CSI for the period February 6, 2004, through December 31, 2004

      Pro-forma results of operations as if NeoMedia and CSI had combined as of January 1, 2004 and 2003 are as follows:

                                            YEAR ENDED DECEMBER 31, 2004                     YEAR ENDED DECEMBER 31, 2003
                                     --------------------------------------------     --------------------------------------------
                                                           (A)                                              (A)
                                                        PRO-FORMA                                        PRO-FORMA
                                                 CSI     ADJUST-       PRO-FORMA                  CSI    ADJUST-       PRO-FORMA
                                     NEOMEDIA   INT'L     MENTS        COMBINED       NEOMEDIA   INT'L    MENTS         COMBINED
                                     ---------- ------- ----------     ----------     ---------- ------- ---------     -----------
Total net sales                         $1,700     791       (727)(A)      $1,764        $2,400                --- (A)      $3,054
Loss from operations                   ($4,681) (1,746)     1,720 (A)     ($4,707)      ($4,854)     34        --- (A)     ($4,820)
Net loss                               ($7,230) (2,639)     2,613 (A)     ($7,256)      ($5,382)     34        --- (A)     ($5,348)
Net loss per share-basic and
diluted                                 ($0.02)                            ($0.02)       ($0.04)                   (A)      ($0.04)
Weighted average number of
 common shares - basic and diluted 329,362,127            690,411 (B) 330,052,538   125,029,723          7,000,000 (B) 132,029,723

Pro-forma Adjustments
(A) - Adjustments are to reflect operations of CSI from February 6, 2004 through December 31, 2004, which are included in NeoMedia's operations for year ended December 31, 2004.
(B) - To adjust weighted average shares outstanding as if the 7,000,000 shares issued as part of the purchase price of CSI on February 6, 2004, had been issued on January 1, 2004 and 2003

      BSD SOFTWARE, INC. ("BSD)

      On December 21, 2004, NeoMedia Technologies, Inc. ("NeoMedia") (OTCBB:NEOM) and BSD Software Inc. ("BSD") (OTCBB: BSDS) signed a definitive Agreement and Plan of Merger, the form of which is attached as Exhibit 16.1 hereto.

      BSD owns 90% of the outstanding shares of Triton Global Business Services, Inc., a provider of live and automated operator calling services and e-business support, including billing, clearinghouse and information management services, to companies in the telecommunications industry.

      BSD's shareholders will receive, for each share of BSD stock owned, NeoMedia stock equivalent to .07 divided by the volume-weighted average price of NeoMedia stock for the five days prior to the effective time of the merger.

      The agreement has been approved by holders of approximately 63% of BSD's outstanding shares and its Board. NeoMedia and BSD intend to file a joint registration/information statement with the SEC for review.

      Upon effectiveness of the registration, the exchange rate will be determined, a closing meeting will be held, and the acquisition and merger will be completed. Closing is subject to the terms and conditions outlined in the merger agreement, as well as regulatory review of the merger and registration/information statement by the United States Securities and Exchange Commission.

      Prior to closing, the merger can be terminated by BSD if more than 5% of BSD's outstanding shares dissent to the merger. The merger can be terminated prior to closing by NeoMedia if, at the time of closing, BSD has: (i) less than $850,000 in assets, (ii) more than $5,000,000 in liabilities, or (iii) more than 35,000,000 shares of common stock outstanding. Either party can terminate the merger if the merger has not closed by July 31, 2005, which date may be extended by mutual consent of NeoMedia and BSD.

      SECURE SOURCE TECHNOLOGIES, INC. ("SST")

      On October 8, 2003, the Company acquired 100% ownership of SST, a provider of security solutions and covert security technology for the manufacturing and financial services industries, in exchange for 3.5 million shares of the Company's common stock. With the purchase of SST, the Company acquired additional patents that compliment its existing intellectual property portfolio, as well as a security software platform, and computer equipment. Prior to the acquisition, SST was inactive and had minimal operating activities. The acquisition was accounted for under the purchase method. The final purchase price was based on the fair value of the Company's stock on the dates of the grant. The purchase price was allocated as follows:

                                                      (Dollars in
                                                       Thousands)
Value of 3.5 Million Shares Issued (Purchase Price)   $       500

Assets Purchased:
   Computer Equipment                                           1
   Software Platform                                           77
   Patents                                                    422
                                                      -----------
      Total Purchase Price Allocation                 $       500
                                                      -----------

      The proforma financial information is not presented as this acquisition was not considered significant or material to the combined financial statements on the date of the acquisition.

      The values assigned to intangible assets are subject to amortization. The acquired software platform has no residual value and a weighted-average amortization period of 3 years. The acquired patents have no residual value and a weighted-average amortization period of 11.1 years. The results of SST are included in the consolidated financial statements for the period October 8, 2003 through December 31, 2004.

13.   2000 EXECUTIVE INCENTIVE

      During the years ended December 31, 2004 and 2003, the Company satisfied a portion of its 2000 accrued executive incentive obligation through the issuance of common stock to current and former employees who had participated in the plan. The Company relieved approximately $160,000 and $692,000 of the liability through the issuance of approximately 1.5 and 15.4 million shares during the years ended December 31, 2004 and 2003, respectively. The excess of the fair value of the common stock issued over the outstanding accrued bonuses was included in the gain (loss) on extinguishment of debt.

14.   COMPREHENSIVE LOSS

      Comprehensive loss consists of net income (loss) and other gains and losses affecting shareholders' investment that, under accounting principles generally accepted in the United States, are excluded from net income. Changes in the components of other comprehensive loss are as follows:

                                                          2004
                                                      -----------
Beginning balance                                     $        --
Additions:
 Foreign currency translation adjustment                      (60)
                                                      -----------
Ending Balance                                        $       (60)
                                                      ===========

15.   INCOME TAXES

      For the years ended December 31, 2004 and 2003, the components of income tax expense were as follows:

                                               2004         2003
                                              --------    -------
                                                 (IN THOUSANDS)
               Current                        $     --    $    --
               Deferred                             --         --
               Foreign                              --         --
                                              --------    -------
               Income tax expense/(benefit)   $     --    $    --
                                              ========    =======

      As of December 31, 2004 and 2003, the types of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts which gave rise to deferred taxes, and their tax effects were as follows:

                                                2004        2003
                                              --------    -------
Accrued employee benefits                     $    ---    $     8
Provisions for doubtful accounts                    18         20
Capitalized software development costs
   and fixed assets                                799        740
Net operating loss carryforwards (NOL)          30,319     27,014
Accruals                                           501        578
Write-off of long-lived assets                   2,070      2,070
State taxes                                        156        107
Alternative minimum tax credit carryforward         45         45
                                              --------    -------
Total deferred tax assets                       33,908     30,582
Valuation Allowance                            (33,908)   (30,582)
                                              --------    -------
   Net deferred income tax asset              $    ---    $   ---
                                              ========    =======

      Because it is more likely than not that NeoMedia will not realize the benefit of its deferred tax assets, a valuation allowance has been established against them.

      For the years ended December 31, 2004 and 2003, the income tax benefit differed from the amount computed by applying the statutory federal rate of 34% as follows:

                                                2004        2003
                                              --------    -------
Benefit at federal statutory rate             $ (2,458)   $(1,830)
State income taxes, net of federal                (286)      (213)
Permanent and other, net                          (582)       142
Change in valuation allowance                    3,326      1,901
                                              --------    -------
   Income tax expense/(benefit)               $    ---    $   ---
                                              ========    =======

      As of December 31, 2004, NeoMedia had net operating loss carryforwards for federal tax purposes totaling approximately $76 million which may be used to offset future taxable income, or, if unused expire between 2011 and 2020. As a result of certain of NeoMedia's equity activities, NeoMedia anticipates that the annual usage of its pre-1998 net operating loss carryforwards should be further restricted pursuant to the provisions of Section 382 of the Internal Revenue Code.

16.   TRANSACTIONS WITH RELATED PARTIES

      During August 2003, the Company borrowed $50,000 from William E. Fritz, one of its outside directors, under an unsecured note payable with a term of 30 days. The note was repaid in full during September 2003.

      During July 2003, the Company borrowed $25,000 from William E. Fritz, one of its outside directors. This amount was added to the principal of a $10,000 note payable to Mr. Fritz that matures in April 2004, with all other terms of the note remaining the same. As consideration for the loan, the Company granted Mr. Fritz 2,500,000 warrants to purchase shares of its common stock at an exercise price of $0.01 per share. The full principle of $35,000 plus interest was paid in full during 2004.

      During April 2003, the Company entered into a consulting agreement with William Fritz, an outside director, for consulting and advisement services relating to the merger with Loch Energy, Inc., and to the subsequent implementation of various management programs surrounding the business. The agreement called for total payments of $250,000 over a period of one year. During August 2003, the Company paid the consulting contract in full. During September 2003, the consulting contract was rescinded and the full $250,000 was returned to NeoMedia.

      During April 2003, the Company's Board of Directors approved the payment in full of approximately $154,000 of liabilities owed by NeoMedia to Charles W. Fritz, the Company's Founder and Chairman of the Board of Directors, through the issuance of 15,445,967 shares of common stock. The Company recognized a discount expense in general and administrative expenses of approximately $15,000 relating to this transaction with Mr. Fritz.

      During April 2003, the Company sold 25,000,000 shares of its common stock, par value $0.01, in a private placement at a price of $0.01 per share to William Fritz. The Company's stock price at the time of the sale was $0.012. In connection with the sale, the Company also granted 25,000,000 warrants to purchase shares of NeoMedia common stock at an exercise price of $0.01 per share. The warrants had a fair value of $298,000 and have been recorded as a cost of issuance. The Company recognized a discount expense in general and administrative expenses of approximately $50,000 relating to this transaction with Mr. Fritz. On August 6, 2003, Mr. Fritz exercised his warrants and purchased 25,000,000 additional shares of common stock at a price of $0.01 per share.

      During November 2002, the Company issued Convertible Secured Promissory Notes with an aggregate face value of $60,000 to 3 separate parties, including Charles W. Fritz, Chairman of the Board of Directors of NeoMedia; William E. Fritz, an outside director; and James J. Keil, an outside director. The notes had an interest rate of 15% per annum, and matured at the earlier of i.) four months, or ii.) the date the shares underlying the Cornell Equity Line of Credit were registered with the SEC. The notes were convertible, at the option of the holder, into either cash or shares of the Company's common stock at a 30% discount to either market price upon closing, or upon conversion, whichever is lower. The Company also granted to the holders an additional 1,355,670 shares of its common stock and 60,000 warrants to purchase shares of its common stock at $0.03 per share, with a term of three years. The warrants and shares were issued in January 2003. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and amortized using the effective interest rate over the life of the debt in accordance with EITF 00-27. Total cost of beneficial conversion feature, fair value of the stock and cost of warrants issued exceed the face value of the notes payable, therefore, only $60,000, the face amount of the note, was recognizable as debt discount, and amortized over the life of the notes payable. During March 2003, two of the affiliated parties, Mr. William Fritz and Mr. Keil, agreed to extend the maturity date due to NeoMedia's capital constraints. The Company repaid Charles Fritz's note in full during March 2003, and repaid James J. Keil's note in full during April 2003. The Company repaid the balance on William Fritz's note during 2004. The new note also included a provision under which, as consideration for the loan, Mr. Fritz will receive a 3% royalty on all future revenue generated from the Company's intellectual property.

      During April 2002, the Company borrowed $11,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 60 days. The note was repaid in April 2003.

      During March 2002, the Company borrowed $190,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 16 days. The note was repaid during March 2002.

      During February 2002, the Company borrowed $10,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 30 days. The note was repaid in April 2003.

      During October 2001, the Company borrowed $4,000 from Charles W. Fritz, NeoMedia's Chairman, its former Chief Executive Officer and a director, under a note payable bearing interest at 10% per annum with a term of six months. The note was repaid in April 2003.

      The Company believes that all of the above transactions were conducted at "arm's length", representing what NeoMedia believes to be fair market value for those services.

17.   COMMITMENTS AND CONTINGENCIES

      NeoMedia leases its office facilities and certain office and computer equipment under various operating leases. These leases provide for minimum rents and generally include options to renew for additional periods. For the years ended December 31, 2004 and 2003, NeoMedia's rent expense was $229,000 and $265,000, respectively.

      NeoMedia is party to various payment arrangements with its vendors that call for fixed payments on past due liabilities. NeoMedia is also party to various consulting agreements that carry payment obligations into future years.

      The following is a schedule of the future minimum payments under non-cancelable operating leases in effect as of December 31, 2004:


                                                PAYMENTS
                                             (IN THOUSANDS)
                                              ------------
                                     2005               89
                                     2006              ---
                               Thereafter              ---
                                              ------------
                               Total                   $89
                                              ============

      As of December 31, 2004, none of the Company's employees were under contract. Additionally, as of December 31, 2004, the Company was not a party to any long-term consulting agreements that are required to be paid in cash.

      LEGAL PROCEEDINGS

      The Company is involved in various legal actions arising in the normal course of business, both as claimant and defendant. While it is not possible to determine with certainty the outcome of these matters, it is the opinion of management that the eventual resolution of the following legal actions could have a material adverse effect on the Company's financial position or operating results.

      AIRCLIC, INC., SCANBUY, INC., AND LSCAN TECHNOLOGIES, INC.

      On January 23, 2004, NeoMedia filed a patent infringement lawsuit against AirClic, Inc., Scanbuy, Inc., and LScan Technologies, Inc. in the Northern District of Illinois, claiming that each of the parties has manufactured, or has manufactured for it, and has used, or actively induced others to use, technology which allows customers to use a built-in UPC bar code scanner to scan individual items and access information, thereby infringing NeoMedia's patents. The complaint stated that on information and belief, AirClic, Scanbuy and LScan had actual and constructive notice of the existence of the patents-in-suit, and, despite such notice, failed to cease and desist their acts of infringement, and continue to engage in acts of infringement of the patents-in-suit. On April 15, 2004, the court dismissed the suit against AirClic and Scanbuy for lack of personal jurisdiction.

      On April 19, 2004, AirClic filed a declaratory judgment action against NeoMedia in the Eastern District of Pennsylvania. NeoMedia answered and counterclaimed on May 18, 2004. AirClic answered NeoMedia's counterclaim on June 10, 2004. On April 20, 2004, NeoMedia re-filed its suit against AirClic in Pennsylvania for patent infringement. AirClic answered and counterclaimed on May 13, 2004. NeoMedia filed its answer to AirClic's counterclaims on June 2, 2004. NeoMedia filed an amended complaint on July 1, 2004, and AirClic answered and counterclaimed on July 20, 2004. NeoMedia's answer to AirClic's counterclaims was filed on August 3, 2004.

      NeoMedia voluntarily dismissed the suit against LScan in the Northern District of Illinois and re-filed the suit on May 26, 2004, in the Eastern
District of Pennsylvania. After LScan failed to answer, NeoMedia filed and served its motion for default judgment on July 6, 2004.

      On March 29, 2004, Scanbuy filed suit against NeoMedia in the Southern District of New York alleging that NeoMedia infringed Scanbuy's copyrights, violated the Lanham Act and committed deceptive trade practices and tortious interference. Scanbuy filed an amended complaint on June 23, 2004. NeoMedia filed its answer and affirmative defenses on July 23, 2004. On April 20, 2004, NeoMedia re-filed its suit against Scanbuy in the Southern District of New York alleging patent infringement. Scanbuy filed its answer on June 2, 2004. NeoMedia filed its answer and affirmative defenses on July 23, 2004.

      VIRGIN ENTERTAINMENT GROUP

      On January 2, 2004, NeoMedia filed a patent infringement lawsuit against Virgin(R) Entertainment Group, Inc., Virgin Megastore Online and Virgin Megastore ("Virgin"). The complaint for Patent Infringement and Damages was filed in the United States District Court for the Northern District of Illinois, by Baniak Pine & Gannon, NeoMedia's intellectual property law firm. The complaint claims that Virgin has infringed four of NeoMedia's patents - U.S. Patents Nos. 5,933,829, 5,978,773, 6,108,656, and 6,199,048. The complaint alleges that the Virgin Megaplay Stations located in Virgin's Megastores infringe NeoMedia's patents by using Virgin's Megascan technology to allow customers to scan UPC codes from in-store CDs and DVDs to access Internet-based product information, such as music and movie previews, and album and video art. The complaint also alleges that Virgin had notice of NeoMedia's patents since the latter part of 2002 or before, yet it continued with its infringing activities. The complaint seeks compensatory damages for Virgin's infringement, with those damages to be trebled due to the willful and wanton nature of the infringement. NeoMedia also seeks to preliminarily and permanently enjoin Virgin from its infringing activities. Virgin answered NeoMedia's complaint on March 1, 2004.

      OTHER LITIGATION

      On October 28, 2002, Merrick & Klimek, P.C., filed a complaint against NeoMedia seeking payment of approximately $170,000 in past due legal services. The amount in question is subject to an unsecured promissory note that matured unpaid on February 28, 2002. On May 1, 2003, NeoMedia settled the suit for cash payments totaling approximately $196,000, to be paid at a rate of $30,000 per quarter until the balance is satisfied. NeoMedia had a remaining liability of approximately $33,000 relating to this matter as of December 31, 2004, which was included in accrued expenses.

      On December 7, 2004, Reitler Brown & Rosenblatt LLC, filed a complaint against NeoMedia seeking payment of approximately $422,000 in past due legal services and accrued interest. NeoMedia had a remaining liability of approximately $422,000 relating to this matter as of December 31, 2004, which was included in accounts payable and accrued expenses.


18.   DEFINED CONTRIBUTION SAVINGS PLAN

      NeoMedia maintains a defined contribution 401(k) savings plan. Participants may make elective contributions up to established limits. All amounts contributed by participants and earnings on these contributions are fully vested at all times. The plan provides for matching and discretionary contributions by NeoMedia, although no such contributions to the plan have been made to date.

19.   STOCK OPTIONS AND WARRANTS

      Effective February 1, 1996, NeoMedia adopted the 1996 Stock Option Plan making available for grant to employees of NeoMedia options to purchase up to 1,500,000 shares of NeoMedia's common stock. The stock option committee of the board of directors has the authority to determine to whom options will be granted, the number of options, the related term, and exercise price. The option exercise price shall be equal to or in excess of the fair market value per share of NeoMedia's common stock on the date of grant. These options granted expired ten years from the date of grant. These options vest 100% one year from the date of grant.

      Effective March 27, 1998, NeoMedia adopted the 1998 Stock Option Plan making available for grant to employees of NeoMedia options to purchase up to 8,000,000 shares of NeoMedia's common stock. The stock option committee of the board of directors has the authority to determine to whom options will be granted, the number of options, the related term, and exercise price. The option exercise price may be less than the fair market value per share of NeoMedia's common stock on the date of grant. Options generally vest 20% upon grant and 20% per year thereafter. The options expire ten years from the date of grant.

      Effective June 6, 2002, NeoMedia adopted its 2002 Stock Option Plan. The 2002 Stock Option Plan provides for authority for the stock option committee of the board of directors to grant non-qualified stock options with respect to a maximum of 10,000,000 shares of common stock. The option exercise price may be less than the fair market value per share of NeoMedia's common stock on the date of grant, and may be granted with any vesting schedule as approved by the stock option committee.

      t 6 0 Effective September 24, 2003, NeoMedia adopted its 2003 Stock Option Plan. The 2003 Stock Option Plan provides for authority for the Board of Directors to the grant non-qualified stock options with respect to a maximum of 150,000,000 shares of common stock. The option exercise price may be less than the fair market value per share of NeoMedia's common stock on the date of grant, and may be granted with any vesting schedule as approved by the stock option committee. On October 17, 2003, NeoMedia filed a Form S-8 to register all 150,000,000 shares underlying the options in the 2003 Stock Option Plan.

      The following table summarizes the status of NeoMedia's 2003, 2002, 1998 and 1996 stock option plans as of and for the years ended December 31, 2004 and 2003:

                                                  2004                         2003
                                        -------------------------    -------------------------
                                                       WEIGHTED                     WEIGHTED
                                                       AVERAGE                      AVERAGE
                                                       EXERCISE                     EXERCISE
                                         SHARES         PRICE         SHARES         PRICE
                                        ----------    -----------    ----------    -----------
                                     (In thousands)                (In thousands)
Outstanding at beginning of year           33,512       $0.23           10,801       $1.11
Granted                                    32,752       $0.09           39,018       $0.01
Exercised                                 (12,860)      $0.23          (15,605)      $0.01
Forfeited                                    (600)      $0.09             (702)      $1.26
                                        ----------    -----------    ----------    -----------
   Outstanding at end of year              52,804       $0.06           33,512       $0.23*
                                        ==========    ===========    ==========    ===========
Options exercisable at year-end            34,680                       33,512

Weighted-average fair value
 of options granted during the year         $0.10                        $0.10

Available for grant at the end of
 the year                                  81,873                      114,025

----------
* - Includes 3,644,382 options that had a restated exercise price of $0.01 under option repricing program that was in place as of December 31, 2004. For purposes of this table, options subject to repricing are shown at their original exercise price.

      The following table summarizes information about NeoMedia's stock options outstanding as of December 31, 2004:

                                 OPTIONS OUTSTANDING                                       OPTIONS EXERCISABLE
     -----------------------------------------------------------------------       ----------------------------
                                                WEIGHTED-
                                                 AVERAGE          WEIGHTED-                           WEIGHTED-
                                                REMAINING          AVERAGE                            AVERAGE
         RANGE OF             NUMBER           CONTRACTUAL        EXERCISE              NUMBER        EXERCISE
      EXERCISE PRICES       OUTSTANDING            LIFE             PRICE            EXERCISABLE       PRICE
      ---------------      -------------    ----------------    ------------       ---------------   ----------
                          (In thousands)                                           (In thousands)
        $-- to $0.010             26,568         8.8   years           $0.01                26,568        $0.01
       0.011 to 0.087              4,640         9.4   years           $0.07                 3,516        $0.07
       0.088 to 0.160             21,575         9.1   years           $0.11                 4,575        $0.11
       0.170 to 7.000                 21         4.8   years           $6.89                    21        $6.89
     ----------------      -------------    ----------------    ------------       ---------------   ----------
        $-- to $7.000             52,804         9.0   years           $0.06                34,680        $0.03
     ================      =============    ================    ============       ===============   ==========

      During the years ended December 31, 2004 and 2003, NeoMedia made the following option grants:

                                               2004                                   2003
                                  --------------------------------      ---------------------------------
                                      RANGE OF           OPTIONS           RANGE OF            OPTIONS
                                      EXERCISE           GRANTED           EXERCISE            GRANTED
         RECIPIENTS                    PRICES         (In thousands)        PRICES          (In thousands)
-----------------------------     ----------------      ----------      ----------------      -----------
Employees                         $0.062 to $0.128          23,290      $0.010 to $0.010           31,725
Non-employee directors            $0.010 to $0.075           3,357      $0.010 to $0.010            3,000
Non-employees                     $0.025 to $0.100           6,105      $0.010 to $0.160            4,293
                                  ----------------      ----------      ----------------      -----------
   Total                          $0.010 to $0.128          32,752      $0.010 to $0.160           39,018
                                  ----------------      ----------      ----------------      -----------


OPTION-RELATED EXPENSE

      In June 2003, the Company issued 375,000 options to buy shares of the Company's common stock to two outside consultants at a price of $0.01 per share for consulting services rendered. The Company recognized approximately $13,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2003.

      In October 2003, the Company issued 125,000 options to buy shares of the Company's common stock to two outside consultants at a price of $0.01 per share for consulting services rendered. The Company recognized approximately $13,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2003.

      In October 2003, the Company issued 1,000,000 options to buy shares of the Company's common stock to an outside consultant at a price of $0.01 per share for consulting to be provided over a period of one year. The options were valued at approximately $102,000, of which the Company recognized approximately $20,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2003.

      In October 2003, the Company issued 500,000 options to buy shares of the Company's common stock to an outside consultant at a price of $0.01 per share for consulting to be provided over a period of one year. The options were valued at approximately $51,000, of which the Company recognized approximately $10,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2003.

      In November 2003, the Company issued 50,000 options to buy shares of the Company's common stock to an outside consultant at a price of $0.06 per share for consulting services rendered. The Company recognized approximately $7,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2003.

      In November 2003, the Company issued 150,000 options to buy shares of the Company's common stock to an outside consultant at a price of $0.16 per share for consulting services rendered. The Company recognized approximately $3,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2003.

      In December 2003, the Company issued 50,000 options to buy shares of the Company's common stock to an outside consultant at a price of $0.052 per share for consulting services rendered. The Company recognized approximately $7,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2003.

      In December 2003, the Company issued 43,125 options to buy shares of the Company's common stock to an outside consultant at a price of $0.01 per share for consulting services rendered. The Company recognized approximately $6,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2003.

      In January 2004, the Company issued 50,000 options to buy shares of the Company's common stock to an outside consultant at a price of $0.025 per share for consulting services rendered to the Company. The Company recognized $7,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2004.

      During the period January through June 2004, the Company issued 106,674 options to buy shares of the Company's common stock to James J. Keil, an outside director, at a price of $0.01 per share for consulting services rendered to the Company during that time. The Company recognized $9,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2004.

      In February 2004, the Company issued 5,555,556 options to buy shares of the Company's common stock to an outside consultant, at a price of $0.01 per share for consulting services rendered to the Company's Micro Paint Repair business over a period of three years from the date of issuance. The Company recorded $550,000 as deferred stock compensation at the time of issuance, and is recognizing this amount over the period of the contract. Accordingly, the Company recognized $182,000 in general and administrative expense in the accompanying consolidated financial statements for the year ended December 31, 2004.

Warrants

      Warrant activity as of December 31, 2004 and 2003 was as follows:

Warrants Outstanding as of December 31, 2002             7,433,758
     Warrants issued                                    48,060,000
     Warrants exercised                                (28,904,900)
     Warrants expired                                     (393,858)
                                                   ---------------

Warrants Outstanding as of December 31, 2003            26,195,000
     Warrants issued                                    44,150,000
     Warrants exercised                                (51,510,000)
     Warrants expired                                      (10,000)
                                                   ---------------

Warrants Outstanding as of December 31, 2004            18,825,000
                                                   ===============

      The following table summarizes information about warrants outstanding at December 31, 2004, all of which are exercisable:

                                                WEIGHTED-           WEIGHTED-
                                                 AVERAGE             AVERAGE
      RANGE OF             WARRANTS             REMAINING           EXERCISE
  EXERCISE PRICES         OUTSTANDING       CONTRACTUAL LIFE          PRICE
---------------------   --------------    --------------------    ------------
                        (In thousands)

   $--- to $0.05                13,050        3.5     years           $0.01
    0.06 to 3.56                 4,375        4.2     years           $0.28
    3.57 to 6.00                 1,400        0.8     years           $6.00
---------------------    --------------    --------------------    ------------
   $--- to $6.00                18,825        3.4     years           $0.52
=====================    ==============    ====================    ============

      During January 2003, the Company granted 40,000, 10,000, and 10,000 warrants with an exercise price of $0.03 per share to William E Fritz, Charles
W. Fritz, and James J. Keil, respectively, in connection with funding provided to the Company by these individuals during November 2002.

      During February 2003, the Company granted 500,000 warrants to GE Access, its primary equipment supplier, as payment of interest relating to a commercial credit agreement between GE Access and NeoMedia. The Company recognized approximately $7,000 in interest expense in the 2003 consolidated financial statements relating to the warrant issuance. The warrants were exercised during 2004

      During April 2003, the Company granted 25,000,000 warrants to purchase shares of NeoMedia common stock at an exercise price of $0.01 per share to William E. Fritz, an outside director, in connection with financing provided to the Company by Mr. Fritz. The warrants were exercised during the year ended December 31, 2003.

      During July 2003, the Company granted 2,500,000 warrants to purchase shares of NeoMedia common stock at an exercise price of $0.01 per share to William E. Fritz, an outside director, in connection with financing provided to the Company by Mr. Fritz. The warrants were not exercised as of December 31, 2004.

      During September 2003, the Company granted 10,000,000 warrants to purchase shares of NeoMedia common stock at an exercise price of $0.01 per share to an outside consultant for consulting, advisory, and financing services performed during the third and fourth quarters of 2003. The Company recognized approximately $93,000 in expense in the 2003 consolidated financial statements relating to the warrant issuance. The warrants were not exercised as of December 31, 2003.

      During October 2003, the Company granted to Cornell 10,000,000 warrants to purchase shares of the Company's common stock at an exercise price of $0.05 per share, in connection with the $20 million Standby Equity Distribution Agreement entered into between the Company and Cornell. The warrants were not exercised as of December 31, 2003. Cornell exercised the warrants during January 2004.

      During January 2004, the Company granted to Cornell 40,000,000 warrants to purchase shares of NeoMedia stock with an exercise price of $0.05 per share, as consideration for the issuance of two promissory notes by Cornell to NeoMedia. The first note was for a face amount of $4 million and was issued in January 2004; the second was for a face amount of $1 million issued in April 2004. The fair value of the warrants using the Black/Scholes pricing model was $5 million. In accordance with APB 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants", the Company compared the relative fair values of the warrants and the face value of the notes, and allocated a value of $2.5 million to the warrants. Of the $2.5 million, $2 million was allocated to the $4 million note issued in January 2004 and $0.5 million against the $1 million note in April 2004. The $2.5 million was recorded as a discount against the carrying value of the note. The $2.5 million that was allocated to the notes is considered a discount on the promissory notes, and therefore was amortized over the life of the notes using the effective interest method, in accordance with Staff Accounting Bulletin No. 77, Topic 2.A.6, "Debt Issue Costs" of SFAS 141, "Business Combinations". Accordingly, the Company recorded an amortization of discount of $2,500,000 related to the warrants during the year ended December 31, 2004. The warrants were subsequently assigned by Cornell to Stone Street Asset Management LLC. Stone Street Asset Management LLC exercised the warrants during November 2004, resulting in net funds to NeoMedia of $2 million.

      During February 2004, the Company granted 150,000 warrants to purchase shares of NeoMedia common stock at an exercise price of $0.102 per share to an outside consultant. The Company recognized approximately $15,000 in expense in the 2004 consolidated financial statements relating to the warrant issuance. The warrants were not exercised as of December 31, 2004.

      During March 2004, the Company granted 4,000,000 warrants to purchase shares of NeoMedia common stock at an exercise price of $0.11 per share to an outside consultant as a finder fee related to financing received by NeoMedia. The Company charged the fair value of the warrants of $440,000 as a reduction to capital accounts. The warrants were not exercised as of December 31, 2004.


      OPTION AND WARRANT REPRICING PROGRAMS

      During April 2003, the Company repriced approximately 1.9 million warrants held by Thornhill Capital LLC, an outside consultant to the Company. Of the 1.9 million warrants, 1.5 million had an exercise price of $0.05 per share, and approximately 0.4 million had an exercise price of $2.09 per share. All 1.9 million warrants were repriced to $0.00 per share. The Company recognized an expense of approximately $27,000 related to this transaction during the second quarter of 2003. These warrants were exercised immediately after the repricing.

      During May 2003, NeoMedia re-priced approximately 8.0 million stock options under a repricing program. Under the terms of the program, the exercise price for outstanding options under NeoMedia's 2002, 1998, and 1996 Stock Option Plans was restated to $0.01 per share for an original period of 6 months. The program was subsequently extended through December 31, 2004. In accordance with FASB Interpretation, FIN 44, Accounting for Certain Transactions Involving Stock Transactions, the award was accounted for as variable from May 19, 2003 through the period ended December 31, 2004. Accordingly, NeoMedia recognized approximately $104,000 and $746,000 as compensation in general and administrative expense during the years ended December 31, 2004 and 2003, respectively. Approximately 3.5 million and 4.4 million options were exercised under the program during the years ended December 31, 2004 and 2003, respectively. The repricing program expired on December 31, 2004.


20.   SEGMENT AND GEOGRAPHICAL INFORMATION

      Beginning with the year ended December 31, 1999, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). SFAS 131 supersedes Financial Accounting Standards Board's SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that business enterprises report information about operating segments in annual financial statements. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas and major customers.

      NeoMedia is structured as three distinct business units: NeoMedia Internet Software Service (NISS), NeoMedia Consulting and Integration Services (NCIS), and NeoMedia Micro Paint Repair (NMPR). Performance is evaluated and resources allocated based on specific segment requirements and measurable factors. Management uses the Company's internal income statements to evaluate each business unit's performance.

      Operational results for the three segments for the years ended December 31, 2004 and 2003 are presented below:

                                                           (in thousands)
                                                      --------------------------
                                                             YEARS ENDED
                                                            DECEMBER 31,
                                                      --------------------------
                                                          2004         2003
                                                      ------------- ------------
NET SALES:
      NeoMedia Consulting & Integration Services             $ 910       $2,354
      NeoMedia Internet Switching Service                       62           46
      NeoMedia Micro Paint Repair                              728          ---
                                                      ------------- ------------
                                                            $1,700       $2,400
                                                      ------------- ------------

NET LOSS:
      NeoMedia Consulting & Integration Services           ($1,862)     ($4,331)
      NeoMedia Internet Switching Service                   (2,755)      (1,051)
      NeoMedia Micro Paint Repair                           (2,613)         ---
                                                      ------------- ------------
                                                           ($7,230)     ($5,382)
                                                      ------------- ------------

IDENTIFIABLE ASSETS
      NeoMedia Consulting & Integration Services             $ 274
      NeoMedia Internet Switching Service                    2,423
      NeoMedia Micro Paint Repair                            3,183
      Corporate                                              4,526
                                                      -------------
                                                           $10,406
                                                      -------------

      Net revenues, loss, and identifiable assets by geographic area are presented based upon the country of destination. During 2004, NeoMedia had operations and assets in the United States and Canada. During 2003, NeoMedia operated within the United States only. No other foreign country represented 10% or more of net revenues for the years ended December 31, 2004 or 2003. Net revenues, loss, and identifiable assets by geographic area were as follows:

                                                         (in thousands)
                                                    --------------------------
                                                           YEARS ENDED
                                                          DECEMBER 31,
                                                    --------------------------
                                                       2004          2003
                                                    ------------ -------------
                    NET SALES:
                          United States                   $1,063       $2,400
                          Canada                             637          ---
                                                    ------------ -------------
                                                          $1,700       $2,400
                                                    ------------ -------------
                    NET LOSS:
                          United States                  ($6,516)     ($5,382)
                          Canada                            (714)         ---
                                                    ------------ -------------
                                                         ($7,230)     ($5,382)
                                                    ------------ -------------
                    IDENTIFIABLE ASSETS
                          United States                   $7,272       $3,876
                          Canada                           3,134          ---
                                                    ------------ -------------
                                                         $10,406       $3,876
                                                    ------------ -------------

21.   COMMON STOCK

      Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one half of NeoMedia's outstanding shares of common stock, subject to the rights of the holders of preferred stock, can elect all of NeoMedia's directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available for that purpose and, upon NeoMedia's liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is duly authorized and validly issued, fully-paid, and nonassessable.

      On September 24, 2003, the Company's shareholders voted to increase the number of shares of common stock, par value $0.01 per share, that the Company is authorized to issue from 200,000,000 to 1,000,000,000.

      On February 11, 2003, NeoMedia and Cornell entered into an Equity Line of Credit Agreement under which Cornell agreed to purchase up to $10 million of NeoMedia's common stock over a two-year period, with the timing and amount of the purchase at the Company's discretion. The maximum amount of each purchase was $150,000 with a minimum of seven days between purchases. The shares were valued at 98% of the lowest closing bid price during the five-day period following the delivery of a notice of purchase by NeoMedia. The Company paid 5% of the gross proceeds of each purchase to Cornell.

      On October 27, 2003, the Company and Cornell entered into a $20 million Standby Equity Distribution Agreement. The terms of the agreement are identical to the terms of the previous Equity Line of Credit, except that the maximum "draw" under the new agreement is $280,000 per week, not to exceed $840,000 in any 30-day period, and Cornell will purchase up to $20 million of the Company's common stock over a two-year period. As a consideration fee for Cornell to enter into the agreement, the Company issued 10 million warrants to Cornell with an exercise price of $0.05 per share, and a term of five years. Cornell exercised the warrants in January 2004, resulting in $500,000 cash receipts to the Company.

22.   PREFERRED STOCK

      The Company's Preferred Stock is currently comprised of 25,000,000 shares, par value $0.01 per share, of which 200,000 shares are designated as Series A Preferred Stock, none of which are issued or outstanding. Additionally, 47,511 shares are designated as Series A Convertible Preferred Stock, none of which are issued and outstanding, and 100,000 shares are designated as Series B 12%
Convertible Redeemable Preferred Stock, none of which are issued and outstanding. The Company has no present agreements relating to or requiring the designation or issuance of additional shares of preferred stock.

23.   SUBSEQUENT EVENTS

      During January 2005, NeoMedia introduced the newest PaperClick(R) Mobile Go Window(TM) for Nokia(R) Series 60 cell phones and other cell phones which use Series 60 software. This introduction became the fifth Go Window from NeoMedia, making the product line available across five mobile operating environments, on over 35 models of cell phones.

      During January 2005, NeoMedia signed a reseller agreement with Jorge Christen & Partners LLP of Mexico. The reseller agreement gives Jorge Christen & Partners LLP the rights to resell PaperClick(R) products in Mexico and Latin America.

      During January 2005, NeoMedia signed a reseller agreement with Deusto Sistemas of Bilbao, Spain. The reseller agreement gives Deusto Sistemas the rights to resell PaperClick(R) products in Europe.

      During January 2005, NeoMedia signed a reseller agreement with E&I Marketing and Consulting Co. of Taipei, Taiwan. The reseller agreement gives E&I Marketing and Consulting Co. the rights to resell PaperClick(R) products in Asia.

      During January 2005, NeoMedia signed a Letter of Intent to enter into a licensing agreement with Shelron Group, Inc. for PaperClick(R)'s family of mobile marketing products to be used with Shelron's ActivShopper comparison shopping toolbar. The agreement will give Shelron Group, Inc. the worldwide rights to use PaperClick(R) on the new ActivShopper Mobile Edition for cell phones and PDA's. ActivShopper is a free software download designed to automatically scan, locate and compare prices for items a consumer selects at an e-commerce site.

24. EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      In February 2005, NeoMedia was awarded a patent in Mexico from the Instituto Mexicano de la Propiedad Industrial, the patent office in Mexico, for the process invented by NeoMedia for "automatic access of electronic information through secure machine readable codes on printed documents." The patent recognizes NeoMedia's innovation in creating a secure link between printed documents and the Internet using an obfuscated bar code and its technology. The U.S. Patent and Trademark Office had previously awarded patent No. 5,933,829 to NeoMedia for the same technology.

      In February 2005, NeoMedia was awarded an allowance for another new patent in the U.S. from the U.S. Patent and Trademark Office. The application is serial no. 09/821,677 which covers 44 claims and is an adaptation of NeoMedia's U.S. Patent 6,542,933, applying to technology that accesses Internet content from wireless devices. NeoMedia expects the patent to be issued shortly.

      On February 22, 2005, NeoMedia and IT-Global signed a one-year renewable agreement giving IT-Global rights to sell and license PaperClick(R) products, including client and server software, code activation and integration services. IT-Global will focus on the New York tri-state area, where it is based, as well as other areas, domestically and internationally, it serves.

      On February 25, 2005, NeoMedia invested $250,000 in exchange for 8,333,333 shares of Pickups Plus, Inc. ("PUPS")(OTCBB:PUPS) restricted common stock. PUPS is a retail operator and franchiser of retail automotive parts and accessories stores catering to the light truck market, and also provides new vehicle preparation, environmental protection packages, detailing and reconditioning products and services. The 8,333,333 shares represent approximately 6% of PUPS outstanding shares (based on 125,249,954 PUPS shares outstanding as of September 30, 2004). Because the investment represents less than 20% of PUPS outstanding shares, NeoMedia will record the investment at cost and analyze it for impairment going forward.

      On February 25, 2005, NeoMedia signed two non-binding letters of intent to acquire up to 100% of Automotive Preservation, Inc. ("AP"), a distributor of automotive paint and accessory products, from AP's parent company, PUPS. The first LOI calls for NeoMedia to initially acquire 30% of AP for $1,600,000, to be paid $600,000 in cash, $554,000 in shares of NeoMedia restricted common stock, and $446,000 through the assumption of AP debt by NeoMedia. Under the second LOI, upon completion of the acquisition of the initial 30% of AP by NeoMedia, NeoMedia would have the option to acquire an additional 30% of AP for $1,650,000, payable in shares of NeoMedia restricted common stock. The second LOI also gives NeoMedia the option to purchase the final 40% of AP for either:
(i) $2,200,000, payable in shares of NeoMedia restricted common stock, if NeoMedia exercises this right within 12 months of acquiring the second 30% of AP, or (ii) a price equivalent to AP's previous quarter EBITDA multiplied by 8, payable in shares of NeoMedia restricted common stock. Both LOIs are non-binding and subject to due diligence by NeoMedia and AP.

      On March 10, 2005, NeoMedia and Intactis Software, Inc., a provider of Check 21 software products and solutions for the small- to medium-sized financial institution market, entered into a business development agreement under which the two companies will develop a database lookup system for validating codes printed on negotiable instruments (checks). In addition, NeoMedia invested $250,000 in Intactis convertible preferred stock and warrants to own up to 25% of Intactis. Intactis also placed an order for an initial 100 copies of NeoMedia's PaperClick Print Encoder software.

      On March 18, 2005, NeoMedia and Foote Cone & Belding ("FCB"), a division of FCB Worldwide LLC and part of the Interpublic Group of Companies, Inc. (NYSE:
IPG), entered into a co-marketing agreement surrounding NeoMedia's PaperClick(R) technology platform. The agreement calls for FCB to work with NeoMedia to create and develop opportunities and programs utilizing PaperClick(R), to integrate PaperClick into marketing campaigns for new and existing clients, and to facilitate the introduction of NeoMedia and PaperClick in the mobile telecommunications industry. NeoMedia will provide technical and sales support for presentations and marketing programs co-developed for FCB clients, work with FCB to explore and create marketing opportunities and solutions, and introduce FCB to its business customers, including brand managers. FCB and NeoMedia will team for co-marketing and sales efforts in the U.S., as well as in Europe, the Middle East, Africa and Latin America.

      On March 29, 2005, NeoMedia's Micro Paint Repair business signed a national marketing and sales agreement with Restex, Inc., of Dallas, Texas, a provider of products to automobile dealerships. The agreement calls for Restex to sell and market NeoMedia's proprietary micro paint repair system to its customers in the automotive industry.


      On March 30, 2005, NeoMedia borrowed from Cornell the gross amount of $10,000,000 before discounts and fees. Cornell withheld structuring and escrow fees of $68,000 related to the note. As of June 1, 2005, NeoMedia had made payments against the principal totaling $1,680,000. The note is scheduled to be repaid at a rate of $1,120,000 per month commencing May 1, 2005 (subsequently changed to $840,000 per month starting on April 1, 2005) and continuing until principal and interest are paid in full. The note accrues interest at a rate of 8% per annum on any unpaid principal. NeoMedia has the option to prepay any remaining principal of the note in cash without penalty. In connection with the note, NeoMedia and Cornell entered into a security agreement under which the note is secured by all of NeoMedia's assets other than its patents and patent applications. NeoMedia also escrowed 25,000,000 shares of its common stock as security for the note.


      On March 30, 2005, NeoMedia and Cornell entered into a Standby Equity Distribution Agreement under which Cornell agreed to purchase up to $100 million of NeoMedia's common stock over a two-year period, with the timing and amount of the purchase at NeoMedia's discretion. The maximum amount of each purchase would be $2,000,000 with a minimum of five business days between advances. The shares would be valued at 98% of the lowest closing bid price during the five-day period following the delivery of a notice of purchase by NeoMedia. NeoMedia would pay 5% of the gross proceeds of each purchase to Cornell. As a commitment fee for Cornell to enter into the agreement, NeoMedia issued 50 million warrants to Cornell with an exercise price of $0.20 per share, and a term of three years, and also paid a cash commitment fee of $1 million. NeoMedia also issued 4 million warrants with an exercise price of $0.229 to an independent third party as a fee for negotiating and structuring the Standby Equity Distribution Agreement. NeoMedia expects to file a registration statement with the US Securities and Exchange Commission during 2005 to register the shares underlying the $100 million Standby Equity Distribution Agreement. The Standby Equity Distribution Agreement would become active at the time the SEC declares effective a registration statement containing such shares.


      On April 12, 2005, NeoMedia acquired four search-oriented patents issued in the U.S. and pending in Europe and Japan from LoyaltyPoint Inc. for $1.5 million cash and 10% royalties on all future sales for a period of ten years. The first patent (U.S. 6,430,554 B1) covers technology that uses uniquely-coded objects, such as consumer goods to automatically generate an online search for information related to those objects or goods from a computer, PDA, mobile phone or other device. The second patent (U.S. 6,651,053 B1) is an extension of the first, covering additional mechanisms for performing such searches using mobile devices. The third patent (U.S. 6,675,165 B1) covers uses of location-based technology to deliver content that is based both on a particular advertisement and the geographic location in which the advertisement is located. The fourth patent (U.S. 6,766,363 B1) covers techniques for providing information to end users based on objects, goods or other items depicted in external media, such as video, audio, film or printed matter.

      On April 18, 2005,  NeoMedia  announced  that it named Martin N. Copus,  a global and interactive marketing executive who has worked with many of the world's leading brands, as its COO and to the newly-created position of chief executive of its PaperClick wireless business unit. Prior to joining NeoMedia, Mr. Copus was Managing Director of 12Snap UK, an internationally-acclaimed, award-winning mobile marketing company focusing on wireless channels, where he led development and implementation of interactive marketing programs for major blue-chip companies including McDonald's(R), Kellogg(R), Procter & Gamble(R), Coca-Cola(R), Safeway(R), Budweiser(R), and 20th Century Fox(R). Prior to running the U.K. operations of 12Snap, Mr. Copus's background included assignments as executive director of Huntsworth PLC, a marketing services group listed on the main board of the London Stock Exchange; Worldwide Board Director of Interpublic Group's Ammirati Puris Lintas advertising unit; and senior vice president of Leo Burnett Company Inc., Chicago, responsible for its Marlboro(R) USA advertising and marketing services account. Mr. Copus holds a B.A. in marketing and an M.A. in modern languages, both from Oxford University.

      On May 2, 2005, NeoMedia announced that it had signed a letter of intent with Jinche Yingang Automobile Co. of Beijing, China ("Jinche"), under which
Jinche will act as a distributor of NeoMedia's micro paint repair products in China. Jinche is a Beijing PRC-registered company specializing in automobile sales, financing, insurance and repair.

      On May 13, 2005, the European Patent Office (EPO) issued a Notice of Allowance based on proceedings conducted during April 2005 in The Hague. Recognition by the EPO extends the patents for NeoMedia's core technology -- the use of bar cods and other unique identifiers to automatically link to content on the Internet -- to Austria, Belgium, France, Germany, Liechtenstein, Luxembourg, the Netherlands, Sweden, Switzerland and the United Kingdom.



                        NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                             (IN THOUSANDS, EXCEPT SHARE DATA)
                                                                                   MARCH 31,
                                                                                     2005
                                                                                   --------
ASSETS
Current assets:
        Cash and cash equivalents                                                  $  9,937
        Trade accounts receivable, net of allowance for doubtful accounts of $76        547
        Inventories, net                                                                112
        Investment in marketable securities                                             208
        Prepaid expenses and other current assets                                       316
                                                                                   --------
        Total current assets                                                         11,120

        Property and equipment, net                                                     147
        Leasehold improvements, net                                                      28
        Capitalized patents, net                                                      2,134
        Micro paint chemical formulations and proprietary process, net                1,587
        Goodwill                                                                      1,099
        Other Intangible assets, net                                                    205
        Investment in IPoint-media, Ltd.                                              1,000
        Cash surrender value of life insurance policy                                   718
        Other long-term assets                                                          277
                                                                                   --------
             Total assets                                                          $ 18,315
                                                                                   ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
        Accounts payable                                                           $  1,756
        Amounts payable under settlement agreements                                      78
        Liabilities of discontinued business unit                                       676
        Sales taxes payable                                                              58
        Accrued expenses                                                              1,369
        Deferred revenues and other                                                     442
        Notes payable                                                                10,036
                                                                                   --------
             Total current liabilities                                               14,415
                                                                                   --------
Shareholders' equity:
        Preferred stock, $0.01 par value, 25,000,000 shares authorized, none
        issued and outstanding                                                           --
        Common stock, $0.01 par value, 1,000,000,000 shares authorized,
          470,208,803 shares issued and 441,486,029 outstanding                       4,415
        Additional paid-in capital                                                   98,799
        Deferred stock-based compensation                                              (592)
        Deferred equity financing costs                                             (13,256)
        Accumulated deficit                                                         (84,596)
        Accumulated other comprehensive loss - foreign currency translation
        adjustment and unrealized loss on marketable securities                         (91)
        Treasury stock, at cost, 201,230 shares of common stock                        (779)
                                                                                   --------
        Total shareholders' equity                                                    3,900
                                                                                   --------
             Total liabilities and shareholders' equity                            $ 18,315
                                                                                   ========

 The accompanying notes are an integral part of these condensed consolidated financial statements.

                            NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
                                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       THREE MONTHS ENDED MARCH 31,
                                                                      ------------------------------
                                                                          2005              2004
                                                                      -------------    -------------
NET SALES:
       License fees                                                   $         164    $          72
       Resale of software and technology equipment and service fees             128              192
       Micro paint repair products and services                                 455               86
                                                                      -------------    -------------
       Total net sales                                                          747              350
                                                                      -------------    -------------
COST OF SALES:
       License fees                                                              88               89
       Resale of software and technology equipment and service fees              88              160
       Micro paint repair products and services                                 273               57
                                                                      -------------    -------------
       Total cost of sales                                                      449              306
                                                                      -------------    -------------

GROSS PROFIT                                                                    298               44
       Sales and marketing expenses                                             795              425
       General and administrative expenses                                      699              378
       Research and development costs                                           184              118
                                                                      -------------    -------------
       Loss from operations                                                  (1,380)            (877)
       Gain on extinguishment of debt                                           138              126
       Amortization of debt discount                                             --           (1,394)
       Interest (expense) income, net                                            23              (77)
                                                                      -------------    -------------
NET LOSS                                                                     (1,219)          (2,222)

       Other comprehensive income (loss):
          Unrealized loss on marketable securities                              (42)              --
          Foreign currency translation adjustment                                11              (22)
                                                                      -------------    -------------
COMPREHENSIVE LOSS                                                    $      (1,250)   $      (2,244)
                                                                      =============    =============
LOSS PER SHARE--BASIC AND DILUTED                                     $       (0.00)   $       (0.01)
                                                                      =============    =============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES--BASIC AND DILUTED             437,764,971      270,139,433
                                                                      =============    =============

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                   NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                                  (IN THOUSANDS)

                                                                                               THREE MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                              --------------------
                                                                                                2005        2004
                                                                                              --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net loss                                                                               ($ 1,219)   ($ 2,222)
       Adjustments to reconcile net loss to net cash used in operating activities:
       Amortization of discount on note payable                                                     --       1,394
       Depreciation and amortization                                                               160         140
       Fair value of expense portion of stock-based compensation granted for professional
       services                                                                                     96         190
       Interest expense allocated to debt                                                           --           3
       Decrease in value of life insurance policies                                                 10           8
       Decrease of fair value of repriced options                                                   --        (163)
       Changes in operating assets and liabilities
         Trade accounts receivable, net                                                           (265)         26
         Inventory                                                                                   3         (24)
         Other current assets                                                                       54         104
         Accounts payable, amounts due under financing agreements, liabilities in excess
           of assets of discontinued business unit, accrued expenses and stock liability          (425)       (648)
         Deferred revenue other current liabilities                                                (74)         62
                                                                                              --------    --------
           Net cash used in operating activities                                                (1,660)     (1,130)
                                                                                              --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
       Investment in securities                                                                   (500)         --
       Capitalization of software development and purchased intangible assets                      (38)        (50)
       Acquisition of property and equipment                                                       (88)        (79)
                                                                                              --------    --------
         Net cash used in investing activities                                                    (626)       (129)
                                                                                              --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
       Net proceeds from issuance of common stock, net of issuance costs of $85 in 2005 and
       $226 in 2004                                                                              1,505       1,832
       Net proceeds from exercise of stock options and warrants                                    173         575
       Borrowings under notes payable and long-term debt                                        10,500       4,000
       Repayments on notes payable and long-term debt                                           (1,600)     (2,162)
       Cash commitment fee for $100 million Standby Equity Distribution Agreement               (1,000)
       Cash paid to acquire CSI International, Inc. (net of cash acquired)                          --      (2,390)
                                                                                              --------    --------
         Net cash provided by financing activities                                               9,578       1,855
                                                                                              --------    --------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                             11         (22)

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                        7,303         574

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                   2,634          61
                                                                                              --------    --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                      $  9,937    $    635
                                                                                              ========    ========
SUPPLEMENTAL CASH FLOW INFORMATION:
       Interest paid during the period                                                        $     47    $     47
       Income taxes paid                                                                            --          --
       Non-cash investing and financing activities:
         Reduction in accounts payable and accruals for debt paid in stock                          --         221
         Fair value of warrants as fees related to the $100 million Standby Equity
         Distribution Agreement                                                                 12,256          --
         Fair value of stock issued for services and deferred to future periods                    239         549
         Fair value of shares issued to acquire CSI Int'l (net of costs of registration)            --         695
         Change in net assets resulting from acquisition of CSI (net of cash acquired)              --       3,090
         Unrealized loss on marketable securities                                                   42          --
         Gain on extinguishment of debt                                                            138         126
         Direct costs associated with Standby Equity Distribution Agreement and Equity Line
          of Credit                                                                              1,204         500

         The accompanying notes are an integral part of these condensed consolidated financial statements.

                  NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
         UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.    BASIS OF PRESENTATION AND NATURE OF BUSINESS OPERATIONS

BASIS OF PRESENTATION

      The condensed consolidated financial statements include the financial statements of NeoMedia Technologies, Inc. and its wholly-owned subsidiaries ("NeoMedia" or the "Company"). The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-QSB and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete consolidated financial statements. These condensed consolidated financial statements and related notes should be read in conjunction with the Company's Form 10-KSB for the fiscal year ended December 31, 2004. In the opinion of management, these condensed consolidated financial statements reflect all adjustments which are of a normal recurring nature and which are necessary to present fairly the consolidated financial position of NeoMedia as of March 31, 2005, the results of operations for the three-month periods ended March 31, 2005 and 2004, and cash flows for the three-month periods ended March 31, 2005 and 2004. The results of operations for the three-month periods ended March 31, 2005 and 2004 are not necessarily indicative of the results which may be expected for the entire fiscal year. All significant intercompany accounts and transactions have been eliminated in preparation of the condensed consolidated financial statements.

      The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has reported net losses of $1,219,000 and $2,222,000 for the three months ended March 31, 2005 and 2004, respectively, and has an accumulated deficit of $84,596,000 as of March 31, 2005. In addition, the Company had working capital deficit of $3,295,000 as of March 31, 2005.

      The Company cannot be certain that anticipated revenues from operations will be sufficient to satisfy its ongoing capital requirements. Management's belief is based on the Company's operating plan, which in turn is based on assumptions that may prove to be incorrect. If the Company's financial resources are insufficient the Company may require additional financing in order to execute its operating plan and continue as a going concern. The Company cannot predict whether this additional financing will be in the form of equity, debt, or another form. The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, the Company may be unable to implement its current plans for expansion, repay its debt obligations as they become due or respond to competitive pressures, any of which circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations.

      Should these financing sources fail to materialize, management would seek alternate funding sources through sale of common and/or preferred stock. Management's plan is to secure adequate funding to bridge to profitability from the Company's PaperClick business, intellectual property portfolio and Micro Paint Repair business.


NATURE OF BUSINESS OPERATIONS

      NeoMedia is structured as three distinct business units: NeoMedia Internet Software Service (NISS), NeoMedia Consulting and Integration Services (NCIS), and NeoMedia Micro Paint Repair (NMPR).

      NISS (physical world-to-Internet offerings) is the core business and is based in the United States, with development and operating facilities in Fort Myers, Florida. NISS develops and supports NeoMedia's physical world to Internet core technology, including the linking "switch" and application platforms. NISS also manages NeoMedia's intellectual property portfolio, including the identification and execution of licensing opportunities surrounding the patents.

      NCIS (systems integration service offerings) is the original business line upon which NeoMedia was organized. This unit resells client-server equipment and related software, and general and specialized consulting services. Systems integration services also identifies prospects for custom applications based on NeoMedia's products and services. These operations are based in Lisle, Illinois.

      NMPR (micro paint repair offerings) is the business unit encompassing the CSI International chemical line acquired during 2004. NMPR is attempting to commercialize its unique micro-paint repair solution. The Company completed its acquisition of CSI on February 6, 2004.

RECLASSIFICATIONS

      Certain amounts in the 2004 condensed consolidated financial statements have been reclassified to conform to the 2005 presentation.

STANDBY EQUITY DISTRIBUTION AGREEMENT ("SEDA") WITH CORNELL CAPITAL PARTNERS, LP ("CORNELL")

      On February 11, 2003, NeoMedia and Cornell entered into an Equity Line of Credit Agreement under which Cornell agreed to purchase up to $10 million of NeoMedia's common stock over a two-year period, with the timing and amount of the purchase at the Company's discretion. The maximum amount of each purchase was $150,000 with a minimum of seven days between purchases. The shares were valued at 98% of the lowest closing bid price during the five-day period following the delivery of a notice of purchase by NeoMedia. The Company paid 5% of the gross proceeds of each purchase to Cornell.

      On October 27, 2003, the Company and Cornell entered into a $20 million SEDA. The terms of the agreement are identical to the terms of the previous Equity Line of Credit, except that the maximum "draw" under the new agreement is $280,000 per week, not to exceed $840,000 in any 30-day period, and Cornell will purchase up to $20 million of the Company's common stock over a two-year period. As a consideration fee for Cornell to enter into the agreement, the Company issued 10 million warrants to Cornell with an exercise price of $0.05 per share, and a term of five years. Cornell exercised the warrants in January 2004, resulting in $500,000 cash receipts to the Company. In November 2003, the Company filed a Form SB-2 to register 200 million shares under this $20 million SEDA. In January 2004, the Form SB-2 was declared effective by the Securities and Exchange Commission. In April 2004, the Company filed a Form SB-2 to register 40 million shares underlying warrants granted to Cornell in connection with a promissory note issued by the Company to Cornell (see "Notes Payable to Cornell" below). In May 2004, the Form SB-2 was declared effective by the Securities and Exchange Commission.

      During the three months ended March 31, 2005, the Company sold 6,998,931 shares of its common stock to Cornell under the SEDA. The following table summarizes funding received from Cornell during the three-month periods ended March 31, 2005 and 2004:

                                                  THREE       THREE
                                                  MONTHS      MONTHS
                                                  ENDED       ENDED
                                                 MARCH 31,   MARCH 31,
                                                   2005        2004
                                                ----------  ----------

Number of shares sold to Cornell                 6,998,931  21,282,203

Gross Proceeds from sale of shares to
Cornell                                         $1,709,000  $2,332,000
Less: discounts and fees*                        (204,000)   (500,000)
                                                ----------  ----------
Net Proceeds from sale of shares to Cornell     $1,505,000  $1,832,000
                                                ----------  ----------

----------
* - Per Equity line of Credit Agreement, stock is valued at 98% of the lowest closing bid price during the week it is sold

      On March 30, 2005, NeoMedia and Cornell entered into a SEDA under which Cornell agreed to purchase up to $100 million of NeoMedia's common stock over a two-year period, with the timing and amount of the purchase at NeoMedia's discretion. The maximum amount of each purchase would be $2,000,000 with a minimum of five business days between advances. The shares would be valued at 98% of the lowest closing bid price during the five-day period following the delivery of a notice of purchase by NeoMedia, and NeoMedia would pay 5% of the gross proceeds of each purchase to Cornell. As a commitment fee for Cornell to enter into the agreement, NeoMedia issued 50 million warrants to Cornell with an exercise price of $0.20 per share, and a term of three years, and also paid a cash commitment fee of $1 million. NeoMedia also issued 4 million warrants with an exercise price of $0.227 to a consultant as a fee for negotiating and structuring the SEDA. NeoMedia has recorded the $12.3 million fair value of the warrants to "Deferred equity financing costs" and, upon effectiveness of the SEDA, will amortize this amount to additional paid-in capital straight-line over the two-year life of the SEDA. NeoMedia expects to file a registration statement with the US Securities and Exchange Commission during 2005 to register the shares underlying the $100 million SEDA. The new SEDA would become active at the time the SEC declares effective a registration statement containing such shares.

PROMISSORY NOTES PAYABLE TO CORNELL

      On March 30, 2005, NeoMedia borrowed from Cornell the principal amount of $10,000,000 before discounts and fees in the form of a secured promissory note. Cornell withheld structuring and escrow fees of $68,000 related to the note. As of March 31, 2005, NeoMedia had not made any payments against the principal of the note. The note is scheduled to be repaid at a rate of $1,120,000 per month commencing May 1, 2005, which was subsequently changed to $840,000 and continuing until principal and interest are paid in full. The note accrues interest at a rate of 8% per annum on any unpaid principal. NeoMedia has the option to prepay any remaining principal of the note in cash without penalty. In connection with the note, NeoMedia and Cornell entered into a security agreement under which the note is secured by all of NeoMedia's assets other than its patents and patent applications. NeoMedia also escrowed 25,000,000 shares of its common stock as security for the note. As of April 29, 2005, NeoMedia had made payments of $840,000 against the principal.

OTHER EVENTS

      During February 2004, the Company entered into a consulting agreement with an unrelated third party, under which the consultant will provide sales and marketing services relating to the Company's Micro Paint business unit over a period of three years. As consideration for the contract, the Company issued 6,055,556 options with an exercise price of $0.01 to the consultant. The fair value of the options at the time of issuance was $550,000. The Company is recognizing the fair value as sales and marketing expense over the term of the contract (three years). Accordingly, the Company recognized $50,000 and $27,000 in expense relating the contract during the three month periods ended March 31, 2005 and 2004, respectively.

      During January 2005, NeoMedia introduced the newest PaperClick(R) Mobile Go Window(TM) for Nokia(R) Series 60 cell phones and other cell phones which use Series 60 software. This introduction became the fifth Go Window from NeoMedia, making the product line available across five mobile operating environments, on over 35 models of cell phones.

      During January 2005, NeoMedia signed a reseller agreement with Jorge Christen & Partners LLP of Mexico. The reseller agreement gives Jorge Christen & Partners LLP the rights to resell PaperClick(R) products in Mexico and Latin America.

      During January 2005, NeoMedia signed a reseller agreement with Deusto Sistemas of Bilbao, Spain. The reseller agreement gives Deusto Sistemas the rights to resell PaperClick(R) products in Europe.

      During January 2005, NeoMedia signed a reseller agreement with E&I Marketing and Consulting Co. of Taipei, Taiwan. The reseller agreement gives E&I Marketing and Consulting Co. the rights to resell PaperClick(R) products in Asia.

      During January 2005, NeoMedia signed a Letter of Intent to enter into a licensing agreement with Shelron Group, Inc. for PaperClick(R)'s family of mobile marketing products to be used with Shelron's ActivShopper comparison shopping toolbar. The agreement will give Shelron Group, Inc. the worldwide rights to use PaperClick(R) on the new ActivShopper Mobile Edition for cell phones and PDA's. ActivShopper is a free software download designed to automatically scan, locate and compare prices for items a consumer selects at an e-commerce site.

      During February 2005, NeoMedia was awarded a patent in Mexico from Instituto Mexicano de la Propiedad Industrial, the patent office in Mexico. The patent recognizes NeoMedia's innovation in creating a secure link between printed documents and the Internet using an obfuscated bar code and its technology.

      During February 2005, NeoMedia was issued an allowance for a new patent, application serial no. 09/821,677, covering 44 claims, and is an adaptation of NeoMedia's U.S. Patent 6,542,933, applying to technology that accesses Internet content from wireless devices from the U.S. Patent and Trademark Office.

      During February 2005, NeoMedia signed a reseller agreement with IT-Global, Inc. The reseller agreement gives IT-Global the rights to resell PaperClick(R) products in the New York tri-state area, where it is based, as well as other areas, domestically and internationally, it serves.

      Also on February 25, 2005, NeoMedia signed two non-binding letters of intent (individually, an "LOI" and collectively the "LOIs") to acquire up to 100% of Automotive Preservation, Inc. ("AP"), a distributor of automotive paint and accessory products, from AP's parent company, PUPS. The first LOI calls for NeoMedia to initially acquire 30% of AP for $1,600,000, to be paid $600,000 in cash, $554,000 in shares of NeoMedia restricted common stock, and $446,000 through the assumption of AP debt by NeoMedia. Under the second LOI, upon completion of the acquisition of the initial 30% of AP by NeoMedia, NeoMedia would have the option to acquire an additional 30% of AP for $1,650,000, payable in shares of NeoMedia restricted common stock. The second LOI also gives NeoMedia the option to purchase the final 40% of AP for either: (i) $2,200,000, payable in shares of NeoMedia restricted common stock, if NeoMedia exercises this right within 12 months of acquiring the second 30% of AP, or (ii) a price equivalent to AP's previous quarter EBITDA multiplied by 8, payable in shares of NeoMedia restricted common stock. Both LOIs are non-binding and subject to due diligence by NeoMedia and AP.

      During March 2005, NeoMedia entered into a business development agreement with Intactis Software, Inc. ("Intactis") under which the two companies will develop a database lookup system for validating codes printed on negotiable instruments such as checks. In addition, NeoMedia invested $250,000 in exchange for 250,000 shares of Intactis non-voting convertible preferred stock. In connection with the investment, NeoMedia received a warrant to purchase up to an additional 50,000 shares of Intactis. In accordance with Accounting Principles Board (APB) Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock," the investment in Intactis is being recorded using the equity method under other long-term assets. As of March 31, 2005, the Company did not include its proportionate share of the earnings/(losses) of Intactis as the proportionate share from March 10, 2005 through March 31, 2005 is not material to the accompanying condensed consolidated financial statements.

      During March 2005, NeoMedia and Foote Cone & Belding ("FCB"), a division of FCB Worldwide LLC and part of the Interpublic Group of Companies, Inc. (IPG), entered into a co-marketing agreement surrounding NeoMedia's PaperClick(R) technology platform. The agreement calls for FCB to work with NeoMedia to create and develop opportunities and programs utilizing PaperClick(R), to integrate PaperClick into marketing campaigns for new and existing clients, and to facilitate the introduction of NeoMedia and PaperClick in the mobile telecommunications industry. NeoMedia will provide technical and sales support for presentations and marketing programs co-developed for FCB clients, work with FCB to explore and create marketing opportunities and solutions, and introduce FCB to its business customers, including brand managers. FCB and NeoMedia will team for co-marketing and sales efforts in the U.S., as well as in Europe, the Middle East, Africa and Latin America.

      On March 29, 2005, NeoMedia's Micro Paint Repair business signed a national marketing and sales agreement with Restex, Inc., of Dallas, Texas, a provider of products to automobile dealerships. The agreement calls for Restex to sell and market NeoMedia's proprietary micro paint repair system to its customers in the automotive industry.

SUBSEQUENT EVENTS

      On April 12, 2005, NeoMedia acquired four search-oriented patents issued in the U.S. and pending in Europe and Japan from LoyaltyPoint Inc. for $1.5 million cash and 10% royalties on all future sales for a period of ten years. The first patent (U.S. 6,430,554 B1) covers technology that uses uniquely-coded objects, such as consumer goods to automatically generate an online search for information related to those objects or goods from a computer, PDA, mobile phone or other device. The second patent (U.S. 6,651,053 B1) is an extension of the first, covering additional mechanisms for performing such searches using mobile devices. The third patent (U.S. 6,675,165 B1) covers uses of location-based technology to deliver content that is based both on a particular advertisement and the geographic location in which the advertisement is located. The fourth patent (U.S. 6,766,363 B1) covers techniques for providing information to end users based on objects, goods or other items depicted in external media, such as video, audio, film or printed matter.

      On April 18, 2005,  NeoMedia  announced  that it named Martin N. Copus,  a global and interactive marketing executive who has worked with many of the world's leading brands, as its COO and to the newly-created position of chief executive of its PaperClick wireless business unit. Prior to joining NeoMedia, Mr. Copus was Managing Director of 12Snap UK, an internationally-acclaimed, award-winning mobile marketing company focusing on wireless channels, where he led development and implementation of interactive marketing programs for major blue-chip companies including McDonald's(R), Kellogg(R), Procter & Gamble(R), Coca-Cola(R), Safeway(R), Budweiser(R), and 20th Century Fox(R). Prior to running the U.K. operations of 12Snap, Mr. Copus's background included assignments as executive director of Huntsworth PLC, a marketing services group listed on the main board of the London Stock Exchange; Worldwide Board Director of Interpublic Group's Ammirati Puris Lintas advertising unit; and senior vice president of Leo Burnett Company Inc., Chicago, responsible for its Marlboro(R) USA advertising and marketing services account. Mr. Copus holds a B.A. in marketing and an M.A. in modern languages, both from Oxford University.

      On May 2, 2005, NeoMedia announced that it had signed a letter of intent with Jinche Yingang Automobile Co. of Beijing, China ("Jinche"), under which
Jinche will act as a distributor of NeoMedia's micro paint repair products in China. Jinche is a Beijing PRC-registered company specializing in automobile sales, financing, insurance and repair.

INVESTMENT IN MARKETABLE SECURITIES

      On February 25, 2005, NeoMedia invested $250,000 in exchange for 8,333,333 shares, or approximately 5.8% of Pickups Plus, Inc. ("PUPS") restricted common stock. PUPS is a retail operator and franchiser of retail automotive parts and accessories stores catering to the light truck market, and also provides new vehicle preparation, environmental protection packages, detailing and reconditioning products and services. In accordance with Statements of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," the investment in PUPS is being recorded as available-for-sale securities and reported at fair value. Accordingly, unrealized gains and losses on the equity securities are reflected in the condensed consolidated statement of operations and comprehensive income (loss).

      The investments in marketable securities are summarized as follows:

                       Amortized    Unrealized     Unrealized       Fair
                          Cost     Holding Gain  Holding Losses    Value
                       ---------   ------------  --------------  --------

Available-for-sale     $ 250,000   $         --  $       42,000  $208,000


FINANCIAL INSTRUMENTS

      The carrying amount of the Company's cash equivalents, accounts receivable, prepaid expenses, other current assets, cash surrender value of life insurance policy, accounts payable and accrued expenses, accrued salaries and benefits, and payable to merchants approximates their estimated fair values due to the short-term maturities of those financial instruments.

      Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

      It is not practicable to estimate the fair value of the Company's 17% investment in the common stock of i-Point Media Ltd. and its investments of 250,000 shares of preferred stock of Intactis Software, Inc., because of the lack of quoted market prices and the inability to estimate fair value without incurring excessive costs. However, management believes that the total carrying amount of $1,250,000 in the investments in iPoint Media Ltd. and Intactis Software, Inc. at March 31, 2005 was not impaired.

      For all available-for-sale investment securities, the carrying values represents fair value of the securities and unrealized gain (losses) that are other than temporary are recognized as other comprehensive income (loss). The Company does not hold these securities for speculative or trading purposes.

PRO-FORMA INFORMATION REQUIRED BY SFAS 148

      At March 31, 2005, the Company has five stock-based employee compensation plans (the 2003 Stock Incentive Plan, the 2003 Stock Option Plan, the 2002 Stock Option Plan, the 1998 Stock Option Plan, and the 1996 Stock Option Plan). The Company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net loss, except when options granted under those plans had an exercise price less than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                  THREE MONTHS ENDED
                                                       MARCH 31,
                                                ----------------------
                                                   2005        2004
                                                ----------  ----------
Net Loss, as reported                              ($1,219)    ($2,222)
Compensation recognized under APB 25                   ---         ---
Compensation recognized under SFAS 123                (725)       (455)
                                                ----------  ----------
   Pro-forma net loss                              ($1,944)    ($2,677)
                                                ==========  ==========
Net Loss per share:
Basic and diluted - as reported                     ($0.00)     ($0.01)
                                                ==========  ==========
Basic and diluted - pro-forma                       ($0.00)     ($0.01)
                                                ==========  ==========

SEGMENT REPORTING

      The Company is structured and evaluated by its Board of Directors and Management as three distinct business units:

      NeoMedia Internet Switching Services (NISS), is based in the United States, with development and operating facilities in Fort Myers, Florida. NISS develops and supports the Company's physical world to Internet core technology, including NeoMedia's linking "switch" and application platforms. NISS also manages the Company's valuable intellectual property portfolio, including the identification and execution of licensing opportunities surrounding the patents.

      NeoMedia Consulting and Integration Services (NCIS) is the Company's systems integration business unit. This unit resells client-server equipment and related software, and general and specialized consulting services. NCIS also identifies prospects for custom applications based on NeoMedia's products and services. The operations are based in Lisle, Illinois.

      NeoMedia Micro Paint Repair (NMPR) is the business unit encompassing the Company's micro paint repair products and services acquired in 2004.

      The Company's reportable segments are strategic business units that offer different technology and marketing strategies. NCIS operates principally in the United States. NISS operates principally in the United States and Europe. NMPR is headquartered in Ft. Myers, Florida, and currently sells into Canada, the United States, Australia, and New Zealand, and has entered into a letter of intent to begin distribution in China.

      Consolidated net sales, net operating losses by geographic area for the three-month periods ended March 31, 2005 and 2004, and long-lived assets by geographic area as of March 31, 2005, were as follows:


                                                    (in thousands)
                                                ----------------------
                                                  THREE MONTHS ENDED
                                                       MARCH 31,
                                                ----------------------
                                                    2005       2004
                                                ----------  ----------
NET SALES:
      United States                             $      610  $      266
      Canada                                           137          84
                                                ----------  ----------
                                                $      747  $      350
                                                ----------  ----------

NET LOSS:
      United States                                ($1,000)    ($2,180)
      Canada                                          (219)        (42)
                                                ----------  ----------
                                                   ($1,219)    ($2,222)
                                                ----------  ----------

LONG-LIVED ASSETS
      United States                             $    4,322
      Canada                                         3,123
                                                ----------
                                                $    7,445
                                                ----------

      Consolidated net sales, net operating losses for the three-month periods ended March 31, 2005 and 2004, and identifiable assets as of March 31, 2005, were as follows:

                                                           (in thousands)
                                                      --------------------------
                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                      --------------------------
                                                          2005         2004
NET SALES:
      NeoMedia Consulting & Integration Services              $272         $251
      NeoMedia Internet Switching Service                       20           13
      NeoMedia Micro Paint Repair                              455           86
                                                      ------------- ------------
                                                              $747         $350
                                                      ------------- ------------
NET LOSS:
      NeoMedia Consulting & Integration Services             ($514)       ($722)
      NeoMedia Internet Switching Service                     (445)        (870)
      NeoMedia Micro Paint Repair                             (260)        (630)
                                                      ------------- ------------
                                                           ($1,219)     ($2,222)
                                                      ------------- ------------
IDENTIFIABLE ASSETS
      NeoMedia Consulting & Integration Services              $215
      NeoMedia Internet Switching Service                    2,334
      NeoMedia Micro Paint Repair                            3,307
      Corporate                                             12,501
                                                      -------------
                                                           $18,357
                                                      -------------

EFFECT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

      In March 2005, the staff of the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 107 ("SAB 107"). The interpretations in SAB 107 express views of the staff regarding the interaction between Statement of Financial Accounting Standards Statement No. 123 (revised 2004), "Share-Based Payment" ("Statement 123(R)") and certain SEC rules and regulations and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular SAB 107 provides guidance related to share-based payment transactions with nonemployees, the transition from public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of Statement 123(R) in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of Statement 123(R), the modification of employee share options prior to adoption of Statement 123(R) and disclosures in Management's Discussion and Analysis subsequent to adoption of Statement 123(R).

BSD SOFTWARE, INC.
Consolidated Interim Balance Sheet (Unaudited)
January 31, 2005
--------------------------------------------------------------------------------
(U.S. dollars)
--------------------------------------------------------------------------------
Assets

Current assets:

  Cash in bank                                                    $      44,742
  Accounts receivable                                                 1,026,120
  Prepaid expenses                                                       12,281
--------------------------------------------------------------------------------
                                                                      1,083,143

Property and equipment (net)                                            120,559
--------------------------------------------------------------------------------
                                                                  $   1,203,702
--------------------------------------------------------------------------------
Liabilities and Stockholders' Deficiency

Current liabilities:
  Accounts payable and accrued liabilities                        $   3,210,089
  Shareholder loans                                                     613,509
  Due to Wayside Solutions Inc.                                         579,774
  Notes Payable                                                          26,598
--------------------------------------------------------------------------------
                                                                      4,429,970

Stockholders' deficiency:
  Share capital:
    Authorized:
      Preferred stock 5,000,000 shares at $.001 par value
        Common  stock 50,000,000 shares at $.001 par value
    Issued and outstanding:
      31,810,897 common shares                                           31,811
      Additional paid-in capital                                      3,688,028
  Accumulated Deficit                                                (5,827,028)
  Accumulated other comprehensive loss                               (1,119,079)
--------------------------------------------------------------------------------
                                                                     (3,226,268)

Commitments and contingencies
--------------------------------------------------------------------------------
                                                                  $   1,203,702
--------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

BSD SOFTWARE, INC.
Consolidated Statements of Operations and Comprehensive Income (Unaudited)

                                Three Months Ended          Six Months Ended
                                     January 31                 January 31
--------------------------------------------------------------------------------
(U.S. dollars)                   2005         2004         2005           2004
--------------------------------------------------------------------------------
Revenue                       $1,679,171   $1,662,519   $3,257,503   $2,688,700

Cost of revenues               1,379,583    1,203,332    2,555,498    1,974,037
--------------------------------------------------------------------------------
                                 299,588      459,187      702,005      714,663
Operating expenses:
  Administration                  34,633       35,797       69,897       66,719
  Professional fees               18,340      122,207       98,215      149,173
  Rent                            15,953       32,886       31,042       63,728
  Payroll                        122,621      127,683      245,019      210,613
  Depreciation and amortization   19,094       19,586       38,623       38,474
--------------------------------------------------------------------------------
                                 210,641      338,159      482,796      528,707
--------------------------------------------------------------------------------
Income from operations            88,947      121,028      219,209      185,956

Other income (expense)
  Interest expense               (30,317)     (42,759)     (61,178)    (174,970)
  Loss on sale of assets          (9,167)          --       (9,167)          --
  Gain on sale of contracts           --           --           --       51,090
--------------------------------------------------------------------------------
 Total other income (expense)    (39,484)     (42,759)     (70,345)    (123,880)

Net income before provision
   for taxes                      49,463       78,269      148,864       62,076
Income taxes                          --           --           --           --
--------------------------------------------------------------------------------
Net income                        49,463       78,269      148,864       62,076

Other comprehensive income
  (loss):
 Foreign currency translation
  adjustment                     125,499       27,318     (438,476)    (353,307)
--------------------------------------------------------------------------------
Comprehensive income (loss)      174,962      105,587     (289,612)    (291,231)
--------------------------------------------------------------------------------
Basic and diluted
earnings (loss) per share     $     0.00   $     0.00   $     0.00   $     0.00
--------------------------------------------------------------------------------
Weighted average shares
outstanding                   32,784,813   32,648,891   32,734,705   32,305,492
--------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

BSD SOFTWARE, INC.
Consolidated Statements of Cash Flows (Unaudited)

                                                            Six Months Ended
                                                               January 31
--------------------------------------------------------------------------------
(U.S. dollars)                                             2005         2004
--------------------------------------------------------------------------------
Cash flows from (used in):
  Operations:

    Net income                                          $  148,864   $   62,076
    Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
      Non-cash financing costs                                  --       98,550
      Loss on sale of assets                                 9,167           --
      Depreciation and amortization                         38,623       38,474
    Change in non-cash operating working capital:
      Accounts receivable                                 (191,183)    (651,943)
      Prepaid expenses                                       9,184        6,106
  Accounts payable and accrued liabilities                 (15,560)     428,792
--------------------------------------------------------------------------------
                                                              (905)     (17,945)
Investing:
  Proceeds on sale of property and equipment                16,677       35,188
--------------------------------------------------------------------------------
                                                            16,677       35,188
Financing:
  Repayment of shareholder loans                           (23,106)          --
  Repayment of notes payable                                (8,752)          --
  Repayment of due to Wayside Solutions Inc.               (68,117)     (52,838)
--------------------------------------------------------------------------------
                                                           (99,975)     (52,838)
--------------------------------------------------------------------------------
Net decrease in cash and cash equivalents                  (84,203)     (35,595)

Cash and cash equivalents, beginning of period             128,945       74,930
--------------------------------------------------------------------------------
Cash and cash equivalents, end of period                $   44,742   $   39,335
--------------------------------------------------------------------------------

Supplemental cash flow information:
  Non-cash investing and financing activities:
    Reduction of accounts payable and accrued
      liabilities in lieu of stock issuance             $    4,348   $       --
    Reduction of shareholder loans in lieu of
      stock issuance                                    $   34,800   $       --

The accompanying notes are an integral part of these consolidated financial statements.

BSD SOFTWARE, INC,.
Notes to Consolidated Interim Financial Statements
(U.S. Dollars)
Six month period ended January 31, 2005
(Unaudited)

1.    Nature of business:

BSD Software, Inc. (the "Company") operates as a holding company for the purposes of investing in Triton Global Communications Inc. ("TGCI"), which is a provider of billings, clearing house and information management services to the tele-communications industry .

The accompanying unaudited consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Regulation S-B of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United
States of America for complete financial statements and should be read in conjunction with Notes to Financial Statements contained in the Company's audited consolidated financial statements on Form 10-KSB for the period ended July 31, 2004. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included in the consolidated financial position of the Company as of January 31, 2005 and the operating results for the three and six month period ended January 31, 2005 and 2004 and cash flows for the six month periods ended January 31, 2005 and 2004 are not necessarily indicative of the results that may be expected for the year ended July 31, 2005.

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

On December 21, 2004, NeoMedia Technologies, Inc. (NeoMedia) and the Company signed a definitive Agreement and Plan of Merger. Upon the closing of the merger transaction discussed therein, the Company's shareholders will receive, for each share of the Company's stock owned, NeoMedia common stock equivalent to $0 .07 divided by the volume-weighted average price of NeoMedia common stock for the five trading days immediately prior to the effective time of the merger. The agreement has been approved by holders of approximately 63% of the Company's outstanding shares and its Board. Closing is subject to the terms and conditions outlined in the merger agreement, as well as regulatory approval of the merger and registration/information statement by the United States Securities and Exchange Commission. Prior to closing, the merger can be terminated by the Company if more than 5% of the Company's outstanding shares dissent to the merger. The merger can be terminated prior to closing by NeoMedia if, at the time of closing, the Company has: (i) less than $850,000 in assets, (ii) more than $5,000,000 in liabilities, or (iii) more than 35,000,000 shares of common stock outstanding. Either party can terminate the merger if the merger has not closed by July 31, 2005, which date may be extended by mutual consent of NeoMedia and the Company. At the present time there have been no financial transactions between the companies. There is no assurance that the merger will be completed.

BSD SOFTWARE, INC.
Notes to Consolidated Interim Financial Statements
(U.S. Dollars)
Six month period ended January 31, 2005
(Unaudited)

2.    Significant accounting policies:

(a)   Principles of consolidation:

The unaudited consolidated interim financial statements include the accounts of Triton Global Communications Inc. ("TGCI") and Triton Global Business Services Inc. ("TGBSI"). All significant inter-company balances and transactions have been eliminated upon consolidation.

(b)   Translation of foreign currency:

The functional currency of the operations is the Canadian dollar. The financial statements are reported in United States dollars and are translated to United States dollars at the exchange rates in effect at the balance sheet date for assets and liabilities and at average rates for the period for revenues and expenses. Resulting exchange differences are accumulated as a component of accumulated other comprehensive loss.

Revenue and expense transactions originating in U.S. dollars are translated to Canadian dollars at rates in effect at the time of the transaction. Foreign exchange gains and losses are included in income.

(c)   Revenue recognition:

Revenue is recognized at the time that calls are transferred to the clearing house for billing to customers.

(d)   Stock-based compensation:

Under the fair value based method, stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until counterparty performance is complete, and any change therein is recognized over the period and in the same manner as if the Company had paid cash instead of paying with or using equity instruments. The cost of stock-based payments to non-employees that are fully vested and non-forfeitable at the grant date is measured and recognized at that date. No stock based compensation has been issued to employees during the six month period ended January 31, 2005.

(e)   Earnings (loss) per common share:

Basic earnings (loss) per common share is calculated by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share is calculated by dividing the applicable net earnings (loss) by the sum of the weighted average number of common shares outstanding and all additional common shares that would have been outstanding if potentially dilutive common shares had been issued during the period. The treasury stock method is used to compute the dilutive effect of options, warrants and similar instruments.

BSD SOFTWARE, INC.
Notes to Consolidated Interim Financial Statements
(U.S. Dollars)
Six month period ended January 31, 2005
(Unaudited)


2.    Significant accounting policies (continued):

(f)   Deferred Income Taxes

The company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment. To the extent that realization of deferred tax assets is not considered to be "more likely than not", a valuation allowance is provided.

(g)   Minority Interest in TGBSI

Although the Company currently owns 90% of TGBSI, operations have resulted in cumulative losses to January 31, 2005 and as a result the entire amount of these losses have been reflected in these financial statements and no minority interest has been calculated. Until such time as operations recover the deficiency in minority interest of $227,000, the full 100% of operating results will be reported with no off-setting minority interest.

3.    Share capital:

The following reflects the number of issued common shares at their stated capital of $0.001 per share.

--------------------------------------------------------------------------------
                                                                      Number of
                                                                       Paid-up
                                                          Shares      capital
--------------------------------------------------------------------------------
Balance, July 31, 2004                                  31,684,597   $   31,685
Issued November 1, 2004 to January 31, 2005                126,300          126
--------------------------------------------------------------------------------
Balance, January 31, 2005                               31,810,897   $   31,811
--------------------------------------------------------------------------------

In November of 2004, 126,300 shares were issued to retire debt owed to certain creditor's of the Company. The total amount of the debt retired was $ 39,153.

As well, stock options to purchase 600,000 shares at a strike price of $0.01 per share, expiring August 2, 2005 were approved by the Board of Directors on August 2, 2003. On December 19, 2003 the Board of Directors approved stock options to purchase 150,000 shares at a strike price of $0.01 per share with no expiry date. As of February 16, 2005 these options had not been issued. All stock options issued to July 31, 2004 have been issued to non-employees.

BSD SOFTWARE, INC.
Notes to Consolidated Interim Financial Statements
(U.S. Dollars)
Six month period ended January 31, 2005
(Unaudited)

4.    Commitments and contingencies:

In December 2002, TGCI sued CanTalk for breach of contract. The action was brought before the Court of Queen's Bench, Winnipeg, Canada. The case is styled "Triton Global Communications v. CanTalk." The action alleges that CanTalk failed to perform under an outsource agreement pursuant to which CanTalk was to provide support for Triton's entry into the international operator service market. In response to the suit, CanTalk filed a counterclaim against TGCI for $10,000 alleging breach of contract. TGCI believes that CanTalk's counterclaim is without merit and it intends to defend the counterclaim.

5.    Related party transactions:

Wayside Solutions, Inc., a Corporation affiliated with the Company, provided financing services to the Company. Accrued interest relating to these services is included in interest and finance charges, aggregating $32,572 in the current 6 month period (2004 - $36,122).

Included in interest and finance charges for the current 6 month period is accrued interest of $17,721 (2004 - $17,728) due to Guy Fietz, the President of the company and a major shareholder.

These transactions are in the normal course of operations and are measured at the exchange amount of consideration established and agreed to by the related parties.

6.    Financial instruments:

Accounts receivable with two customers represent approximately 75% (2004 - 75%) of the balance of accounts receivable as at January 31, 2005. It is the opinion of management that these accounts do not represent a significant credit risk.

A majority of the Company's purchases are from four (2004 - three) specific vendors.

The Company has significant sales and purchases denominated in U.S. currency, and is therefore exposed to financial risk resulting from fluctuations in exchange rates and the degree of volatility of these rates.

The fair value of the following financial assets and financial liabilities approximates fair value due to their immediate or short-term maturity or for related party amounts due to their lack of a ready market:

o     cash in bank;
o     accounts receivable;
o     accounts payable and accrued liabilities;
o     shareholder loans;
o     due to Guy Fietz;
o     due to Wayside Solutions Inc., and
o     notes payable.

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM


To the Board of Directors of BSD Software, Inc.

We have audited the accompanying consolidated balance sheets of BSD Software, Inc. (the "Company") as at July 31, 2004 and July 31, 2003, and the related statements of operations and deficit and cash flows for the periods then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2004 and July 31, 2003, and the results of its operations and its cash flows for the periods then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced operating losses and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KPMG LLP

Chartered Accountants


Regina, Canada
September 24, 2004

BSD SOFTWARE, INC.
Consolidated Balance Sheets
July 31, 2004 and 2003

================================================================================
(U.S. dollars)                                             2004         2003
--------------------------------------------------------------------------------

Assets

Current assets:
      Cash in bank                                      $  128,945   $   74,930
      Accounts receivable                                  834,937      484,585
      Income taxes recoverable                                  --       31,484
      Prepaid expenses                                      21,465       23,518
      --------------------------------------------------------------------------
                                                           985,347      614,517
Property, plant and equipment (note 5)                     172,976      271,852
--------------------------------------------------------------------------------
                                                        $1,158,323   $  886,369
================================================================================
Liabilities and Stockholders' Deficiency
Current liabilities:
      Accounts payable and accrued liabilities          $3,002,563   $2,725,598
      Shareholder loans (note 6)                           305,781      296,146
      Due to Guy Fietz (note 7)                            329,946      333,865
      Due to Wayside Solutions Inc. (note 8)               666,433      726,366
      Advances from investors (note 9)                          --      929,983
      Notes payable (note 10)                               45,285           --
      --------------------------------------------------------------------------
                                                         4,350,008    5,011,958
Stockholders' deficiency:
      Share capital (note 11):
      Authorized:
      Preferred  stock  5,000,000   shares  at
        $.001  par  value  Common  stock 50,000,000
        shares at $.001 par value
      Issued and outstanding:
        31,684,597 common shares
         (July 31, 2003 - 30,710,427)                       31,685       30,711
      Additional paid-in capital                         3,433,125    2,213,161
      Deficit                                           (5,975,892)  (6,020,441)
      Accumulated other comprehensive loss (note 12)      (680,603)    (349,020)
      -------------------------------------------------------------------------
                                                        (3,191,685)  (4,125,589)
Going concern (note 2)
Commitments and contingencies (note 14)
--------------------------------------------------------------------------------
                                                        $1,158,323   $  886,369
================================================================================

See accompanying notes to consolidated financial statements.

BSD SOFTWARE, INC.
Consolidated Statement of Operations and Deficit For the periods ended July 31, 2004 and July 31, 2003

================================================================================
(U.S. dollars)                                             2004         2003
--------------------------------------------------------------------------------

Revenue                                                $ 6,091,101  $ 2,910,883

Cost of goods sold                                       4,618,371    2,532,475
--------------------------------------------------------------------------------
                                                         1,472,730      378,408
Expenses:
      Administration                                       182,938      315,055
      Interest and finance charges                         253,328      298,463
      Professional fees                                    334,946      458,842
      Rent                                                  90,396       54,274
      Payroll                                              537,391      604,231
      Amortization                                          77,093       62,600
      Reduction in carrying value of goodwill (note 4)          --    2,611,679
      Impairment of property, plant and equipment               --      992,399
      --------------------------------------------------------------------------
                                                         1,476,092    5,397,543
--------------------------------------------------------------------------------
Loss before the undernoted                                  (3,362)  (5,019,135)

Loss on disposal of property, plant and equipment           (3,179)          --
Gain on sale of contracts                                   51,090      159,406
--------------------------------------------------------------------------------
Net income (loss)                                           44,549   (4,859,729)

Deficit, beginning of period                            (6,020,441)  (1,160,712)
--------------------------------------------------------------------------------
Deficit, end of period                                 $(5,975,892) $(6,020,441)
================================================================================
Basic and diluted earnings (loss) per share            $      0.00  $     (0.19)
================================================================================
Weighted average shares outstanding                     31,494,009   25,494,457
================================================================================

See accompanying notes to consolidated financial statements.

BSD SOFTWARE, INC.
Consolidated Statement of Cash Flows

For the periods ended July 31, 2004 and July 31, 2003

================================================================================
(U.S. dollars)                                             2004         2003
--------------------------------------------------------------------------------
Cash flows from (used in):
Operations:
Net income (loss)                                       $   44,549  $(4,859,729)
Items not involving cash:
      Non-cash financing costs                              98,550      242,148
      Amortization                                          77,093       62,600
      Loss on disposal of property, plant and equipment      3,179           --
      Reduction in carrying value of goodwill                   --    2,611,679
      Impairment of property, plant and equipment               --      992,399
Change in non-cash operating working capital:
      Accounts receivable                                 (350,352)     207,012
      Income taxes recoverable                              33,048
      Short term investments                                    --       54,579
      Prepaid expenses                                       2,053       37,932
      Accounts payable and accrued liabilities             225,666      391,705
      --------------------------------------------------------------------------
                                                           133,786     (259,675)
Financing:
      Increase (decrease) in shareholder loans             (15,717)     296,146
      Decrease in note payable                             (10,599)    (317,559)
      Increase (decrease)in due to Wayside Solutions Inc.  (63,706)     394,714
      Increase in advances from investors                       --      580,990
      Decrease in due to Guy Fietz                         (22,678)     (50,537)
      Share issue costs                                         --      (48,317)
      --------------------------------------------------------------------------
                                                          (112,700)     855,437
Investing:
      Proceeds on sale of property, plant and equipment     35,188           --
      Purchase of property, plant and equipment             (2,259)     (17,222)
      Advances to Triton Global Communications Inc.
        prior to acquisition                                    --     (487,411)
      Investment acquisition costs                              --     (265,823)
      Advances receivable                                       --       93,934
      Cash acquired on acquisition of Triton Global
       Communications Inc.                                      --      155,690
      --------------------------------------------------------------------------
                                                            32,929     (520,832)
--------------------------------------------------------------------------------
Increase in cash position                                   54,015       74,930
Cash position, beginning of period                          74,930           --
--------------------------------------------------------------------------------
Cash position, end of period                            $  128,945  $    74,930
================================================================================

See accompanying notes to consolidated financial statements.

                               BSD SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U. S. Dollars)
PERIODS  ENDED JULY 31, 2004 AND JULY 31, 2003


1.    NATURE OF BUSINESS:

BSD Software, Inc. (the "Company") operates as a holding company for the purposes of investing in Triton Global Communications Inc. ("TGCI"), which is a provider of billings, clearing house and information management services to the tele-communications industry (note 4).

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for financial information and with the instructions to Form 10-KSB and Regulation S-B of the Securities and Exchange Commission.

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.    GOING CONCERN:

These financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. There is significant doubt about the appropriateness of the use of the going concern assumption because the Company has experienced operating losses and has a significant working capital deficiency.

The Company's ability to continue as a going concern is dependent upon management's ability to raise additional financing and restore profitable operations. During the year ended July 31, 2004, management continued to take actions to reduce operating losses and is in the process of securing additional financing. There is no assurance that additional financing will be obtained.

On December 9, 2003, the Company signed a letter of intent (LOI) to merge with NeoMedia Technologies Inc. Pursuant to the LOI, it is anticipated that each shareholder of the Company would receive one share of Neomedia's common stock for each share of the Company's common stock held, up to a total of 40 million shares. However, the LOI states that the final exchange rate for the shares will be determined within ten business days of the date of the approval of the merger. The transaction is subject to the parties entering into definitive agreements, shareholder approval and other conditions. At the present time there have been no financial transactions between the companies. There is no assurance that the merger will be completed.

The ability of the Company to continue as a going concern and to realize the carrying value of its assets and discharge its liabilities when due is dependent on the successful completion of the actions taken or planned, some of which are described above, which management believes will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements. There is no certainty that these and other strategies will be sufficient to permit the Company to continue beyond July 31, 2005.

                               BSD SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U. S. Dollars)
PERIODS  ENDED JULY 31, 2004 AND JULY 31, 2003

2.    GOING CONCERN (CONTINUED):

The financial statements do not reflect adjustments that would be necessary if the "going concern" assumption were not appropriate. If the "going concern" basis was not appropriate for these financial statements, adjustments would be necessary to the carrying value of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.


3.    SIGNIFICANT ACCOUNTING POLICIES:

      (a)   Principles of consolidation:

            The consolidated financial statements include the accounts of Triton Global Communications Inc. ("TGCI") and Triton Global Business Services Inc. ("TGBSI"). TGCI was acquired by TGBSI on October 22, 2002 and these financial statements reflect the results of operations for TGCI from that date forward. TGBSI acquired the Company in a reverse takeover transaction effective November 4, 2002. As a result the Company changed its year end to July 31, 2003. These statements reflect the consolidated operations of TGBSI from August 1, 2002 forward consolidated with the Company from November 4, 2002. All significant inter-company balances and transactions have been eliminated upon consolidation.

      (b)   Property, plant and equipment

            Property, plant and equipment are stated at cost. Amortization is provided using the straight-line method at the following rates:

            ===================================================================
            Asset                                 Method
            -------------------------------------------------------------------

            Office furniture and equipment      Straight line        5 years
            Computer equipment                  Straight line        5 years
            Computer software                   Straight line        3 years
            Leasehold improvements              Straight line        5 years
            ===================================================================

            Property, plant and equipment are assessed for potential impairment when triggering events occur that indicate the carrying value may not be recoverable. If the undiscounted estimated future net cash flows are less than the carrying value of the asset, the impairment loss is calculated as the amount by which the carrying value of the asset exceeds its fair value. Fair value has been calculated as the present value of estimated future net cash flows.

      (c)   Translation of foreign currency:

            The functional currency of the operations is the Canadian dollar. The financial statements are reported in United States dollars and are translated to United States dollars at the exchange rates in effect at the balance sheet date for assets and liabilities and at average rates for the period for revenues and expenses. Resulting exchange differences are accumulated as a component of accumulated other comprehensive loss (note 12).

                               BSD SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U. S. Dollars)
PERIODS  ENDED JULY 31, 2004 AND JULY 31, 2003

3.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

      (c)   Translation of foreign currency (continued):

            Revenue and expense transactions originating in U.S. dollars are translated to Canadian dollars at rates in effect at the time of the transaction. Foreign exchange gains and losses are included in income.

      (d)   Revenue recognition:

            Revenue is recognized at the time that calls are accepted by the clearing house for billing to customers.

      (e)   Stock-based compensation:

            Under the fair value based method, stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until counterparty performance is complete, and any change therein is recognized over the period and in the same manner as if the Company had paid cash instead of paying with or using equity instruments. The cost of stock-based payments to non-employees that are fully vested and non-forfeitable at the grant date is measured and recognized at that date.

      (f)   Earnings (loss) per common share:

            Basic earnings (loss) per common share is calculated by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share is calculated by dividing the applicable net earnings (loss) by the sum of the weighted average number of common shares outstanding and all additional common shares that would have been outstanding if potentially dilutive common shares had been issued during the period. The treasury stock method is used to compute the dilutive effect of options, warrants and similar instruments.

      (g)   Deferred Income Taxes

            The company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax
            assets  and   liabilities   are   recognized   for  the  future  tax
            consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment. To the extent that realization of deferred tax assets is not considered to be "more likely than not", a valuation allowance is provided.

      (h)   Goodwill:

            Goodwill represents the excess of costs over fair value of assets of businesses acquired. Goodwill acquired in a purchase business combination and determined to have an indefinite useful life is not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142.

                               BSD SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U. S. Dollars)

PERIODS  ENDED JULY 31, 2004 AND JULY 31, 2003


4.    CHANGE IN CONTROL AND ACQUISITIONS:

      The Company entered into a Share Exchange Agreement (the "Agreement") dated October 23, 2002 with Triton Global Business Services, Inc. ("TGBSI") and four stockholders of TGBSI, who owned approximately 90% of the issued and outstanding shares of TGBSI (the "TGBSI Shareholders"). TGBSI was the sole shareholder of Triton Global Communications Inc. ("TGCI"), which is a provider of billings, clearing house and information management services to the tele-communications industry. Pursuant to the Agreement, on November 4, 2002, the TGBSI Shareholders exchanged their shares for an aggregate of 26,613,891 common shares of the Company at a par value $0.001 per share. In addition, an aggregate of 1,615,760 common shares were issued for nominal consideration to certain persons, principally shareholders of the Company, who owned shares of the Company prior to the share exchange.

      As a result of these transactions, TGBSI became a majority-owned subsidiary of the Company and the TGBSI Shareholders became the holders of 88.3% of the then issued 30,123,251 common shares of the Company. For accounting purposes, as the Company was not an active business at the time, the TGBSI transaction is accounted for as a recapitalization.

      In connection with the share exchange, Jeffrey Spanier, the President and sole employee and director of the Company, surrendered 4,000,000 shares of common stock, constituting 67.9% of the common stock which was issued and outstanding prior to the share exchange.

      As a result of this recapitalization whereby TGBSI acquired the Company, the holders of certain TGBSI common shares were offered the opportunity to exchange their shares for up to an additional 2,470,349 common shares of the Company. As a result, after such additional exchange a total of 34,154,946 common shares will be issued and outstanding, of which 29,084,240 shares will have been issued to the former shareholders of TGBSI and the former shareholders of TGBSI will own 85.15% of the issued and outstanding common shares of the Company. In connection with the additional exchange of shares, the four majority shareholders of TGBSI have agreed to return to the Company for cancellation, on a pro rata basis, that number of common shares as may be necessary such that when all shares of TGBSI are exchanged, the total number of common shares outstanding shall equal 32,593,600 shares plus any issuances of common shares after November 4, 2002. As of September 24, 2004 these share transactions have not occurred.

      As the TGBSI Shareholders ultimately control the Company, TGBSI was designated as the acquirer in the transaction. The fair value of the assets and liabilities acquired are as follows:

      Investments and marketable securities                          $      404
      Accounts payable and accrued liabilities                           (2,040)
      -------------------------------------------------------------------------
      Working capital deficiency assumed                             $   (1,636)
      ==========================================================================

      The above deficiency was charged to the Company's deficit account and the financial statements reflect the financial position and results of TGBSI from the date of its incorporation on May 28, 2002 forward. Additional paid-in capital reflects the increase in share capital attributable to the carrying value of TGBSI's share capital. The continuity of the Company's issued share capital is outlined in note 11.

                               BSD SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U. S. Dollars)
PERIODS  ENDED JULY 31, 2004 AND JULY 31, 2003


4.    CHANGE IN CONTROL AND ACQUISITIONS (CONTINUED):

      TGBSI acquired TGCI effective October 31, 2002. The acquisition was accounted for using the purchase method with the results of operations being included from the date of acquisition. Details of the acquisition are as follows:

      Net deficiency acquired:

      Current liabilities                                         $   2,655,306
      Current assets                                                 (1,008,743)
      Property, plant and equipment                                  (1,171,081)
      -------------------------------------------------------------------------
                                                                        475,482
      Consideration paid:

      Note payable to Guy Fietz                                         401,250
      Shares of TGBSI issued                                          1,248,750
      Acquisition costs                                                 486,197
      -------------------------------------------------------------------------
                                                                      2,136,197
      -------------------------------------------------------------------------
      Goodwill upon acquisition of TGC                            $   2,611,679
      =========================================================================

      $149,002 of the above acquisition costs were included in accounts payable at July 31, 2004. Subsequent to the acquisition of TGCI, the Company conducted the goodwill impairment test, based upon a combination of present value of cash flows and asset valuation methods, and determined the entire amount of goodwill to be impaired as significant operating losses had occurred and TGCI had a significant working capital deficiency. As a result, the entire amount of goodwill was written off and charged to operations during the year ended July 31, 2003.

      Although the Company currently owns only 90% of TGBSI, operations have resulted in cumulative losses to July 31, 2004 and as a result the entire amount of these losses have been reflected in these financial statements and no minority interest has been calculated. Until such time as operations recover the deficiency in minority interest of $239,939 the full 100% of operating results will be reported with no off-setting minority interest.

5.    PROPERTY, PLANT AND EQUIPMENT:

      ==========================================================================
                                                                        2004
      --------------------------------------------------------------------------
                                                        Accumulated   Net Book
                                             Cost      Amortization     Value
      --------------------------------------------------------------------------

      Office furniture and equipment       $  126,306  $    65,578   $   60,728
      Computer equipment                      165,020       85,413       79,607
      Computer software                        95,003       71,317       23,686
      Leasehold improvements                   16,553        7,598        8,955
      --------------------------------------------------------------------------
                                           $  402,882  $   229,906   $  172,976
      ==========================================================================

                               BSD SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U. S. Dollars)

PERIODS  ENDED JULY 31, 2004 AND JULY 31, 2003


5.    PROPERTY, PLANT AND EQUIPMENT (CONTINUED):


      ==========================================================================
                                                                         2003
      --------------------------------------------------------------------------
                                                        Accumulated   Net Book
                                              Cost     Amortization    Value
      --------------------------------------------------------------------------
      Office furniture and equipment       $  119,821  $    34,807   $   85,014
      Computer equipment                      204,134       68,763      135,371
      Computer software                        89,912       47,913       41,999
      Leasehold improvements                   13,526        4,058        9,468
      -------------------------------------------------------------------------
                                           $  427,393  $   155,541   $  271,852
      =========================================================================


6.    SHAREHOLDER LOANS:

      Amounts due to shareholders bear interest at rates varying from 8%-10% per annum, are unsecured and due on demand.

7.    DUE TO GUY FIETZ:

      Amounts due to Guy Fietz, a shareholder, bear interest at 10% annum, are unsecured and due on demand.

8.    DUE TO WAYSIDE SOLUTIONS INC.:

      Amounts due to Wayside Solutions Inc., bear interest at 10% per annum and are due on demand. A general security agreement has been provided by TGBSI to Wayside Solutions Inc. as collateral.

9.    ADVANCES FROM INVESTORS:

      During 2003, the Company received $929,983 from investors for the purchase of common shares of TGBSI. Pursuant to Board of Directors resolutions on January 30, 2004 and March 29, 2004 the advances from investors were converted to shares in TGBSI resulting in an $887,001 charge to additional paid-in capital. The remaining $42,982 was recorded as notes payable.

10.   NOTES PAYABLE:

      Notes payable bear interest at rates varying from 5%-7%, are unsecured and due on demand.

                               BSD SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U. S. Dollars)

PERIODS  ENDED JULY 31, 2004 AND JULY 31, 2003


11.   SHARE CAPITAL:

      The following reflects the number of issued common shares at their stated capital of $0.001 per share.

                                                NUMBER OF SHARES  ASSIGNED VALUE

      Balance, August 1, 2002                          1,893,600     $    1,894

      Issued to TGBSI shareholders (note 4)           26,613,891         26,614

      Issued to BSD shareholders (note 4)              1,615,760          1,616

      Issued November 4, 2002 to January 31, 2003      5,632,778          5,632

      Issued February 1 to April 30, 2003                190,000            190

      Shares cancelled                                (5,235,602)        (5,235)
      -------------------------------------------------------------------------
      Balance, July 31, 2003                          30,710,427         30,711
      -------------------------------------------------------------------------
      Issued August 1 to October 31, 2003                317,170            317

      Issued November 1, 2003 to January 31, 2004        657,000            657
      -------------------------------------------------------------------------
      Balance, July 31, 2004                          31,684,597     $   31,685
      =========================================================================

The 5,632,778 shares issued from November 4, 2002 to January 31, 2003 were issued as compensation for services rendered and for anticipated debt financing. As the debt financing did not occur 5,235,602 shares related to this were cancelled.

The 190,000 shares issued from February 1 to April 30, 2003 were issued as compensation related to loans advanced to the Company on the basis of one share for each dollar advanced. An expense of $38,000 has been recorded at a rate of $0.20 per share as a financing cost included in interest and finance charges.

The 317,170 shares were issued as compensation related to loans advanced to the Company on the basis of one share for each dollar advanced and as compensation for legal fees of $14,000 and payroll costs of $12,000. An expense of $100,868 had been recorded at a rate of $0.40 per share as a financing cost included in interest and finance charges for the year ended July 31, 2003. The legal fees and payroll costs were also recorded for the year ended July 31, 2003.

On May 14, 2003 the Company entered into an agreement to issue warrants for 1,000,000 common shares, at an exercise price of $0.25 to a corporation as consideration for consulting services. The right to exercise the warrants expires August 31, 2005. These warrants were issued on August 20, 2003. Management's best estimate of the fair value of the shares at the time of the Agreement was approximately $0.40, as a result a charge for $150,000 was recorded as professional fees expense for the year ended July 31, 2003.

In November of 2002, certain shareholders of the Company entered into Accommodation Agreements with the Company to assist with financing corporate operations. Under those Accommodation Agreements the Company issued 657,000 shares in the period ended January 31, 2004. Management's best estimate of the fair value of the shares at the time the Company determined it was obligated to issue the shares was approximately $0.15, as a result an expense of $98,550 has been recorded as financing fees during the period ended October 31, 2003.

                               BSD SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U. S. Dollars)

PERIODS  ENDED JULY 31, 2004 AND JULY 31, 2003

11.   SHARE CAPITAL (CONTINUED):

      As well, stock options to purchase 600,000 shares at a strike price of $0.01 per share, expiring August 2, 2005 were approved by the Board of Directors on August 2, 2003. On December 19, 2003 the Board of Directors approved stock options to purchase 150,000 shares at a strike price of $0.01 per share with no expiry date. As of September 24, 2004 these options had not been issued. All stock options issued to July 31, 2004 have been issued to non-employees.

12.   COMPREHENSIVE LOSS:

      Comprehensive loss consists of net income (loss) and other gains and losses affecting shareholders' investment that, under United States generally accepted accounting principles, are excluded from net income. Changes in the components of other comprehensive loss are as follows:


      ==========================================================================
                                                           2004          2003
      --------------------------------------------------------------------------

      Net income (loss)                                 $   44,549  $(4,859,729)

      Other comprehensive loss:
        Foreign currency translation adjustments          (331,583)    (349,020)
      --------------------------------------------------------------------------
        Total comprehensive loss                        $ (287,034) $(5,208,749)
      ==========================================================================

      Accumulated other comprehensive loss of $(680,603) (July 31, 2003 - $(349,020)) consists solely of foreign currency translation adjustments.

 13.  INCOME TAXES:

      Income tax recovery differs from the amount that would be computed by applying the statutory income tax rate of 35% (2003 - 35%) for the following reasons:

      ==========================================================================
                                                           2004         2003
      --------------------------------------------------------------------------
      Computed income tax (recovery)                    $   15,592  $(1,608,202)
      Non taxable items and other differences             (305,289)     457,044
      Adjustment to future tax assets for enacted
        changes in tax losses and rates                     20,038           --
      Change in valuation allowance                       (269,659)   1,151,158
      --------------------------------------------------------------------------
                                                        $       --   $       --
      ==========================================================================

                               BSD SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U. S. Dollars)
PERIODS  ENDED JULY 31, 2004 AND JULY 31, 2003

13.   INCOME TAXES (CONTINUED):

      The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities are presented below:

      ==========================================================================
                                                           2004         2003
      --------------------------------------------------------------------------

      Deferred tax assets:
      Non-capital losses carried forward                $  788,659   $  324,864

      Property, plant and equipment - difference
       in net book value and undepreciated capital cost    181,537      369,250

      Tax value of investment greater than accounting      450,621      457,044
      --------------------------------------------------------------------------
                                                         1,420,817    1,151,158
      Less valuation allowance                          (1,420,817)  (1,151,158)
      --------------------------------------------------------------------------
                                                                --           --
      Deferred tax liabilities                                  --           --
      --------------------------------------------------------------------------
      Net deferred tax assets                           $       --   $       --
      ==========================================================================

      The  Corporation  had  approximately   $2,345,803  of  non-capital  losses
      available at July 31, 2004 to reduce taxable income of future years. These losses expire in periods from 2005 through 2014.

14.   COMMITMENTS AND CONTINGENCIES:

      The Company leases its business premises and certain office equipment under operating leases. Total lease payments during the current period totaled $90,396 (2003 - $138,353), net of sublease revenue of $109,817
      (2003 - $32,097). Future lease payments will aggregate $265,592 as follows:

                           2005                         $   63,759
                           2006                             61,604
                           2007                             58,242
                           2008                             51,781
                           2009                             30,206
                                                        ----------
                                                        $  265,592

      In addition, the Company leases premises with future lease payments of approximately: 2005 - $136,667; 2006 - $132,317; 2007 - $113,165; 2008 -
      $105,435 which are subleased for corresponding amounts over corresponding lease terms.

      In the normal course of operations the Company is subject to claims and lawsuits. The Company is currently involved in various claims and litigation, which they are defending. The Company or its subsidiaries are aware of the following legal proceedings:

      In December 2002, TGCI sued CanTalk for breach of contract. The action was brought before the Court of Queen's Bench, Winnipeg, Canada. The case is styled "Triton Global Communications v. CanTalk." The action alleges that CanTalk failed to perform under an outsource agreement pursuant to which CanTalk was to provide support for Triton's entry into the international operator service market. In response to the suit, CanTalk filed a counterclaim against TGCI for $10,000 alleging breach of contract. TGCI believes that CanTalk's counterclaim is without merit and it intends to defend the counterclaim.

                               BSD SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U. S. Dollars)

PERIODS  ENDED JULY 31, 2004 AND JULY 31, 2003

14.   COMMITMENTS AND CONTINGENCIES (CONTINUED):

      In June 2003, PBJ Holdings Inc. filed a Statement of Claim against TGBSI in the Court of Queen's Bench of Alberta for breach of contract alleging that TGBSI failed to pay $125,000 for the introduction of TGBSI to BSD Software, Inc. TGBSI believes the claim is without merit and intends to defend the claim.

      As of July 31, 2004 management has accrued a provision based upon their best estimate as to the likely outcome of these claims. This provision was charged to administration expense during the year ended July 31, 2003 and adjusted in the current period for legal actions settled.

15.   RELATED PARTY TRANSACTIONS:

      Wayside Solutions, Inc., a Corporation affiliated with the Company, provided financing services to the Company. The cost of these services, aggregating $127,579 (2003 - $140,896), was charged to professional fees expenses.

      Included in interest and finance charges is accrued interest of $34,119 (2003 - $26,575) due to Guy Fietz, the President of the company and a major shareholder.

      Jeremy Fietz, the brother of Guy Fietz, provided professional services to the Company aggregating $20,370 (2003 - $14,000), which has been charged to professional fees. The amount recorded during 2003 was paid through the issuance of 35,000 common shares of the Company (note 11).

      These transactions are in the normal course of operations and are measured at the exchange amount of consideration established and agreed to by the related parties.

16.   FINANCIAL INSTRUMENTS:

      Accounts receivable with two customers represent approximately 73% (2003 - 72%) of the balance of accounts receivable as at July 31, 2004. It is the opinion of management that these accounts do not represent a significant credit risk.

      A majority of the Company's purchases are from three (2003 - one) specific vendors.

      The Company has significant sales and purchases denominated in U.S. currency, and is therefore exposed to financial risk resulting from fluctuations in exchange rates and the degree of volatility of these rates.

      The fair value of the following financial assets and financial liabilities approximates fair value due to their immediate or short-term maturity or for related party amounts due to their lack of a ready market:

      o     cash in bank;
      o     accounts receivable;
      o     income taxes recoverable;
      o     accounts payable and accrued liabilities;
      o     shareholder loans;
      o     due to Guy Fietz;
      o     due to Wayside Solutions Inc.;
      o     advances from investors; and
      o     notes payable.

                               BSD SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U. S. Dollars)

PERIODS  ENDED JULY 31, 2004 AND JULY 31, 2003

17.   COMPARATIVE FIGURES:

      Certain comparative figures have been reclassified to conform with the financial statement presentation adopted for the current period.

PRO FORMA FINANCIAL INFORMATION

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1.    BASIS OF PRESENTATION

ACQUISITION OF CSI INTERNATIONAL

On February 6, 2004, NeoMedia acquired CSI International, Inc., of Calgary, Alberta, Canada ("CSI"), a private technology products company in the micro paint repair industry. NeoMedia paid 7,000,000 shares of NeoMedia's common stock, plus $2.5 million cash in exchange for all outstanding shares of CSI. NeoMedia have centralized the administrative functions in its Ft. Myers, Florida headquarters, and maintain the sales and operations office in Calgary, Alberta, Canada.

PENDING ACQUISITION OF BSD SOFTWARE, INC.

On December 21, 2004, NeoMedia signed a merger agreement with BSD Software Inc., ("BSD") of Calgary, Alberta, Canada (OTCBB: BSDS). Under the terms of the agreement, each share of BSD stock will be exchanged for NeoMedia stock equivalent to .07 divided by the volume-weighted average price of NeoMedia stock for the five days prior to the effective time of the merger. Closing will occur when all regulatory approvals have been granted, including effectiveness of a Form S-4 information/registration statement registering the NeoMedia shares to be granted in the transaction. The number of NeoMedia shares to be granted in the exchange will change depending on NeoMedia's stock price at the time of closing.

The pro forma condensed combined historical statement of operations gives effect to the acquisitions of BSD and CSI as if they had occurred as of January 1, 2004, combining the historical results of NeoMedia for the year ended December 31, 2004 with the historical results of the same period for BSD and CSI.

The pro forma condensed combined balance sheet gives effect to the acquisitions of BSD and CSI as if they had occurred as of December 31, 2004.

The pro forma combined financial statements included in this filing have been prepared by the managements of NeoMedia, BSD and CSI without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the managements of NeoMedia, BSD and CSI believe that the disclosures are adequate to make the information not misleading.

The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. The pro forma financial data do not purport to represent what NeoMedia's financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of NeoMedia's financial position or results of operations for any future period. The pro forma financial statements should be read in conjunction with the separate historical financial statements and footnotes of NeoMedia included in Form 10-KSB for the year ended December 31, 2004 (included herein), with the separate historical financial statements and footnotes of BSD included in Form 10-KSB for the year ended July 31, 2004 (included herein), and CSI.

2.    PRELIMINARY PURCHASE PRICE ALLOCATION

A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed has not been made, and the allocation reflected in the unaudited pro forma combined financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets acquired and liabilities assumed. The final allocation of purchase price could differ materially from the pro forma allocation included herein.

3.    PRO FORMA NET LOSS PER SHARE

The pro forma basis and dilutive net loss per share are based on the weighted average number of shares of pro forma NeoMedia's common stock as if the shares issued to acquire BSD had taken place at the beginning of each of the reporting periods. Dilutive shares are not included in the computation of pro forma dilutive net loss per share as their effect would be anti-dilutive.

                                      NEOMEDIA TECHNOLOGIES, INC.
                               PRO-FORMA CONDENSED COMBINED BALANCE SHEET
                                           DECEMBER 31, 2004
                                      (In thousands of US Dollars)
                                              (Unaudited)

                                                                                   PRO-FORMA   PRO-FORMA
ASSETS                                                     NEOMEDIA       BSD     ADJUSTMENTS  COMBINED
                                                           --------    --------    --------    --------
Current assets:
        Cash and cash equivalents                          $  2,634    $     46          --    $  2,680
        Trade accounts receivable, net                          282         948          --       1,230
        Inventories, net                                        115          --          --         115
        Loans receivable                                         --          --          --          --
        Prepaid expenses and other current assets               386          13          --         399
                                                           --------    --------    --------    --------
           Total current assets                               3,417       1,007          --       4,424

        Property and equipment, net                             110         130          --         240
        Capitalized patents, net                              2,174          --          --       2,174
        Micro paint repair chemical formulations and
        proprietary process                                   1,630          --          --       1,630
        Goodwill                                              1,099          --       5,584 (A)   6,683
        Other intangible assets                                 221          --          --         221
        Investment in iPoint-media, Ltd.                      1,000          --          --       1,000
        Cash surrender value of life insurance policy           728          --          --         728
        Other long-term assets                                   27          --          --          27
                                                           --------    --------    --------    --------
             TOTAL ASSETS                                  $ 10,406    $  1,137    $  5,584    $ 17,127
                                                           ========    ========    ========    ========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
        Accounts payable                                   $  1,911    $  3,174          --    $  5,085
        Amounts payable under settlement agreements             103          --          --         103
        Liabilities in excess of assets of discontinued
        business unit                                           676          --          --         676
        Income taxes payable                                     --          --          --          --
        Sales taxes payable                                     108          --          --         108
        Accrued expenses                                      1,566          --          --       1,566
        Deferred revenues and other                             514          --          --         514
        Shareholder loans                                       276          --         276
        Due to Guy Fietz                                         --         365          --         365
        Due to Wayside Solutions, Inc.                           --         599          --         599
        Bonuses payable                                          --          33          --          33
        Notes payable                                         1,136          30          --       1,166
                                                           --------    --------    --------    --------
             TOTAL LIABILITIES                                6,014       4,477          --      10,491
                                                           --------    --------    --------    --------
Shareholders' deficit:
        Preferred stock                                          --          --          --          --
        Common stock (B)                                      4,325          32          53 (A)   4,410
        Additional paid-in capital                           84,728       3,794      (1,634)(A)  86,888
        Deferred stock-based compensation                      (445)         --          --        (445)
        Accumulated other comprehensive                          --          --          --
        income (loss) - currency translation adjustment         (60)     (1,064)      1,064 (A)     (60)
        Retained earnings (accumulated deficit)             (83,377)     (6,102)      6,102 (A) (83,377)
        Treasury stock                                         (779)         --          --        (779)
                                                           --------    --------    --------    --------
           Total shareholders' deficit                        4,392      (3,340)      5,584       6,636
                                                           --------    --------    --------    --------
             TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT   $ 10,406    $  1,137    $  5,584    $ 17,127
                                                           ========    ========    ========    ========

PRO-FORMA ADJUSTMENTS

(A) - Adjustment for stock and cash issued to acquire BSD Software, Inc., assuming acquisition occurred as of December 31, 2004. Purchase price is calculated as:(Number of BSD shares outstanding) x (0.07) / (NeoMedia stock price at the time of acquisition). Pro-forma purchase price is calculated using NeoMedia's closing stock price on December 31, 2004 of $0.265, and is subject to final allocation upon consummation of the merger which is equal to the fair value of common stock issued in the amount of $2,244 plus negative equity of BSD in the amount of $3,340 totaling $5,584. The accumulated deficit and accumulated other comprehensive income of BSD have been eliminated in the proforma adjustments.

(B) - NeoMedia's $0.01 par value common stock consists of 1,000,000,000 authorized shares, 436,746,758 shares historical and 445,215,674 shares pro forma issued; and 432,525,053 historical and 440,993,969 pro forma outstanding as of December 31, 2004.

                                              NEOMEDIA TECHNOLOGIES, INC.
                                 PRO-FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                     FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004
                                  (In thousands of US Dollars, except per share data)
                                                      (Unaudited)

                                                                                             PRO-FORMA
                                                                                   CSI        ADJUST-      PRO-FORMA
                                               NEOMEDIA(A)           BSD         INT'L(B)       MENTS    CONSOLIDATED
                                             ---------------------------------------------------------   -------------
NET SALES:
       License fees                          $         343               --               --        --   $         343
       Resale of software and technology
        equipment and service fees                     630               --               --        --             630
       Micro paint revenue                             727               --               64        --             791
       Telecom services revenue                         --            6,511               --        --           6,511
                                             ---------------------------------------------------------   -------------
          Total net sales                            1,700            6,511               64        --           8,275
                                             ---------------------------------------------------------   -------------
COST OF SALES:
       License fees                                    324               --               --        --             324
       Resale of software and
          technology equipment and service
       fees                                            604               --               --        --             604
       Micro paint direct cost of revenue              541               --               35        --             576
       Telecom services direct cost of
       revenue                                          --            5,068               --        --           5,068
                                             ---------------------------------------------------------   -------------
          Total cost of sales                        1,469            5,068               35        --           6,572
                                             ---------------------------------------------------------   -------------
GROSS PROFIT                                           231            1,443               29        --           1,703

       Selling, general and administrative
       expenses                                      4,261            1,218               55        --           5,534
       Research and development costs                  651               --               --        --             651
                                             ---------------------------------------------------------   -------------
Income (loss) from operations                       (4,681)             225              (26)       --          (4,482)
       Gain on extinguishment of debt, net             140               --               --        --             140
       Loss on sale of assets                           --              (12)              --        --             (12)
       Amortization of debt discount                (2,500)              --               --        --          (2,500)
       Interest expense, net                          (189)            (144)              --        --            (333)
                                             ---------------------------------------------------------   -------------
INCOME (LOSS) BEFORE PROVISION FOR INCOME
TAXES                                               (7,230)              69              (26)       --          (7,187)
       Provision for income taxes                       --               --               --        --              --
                                             ---------------------------------------------------------   -------------
NET INCOME (LOSS)                                   (7,230)              69              (26)       --          (7,187)

OTHER COMPREHENSIVE INCOME (LOSS):
       Foreign currency translation
       adjustment                                      (60)              --               --        --             (60)
                                             ---------------------------------------------------------   -------------
COMPREHENSIVE INCOME (LOSS)                  ($      7,290)   $          69    ($         26)   $   --   ($      7,247)
                                             =========================================================   =============
NET INCOME (LOSS) PER
       SHARE--BASIC AND DILUTED              ($       0.02)                                              ($       0.02)
                                             =============                                               =============
COMPREHENSIVE INCOME (LOSS)
       PER SHARE--BASIC AND DILUTED          ($       0.02)                                              ($       0.02)
                                             =============                                               =============
WEIGHTED AVERAGE NUMBER
       OF COMMON SHARES-BASIC AND DILUTED      329,362,127                                  16,879,621(C)  346,241,748
                                             =============                                  ==========   =============

PRO-FORMA ADJUSTMENTS

(A) - NeoMedia results include operations of CSI International for the period February 6, 2004 (the date of acquisition) through December 31, 2004

(B) - Results of CSI International, Inc. are for the period January 1, 2004 through February 6, 2004 (the date of acquisition)

(C) - Adjustment for: (i) 7,000,000 shares issued in connection with CSI acquisition as if shares were issued on January 1, 2004; and (ii)
      16,189,210 shares that would have been issued in connection with BSD acquisition if it had occurred on January 1, 2004 and been based on the price of NeoMedia common stock at that time.

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
CSI International Inc.
Calgary, Alberta Canada


We have audited the accompanying balance sheets of CSI International Inc. as of August 31, 2003 and 2002, and the related statements of income and comprehensive income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all respects, the financial position of CSI International Inc. as of August 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Eisner LLP

New York, New York
January 23, 2004

CSI INTERNATIONAL INC.

BALANCE SHEETS
(in U.S. dollars)

                                                                                           AUGUST 31,
                                                                                     ---------------------
                                                                                        2003       2002
                                                                                     ---------   ---------
ASSETS
Current assets:
   Cash and cash equivalents                                                         $ 136,000   $ 126,000
   Accounts receivable, net of allowance for doubtful accounts of $13,000 for 2003
        and $9,000 for 2002 60,000 38,000                                               60,000      38,000
   Inventories                                                                          13,000      10,000
   Other current assets                                                                  1,000       1,000
                                                                                     ---------   ---------
            Total current assets                                                       210,000     175,000

Investments                                                                             51,000
Property and equipment, net                                                              7,000       2,000
                                                                                     ---------   ---------
                                                                                     $ 268,000   $ 177,000
                                                                                     =========   =========
LIABILITIES
Current liabilities:
   Accounts payables                                                                 $  22,000   $  17,000
   Accrued expenses                                                                     36,000      12,000
   Income taxes payable                                                                 12,000       8,000
   Due to stockholder                                                                   14,000
                                                                                     ---------   ---------
            Total current liabilities                                                   70,000      51,000
                                                                                     ---------   ---------
Commitments (Note F)

STOCKHOLDERS' EQUITY
Common stock - no par value: 20,000 shares authorized; 100 shares issued and outstanding in 2003 and 2002, respectively
Accumulated other comprehensive income (loss) - currency translation adjustment          7,000      (7,000)
Retained earnings                                                                      191,000     133,000
                                                                                     ---------   ---------
                                                                                       198,000     126,000
                                                                                     ---------   ---------
                                                                                     $ 268,000   $ 177,000
                                                                                     =========   =========


See notes to financial statements

CSI INTERNATIONAL INC.

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(in U.S. dollars)


                                                                              AUGUST 31,
                                                                       ----------------------
                                                                          2003        2002
                                                                       ---------    ---------
Revenue                                                                $ 544,000    $ 438,000
Direct cost of revenue                                                   338,000      283,000
                                                                       ---------    ---------
Gross profit                                                             206,000      155,000
                                                                       ---------    ---------
Operating costs and expenses:
   Selling, general and administrative                                   148,000      122,000
   Depreciation and amortization                                           2,000        1,000
                                                                       ---------    ---------
                                                                         150,000      123,000
                                                                       ---------    ---------
Income from operations                                                    56,000       32,000

Gain on equity securities received in connection with advances (net)      13,000
Interest expense                                                          (4,000)
Loss on sale of assets                                                   (19,000)
                                                                       ---------    ---------
INCOME BEFORE PROVISION FOR INCOME TAXES                                  69,000        9,000
Provision for income taxes                                               (11,000)      (6,000)
                                                                       ---------    ---------
NET INCOME                                                                58,000        3,000

OTHER COMPREHENSIVE INCOME:
   Foreign currency translation adjustment                                14,000        6,000
                                                                       ---------    ---------
COMPREHENSIVE INCOME                                                   $  72,000    $   9,000
                                                                       =========    =========

See notes to financial statements

CSI INTERNATIONAL INC.

Statements of Changes in Stockholders' Equity
(in U.S. dollars)

                                                             ACCUMULATED
                                                                 OTHER
                                                             COMPREHENSIVE
                              NUMBER OF             RETAINED    (LOSS)    STOCKHOLDERS'
                               SHARES     AMOUNT    EARNINGS    INCOME       EQUITY
                              --------   --------   --------   --------    --------
BALANCE - SEPTEMBER 1, 2001        100   $     --   $130,000   ($13,000)   $117,000
Net income                          --      3,000      3,000
Translation adjustment              --      6,000      6,000
                              --------   --------   --------   --------    --------
BALANCE - AUGUST 31, 2002          100         --    133,000     (7,000)    126,000

Translation adjustment              --     14,000     14,000
                              --------   --------   --------   --------    --------
BALANCE - AUGUST 31, 2003          100   $     --   $191,000   $  7,000    $198,000
                              ========   ========   ========   ========    ========


See notes to financial statements

CSI INTERNATIONAL INC.

                                   STATEMENT OF CASH FLOWS
                                      (in U.S. dollars)

                                                                               YEAR ENDED AUGUST 31,
                                                                              ----------------------
                                                                                 2003         2002
                                                                              ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                 $  58,000    $   3,000
   Adjustments to reconcile net income to net cash provided by (used in)
        operating activities:
   Depreciation and amortization                                                  2,000        1,000
   Loss on disposal of assets                                                                 19,000
   Gain on equity securities received in connection with advances               (13,000)
   Changes in:
        Accounts receivable                                                     (22,000)      11,000
        Inventories                                                              (3,000)       2,000
        Other current assets                                                     (1,000)
        Accounts payable and accrued expenses                                    29,000       12,000
        Income taxes payable                                                      4,000        8,000
                                                                              ---------    ---------
               Net cash provided by operating activities                         55,000       55,000
                                                                              ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of fixed assets                                                      (7,000)
   Investment in equity securities                                               (6,000)
   Proceeds from disposal of property                                                        120,000
   Advances to third party                                                      (45,000)
   Repayments from third party                                                   13,000
                                                                              ---------    ---------
              Net cash (used in) provided by investing activities               (45,000)     120,000
                                                                              ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of mortgage payable                                                             (82,000)
   Repayments of amounts due to stockholder                                     (14,000)     (72,000)
                                                                              ---------    ---------
               Net cash used in financing activities                            (14,000)    (154,000)
                                                                              ---------    ---------
Effect of exchange rate changes on cash                                          14,000       31,000
                                                                              ---------    ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                        10,000       52,000
Cash and cash equivalents, beginning of year                                    126,000       74,000
                                                                              ---------    ---------
CASH AND CASH EQUIVALENTS, END OF YEAR                                        $ 136,000    $ 126,000
                                                                              =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for:
        Income taxes                                                          $   7,000
        Interest                                                                           $   4,000

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING INFORMATION:
   Reduction in due to stockholder in lieu of payment from sale of building                $  41,000


See notes to financial statements

CSI INTERNATIONAL INC.

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2003 AND 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(1)   COMPANY:

CSI International Inc. (the "Company") was incorporated in Calgary, Alberta Canada in 1992 under the name Chip Repair Systems of Canada, Inc. In 1993, the Company changed its name to Chip Repair Systems International Inc. and in 1996, the Company changed its name to CSI International Inc.

The Company licenses a technology developed by its founder and significant stockholder. The technology provides for a more efficient and economical method to repair paint related damage to vehicles.

The Company conducts its business primarily in the province of Alberta.

(2)   FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS:

The financial position and results of operations of the Company are determined using local currency as the functional currency (Canadian dollar). Assets and liabilities are translated at the prevailing exchange rate in effect at each year end. Investments, property and equipment, due to stockholder and contributed capital accounts are translated using the historical rates of exchange when the transaction is completed. Income statement amounts are translated at the average exchange rate during the year. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in stockholders equity under comprehensive income. Gains and losses resulting from foreign currency transactions are included in operations. There were no gains or losses from foreign currency transactions in 2003 or 2002.

(3)   REVENUE RECOGNITION:

Revenue related to product sales is recognized when the products are shipped to customers and collection is reasonably assured. Revenue related to service repairs is recognized upon customer acceptance.

(4)   CASH AND CASH EQUIVALENTS:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

(5)   INVENTORIES:

Inventories are valued at the lower of cost or market. Cost is determined on a first-in, first-out method.

(6)   PROPERTY AND EQUIPMENT:

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years. Leasehold improvements are amortized on a straight-line basis over the useful lives or the term of the related lease, whichever is shorter.

CSI INTERNATIONAL INC.

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2003 AND 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(7)   LONG-LIVED ASSETS:

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company records impairment losses on long-lived assets used in operations or expected to be disposed of when indicators of impairment exist and the cash flows expected to be derived from those assets are less than carrying amounts of those assets. No such indicators existed and the Company did not record any impairment charge for the years ended August 31, 2003 and 2002.

(8)   INCOME TAXES:

Deferred income taxes are determined based upon enacted tax laws in Canada and rates applied to the differences between the financial statements and tax basis of assets and liabilities.

(9)   USE OF ESTIMATES:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any adjustments when necessary.

(10)  FAIR VALUE OF FINANCIAL INSTRUMENTS:

The carrying amounts of cash, accounts receivable, investments, accounts payable and accrued expenses approximate fair value due to the short-term nature of those instruments.

(11)  ADVERTISING COSTS:

Advertising costs incurred during the years ended August 31, 2003 and 2002 were $5,000 and $3,000, respectively.


NOTE B - INVESTMENTS

In fiscal 2003, the Company invested $6,000 in exchange for 4,257 shares of common stock of Triton Global Business Services, Inc. ("Triton"), an unrelated third party. These shares are restricted and are recorded at cost as of August 31, 2003. The Company's ownership percentage in Triton is de minimis.

During fiscal 2003, the Company advanced $45,000 to Triton, a subsidiary of BSD Software, Inc. ("BSDS"), a public company. The general terms of the advances included repayment within 30 days with interest at a rate of 8% per annum. In connection with these advances, the Company received 61, 684 restricted common shares of BSDS. In addition, the Company received an additional 48,160 shares of BSDS as consideration for extending the notes. As of the advance dates, the Company ascribed no value to the notes. The Company accredited the value of the notes as interest income over the repayment period (30 days). The Company received payment of $13,000 during fiscal 2003 and wrote the remaining balance ($32,000) off as noncollectible.

CSI INTERNATIONAL INC.

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2003 AND 2002

NOTE B - INVESTMENTS (CONTINUED)

The Company ascribed a value of $45,000 in connection with the advances based upon the share price at the date of each advance limited to the amounts advanced to the third party. In addition, the Company ascribed a value of $53,000 and a corresponding increase to interest income for the additional shares recieved as consideration for extending the repayment date of the advances. As of August 31, 2003, the Company determined that a decline in the market value of such shares was other than temporary and recorded a loss of $53,000 to reduce the recorded value to its then market value.

NOTE C - PROPERTY AND EQUIPMENT

Major classes of property and equipment are as follows:

                                                     AUGUST 31,
                                                 -----------------
                                                   2003     2002
                                                 -------   -------
Computers                                        $ 8,000   $ 8,000
Equipment                                         33,000    33,000
Leasehold improvements                             7,000
                                                 -------   -------

                                                  48,000    41,000
Less accumulated depreciation and amortization    41,000    39,000
                                                 -------   -------
                                                 $ 7,000   $ 2,000
                                                 =======   =======

Depreciation and amortization expense for the years ended August 31, 2003 and 2002 was $2,000 and $1,000, respectively.

NOTE D - RELATED PARTY

A stockholder and a founder had advanced funds to the Company prior to fiscal 2002 for working capital purposes. The advances were noninterest bearing and due on demand. The amount due to stockholder was repaid in fiscal 2003.

The Company leases its facility from a stockholder and founder (see Note G).

NOTE E - INCOME TAXES

Provision for income taxes for the years ended August 31, 2003 and 2002 consists of the following:

                                                    YEAR ENDED
                                                    AUGUST 31,
                                                 -----------------
                                                  2003      2002
                                                 -------   -------
     Current                                     $11,000   $ 6,000
                                                 =======   =======

CSI INTERNATIONAL INC.

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2003 AND 2002

NOTE F - COMMITMENTS

The Company leases premises under a long-term operating lease (as extended in September 2003) from a rleated party (see Note D) expiring August 31, 2008. Under this lease, the Company has the following obligations for annual rentals:

                         2004                             $ 21,000
                         2005                               21,000
                         2006                               21,000
                         2007                               21,000
                         2008                               21,000
                                                          --------
                                                          $105,000
                                                          ========

Rent expense for the years ended August 31, 2003 and 2002 amounted to approximately $14,000 and $4,000, respectively.

NOTE G - LOSS ON DISPOSAL OF ASSETS

(1)   BUILDING:

During fiscal 2002, the Company sold the building it occupied to a stockholder and founder. The sale price of the building was $161,000. The sales price consisted of $120,000 of cash and a reduction of $41,000 in amount due to stockholder. The net book value of the building at the date of sale was $139,000 resulting in a gain of $22,000.

(2)   MARKETABLE SECURITIES:

During fiscal 2002, the Company recorded a loss on marketable securities of $41,000 as such securities expired worthless.

NOTE H - CONCENTRATION OF CREDIT RISK

As of August 31, 2003, two customers accounted for 24% and 12% of total accounts receivable.

As of August 31, 2003, one vendor accounted for 37% of accounts payable.

NOTE I - SUBSEQUENT EVENTS

(1)   LETTER OF INTENT:

The Company has entered into a letter of intent as of November 2, 2003 to enter into a merger agreement with Neomedia Technologies, Inc. ("Neomedia"), a public company, located in Florida, USA, in which the Company would become a wholly owned subsidiary of Neomedia. Consideration for this transaction will consist of $2,500,000 in cash and 7 million newly issued shares of common stock of Neomedia.

(2)   LEASE:

The Company leased a new automobile in December 2003. The lease is for a term of 4 years with a monthly rental of $1,000.

(3)   INVESTMENTS:

As of January 23, 2004, the closing price of BSDS of common stock was $.22 per share, resulting in a decrease in market value of such shares of $21,000.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      As permitted by the Delaware General Corporation Law (the "DGCL"), NeoMedia has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of the director's duty of loyalty to NeoMedia or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the rights of NeoMedia and its stockholders (through stockholders' derivative suits on behalf of NeoMedia) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in clauses (i) through (iv) above. This provision does not limit nor eliminate the rights of NeoMedia or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

      The Certificate of Incorporation and the bylaws of NeoMedia provide that it is required and permitted to indemnify our officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, NeoMedia is required to advance expenses to our officers and directors as incurred in connection with proceedings against them in their capacity as a director or officer for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, NeoMedia is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of NeoMedia in which indemnification would be required or permitted.

      t 6 0 Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or controlling persons of NeoMedia pursuant to the foregoing provisions, or otherwise, NeoMedia has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) The following exhibits are filed herewith or incorporated herein by reference:


EXHIBIT NO.     DESCRIPTION                                       LOCATION
-----------     ------------------------------------------------  ------------------------------------------
3.1             Articles    of    Incorporation    of   Dev-Tech  Incorporated  by  reference to Exhibit 3.1
                Associates, Inc. and amendment thereto            to  Registrant's   Registration  Statement
                                                                  No.   333-5534 as filed  with the  SEC on
                                                                  November 25, 1996

3.2             Bylaws of DevSys, Inc.                            Incorporated  by  reference to Exhibit 3.2
                                                                  to  Registrant's   Registration  Statement
                                                                  No.   333-5534 as filed  with the SEC  on
                                                                  November 25, 1996

3.3             Restated   Certificate   of   Incorporation   of  Incorporated  by  reference to Exhibit 3.3
                DevSys, Inc.                                      to  Registrant's   Registration  Statement
                                                                  No.   333-5534 as filed  with the SEC   on
                                                                  November   25, 1996


EXHIBIT NO.     DESCRIPTION                                       LOCATION
-----------     ------------------------------------------------  ------------------------------------------
3.4             Bylaws of DevSys, Inc.                            Incorporated  by  reference to Exhibit 3.4
                                                                  to  Registrant's   Registration  Statement
                                                                  No.   333-5534 as filed  with the SEC   on
                                                                  November   25, 1996

3.5             Articles  of Merger  and  Agreement  and Plan of  Incorporated  by  reference to Exhibit 3.5
                Merger of DevSys,  Inc and Dev-Tech  Associates,  to  Registrant's   Registration  Statement
                Inc.                                              No.  333-5534  as  filed  with  the SEC on
                                                                  November 25, 1996

3.6             Certificate  of Merger of  Dev-Tech  Associates,  Incorporated  by  reference to Exhibit 3.6
                Inc. into DevSys, Inc.                            to  Registrant's   Registration  Statement
                                                                  No.   333-5534 as filed  with the SEC   on
                                                                  November   25, 1996

3.7             Articles    of    Incorporation    of   Dev-Tech  Incorporated  by  reference to Exhibit 3.7
                Migration, Inc. and amendment thereto             to  Registrant's   Registration  Statement
                                                                  No.   333-5534 as filed  with the SEC   on
                                                                  November   25, 1996

3.8             Bylaws of Dev-Tech Migration, Inc.                Incorporated  by  reference to Exhibit 3.8
                                                                  to  Registrant's   Registration  Statement
                                                                  No.   333-5534 as filed  with the SEC   on
                                                                  November   25, 1996

3.9             Restated  Certificate of Incorporation of DevSys  Incorporated  by  reference to Exhibit 3.9
                Migration, Inc.                                   to  Registrant's   Registration  Statement
                                                                  No.   333-5534 as filed  with the SEC   on
                                                                  November   25, 1996

3.10            Form of Bylaws of DevSys Migration, Inc.          Incorporated  by reference to Exhibit 3.10
                                                                  to  Registrant's   Registration  Statement
                                                                  No.   333-5534 as filed  with the  SEC  on
                                                                  November 25, 1996

3.11            Form  of   Agreement   and  Plan  of  Merger  of  Incorporated  by reference to Exhibit 3.11
                Dev-Tech Migration,  Inc. into DevSys Migration,  to  Registrant's   Registration  Statement
                Inc.                                              No.  333-5534  as  filed  with  the SEC on
                                                                  November 25, 1996

3.12            Form  of   Certificate  of  Merger  of  Dev-Tech  Incorporated  by reference to Exhibit 3.12
                Migration, Inc. into DevSys Migration, Inc.       to  Registrant's   Registration  Statement
                                                                  No.   333-5534 as filed  with the  SEC  on
                                                                  November 25, 1996

3.13            Certificate   of  Amendment  to  Certificate  of  Incorporated  by reference to Exhibit 3.13
                Incorporation of DevSys,  Inc. changing its name  to  Registrant's   Registration  Statement
                to NeoMedia Technologies, Inc.                    No.  333-5534  as  filed  with  the SEC on
                                                                  November 25, 1996

3.14            Form of  Certificate of Amendment to Certificate  Incorporated  by reference to Exhibit 3.14
                of Incorporation of NeoMedia Technologies,  Inc.  to  Registrant's   Registration  Statement
                authorizing a reverse stock split                 No.  333-5534  as  filed  with  the SEC on
                                                                  November 25, 1996


EXHIBIT NO.     DESCRIPTION                                       LOCATION
-----------     ------------------------------------------------  ------------------------------------------
3.15            Form of  Certificate  of  Amendment  to Restated  Incorporated  by  reference to Exhibit 3.5
                Certificate   of   Incorporation   of   NeoMedia  to  Registrant's  Annual  Report  as filed
                Technologies,    Inc.   increasing    authorized  with the SEC on November 2, 2001
                capital and creating preferred stock


5.1             Opinion re: legality                              Provided Herewith



8.1             Tax Opinion                                       Provided Herewith


10.1            Dev-Tech Associates, Inc. 1996 Stock Option Plan  Incorporated   by   reference  to  Exhibit
                                                                  10.44  to  the  Registrant's  Registration
                                                                  Statement  No.  333-5534 as filed with the
                                                                  SEC on November 25, 1996

10.2            First  Amendment  and  Restatement  of  Dev-Tech  Incorporated   by   reference  to  Exhibit
                Associates, Inc. 1996 Stock Option Plan           10.45  to  the  Registrant's  Registration
                                                                  Statement  No.  333-5534 as filed with the
                                                                  SEC on November 25, 1996

10.3            Form  of  Stock  Option   Agreement  -  Dev-Tech  Incorporated   by   reference  to  Exhibit
                Associates, Inc.                                  10.46  to  the  Registrant's  Registration
                                                                  Statement  No.  333-5534 as filed with the
                                                                  SEC on November 25, 1996

10.4            Dev-Tech Migration, Inc. 1996 Stock Option Plan   Incorporated   by   reference  to  Exhibit
                                                                  10.47  to  the  Registrant's  Registration
                                                                  Statement  No.  333-5534 as filed with the
                                                                  SEC on November 25, 1996

10.5            First  Amendment  and  Restatement  of  Dev-Tech  Incorporated   by   reference  to  Exhibit
                Migration, Inc.                                   10.48  to  the  Registrant's  Registration
                                                                  Statement  No.  333-5534 as filed with the
                                                                  SEC on November 25, 1996

10.6            Form  of  Stock  Option   Agreement  -  Dev-Tech  Incorporated   by   reference  to  Exhibit
                Migration, Inc.                                   10.49  to  the  Registrant's  Registration
                                                                  Statement  No.  333-5534 as filed with the
                                                                  SEC on November 25, 1996

10.7            Dev-Tech   Associates,   Inc.  401(k)  Plan  and  Incorporated   by   reference  to  Exhibit
                amendments                                        10.50  to  the  Registrant's  Registration
                                                                  Statement  No.  333-5534 as filed with the
                                                                  SEC on November 25, 1996

10.8            First  Amendment  and  Restatement  of  NeoMedia  Incorporated   by   reference  to  Exhibit
                Technologies, Inc. 1996 Stock Option Plan         10.60  to  the  Registrant's  Registration
                                                                  Statement  No.  333-5534 as filed with the
                                                                  SEC on November 25, 1996
10.9            NeoMedia  Technologies,  Inc.  1998 Stock Option  Incorporated  by reference to Exhibit 10.9
                Plan                                              to the  Registrant's  Form 10-KSB as filed
                                                                  on March 9, 2004

10.10           Amendment  to NeoMedia  Technologies  1998 Stock  Incorporated  by  reference to Form 14A as
                Option Plan                                       filed with the SEC on July 2, 1999

10.11           Sale and Purchase  Agreement  between  Qode.com,  Incorporated   by   reference  to  Exhibit
                Inc. and NeoMedia Technologies, Inc.              10.48 to the  Registrant's  Current Report
                                                                  on  Form  8-K as  filed  with  the  SEC on
                                                                  March 15, 2001



EXHIBIT NO.     DESCRIPTION                                       LOCATION
-----------     ------------------------------------------------  ------------------------------------------
10.12           Warrant repricing letter dated March 19, 2002     Incorporated  by  reference to Exhibit 1.2
                                                                  to  the  Registrant's  Current  Report  on
                                                                  Form  8-K as  filed  with the SEC on April
                                                                  2, 2002

10.13           Option repricing letter dated April 3, 2002       Incorporated  by  reference to Exhibit 1.2
                                                                  to  the  Registrant's  Current  Report  on
                                                                  Form  8-K as  filed  with the SEC on April
                                                                  15, 2002

10.14           Intellectual    Property   licensing   agreement  Incorporated   by   reference  to  Exhibit
                between NeoMedia and A.T. Cross Company           10.18 to the  Registrant's  Form  S-1/A as
                                                                  filed with the SEC on April 24, 2002

10.15           Intellectual    Property   licensing   agreement  Incorporated   by   reference  to  Exhibit
                between NeoMedia and Symbol Technologies, Inc.    10.19 to the  Registrant's  Form  S-1/A as
                                                                  filed with the SEC on April 24, 2002

10.16           Sponsorship  and Advertising  Agreement  between  Incorporated   by   reference  to  Exhibit
                NeoMedia and About.com, Inc.                      10.20 to the  Registrant's  Form  S-1/A as
                                                                  filed with the SEC on April 24, 2002

10.17           Letter of Intent  regarding  proposed  strategic  Incorporated   by   reference  to  Exhibit
                transaction between NeoMedia and AirClic, Inc.    10.21 to the  Registrant's  Form  S-1/A as
                                                                  filed with the SEC on April 24, 2002

10.18           Form of Promissory Note issued to AirClic, Inc.   Incorporated   by   reference  to  Exhibit
                                                                  10.22 to the  Registrant's  Form  S-1/A as
                                                                  filed with the SEC on April 24, 2002

10.19           Form of Limited Recourse  Promissory Note issued  Incorporated   by   reference  to  Exhibit
                in  exchange  for 19  Million  Shares  of Common  10.23 to the  Registrant's  Form  S-1/A as
                Stock                                             filed with the SEC on April 24, 2002

10.20           Nasdaq Staff  Determination  Letter with respect  Incorporated   by   reference  to  Exhibit
                to  de-listing of NeoMedia  securities  from the  10.24 to the  Registrant's  Form  S-1/A as
                Nasdaq SmallCap market                            filed with the SEC on April 24, 2002

10.21           Revised warrant  repricing letter dated April 3,  Incorporated   by   reference  to  Exhibit
                2002                                              10.25 to the  Registrant's  Form  S-1/A as
                                                                  filed with the SEC on April 24, 2002

10.22           Equity  Line of Credit  Agreement,  dated May 6,  Incorporated   by   reference  to  Exhibit
                2002, between NeoMedia  Technologies and Cornell  10.17   to  the   Registrant's   Quarterly
                Capital Partners, LP                              Report on Form 10-Q as filed  with the SEC
                                                                  on August 14, 2002

10.23           Nasdaq  Staff  delisting   notification   letter  Incorporated   by   reference  to  Exhibit
                dated May 16, 2002                                10.18   to  the   Registrant's   Quarterly
                                                                  Report on Form 10-Q as filed  with the SEC
                                                                  on August 14, 2002

10.24           Settlement   Agreement   relating   to  wrongful  Incorporated   by   reference  to  Exhibit
                termination  lawsuit brought by former president  10.19  to the  Registrant's  Form  10-Q as
                and Chief Operating Officer                       filed with the SEC on August 14, 2002


EXHIBIT NO.     DESCRIPTION                                       LOCATION
-----------     ------------------------------------------------  ------------------------------------------
10.25           Mutual  settlement   agreement  by  and  between  Incorporated   by   reference  to  Exhibit
                NeoMedia  Technologies  and 2150  Western  Court  10.20  to the  Registrants  Form  10-Q  as
                Company, LLC                                      filed on November 14, 2002

10.26           Mutual  settlement   agreement  by  and  between  Incorporated   by   reference  to  Exhibit
                NeoMedia Technologies and Ripfire, Inc.           10.21  to the  Registrants  Form  10-Q  as
                                                                  filed on November 14, 2002

10.27           Mutual  settlement   agreement  by  and  between  Incorporated   by   reference  to  Exhibit
                NeoMedia Technologies and Wachovia Bank, N.A.     10.22  to the  Registrants  Form  10-Q  as
                                                                  filed on November 14, 2002

10.28           Mutual  settlement   agreement  by  and  between  Incorporated   by   reference  to  Exhibit
                NeoMedia   Technologies   and  Marianne  LePera,  10.23  to the  Registrants  Form  10-Q  as
                NeoMedia Technologies' former General Counsel     filed on November 14, 2002

10.29           Equity Line of Credit Agreement,  dated February  Incorporated   by   reference  to  Exhibit
                11,  2003,  between  NeoMedia  Technologies  and  10.80  to the  Registrants  Form  S-1/A as
                Cornell Capital Partners                          filed on February 14, 2003

10.30           Form  of  Placement   Agent   Agreement,   dated  Incorporated   by   reference  to  Exhibit
                November  2002,  between  NeoMedia  Technologies  10.84  to  the  Registrant's  Form  S-1 as
                and Westrock Advisors, Inc.                       filed on February 12, 2003

10.31           Form of Escrow  Agreement,  dated November 2002,  Incorporated   by   reference  to  Exhibit
                between   NeoMedia   Technologies   and  Cornell  10.85  to  the  Registrant's  Form  S-1 as
                Capital Partners                                  filed on February 12, 2003

10.32           Form of  Registration  Rights  Agreement,  dated  Incorporated   by   reference  to  Exhibit
                November  2002,  between  NeoMedia  Technologies  10.86  to  the  Registrant's  Form  S-1 as
                and Cornell Capital Partners                      filed on February 12, 2003

10.33           Promissory   Note,   dated  February  23,  2001,  Incorporated   by   reference  to  Exhibit
                between  Digital  Convergence   Corporation  and  10.87  to  the  Registrant's  Form  S-1 as
                NeoMedia                                          filed on February 12, 2003

10.34           Termination  Agreement,  dated  August 21, 2001,  Incorporated   by   reference  to  Exhibit
                between About.com and NeoMedia                    10.88  to  the  Registrant's  Form  S-1 as
                                                                  filed on February 12, 2003

10.35           Memorandum  of Terms to  merge,  dated  March 7,  Incorporated  by  reference to Exhibit 3.1
                2003, between NeoMedia and Loch Energy, Inc.      to the  Registrant's  Form 8-K as filed on
                                                                  March 19, 2003

10.36           Binding  Letter of Intent to merge,  dated  July  Incorporated  by reference to Exhibit 99.5
                25, 2003,  between  NeoMedia  and Secure  Source  to the  Registrant's  Form 10-QSB as filed
                Technologies, Inc.                                on August 14, 2003

10.37           Definitive  Merger  Agreement,  dated October 3,  Incorporated  by reference to Exhibit 99.1
                2003,   between   NeoMedia  and  Secure   Source  to the  Registrant's  Form 8-K as filed on
                Technologies, Inc                                 October 8, 2003

10.38           Standby  Equity  Distribution  Agreement,  dated  Incorporated   by   reference  to  Exhibit
                October 27, 2003,  between  NeoMedia and Cornell  10.91 to the  Registrant's  Form SB-2/A as
                Capital Partners                                  filed on December 19, 2003


EXHIBIT NO.     DESCRIPTION                                       LOCATION
-----------     ------------------------------------------------  ------------------------------------------
10.39           Form  of  Placement   Agent   Agreement,   dated  Incorporated   by   reference  to  Exhibit
                October   27,   2003,   between   NeoMedia   and  10.92 to the  Registrant's  Form SB-2/A as
                Newbridge Securities Corporation                  filed on December 19, 2003

10.40           Form of  Registration  Rights  Agreement,  dated  Incorporated   by   reference  to  Exhibit
                October 27, 2003,  between  NeoMedia and Cornell  10.93 to the  Registrant's  Form SB-2/A as
                Capital Partners                                  filed on December 19, 2003

10.41           Form of  Escrow  Agreement,  dated  October  27,  Incorporated   by   reference  to  Exhibit
                2003,   between  NeoMedia  and  Cornell  Capital  10.94 to the  Registrant's  Form SB-2/A as
                Partners                                          filed on December 19, 2003

10.42           2003 Stock Compensation Plan                      Incorporated  by  reference to Exhibit 4.1
                                                                  to the  Registrant's  Form S-8 as filed on
                                                                  October 31, 2003

10.43           Letter of Intent to acquire  CSI  International,  Incorporated  by  reference to Exhibit 3.1
                Inc., dated November 8, 2003                      to the  Registrant's  Form 8-K as filed on
                                                                  November 13, 2003

10.44           Letter of Intent to acquire BSD Software,  Inc.,  Incorporated  by  reference to Exhibit 3.1
                dated December 9, 2003                            to the  Registrant's  Form 8-K as filed on
                                                                  December 11, 2003

10.45           Definitive Merger  Agreement,  dated February 6,  Incorporated  by  reference to Exhibit 3.1
                2004,  between  NeoMedia and CSI  International,  to the  Registrant's  Form 8-K as filed on
                Inc.                                              February 10, 2004

10.46           $4 million  Promissory  note  payable to Cornell  Incorporated   by   reference  to  Exhibit
                Capital Partners, dated January 15, 2004          10.49 to the  Registrant's  Form 10-KSB as
                                                                  filed on March 9, 2004

10.47           Form   of   Business    Development    Agreement  Incorporated  by  reference to Exhibit 2.2
                between  NeoMedia  and iPoint-media               to the  Registrant's  Form 8-K as filed on
                                                                  September 17, 2004

10.48           Form of Investment  Agreement  between  NeoMedia  Incorporated  by  reference to Exhibit 2.3
                and iPoint-media                                  to the  Registrant's  Form 8-K as filed on
                                                                  September 17, 2004

10.49           Form of Registration  Rights  Agreement  between  Incorporated  by  reference to Exhibit 2.4
                NeoMedia  and iPoint-media                        to the  Registrant's  Form 8-K as filed on
                                                                  September 17, 2004

10.50           Form  of   Indemnification   Agreement   between  Incorporated  by  reference to Exhibit 2.5
                NeoMedia  and iPoint-media                        to the  Registrant's  Form 8-K as filed on
                                                                  September 17, 2004

10.51           Form  of   Merger   Agreement   among   NeoMedia  Incorporated  by reference to Exhibit 16.1
                Technologies,  Inc.,  NeoMedia Telecom Services,  to the  Registrant's  Form 8-K as filed on
                Inc., and BSD Software, Inc.                      December 22, 2004

10.52           Form of NeoMedia's  Policy  Statement on Ethical  Provided Herewith
                Behavior


EXHIBIT NO.     DESCRIPTION                                       LOCATION
-----------     ------------------------------------------------  ------------------------------------------
10.53           Form of Term Sheet with Nextcode Corporation      Incorporated   by   reference  to  Exhibit
                                                                  10.54 to the  Registrant's  Form 10-KSB as
                                                                  filed on March 7, 2005

10.54           Form of  Letter of Intent  With  Shelron  Group,  Incorporated   by   reference  to  Exhibit
                Inc.                                              10.55 to the  Registrant's  Form 10-KSB as
                                                                  filed on March 7, 2005

10.54           Form of Letters  of Intent  With  Pickups  Plus,  Incorporated   by  reference  to  Exhibits
                Inc.                                              16.1  and  16.2 to the  Registrant's  Form
                                                                  8-K as filed on March 1, 2005

10.55           Form  of   Merger   Agreement   among   NeoMedia  Provided Herewith
                Technologies,  Inc.,  NeoMedia Telecom Services,
                Inc., and BSD Software, Inc.

10.56           Letter of  extension  of  outside  date  between  Provided Herewith
                NeoMedia and BSD

10.57           Co-Marketing  Partner Agreement between NeoMedia  Incorporated  by reference to Exhibit 16.1
                Technologies,  Inc. and Foote Cone & Belding,  a  to the  Registrant's  Form 8-K as filed on
                division of FCB Worldwide L.L.C.                  March 24, 2005

10.58           Standby Equity Distribution Agreement, dated      Incorporated  by reference to Exhibit 16.1
                March 30,2005, between NeoMedia and Cornell       to the  Registrant's  Form 8-K as filed on
                                                                  April 1, 2005

10.59           Placement Agent Agreement, dated March 30,        Incorporated  by reference to Exhibit 16.2
                2005, between NeoMedia and Cornell                to the  Registrant's  Form 8-K as filed on
                                                                  April 1, 2005


10.60           Escrow Agreement, dated March 30, 2005, between   Incorporated  by reference to Exhibit 16.3
                NeoMedia and Cornell                              to the  Registrant's  Form 8-K as filed on
                                                                  April 1, 2005

10.61           Registration Rights Agreement, dated March 30,    Incorporated  by reference to Exhibit 16.4
                2005, between NeoMedia and Cornell                to the  Registrant's  Form 8-K as filed on
                                                                  April 1, 2005

10.62           Promissory Note, dated March 30, 2005, between    Incorporated  by reference to Exhibit 16.5
                NeoMedia and Cornell                              to the  Registrant's  Form 8-K as filed on
                                                                  April 1, 2005

10.63           Security Agreement, dated March 30, 2005,         Incorporated  by reference to Exhibit 16.6
                between NeoMedia and Cornell                      to the  Registrant's  Form 8-K as filed on
                                                                  April 1, 2005

10.64           Patent Purchase Agreement, dated April 8, 2005,   Incorporated  by reference to Exhibit 16.1
                between NeoMedia and Loyaltypoint, Inc.           to the  Registrant's  Form 8-K as filed on
                                                                  April 13, 2005

10.65           Letter Amending Section 7.3 (g) of the Merger     Provided Herewith
                Agreement between NeoMedia and BSD




23.1            Consent   of   Stonefield    Josephson,    Inc.,  Provided Herewith
                independent  auditors of NeoMedia  Technologies,
                Inc.

23.2            Consent of KPMG,  LLP,  independent  auditors of  Provided Herewith
                BSD Software, Inc.


EXHIBIT NO.     DESCRIPTION                                       LOCATION
-----------     ------------------------------------------------  ------------------------------------------
23.3            Consent of Eisner LLP,  independent  auditors of  Provided Herewith
                CSI International, Inc.

Annex A         BSD   Initial    Dissenters'    Notice   Letter,  Provided Herewith
                Dissenters'  Demand  Notice Form,  and Copies of
                Sections   607.1301   through  607.1333  of  the
                Florida  Business   Corporation  Act  Concerning
                Dissenters' Rights

ITEM 22. UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and authorized this Registration Statement to be signed on our behalf by the undersigned, on June 2, 2005.


                                        NEOMEDIA TECHNOLOGIES, INC.


                                        By: /s/ Charles T. Jensen
                                          --------------------------------------
                                            Charles T. Jensen
                                            President, Chief Executive Officer,
                                            and Director


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES                    TITLE                                DATE
---------------------------   -----------------------------------  -------------


/s/ Charles T. Jensen         President, Chief Executive Officer,
---------------------------   and Director                         June 2, 2005
Charles T. Jensen


/s/ William E. Fritz          Director                             June 2, 2005
---------------------------
William E. Fritz


/s/ Charles W. Fritz          Chairman of the Board                June 2, 2005
---------------------------
Charles W. Fritz


/s/ David A. Dodge            Vice-President and Chief Financial   June 2, 2005
---------------------------   Officer
David A. Dodge


/s/ Hayes Barclay             Director                             June 2, 2005
---------------------------
Hayes Barclay


/s/ James J. Keil             Director                             June 2, 2005
---------------------------
James J. Keil

                                     ANNEX A

              INITIAL DISSENTERS' NOTICE LETTER TO BSD SHAREHOLDERS

                               [ON BSD LETTERHEAD]


_______________, 2005

RE: INITIAL NOTICE OF DISSENTERS' RIGHTS UNDER THE FBCA

Dear BSD Software, Inc. Shareholder:

      As you may be aware, BSD Software, Inc. ("BSD") has entered into an agreement and plan of merger with NeoMedia Technologies, Inc. (NeoMedia"), which provides for NeoMedia to acquire from you and the other BSD shareholders 100% of BSD's common stock. When the merger is completed, BSD will become a wholly-owned subsidiary of NeoMedia.

      Upon completion of the merger, BSD's shareholders will receive, for each share of BSD stock owned, NeoMedia stock equivalent to .07 divided by the volume-weighted average price of NeoMedia stock for the five days prior to the effective time of the merger. NeoMedia common stock is publicly traded on the Over-the-Counter Bulletin Board exchange under the symbol "NEOM". On March 21, 2005, the closing price of NeoMedia common stock was $0.232. In 2004, NeoMedia's common stock traded between a low of $0.05 and a high of $0.299.

      Following the merger, based on 31,810,897 outstanding shares of BSD common stock and 432,525,053 outstanding shares of NeoMedia common stock as of December 31, 2004, and assuming a NeoMedia stock price of $0.25, BSD shareholders would hold approximately 2% of the outstanding shares of NeoMedia and existing NeoMedia shareholders would hold the remaining 98% of NeoMedia's outstanding shares. The actual exchange ratio will vary due to changes in NeoMedia's stock price and any additional issuances of common stock by BSD prior to the effective time of the merger.

      Shareholders holding approximately 62.7% of the outstanding shares of BSD common stock have each entered into an agreement with NeoMedia to vote to approve and adopt the Merger Agreement and the merger. BSD's Board of Directors has also approved the Merger Agreement.

      For those BSD shareholder who do NOT vote in favor of the merger ("Potential Dissenters"), we hereby inform you that you may be entitled to assert dissenters' rights under Section 607.1301 et seq. of the Florida Business Corporation Act (the "FBCA"), copies of which are attached to the end of this notice letter. Potential Dissenters are urged to carefully read the enclosed FBCA as perfection of your rights as a dissenter thereunder requires you to strictly satisfy all requirements of the FBCA. To reiterate, in order to assert your dissenters' rights under the FBCA, you must NOT vote in favor of the merger and you must comply with the requirements of the FBCA.

      The FBCA requires, among other things, that BSD furnish you with this initial notice of dissenters' rights (the "Initial Notice"), copies of the relevant portions of the FBCA concerning dissenters' rights, and the attached Dissenters' Demand Form, which you should fill-out and return to BSD if you desire to assert your dissenters' rights under the FBCA in lieu of receiving your pro rata share of NeoMedia stock as described above. BSD must receive your completed Dissenters' Demand Form no later than twenty (20) days after your receipt of this Initial Notice (the "Deadline"). Failure to complete or sign the Dissenters' Demand Form or return it to BSD's offices by the Deadline will be deemed a waiver of your dissenters' rights in accordance with the FBCA, and in such instances you will instead receive your pro rata share of NeoMedia stock as outlined above.

      As required under the FBCA, once the merger becomes effective, BSD will send a second notice of Dissenters' Rights (the "Second Notice") only to those shareholders of BSD who have submitted their signed Dissenters' Demand Form to BSD by the Deadline indicated above. The Second Notice will, among other things, provide you with details concerning the date on which the merger became effective, an estimate of the fair value of your BSD shares immediately prior to the effective date of the merger, copies of the relevant provisions of the FBCA concerning dissenter's rights, and a Appraisal Notice Form, that you must complete and return to BSD by the deadline indicated in the Second Notice. To clarify, as required under the FBCA, the fair value of dissenters' shares will NOT reflect any change in value attributed to the merger or any subsequent event; rather, the fair value determination is made immediately prior to the effective date of the merger.

      In the event that holders of more than 5% of BSD's outstanding shares of common stock elect to exercise their dissenters' rights under the FBCA, NeoMedia may, in its discretion as provided in the Merger Agreement, elect to terminate the consummation of the merger.

      IN LIGHT OF THE FOREGOING, BSD'S BOARD OF DIRECTORS URGES YOU TO NOT ASSERT YOUR DISSENTERS' RIGHTS AND INSTEAD ELECT TO RECEIVE YOUR PRO RATA SHARE OF NEOMEDIA STOCK AS DESCRIBED ABOVE. However, if you do elect to assert your dissenters' rights, you are urged to (i) carefully review the attached excerpts from the FBCA, (ii) not vote in favor of the merger, (iii) complete and sign the attached Dissenters' Demand Form, and (iv) return the Dissenters' Demand Form to BSD by the Deadline. Failure to strictly comply with the requirements of the FBCA will be deemed a waiver of your dissenters' rights thereunder and you will instead receive your pro rata share of NeoMedia stock as described at the beginning of this letter.

Sincerely,


The Board of Directors
BSD Software, Inc.

                             DISSENTERS' DEMAND FORM

TO:      BSD Software, Inc.
         5824 Second Street SW, Suite 300
         Calgary, Alberta, Canada, T2H-0H2
         Attention: CFO

I, the undersigned, am a shareholder of BSD Software, Inc., a Florida corporation ("BSD" or the "Company"), on __________________, 2005, (the "Initial Notice Date") the date on which the Company first informed its shareholders of the proposed merger (the "Contemplated Merger") by and among BSD, NeoMedia Technologies, Inc., a Delaware corporation, and NeoMedia Telecom Services, Inc., a Nevada corporation.

I HEREBY REPRESENT AND WARRANT TO THE COMPANY THE FOLLOWING:

1. I currently own ___________________ shares of common stock of BSD (the "BSD SHARES") as follows: (insert number of shares owned)

a. ____ Solely, with no other person or entity, or b. ____ Jointly, with ____________________________, or c. ____ Through the following entity:
      __________________________________.  (check one only and fill-in  blank to the right as necessary)

2. No person or entity owns the BSD Shares other than as I have indicated in my response to No. 1 above.

3.    I    acquired    the   BSD    Shares   on   or   about    the    following
      date(s):_______________________________________. (insert dates(s))

4. ______ I did _____ did not hold the BSD Shares as of the Initial Notice Date (check one only)

5.    I did not vote in favor of the Contemplated Merger at any time

6. I hereby serve notice upon the Company that I object to the Contemplated Merger, and that I demand payment for my BSD Shares pursuant to Section
      607.1321 of the Florida Business Corporation Act (the "FBCA") as a dissenting shareholder of BSD.

7. I hereby acknowledge that it order for me to be entitled to assert my dissenters' rights under the FBCA, I must complete, execute and return this Dissenters' Demand Form to the Company at the address noted above by no later than 20 days after the date on which I received the accompanying Initial Dissenters' Notice from BSD.

8. I hereby acknowledge that I received the accompanying Initial Dissenters' Notice, this Dissenters' Demand Form, and copies of Sections 607.1301 et seq., inclusive, of the FBCA on or before the date hereof.

9. I hereby acknowledge that in order for me to perfect the exercise of my dissenters' rights under the FBCA, I must strictly comply with all requirements of the FBCA and I understand that my failure to do so may result in my being deemed to have irrevocably waived such rights.

THE UNDERSIGNED:

Signature:__________________________________
Print Name:_________________________________
Address:____________________________________
____________________________________________
Phone Number:_______________________________

   SECTIONS 607.1301 THROUGH 607.1333 OF THE FLORIDA BUSINESS CORPORATION ACT
                         CONCERNING DISSENTERS' RIGHTS


607.1301. APPRAISAL RIGHTS; DEFINITIONS

The following definitions apply to ss. 607.1302-607.1333:

(1) "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2) "Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

(3) "Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4) "Fair value" means the value of the corporation's shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) "Preferred shares" means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7) "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) "Senior executive" means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9) "Shareholder" means both a record shareholder and a beneficial shareholder.

CREDIT(S)

Amended by Laws 2003, c. 2003-283, ss. 21, eff. Oct. 1, 2003.

HISTORICAL AND STATUTORY NOTES

Derivation:
Laws 1989, c. 89-154, ss. 118.

Amendment Notes:

Laws 2003, c. 2003-283, ss. 21, rewrote this section, which formerly read:

"The following definitions apply to ss. 607.1302 and 607.1320:

"(1)  'Corporation'  means  the  issuer  of  the  shares  held  by a  dissenting
shareholder   before  the  corporate   action  or  the  surviving  or  acquiring
corporation by merger or share exchange of that issuer.

"(2) 'Fair value,' with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

"(3) 'Shareholders' authorization date' means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation."

607.1302. RIGHT OF SHAREHOLDERS TO APPRAISAL

(1) A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

(a) Consummation of a merger to which the corporation is a party if shareholder approval is required for the merger by s. 607.1103 and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary and the merger is governed by s. 607.1104;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(e) With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b) The applicability of paragraph (a) shall be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a.  Employment,   consulting,   retirement,   or  similar  benefits  established
separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of paragraph (d) only, the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation's articles of incorporation, bylaws, or board of directors' resolution authorizing the corporate action; or

(b) Was procured as a result of fraud or material misrepresentation.

CREDIT(S)

Amended by Laws 1994, c. 94-327, ss. 5, eff. June 2, 1994; Laws 1997, c. 97-102,
ss. 31, eff. July 1, 1997;  Laws 2003, c.  2003-283,  ss. 22, eff. Oct. 1, 2003;
Laws 2004, c. 2004-378, ss. 1, eff. June 24, 2004.

HISTORICAL AND STATUTORY NOTES

Derivation:
Laws 1989, c. 89-154, ss. 119.

Amendment Notes:

Laws 1994, c. 94-327, ss. 5, eff. June 2, 1994, inserted in subsec. (4) "or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.".

Laws 1997, c. 97-102, eff. July 1, 1997, removed gender-specific references applicable to human beings from volume 4 of the Florida Statutes without substantive changes in legal effect.

Laws 2003, c. 2003-283, ss. 22, rewrote this section, which formerly read:

"(1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

"(a) Consummation of a plan of merger to which the corporation is a party:

"1. If the shareholder is entitled to vote on the merger, or

"2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

"(b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

"(c)  As  provided  in  s.   607.0902(11),   the  approval  of  a  control-share
acquisition;

"(d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

"(e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

"1. Altering or abolishing any preemptive rights attached to any of his or her shares;

"2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

"3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

"4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

"5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

"6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

"7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

"(f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

"(2) A shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

"(3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

"(4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

"(5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation."

Laws 2004, c. 2004-378, ss. 1, in subsec. (1)(e), substituted "a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment," for "shares issued prior to October 1, 2003," following "With regard to" in the introductory paragraph.

Prior Laws:
Fla.St.1989, ss. 607.244.
Laws 1987, c. 87-257, ss. 4.
Laws 1981, c. 81-155, ss. 10.
Laws 1975, c. 75-250, ss. 81.
Fla.St.1975, ss. 608.23.
Laws 1969, c. 69-23, ss. 4.
Laws 1953, c. 28170, ss. 1.
Fla.St.1951, ss. 612.40.
Comp.Gen.Laws 1927, ss. 6564.
Laws 1925, c. 10096, ss. 38.

607.1303. ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS


(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record  shareholder's  written consent to the
assertion   of  such   rights  no  later  than  the  date   referred  to  in  s.
607.1322(2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

CREDIT(S)

Added by Laws 2003, c. 2003-283, ss. 23, eff. Oct. 1, 2003.

607.1320. NOTICE OF APPRAISAL RIGHTS

(1) If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders' meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

CREDIT(S)

Amended by Laws 1993,  c.  93-281,  ss. 35, eff.  May 15,  1993;  Laws 1997,  c.
97-102, ss. 32, eff. July 1, 1997; Laws 2003, c. 2003-283,  ss. 24, eff. Oct. 1,
2003.

HISTORICAL AND STATUTORY NOTES

Derivation:
Laws 1989, c. 89-154, ss. 120.

Amendment Notes:

Laws 1993, c. 93-281, ss. 35, eff. May 15, 1993, in subsec. (10), substituted "authorized but unissued shares of the corporation" for "in the case of other treasury shares".

Laws 1997, c. 97-102, eff. July 1, 1997, removed gender-specific references applicable to human beings from volume 4 of the Florida Statutes without substantive changes in legal effect.

Laws 2003, c. 2003-283, ss. 24, rewrote this section, which formerly read:

"(1)(a) If a proposed  corporate  action  creating  dissenters'  rights under s.
607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

"1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

"2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

"(b) If proposed corporate action creating dissenters' rights under s. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

"(2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.


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

"(3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

"(4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

"(a) Such demand is withdrawn as provided in this section;

"(b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

"(c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

"(d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

"(5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

"(a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

"(b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

"(6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.


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

"(7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

"(8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

"(9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

"(10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation."

Prior Laws:
Fla.St.1989, ss. 607.247.
Laws 1987, c. 87-257, ss. 5.
Laws 1977, c. 77-174, ss. 1.
Laws 1975, c. 75-250, ss. 82.
Fla.St.1975, ss. 608.23.
Laws 1969, c. 69-23, ss. 4.
Laws 1953, c. 28170, ss. 1.
Fla.St.1951, ss. 612.40.
Comp.Gen.Laws 1927, ss. 6564.
Laws 1925, c. 10096, ss. 38.


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

607.1321. NOTICE OF INTENT TO DEMAND PAYMENT

(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder's intent to demand payment if the proposed action is effectuated.

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

CREDIT(S)

Added by Laws 2003, c. 2003-283, ss. 25, eff. Oct. 1, 2003. Amended by Laws 2004, c. 2004-378, ss. 7, eff. June 24, 2004.

HISTORICAL AND STATUTORY NOTES

Amendment Notes:

Laws 2004, c. 2004-378, ss. 7, reenacted this section for the purpose of incorporating the amendment to ss. 607.1302 in a reference thereto.


607.1322. APPRAISAL NOTICE AND FORM


(1) If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1. The shareholder's name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3. That the shareholder did not vote for the transaction.

4. Whether the shareholder accepts the corporation's offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder's estimated fair value of the shares and a demand for payment of the shareholder's estimated value plus interest.

(b) State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3. The corporation's estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation's estimate of fair value set forth in subparagraph 3.

5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c) Be accompanied by:

1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation's appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2. A copy of ss. 607.1301-607.1333.


         CREDIT(S)

Added by Laws 2003, c. 2003-283, ss. 26, eff. Oct. 1, 2003.


607.1323. PERFECTION OF RIGHTS; RIGHT TO WITHDRAW


(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

CREDIT(S)

Added by Laws 2003, c. 2003-283, ss. 27, eff. Oct. 1, 2003.


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

607.1324. SHAREHOLDER'S ACCEPTANCE OF CORPORATION'S OFFER

(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation's estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation's receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

CREDIT(S)

Added by Laws 2003, c. 2003-283, ss. 28, eff. Oct. 1, 2003.


607.1326. PROCEDURE IF SHAREHOLDER IS DISSATISFIED WITH OFFER


(1) A shareholder who is dissatisfied with the corporation's offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

CREDIT(S)

Added by Laws 2003, c. 2003-283, ss. 29, eff. Oct. 1, 2003.


607.1330. COURT ACTION

(1) If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2) The proceeding shall be commenced in the appropriate court of the county in which the corporation's principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3) All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5) Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder's shares, plus interest, as found by the court.

(6) The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

CREDIT(S)

Added by Laws 2004, c. 2004-378, ss. 2, eff. June 24, 2004.

607.1331. COURT COSTS AND COUNSEL FEES


(1) The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation  fails to make a required  payment pursuant to
s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

CREDIT(S)

Added by Laws 2003, c. 2003-283, ss. 30, eff. Oct. 1, 2003. Amended by Laws 2004, c. 2004-5, ss. 98, eff. June 29, 2004.

HISTORICAL AND STATUTORY NOTES

Amendment Notes:

Laws 2004, c. 2004-5, a reviser's bill, deleted obsolete and expired provisions, corrected grammatical and typographical errors, and made other similar changes.

607.1332. DISPOSITION OF ACQUIRED SHARES

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

CREDIT(S)

Added by Laws 2003, c. 2003-283, ss. 31, eff. Oct. 1, 2003.